UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

VERTEX ENERGY, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Not applicable
	(2)	Aggregate number of securities to which transaction applies: Not applicable
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The purchase price payable under the Sale Agreement (as defined in the attached proxy statement) is a base cash purchase price of $140,000,000, subject to adjustment as described in the attached proxy statement. It is not possible as of the time of this filing to determine the value of the possible adjustment, or whether this possible adjustment would be positive or negative in value. Solely for purposes of calculating the filing fee, the proposed maximum aggregate value of the transaction assumes that no such adjustment to the purchase price will be required.
	(4)	Proposed maximum aggregate value of transaction: $140,000,000
	(5)	Total fee paid: $15,274.00

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Vertex Energy, Inc.
1331 Gemini, Suite 250
Houston, Texas 77058

September 7, 2021

Dear Fellow Stockholder,

I am pleased to invite you to attend a Special Meeting of Stockholders of Vertex Energy, Inc. (“Vertex”, “we”, “us” or the “Company”). The meeting will be held on September 28, 2021, at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, subject to any postponement(s) or adjournment(s) thereof (the “Special Meeting”).

At the Special Meeting, you will be asked to approve the sale of the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex Refining LA, LLC, which is indirectly wholly-owned); our Columbus, Ohio, Heartland used oil refinery in Ohio (currently owned by Vertex Refining OH, LLC, of which we indirectly own a 35% interest, which interest will increase to 100% immediately prior to Closing as a result of the transactions described below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96); our H & H Oil, L.P. (“H&H”) and Heartland used motor oil (“UMO”) collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas, including the sale of the operations conducted at the various properties subject to the Asset Purchase Agreement (discussed below), which primarily consist of (1) operating our Marrero, Louisiana and Columbus, Ohio re-refineries and the Cedar Marine terminal, and in connection therewith, acquiring used lubricating oils from commercial and retail establishments and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers, (2) collecting and processing used motor oil, oil filters, and related automotive waste streams and (3) the provision of related products and support services (collectively, the “UMO Business” and the assets and operations associated therewith, the “Purchased Assets”), pursuant to an Asset Purchase Agreement, dated as of June 29, 2021, by and between Vertex, certain of its subsidiaries and certain other parties, as sellers, and Safety-Kleen Systems, Inc., as purchaser (“Safety-Kleen”), for $140 million in cash (the “Sale” and the transactions contemplated by the Asset Purchase Agreement, the “Sale Transactions”), subject to adjustment, including based on the working capital, cash and outstanding indebtedness of the UMO Business as of the closing. At the closing of the Sale, we will place shares of our common stock having a value of $7 million into escrow for a period of 18 months following the closing, in order to satisfy indemnification obligations of Vertex. The Board of Directors of Vertex has unanimously approved the Asset Purchase Agreement and the transactions contemplated thereby.

We are soliciting proxies for use at the Special Meeting of Vertex’s stockholders to consider and vote upon proposals to (i) approve the Sale on the terms and subject to the conditions set forth in the Asset Purchase Agreement (as it may be amended from time to time and including all exhibits and schedules thereto, the “Sale Agreement”), (ii) approve, on a non-binding, advisory basis, compensation that may be paid or become payable to certain of Vertex’s named executive officers prior to, or after, the Sale, and (iii) adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Sale. Our Board of Directors unanimously recommends that you vote “FOR” each of the foregoing proposals.

i

Your vote is very important. The approval of the Sale on the terms and subject to the conditions set forth in the Sale Agreement requires the affirmative vote of the holders of a majority of the outstanding voting shares of Vertex entitled to vote on the matter. The approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to certain of Vertex’s named executive officers prior to, or after, the Sale, and the adjournment of the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Sale, each require approval by the affirmative vote of the holders of a majority of the voting shares of Vertex present in person or by proxy and entitled to vote on the matter at the Special Meeting. The Sale is not contingent upon approval of any of the proposals other than as relating to the Sale, by Vertex’s stockholders. Whether or not you plan to attend the Special Meeting, please vote your shares by, telephone, fax, over the Internet or by signing and returning the enclosed proxy card as soon as possible to make sure that your shares of common stock of Vertex are represented at the Special Meeting.

The accompanying proxy statement provides you with detailed information about the proposed Sale, the Special Meeting and the other business to be considered by Vertex’s stockholders. We encourage you to read the entire proxy statement and the Sale Agreement carefully. A copy of the Sale Agreement is attached as Annex A to the accompanying proxy statement. You may also obtain more information about Vertex from documents we have filed with the U.S. Securities and Exchange Commission.

On behalf of the Board of Directors of Vertex, we would like to thank you for being a stockholder and express our appreciation for your ongoing support and continued interest in Vertex.

Very truly yours,

Benjamin P. Cowart
Chief Executive Officer and Chairman

Vertex Energy, Inc.
1331 Gemini, Suite 250
Houston, Texas 77058

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2021

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Vertex Energy, Inc. (“Vertex”, “we”, “us” or the “Company”) will be held on Tuesday, September 28, 2021 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, subject to any postponement(s) or adjournment(s) thereof. A proxy card and a proxy statement for the Special Meeting are enclosed.

The purpose of the Special Meeting is to consider and act upon the following proposals:

1.       To approve the sale by Vertex of all of its used motor oil business operations, including the sale of the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex Refining LA, LLC, which is indirectly wholly-owned, “Vertex LA”); our Columbus, Ohio, Heartland used oil refinery in Ohio (currently owned by Vertex Refining OH, LLC, of which we indirectly own a 35% interest (“Vertex OH”), which we plan to acquire an additional 65% of immediately prior to Closing); our H & H Oil, L.P. (“H&H”) and Heartland used motor oil (“UMO”) collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights Cedar Marine Terminals, L.P. (“CMT”) holds to a lease on the Cedar Marine terminal in Baytown, Texas, including the sale of the operations conducted at the various properties subject to the Asset Purchase Agreement, which primarily consist of (1) operating our Marrero, Louisiana and Columbus, Ohio re-refineries and the Cedar Marine terminal, and in connection therewith, acquiring used lubricating oils from commercial and retail establishments and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers, (2) collecting and processing used motor oil, oil filters, and related automotive waste streams and (3) the provision of related products and support services (collectively, the “UMO Business” and the assets and operations associated therewith, the “Purchased Assets”), on the terms and subject to the conditions set forth in the Asset Purchase Agreement, dated as of June 29, 2021 (as it may be amended from time to time and including all exhibits and schedules thereto, the “Sale Agreement”), by and between Vertex, Vertex Energy Operating, LLC, our wholly-owned subsidiary (“Vertex Operating”) and Vertex LA (wholly-owned by Vertex Operating), Vertex OH (wholly-owned by HPRM, LLC, of which we own a 35% interest), CMT (indirectly wholly-owned), and H&H (indirectly wholly-owned)(collectively, the “Vertex Entities”, and together, Vertex, Vertex Operating and the Vertex Entities, the “Seller Parties”), as sellers, and Safety-Kleen Systems, Inc., as purchaser (“Safety-Kleen”), for $140 million in cash, subject to adjustment as specified therein (the “Purchase Price”, and the transactions contemplated by the Sale Agreement, the “Sale” or the “Sale Transactions”);

2.       To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of Vertex’s named executive officers prior to, or after, the consummation of the transactions contemplated by the Sale Agreement; and

3.       To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Sale.

The Board of Directors of Vertex unanimously determined that the Sale Agreement and the transactions contemplated thereby, including the Sale, are in the best interests of Vertex and its stockholders, approved the Sale Agreement and the transactions contemplated thereby, including the Sale, and recommends that you vote “FOR” the approval of the Sale on the terms and subject to the conditions set forth in the Sale Agreement, “FOR” the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to certain of Vertex’s named executive officers prior to, or after, consummation of the Sale and “FOR” an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Sale.

Only holders of record of shares of Vertex’s common stock at the close of business on September 2, 2021, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof. At the close of business on the record date, (a) 61,295,456 shares of our common stock were outstanding; and (b) 385,601 shares of our Series A Convertible Preferred Stock were outstanding, which each vote one voting share, and as such, a total of 61,681,057 voting shares are eligible to be voted at the Special Meeting. Other than our common stock and Series A Convertible Preferred Stock, we have no other voting securities currently outstanding. Everyone attending the Special Meeting will be required to present valid picture identification, such as a driver’s license or passport, as more fully described elsewhere in the accompanying proxy statement.

Your vote is very important. The UMO Business comprises approximately 70% of Vertex’s assets, and generated approximately 64% of our total revenue for the year ended December 31, 2020, and approximately 56% of our total revenue for the six months ended June 30, 2021, and while Section 78.565 of the Nevada Revised Statutes (“NRS”) only requires a Nevada corporation, such as the Company, to obtain stockholder approval for the sale of assets, when such sale constitutes “all of its property and assets, including its goodwill and its corporate franchises”, which the Sale Transaction does not, the Company believes that given the magnitude of the transaction and the amount of assets involved, that it is prudent to request stockholder approval for the Sale at this time (“Stockholder Approval”). We are therefore seeking the approval of the Sale by Vertex’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal No. 1: The Sale Proposal—Stockholder Approval of the Sale Proposal”. Proposal No. 1 requires the approval by the affirmative vote of the holders of a majority of the outstanding shares of Vertex’s voting stock entitled to vote on the matter. Proposal Nos. 2 and 3 each require approval by the affirmative vote of the holders of a majority of Vertex’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting. The approval of the Sale pursuant to Proposal No. 1 is not contingent upon approval of the other proposals by Vertex’s stockholders.

All stockholders of Vertex are cordially invited to attend the Special Meeting in person. However, even if you plan to attend the Special Meeting in person, we request that you complete, date, sign and return the enclosed proxy card in the postage-paid envelope or vote your shares by telephone, fax or through the Internet as instructed in these materials as promptly as possible prior to the Special Meeting to ensure that your shares of Vertex’s common stock will be represented at the Special Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” Proposal Nos. 1, 2, and 3. If you fail to return your proxy card as instructed on the enclosed proxy card or fail to submit your proxy by telephone, fax or through the Internet and do not vote in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as an “AGAINST” vote with respect to Proposal No. 1, but will have no effect with respect to the vote on Proposal Nos. 2 and 3. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

The accompanying proxy statement provides you with detailed information about the Sale and the other business to be considered by you at the Special Meeting. We encourage you to read the accompanying proxy statement and its annexes (which are incorporated by reference therein) carefully and in their entirety. If you have any questions concerning the Sale, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or additional proxy cards, please contact:

Chris Carlson, Corporate Secretary

1331 Gemini Street, Suite 250

Houston, Texas 77058

Telephone: (866) 660-8156

Email: chrisc@vertexenergy.com

By Order of the Board of Directors,

Benjamin P. Cowart

Chairman

Houston, Texas

September 7, 2021

IMPORTANT: If you hold shares of common stock or Series A Convertible Preferred Stock of Vertex through an account with a broker, dealer, bank or other nominee please follow the instructions you receive from them to vote your shares.

v

Vertex Energy, Inc.
1331 Gemini, Suite 250
Houston, Texas 77058

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2021

This proxy statement and related proxy solicitation materials are being first mailed, sent or given on or about September 8, 2021, to stockholders of Vertex Energy, Inc. (“Vertex”, “we”, “us” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of Vertex (the “Board of Directors” or the “Board”) for a special meeting of Vertex’s stockholders and any adjournment or postponement thereof (the “Special Meeting”) for the purposes set forth in the accompanying Notice of Special Meeting. The Special Meeting will be held on Tuesday, September 28, 2021 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, subject to any postponement(s) or adjournment(s) thereof. The Board of Directors encourages you to read this proxy statement and its annexes (which are incorporated by reference herein) carefully and, in their entirety, and to take the opportunity to submit a proxy to vote your shares on the matters to be decided at the Special Meeting.

Only holders of record of shares of Vertex’s common stock and Series A Convertible Preferred Stock at the close of business on September 2, 2021, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof. At the close of business on the record date, (a) 61,295,456 shares of our common stock were outstanding; and (b) 385,601 shares of our Series A Convertible Preferred Stock were outstanding, which each vote one voting share, and as such, a total of 61,681,057 voting shares are eligible to be voted at the Special Meeting. Other than our common stock and Series A Convertible Preferred Stock, we have no other voting securities currently outstanding. Everyone attending the Special Meeting will be required to present valid picture identification, such as a driver’s license or passport, as more fully described elsewhere in this proxy statement.

If you have any questions concerning the Special Meeting or this proxy statement, or would like additional copies of the proxy statement or additional proxy cards, please contact:

Chris Carlson, Corporate Secretary

1331 Gemini Street, Suite 250

Houston, Texas 77058

Telephone: (866) 660-8156

Email: chrisc@vertexenergy.com

The date of this proxy statement is September 7, 2021.

ABOUT THIS PROXY STATEMENT

This proxy statement constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended.

You should rely only on the information contained in this proxy statement. No one has been authorized to provide you with information that is different from the information contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated September 7, 2021. You should not assume that the information contained in, or incorporated by reference into, this proxy statement is accurate as of any date other than that date (or, in the case of incorporated documents, their respective dates). Our mailing of this proxy statement to the Vertex stockholders will not create any implication to the contrary.

ANNEX A —	Asset Purchase Agreement

ANNEX B —	Opinion of H.C. Wainwright & Co., LLC

x

SUMMARY OF TERMS OF THE SALE

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you with respect to the Sale or any other matter described in this proxy statement. We urge you to carefully read this proxy statement, as well as the documents attached to this proxy statement, to fully understand the Sale Proposal (as defined below). In particular, you should read the Sale Agreement (as defined above), which is described elsewhere in this proxy statement and is attached hereto as Annex A.

In this proxy statement, references to:

(i)	“Board” or the “Board of Directors” refer to the Board of Directors of Vertex;

(ii)	“Break-Fee” means the $3 million fee payable to Safety-Kleen by Vertex, upon the termination of the Sale Agreement under certain circumstances;

(iii)	“Clean Harbors” refers to Clean Harbors, Inc., the parent of Safety-Kleen;

(iv)	“Closing” means the closing of the Sale;

(v)	“Closing Date” means the date that the Closing occurs;

(vi)	“CMT” means Cedar Marine Terminals, L.P., our indirectly wholly-owned subsidiary;

(vii)	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

(viii)	“Heartland SPV” means HPRM LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle for a transaction between Vertex and Tensile;

(ix)	“H&H” means H & H Oil, L.P., our indirectly wholly-owned subsidiary;

(x)	“MG SPV” means Vertex Refining Myrtle Grove LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle for a transaction between Vertex and Tensile;

(xi)	“Mobile Acquisition” means the acquisition of the Mobile Refinery as contemplated by the Mobile Refinery Purchase Agreement;

(xii)	“Mobile Refinery” means a refinery located in Mobile, Alabama which Vertex plans to acquire pursuant to the Purchase Agreement;

(xiii)	“Mobile Refinery Purchase Agreement” means that certain Sale and Purchase Agreement, entered into between Vertex Operating and Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company on May 26, 2021;

(xiv)	“Purchased Assets” means the assets and operations associated with the UMO Business;

(xv)	“Safety-Kleen” refers to Safety-Kleen Systems, Inc., unless, in each case, otherwise indicated or the context otherwise requires;

(xvi)	“Sale” or “Sale Transactions” mean the sale of the UMO Business contemplated by the Sale Agreement and the other terms of the Sale Agreement;

(xvii)	“Sale Agreement” means that certain Asset Purchase Agreement, dated as of June 29, 2021 (as it may be amended from time to time and including all exhibits and schedules thereto, the “Sale Agreement”), by and between Vertex, Vertex Operating and Vertex LA, Vertex OH, CMT and H&H;

(xviii)	“SEC” or the “Commission” refer to the Securities and Exchange Commission;

(xix)	“Securities Act” refers to the Securities Act of 1933, as amended;

(xx)	“Seller Parties” refer to Vertex, Vertex Operating and the Vertex Entities;

(xxi)	“Tensile” means Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California;

(xxii)	“Tensile-Heartland” means Tensile-Heartland Acquisition Corporation, an affiliate of Heartland, which owns 65% of Heartland SPV;

(xxiii)	“Tensile-MG” means Tensile-Myrtle Grove Acquisition Corporation, an affiliate of Heartland, which owns 15% of MG SPV;

(xxiv)	“UMO” means used motor oil;

(xxv)	“UMO Business” means the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex LA, which is indirectly wholly-owned); Vertex’s Columbus, Ohio, Heartland used oil refinery in Ohio (currently owned by Vertex OH, of which we indirectly own a 35% interest, which interest will increase to 100% immediately prior to Closing as a result of the transactions described below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96); our H&H and Heartland UMO collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas, including the sale of the operations conducted at the various properties subject to the Sale Agreement, which primarily consist of (1) operating our Marrero, Louisiana and Columbus, Ohio re-refineries and the Cedar Marine terminal, and in connection therewith, acquiring used lubricating oils from commercial and retail establishments and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers, (2) collecting and processing used motor oil, oil filters, and related automotive waste streams and (3) the provision of related products and support services;

(xxvi)	“Vertex,” the “Company,” “we,” “our” or “us” refer to Vertex Energy, Inc. and its subsidiaries (unless the context requires otherwise);

(xxvii)	“Vertex Entities” means Vertex LA, Vertex OH, H&H and CMT;

(xxviii)	“Vertex LA” means Vertex Refining LA, LLC;

(xxix)	“Vertex OH” means Vertex Refining OH, LLC; and

(xxx)	“Vertex Operating” means Vertex Energy Operating, LLC, Vertex’s wholly-owned subsidiary.

Overview of the Sale

On June 29, 2021, Vertex entered into the Sale Agreement with Vertex Operating, Vertex LA, Vertex OH, CMT and H&H, as sellers, and Safety-Kleen, as purchaser.

Pursuant to the Sale Agreement, Safety-Kleen agreed to acquire the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex LA, which entity is indirectly wholly-owned); our Columbus, Ohio, Heartland used oil refinery in Ohio (currently owned by Vertex OH, of which we indirectly own a 35% interest and will acquire the remaining 65% of prior to Closing); our H&H and Heartland used motor oil (“UMO”) collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas, including the sale of the operations conducted at the various properties subject to the Sale Agreement (discussed below), which primarily consist of (1) operating our Marrero, Louisiana and Columbus, Ohio re-refineries and the Cedar Marine terminal, and in connection therewith, acquiring used lubricating oils from commercial and retail establishments and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers, (2) collecting and processing used motor oil, oil filters, and related automotive waste streams and (3) the provision of related products and support services (collectively, the “UMO Business” and the assets and operations associated therewith, the “Purchased Assets”).

The initial base purchase price for the assets is $140 million (the “Purchase Price”), which is subject to customary adjustments to account for working capital, taxes and assumed liabilities.

While the UMO Business constitutes a significant portion of our current operations, provided that, following completion of the Sale, we will still have operating assets consisting of our Refining and Marketing segment, which consists primarily of (a) the sale of pygas (pyrolysis gasoline, an aromatics-rich gasoline stream produced in sizeable quantities by an ethylene plant); industrial fuels, which are produced at a third-party facility; and distillates, and including the operations of (b) Crystal Energy, LLC (“Crystal”), our wholesale distributor of gasoline, blended gasoline, and diesel for use as engine fuel to operate automobiles, trucks, locomotives, and construction equipment, (c) Vertex Recovery, L.P. (“Vertex Recovery”), a generator solutions company for the recycling and collection of used oil and oil-related residual materials from large regional and national customers throughout the U.S. which facilitates its services through a network of independent recyclers and franchise collectors; and (d) our ownership (increasing from the present 85% to 100%, simultaneously with Closing and as a result of certain agreements planned to be entered into with Tensile Capital Partners Master Fund LP and its affiliates (“Tensile”) at Closing, as discussed in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96) in Vertex Refining Myrtle Grove LLC (“MG SPV”), a Delaware limited liability company, formed as a special purpose vehicle, which owns the Company’s Belle Chasse, Louisiana, re-refining complex (collectively, the “Continuing Operations”), and as discussed below under “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55, we are also currently subject to a separate Sale and Purchase Agreement, whereby we plan to acquire rights to, and ownership of, a refinery located in Mobile, Alabama (the “Mobile Refinery”), and we plan to change our business focus to the Mobile Refinery following the closing of the Sale (the “Closing” and the date of such Closing, the “Closing Date”), or if the acquisition of the Mobile Refinery closes prior to the Closing, at the time such acquisition closes.

A copy of the Sale Agreement is attached as Annex A to this proxy statement. Vertex encourages you to read such Sale Agreement in its entirety because it is the principal document governing the Sale. For more information on the Sale Agreement, see the section of this proxy statement entitled “The Sale Transaction—Agreements Relating to the Sale—The Sale Agreement”, beginning on page 72. The Company does not intend the Sale to be a “going private transaction” for purposes of Rule 13e-3 of the Exchange Act, and the Sale does not constitute a “going private transaction” for purposes of Rule 13e-3 of the Exchange Act, because among other reasons, (i) the Company will continue to operate as a public company following consummation of the Sale and there is further no plan to cause directly, or indirectly, the Company’s common stock to be terminated from registration under Section 12(b) or 12(g) of the Exchange Act following the Closing, to suspend the Company’s reporting obligations under Rule 12h-3 of the Exchange Act, or to delist the Company’s common stock form the Nasdaq Capital Market, and (ii) Safety-Kleen and its affiliates are not affiliates of the Company.

For more information see “The Sale Transaction—Overview of the Sale”, beginning on page 41.

Parties to the Sale

Vertex Energy, Inc.

Founded in 2001 and based in Houston, Texas, Vertex is a specialty refiner of alternative feedstocks and marketer of high-purity refined products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, Louisiana, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. Vertex’s principal executive offices are located at 1331 Gemini, Suite 250, Houston, Houston 77058, and its telephone number is (866) 660-8156. Vertex’s website address is www.vertexenergy.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement. Vertex’s common stock is listed on the Nasdaq Capital Market under the trading symbol “VTNR.”

Safety-Kleen Systems, Inc.

Safety-Kleen is a leading provider of environmental services to commercial, industrial and automotive customers and is the largest collector of used oil and provider of parts cleaning services in North America. Its broad selection of environmentally responsible products and services ensure the proper collection, processing, re-refining, recycling and disposal of hazardous and non-hazardous materials. Safety-Kleen is wholly-owned by Clean Harbors, Inc. (“Clean Harbors”). Safety-Kleen’s principal executive offices are located at 42 Longwater Drive, Norwell, Massachusetts 02061, and its telephone number is (781) 792-5000. Clean Harbors’ common stock is listed on the NYSE under the symbol “CLH”.

For more information see “The Sale Transaction—Parties to the Sale”, beginning on page 41 and “Prior Agreements Between the Parties to the Sale”, beginning on page 44.

Reasons for the Sale

The Board of Directors considered a number of factors before deciding to enter into the Sale Agreement, including, among other factors, the price to be paid by Safety-Kleen for the UMO Business, the scope of the sale process with respect to the UMO Business that led to entering into the Sale Agreement, the future business prospects of the UMO Business, including the costs to remain competitive and grow, the opinion of H H.C. Wainwright & Co., LLC that the terms were fair, from a financial point of view, the planned acquisition of the Mobile Refinery, and the planned change in business focus associated therewith, and the terms and conditions of the Sale Agreement. For additional information, see the section entitled “The Sale Transaction—Recommendation of the Board of Directors and its Reasons for the Sale”, beginning on page 51 and “The Sale Transaction—Background of the Sale”, beginning on page 45.

Use of Proceeds and Activities of Vertex Following the Sale

At the Closing of the Sale, Vertex, and not Vertex’s stockholders, will receive the proceeds from the Sale. Vertex currently plans to use the proceeds from the Sale for the payment of fees due to its financial advisor ($2.488 million), transaction expenses ($0.350 million), to repay the $7 million Heartland Note (see “The Sale Transaction—Agreements Relating to the Sale—Heartland SPV Loan”, beginning on page 95)($7 million), to pay amounts owed under certain capital leases ($5.0 million), and to pay amounts required to be paid to Tensile in connection with the Company’s planned acquisition of the ownership interests of Tensile held indirectly in two special purpose entities (approximately $41.0 million, as described in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96), simultaneously with the Closing of the Sale Transaction.

We estimate that our cash on hand following the Closing of the Sale and payment of certain Sale-related costs and expenses and the payment to Tensile will be approximately $100 million in the aggregate.

Following the completion of the Sale Transaction, or prior thereto, in the event such Mobile Acquisition (as defined below), closes prior to the Sale Transaction, we plan to transition the majority of our operations to our Continuing Operations, along with those we anticipate to conduct at the Mobile, Alabama refinery, should that acquisition take place as contemplated by that certain Sale and Purchase Agreement, entered into between Vertex Operating and Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Seller”) on May 26, 2021 (the “Mobile Refinery Purchase Agreement” and the acquisition of the Mobile Refinery, the “Mobile Acquisition”). For additional information, see the sections entitled “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55.

The Mobile Refinery Purchase Agreement is subject to termination prior to closing under certain circumstances and is expected to close in the third or fourth quarter of 2021, subject to satisfaction of customary closing conditions. In the event the Sale is not completed for any reason, we plan to continue operating the UMO Business, to continue the development of the Company’s Myrtle Grove facility located in Belle Chasse, Louisiana, to attempt to further expand and capitalize on its strategic relationship with Bunker One (USA), Inc. which involves the marketing and sale of marine fuel products produced at our Marrero, Louisiana re-refinery and elsewhere, and attempt to further capitalize and expand on the fuels distribution business conducted through its wholly-owned subsidiary, Crystal, acquired by the Company in 2020 and in the event we close the acquisition of the Mobile Refinery, operate the Mobile Refinery. We do not plan to use any of the funding received from the Sale to pay amounts due in connection with the Mobile Acquisition; however, it is possible that a portion of such funds received in connection with the Sale transaction may be used by the Company in connection with future capital projects at the Company’s Myrtle Grove facility (which we plan to acquire the remaining 15% ownership of prior to Closing, resulting in us owning 100%), the Mobile Refinery (including a planned $85 million capital project designed to modify the Mobile refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis) and general working capital requirements.

Following the completion of the Sale, Vertex will continue to be a public company and, immediately after the consummation of the Sale, and assuming the Sale is completed prior to the Mobile Acquisition all of Vertex’s revenues will be generated by the Continuing Operations. The Sale will have no effect on the number of shares or the attributes of shares of Vertex’s common stock or Series A Convertible Preferred Stock held by Vertex’s stockholders.

In the event the Sale Transaction is not consummated, Vertex plans to continue operating the UMO Business, to continue the development of the Company’s Myrtle Grove facility located in Belle Chasse, Louisiana, to attempt to further expand and capitalize on its strategic relationship with Bunker One (USA), Inc. which involves the marketing and sale of marine fuel products produced at our Marrero, Louisiana re-refinery and elsewhere, and attempt to further capitalize and expand on the fuels distribution business conducted through its wholly-owned subsidiary, Crystal, acquired by the Company in 2020.

The Board of Directors continues to consider all of its potential strategic options with respect to Vertex following the Sale, including the Continuing Operations, which include, but are not limited to, the marine fuel business, base oil sales and marketing, the collection and re-purposing of off-spec products and scrap metal, collection of used oil filters and antifreeze, and the recycling of those materials. For additional information, see the sections entitled “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55, and “Financial Information—Unaudited Pro Forma Consolidated Financial Statements and —Unaudited Combined Financial Statements of the UMO Business”, beginning on page  97.

Recommendation of the Board of Directors and its Reasons for the Sale

The Board of Directors unanimously determined that the Sale Agreement and the transactions contemplated thereby, including the Sale, are in the best interests of Vertex and its stockholders, approved the Sale Agreement and the transactions contemplated thereby, including the Sale, and recommends that you vote:

●          “FOR” the proposal to approve the Sale of the UMO Business on the terms and subject to the conditions set forth in the Sale Agreement (the “Sale Proposal”);

●          “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of Vertex’s named executive officers prior to, or after, consummation of the Sale (the “Compensation Proposal”); and

●          “FOR” an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Sale Proposal (the “Adjournment Proposal”).

The Sale Proposal, the Compensation Proposal and the Adjournment Proposal are collectively referred to herein as the “Proposals.”

For a discussion of factors that the Board of Directors considered in deciding to recommend the approval of the Sale Proposal, see the section entitled “The Sale Transaction—Recommendation of the Board of Directors and its Reasons for the Sale”, beginning on page 51.

Opinion of H.C. Wainwright & Co., LLC

In connection with the Sale, the Company’s Board of Directors received an oral opinion on June 24, 2021, from H.C. Wainwright & Co., LLC, referred to as H.C. Wainwright, to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the purchase price to be received by the Company pursuant to the Sale Agreement was fair to the Company, from a financial point of view, which oral opinion was subsequently documented by a written opinion dated June 24, 2021. The full text of H.C. Wainwright’s written opinion dated June 24, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. H.C. Wainwright’s opinion was provided for the use and benefit of the Company’s Board of Directors (solely in its capacity as such) in its evaluation of the Sale. H.C. Wainwright’ opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received by the Company in the Sale pursuant to the Sale Agreement, and does not address the Company’s underlying business decision to effect the Sale or the relative merits of the Sale as compared to any alternative business strategies or transactions that might be available with respect to the Company. H.C. Wainwright’s opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Sale or any other matter.

For additional information, see the section entitled “The Sale Transaction—Opinion of H.C. Wainwright & Co., LLC”, beginning on page 61.

Conditions to the Completion of the Sale

We expect to complete the Sale as soon as possible following the approval of the Sale Proposal at the Special Meeting. The parties’ obligations to effect the Sale are subject to the satisfaction or, to the extent permitted, waiver, of various conditions, including, among others, the following:

●            the approval of the Sale Proposal by Vertex’s stockholders (the “Requisite Stockholder Approval”);

●           the expiration of applicable waiting periods and any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”);

●           the absence of any law, governmental order or pending action of any governmental authority preventing or seeking to prevent the consummation of the Sale;

●           the absence of a material adverse effect on the UMO Business, the value thereof, or our ability to complete the Sale on a timely basis;

●           subject to certain materiality exceptions, the accuracy of the representations and warranties of each of the parties to the Sale Agreement;

●           all encumbrances relating to the assets constituting the UMO Business being released in full, other than certain permitted encumbrances, and the Company delivering written evidence thereof, in form reasonably satisfactory to Safety-Kleen, of the release of such encumbrances;

●           Safety-Kleen shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (the “FIRPTA Certificate”) that each Seller Party is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”);

●           the receipt by Safety-Kleen of all permits and government approvals required by the terms of the Sale Agreement that are required for Safety-Kleen to own the Purchased Assets and operate the UMO Business on and after the closing in substantially the same manner as the Company prior to the Closing;

●           Safety-Kleen shall have entered into a new agreement with Bunker One (USA), Inc., a wholly-owned subsidiary of Bunker Holding, a Danish holding company (“Bunker One”), which is currently party to various agreements with Vertex relating to among other things, the purchase of the output of Vertex’s Marrero, Louisiana re-refinery which is part of the Purchase Assets, on terms mutually acceptable in the reasonable judgment of each of Bunker One and Safety-Kleen;

●           Safety-Kleen shall have delivered the Purchase Price to the Company or its designees;

●           Safety-Kleen shall have received (i) original titles for each vehicle and registered piece of equipment included in the Purchased Assets; and (ii) copies of titles for all vehicles subject to equipment leases included in the assigned contracts which are part of the Purchased Assets;

●           delivery by all parties of the ancillary agreements relating to the Sale;

●           the compliance in all material respects by the parties with the covenants contained in the Sale Agreement; and

●           the entry into various purchase agreements with Tensile regarding the acquisition of the special purpose entities through which Tensile owns 15% of the Myrtle Grove facility located in Belle Chasse, Louisiana (which will be retained by the Company following the Closing) and 65% of the Columbus, Ohio, Heartland used oil refinery (which Heartland facility will be sold to Safety-Kleen as part of the Sale).

For additional information, see the section entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Conditions to the Completion of the Sale”, beginning on page 86.

Governmental and Regulatory Approvals

The Sale Transaction is subject to the requirements of the HSR Act, which provide that certain transactions may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”), and until certain waiting period requirements have been satisfied. Each of Vertex and Safety-Kleen filed a Pre-merger Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the Sale Transaction on July 14, 2021; provided that such Notification and Report Form was rescinded effective August 13, 2021, in order to provide the FTC with additional information and more time to reach a final conclusion with respect to the filing. The parties re-filed the Pre-merger Notification and Report Form on Tuesday, August 17, 2021. The waiting period is scheduled to expire at 11:59 p.m. on September 16, 2021. However, before that time, the DOJ or the FTC may shorten the waiting period by granting early termination or may extend the waiting period by requesting additional information or documentary material from the parties. If such a request were made, the waiting period would be extended until 11:59 p.m. on the 30th day after certification of substantial compliance by the parties with such request (or longer if the parties so agreed). As a practical matter, if such a request were made, it could take a significant period of time to achieve substantial compliance with such a request. Vertex and Safety-Kleen have further determined that no antitrust or competition law approvals are required to be applied for or obtained in any jurisdiction outside the United States.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Sale Transaction, including the requirement to divest assets, or require changes to the terms of the Sale Agreement.

For additional information, see the section entitled “The Sale Transaction—Governmental and Regulatory Approvals”, beginning on page 67.

No Solicitation; Other Offers

In the Sale Agreement, the Seller Parties have agreed, subject to certain exceptions, that prior to the completion of the Sale, the Seller Parties will not, and will instruct and use their reasonable best efforts to cause its and their respective representatives not to, among other things, directly or indirectly:

(a)       take any action to, or authorize or permit any of their affiliates or any of their representatives to, directly or indirectly, (i) encourage, solicit, or initiate any inquiries regarding an Acquisition Proposal (defined below); or (ii) except to the extent required to comply with fiduciary duties of the Company’s Board of Directors, as evidenced by a written legal opinion issued by the Company’s legal counsel, respond to, facilitate or provide any information to, any person concerning an unsolicited Acquisition Proposal or enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal; and

(b)       except to the extent required to comply with fiduciary duties of the Company’s Board of Directors, as evidenced by a written legal opinion issued by the Company’s legal counsel, immediately cease and cause to be terminated, and shall cause its affiliates and all of their representatives to immediately cease and cause to be terminated, all then existing discussions or negotiations with any persons conducted with respect to, or that could lead to, an Acquisition Proposal.

For purposes thereof, “Acquisition Proposal” means any inquiry, proposal or offer from any person or entity (other than Safety-Kleen or any of its affiliates) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the operations conducted at the properties which are part of the Purchased Assets.

We also agreed to promptly (and in any event within three business days after receipt thereof by such party or its representatives) advise Safety-Kleen orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal and, prior to accepting any such Acquisition Proposal, offer Safety-Kleen the opportunity, in Safety-Kleen’s sole discretion, to match such Acquisition Proposal.

Nothing set forth in the Sale Agreement prohibits Vertex or the Board of Directors from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or (ii) making any disclosure to its stockholders if the Board of Directors has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be a violation of its fiduciary duties under applicable law; provided, that such disclosures may be a basis for Safety-Kleen to terminate the Sale Agreement as described below under “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page 91 and may result in Vertex being required to pay the $3 million Break-Fee.

For additional information, see the section entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85.

Agreements Related to the Sale

In connection with the Sale, Vertex and Safety-Kleen have agreed, pursuant to the terms of the Sale Agreement, to enter into an Escrow Agreement. Pursuant to the Escrow Agreement, Vertex will be required to place shares of its common stock with a value of $7 million into escrow for a period of 18 months following the Closing (the “Escrow Period”), in order to satisfy any indemnification claims made by Safety-Kleen pursuant to the terms of the Sale Agreement. Such shares are to be valued at the volume weighted average price of the Company’s common stock for the ten consecutive trading days ending on and including the Closing Date (the “10-Day VWAP”). On the last day of each fiscal quarter during the Escrow Period, the value of the shares of common stock held in escrow is to be calculated (based on the 10-Day VWAP, using the last day of each quarter as the ending trading day in lieu of the Closing Date), and if such value is less than $7 million (less any value of shares released from escrow in order to satisfy indemnification obligations of Vertex, based on the 10-Day VWAP ending on the trading day immediately prior to the date any such shares are released from escrow), we are required to deposit additional shares into escrow such that the value of shares held in the escrow account is at least $7 million at all times. Notwithstanding the above, in no event will the number of shares issued into the escrow account, or otherwise pursuant to the terms of the Sale Agreement, exceed 19.9% of the Company’s outstanding common stock on the date the Sale Agreement was entered into or 11,880,783 total shares of common stock. Upon termination of the Escrow Period, any shares remaining in escrow (subject to pending claims) are to be returned to the Company for cancellation.

Additionally, although not a condition to the closing as described in the Sale Agreement, the entry by the Company into mutually acceptable agreements with Tensile to provide for the acquisition by the Company (through a direct or indirect subsidiary) of Tensile’s 15% of the ownership of Vertex Refining Myrtle Grove LLC (“MG SPV”), a Delaware limited liability company, formed as a special purpose vehicle, which owns the Company’s Belle Chasse, Louisiana, re-refining complex (in which the Company currently owns an indirect 85% interest) and 65% of HPRM LLC (“Heartland SPV”), a Delaware limited liability company which was formed as a special purpose vehicle to hold the Columbus, Ohio refining facility (in which the Company currently owns an indirect 35% interest), is a practical condition to the closing of the Sale, as we are required to transfer the Columbus, Ohio, Heartland used oil refinery, currently owned by Heartland SPV, to Safety-Kleen at the Closing. No formal agreements have been entered into with Tensile to date regarding such transactions, however, the currently expected terms of such transaction are described in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96. It is currently expected that the purchase price payable to Tensile will total in excess of $41 million. The closing of the Tensile transactions is expected to take place substantially simultaneously with the closing of the Sale.

For additional information regarding these agreements and the Sale Agreement, see the section entitled “The Sale Proposal—Agreements Related to the Sale”, beginning on page 72.

Termination of the Sale Agreement; Break-Fee

Generally, the Sale Agreement and the transactions contemplated thereby may be terminated prior to Closing of the Sale:

(a)	by the mutual written consent of Vertex and Safety-Kleen;

(b)	by Safety-Kleen by written notice to Vertex if:

(i)       Safety-Kleen is not then in material breach of any provision of the Sale Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Seller Parties that would give rise to the failure of any of the conditions to Closing and such breach, inaccuracy or failure has not been cured within ten days of Vertex’s receipt of written notice of such breach from Safety-Kleen; or

(ii)       any of the conditions required to be met for Closing by all parties, or Safety-Kleen have not been met, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2021 (the “Outside Date”) unless such failure shall be principally due to the failure of Safety-Kleen to perform or comply with any of the covenants, agreements or conditions thereof to be performed or complied with by it prior to the Closing; provided, however, that if, on the Outside Date, all of the conditions to Closing other than the conditions relating to relevant HSR Act waiting periods and extensions thereof, required governmental approvals (under the HSR Act or otherwise), and relating to the Stockholder Approval, shall have been satisfied or waived, then either Safety-Kleen or the Company has the right to extend the Outside Date by up to an additional 90 calendar days (a “Safety-Kleen Outside Date Failure Termination”);

(c)	by Vertex by written notice to Safety-Kleen if:

(i)       no Seller Party is then in material breach of any provision of the Sale Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Safety-Kleen pursuant to the Sale Agreement that would give rise to the failure of any of the conditions to Closing, and such breach, inaccuracy or failure has not been cured by Safety-Kleen within ten days of Safety-Kleen’s receipt of written notice of such breach from Vertex;

(ii)       any of the conditions required to be met for Closing by all parties, or Vertex have not been met, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Date (as it may be extended as discussed above) unless such failure shall be principally due to the failure of any Seller Party to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by it prior to the Closing; or

(d)           by Safety-Kleen or Vertex in the event that (i) there shall be any law that makes consummation of the transactions contemplated by the Sale Agreement illegal or otherwise prohibited or (ii) any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by the Sale Agreement, and such governmental order shall have become final and non-appealable.

The Sale Agreement provides that in the event that: (i) Safety-Kleen terminates the Sale Agreement in connection with a Safety-Kleen Outside Date Failure Termination, as a result of a breach by any Seller Party of its non-solicitation requirements (see “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85), whether such breach results from a determination by Vertex’s Board of Directors that, in order to fulfill its fiduciary obligations, an Acquisition Proposal must be considered, or otherwise; (ii) Safety-Kleen terminates the Sale Agreement in connection with a Safety-Kleen Outside Date Failure Termination, as a result of the consideration by Vertex of an Acquisition Proposal in compliance with the non-solicitation requirements of the Sale Agreement, and Vertex cannot deliver confirmation of its Board of Directors of the approval of the Sale Transaction or the Requisite Stockholder Approval is not received; or (iii) any Seller Party refuses to consummate the transactions contemplated by the Sale Agreement as a result of the determination by Vertex’s Board of Directors described in the foregoing clause (i), then, in each such case, the Seller Parties are required to pay Safety-Kleen a fee in the amount of $3,000,000 (the “Break-Fee”), less any Safety-Kleen Expense Reimbursement (defined below) which is paid by Vertex, which Break-Fee shall be the sole and exclusive remedy of Safety-Kleen against the Seller Parties for any loss suffered as a result of such breach or failure to consummate, and upon payment of such amount, and the Seller Parties shall not have any further liability or obligation relating to or arising out of such breach.

Separate from the above, in the event that the Sale Agreement is terminated because the Requisite Stockholder Approval is not received, we are required to pay Safety-Kleen an amount equal to all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Safety-Kleen in connection with the authorization, preparation, negotiation, execution and performance of the Sale Agreement and the transactions contemplated therein (the “Safety-Kleen Expense Reimbursement”).

For additional information, see the section entitled “The Sale Proposal—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page  91.

Indemnification by Vertex and Safety-Kleen

The Sale Agreement contains indemnification provisions pursuant to which Vertex has agreed to indemnify and hold harmless Safety-Kleen and its affiliates and representatives, from and against (a) any inaccuracy in or breach of any of the representations or warranties of the Seller Parties contained in the Sale Agreement (subject to clause (e) below, as qualified by the corresponding section of the disclosure schedules of the Sale Agreement), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Seller Parties pursuant to the Sale Agreement; (c) any liability excluded from the Sale, including any liability of any nature, other than any liability expressly assumed pursuant to the Sale Agreement, relating to any Purchased Asset to the extent existing as of the Closing Date or to the extent relating to any fact or circumstance in existence as of the Closing Date; (d) any liability relating to the removal of any encumbrance (other than permitted encumbrances) existing on any Purchased Asset, to the extent not terminated as of the Closing Date; (e) any inaccuracy in or breach of any of the representations or warranties of the Seller Parties contained in the Sale Agreement relating in any way to operations of Vertex’s Marrero, Louisiana facility; (f) amounts required to be paid for certain remediation activities required to be completed prior to Closing at the Company’s Baytown, Texas facility, to the extent that the actual amount exceeds the amount of the estimate thereof used for the purposes of determining working capital at Closing; or (g) any third party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Seller Parties or any of their respective affiliates (other than the Purchased Assets or assumed liabilities) to the extent conducted, existing or arising on or prior to the Closing Date.

The Sale Agreement also contains indemnification provisions pursuant to which Safety-Kleen has agreed to indemnify and hold harmless Vertex and its affiliates and representatives, from and against (a) any inaccuracy in or breach of any of the representations or warranties of Safety-Kleen contained in the Sale Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Safety-Kleen pursuant to the Sale Agreement; or (c) any liability expressly assumed pursuant to the terms of the Sale Agreement.

For additional information, see the section entitled “The Sale Proposal—Agreements Related to the Sale—The Sale Agreement—Indemnification”, beginning on page  81.

Material U.S. Federal Income Tax Consequences of the Sale

The proposed Sale is entirely a corporate action undertaken by Vertex. Vertex’s U.S. stockholders should not realize any gain or loss for U.S. federal income tax purposes as a result of the Sale.

For additional information, see the section entitled “The Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale”, beginning on page 66.

No Appraisal Rights

Under the Nevada Revised Statutes (“NRS”), appraisal rights are not available to any stockholder in connection with the Sale, regardless of whether such stockholder votes for or against the approval of the Sale Proposal.

See also the section entitled “The Sale Proposal—No Appraisal Rights”, beginning on page  68.

Risk Factors Related to the Sale

The Sale, including the possibility that the Sale may not be completed, involves a number of risks to Vertex and its stockholders, including the following:

●          the announcement and pendency of the Sale, whether or not completed, may adversely affect the UMO Business and the Continuing Operations;

●          the Sale will require significant resources, expenses and time of Vertex and its management;

●          if we fail to complete the Sale, our business and financial performance may be adversely affected;

●          you will not receive any proceeds from the Sale and the use of the proceeds from such Sale will be up to the Company’s management;

●          our directors and executive officers may have interests in the Sale other than, or in addition to, the interests of our stockholders generally;

●          the Sale Agreement limits our ability to pursue alternatives to the Sale;

●          if the Sale is completed, we will no longer be engaged in the UMO Business and our future results of operations will be dependent solely on the Continuing Operations and planned future acquisitions and differ materially from our previous results of operations;

●          we will continue to incur the expenses of complying with public company reporting requirements following the Closing of the Sale notwithstanding the decrease in the size of our operations following the Sale (and prior to any future acquisitions);

●          holders of our securities do not have dissenters’ or appraisal rights in connection with the Sale;

●          the Sale Agreement may be terminated and we may owe a break-fee of up to $3 million in certain circumstances upon termination of the Sale Agreement;

●          the Sale Agreement is subject to various conditions, requirements and approvals which may not be obtained timely, if at all;

●          we may be unable to maintain the listing of our common stock on the Nasdaq Capital Market following the Closing;

●          following the Closing of the Sale, we will be subject to a five-year non-competition and non-solicitation covenants, which may limit our ability to operate the Continuing Operations in certain respects or sell the Continuing Operations to certain third parties; and

●          strategic divestitures and contingent liabilities from businesses that we sell could adversely affect our results of operations and financial condition.

For additional information regarding the risk factors related to the Sale and the operation of the Vertex following the Closing of the Sale, and other matters, see the section entitled “Risk Factors”, beginning on page  25.

THE SPECIAL MEETING

Time, Date and Place

The Special Meeting will be held on Tuesday, September 28, 2021 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, subject to any postponement(s) or adjournment(s) thereof.

Matters to be Considered at the Special Meeting

At the Special Meeting, holders of Vertex’s common stock and Series A Convertible Preferred Stock as of the Record Date (defined below) will consider and vote upon:

●          the Sale Proposal;

●          the Compensation Proposal; and

●          the Adjournment Proposal.

Record Date and Shares Entitled to Vote

Holders of Vertex’s common stock and Series A Convertible Preferred Stock as of the close of business on September 2, 2021, the record date for the Special Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting.

At the close of business on the Record Date, (a) 61,295,456 shares of our common stock; and (b) 385,601 shares of our Series A Convertible Preferred Stock, were outstanding. The common stock shares and Series A Convertible Preferred Stock shares each vote one vote on all stockholder matters to come before the Meeting. As such, a total of 61,681,057 voting shares are eligible to be voted at the Special Meeting. Other than our common stock and Series A Convertible Preferred Stock, we have no other voting securities currently outstanding.

Attendance at the Special Meeting

Attendance at the Special Meeting is limited to holders of record of our common stock and Series A Convertible Preferred Stock, at the close of business on the Record Date, and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Special Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Special Meeting, you must present proof of your ownership of our common stock or preferred stock, such as a bank or brokerage account statement indicating that you owned shares of our common stock or preferred stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Special Meeting. A written agenda and rules of procedure for the Special Meeting will be distributed to those persons in attendance at the Special Meeting.

As described above, we intend to hold our Special Meeting in person. However, we are monitoring the situation regarding COVID-19, taking into account guidance from public health officials. The health and well-being of our employees and stockholders is our top priority. Accordingly, we are planning for the possibility that the Special Meeting may be held in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We will announce any such updates as promptly as practicable, including details on how to participate, by press release, through a filing with the SEC and on our website. We encourage you to check our website prior to the meeting if you plan to attend. As always, we encourage you to vote your shares prior to the Special Meeting.

Conduct at the Special Meeting

The Chairman of the Special Meeting has broad responsibility and legal authority to conduct the Special Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

Voting Requirements for Each of the Proposals

	Proposal	Vote Required	Broker Discretionary Voting Allowed*
1	Approval of the sale of the UMO Business on the terms and subject to the conditions set forth in the Sale Agreement (the “Sale Proposal”)	Majority of the votes eligible to be cast at the Special Meeting	No
2	Approval, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of Vertex’s named executive officers prior to, or after, consummation of the Sale (the “Compensation Proposal”)	Majority of the votes cast on the proposal	No
3	Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Sale Proposal (the “Adjournment Proposal”)	Majority of the votes cast on the proposal	Yes

Inspector of Voting

It is anticipated that representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Special Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Special Meeting will be available to view during the Special Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Special Meeting, during ordinary business hours, for a period of ten days prior to the Special Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Voting Results

The preliminary voting results will be announced at the Special Meeting. The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Special Meeting.

Solicitation of Proxies

We have engaged Issuer Direct Corporation for a fee of $7,500 and may also engage other third party solicitors to assist in the solicitation of proxies for additional fees and/or the reimbursement of their out-of-pocket expenses, provided that, which aggregate solicitation costs we do not expect will exceed $100,000. The total cost of solicitation of proxies will be borne by us. Proxies may be solicited by mail, in person, by telephone, over the Internet or by other electronic means.

Company Mailing Address

The mailing address of our principal executive offices is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

* * * * *

For additional information regarding the Special Meeting, see the section entitled “Questions and Answers about the Sale and the Special Meeting”, below.

QUESTIONS AND ANSWERS ABOUT THE SALE AND THE SPECIAL MEETING

The following are some questions that you, as a stockholder of Vertex, may have regarding the Sale and the Special Meeting, together with brief answers to those questions. We urge you to read carefully the remainder of this proxy statement, including the annexes (which are incorporated by reference herein) and other documents referred to in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the Sale and the Special Meeting.

Q.       What is the Sale?

A.       On June 29, 2021, Vertex, our wholly-owned subsidiary, Vertex Operating, Vertex LA, Vertex OH, CMT, and H&H, entered into the Sale Agreement with Safety-Kleen, pursuant to which Safety-Kleen will acquire, upon the terms and subject to the conditions of the Sale Agreement, the UMO Business for $140 million in cash, subject to adjustment, including based on the working capital, cash and outstanding indebtedness of the UMO Business as of the Closing. At the Closing of the Sale, Vertex will deposit shares of its common stock with a value of $7 million into an escrow account to cover indemnification obligations of Vertex. A complete copy of the Sale Agreement is attached to this proxy statement as Annex A.

Q.       Why is Vertex proposing to effect the Sale?

A.       In the course of reaching its decision to approve the Sale, the Board of Directors considered a number of factors before deciding to enter into the Sale Agreement, including, among other factors, the price to be paid by Safety-Kleen for the UMO Business, the scope of the sale process with respect to the UMO Business that led to entering into the Sale Agreement, the future business prospects of the UMO Business, including the costs to remain competitive and grow, the prospects for the UMO Business, the opinion of H.C. Wainwright & Co., LLC that the terms were fair, from a financial point of view, the Company’s desire to shift its focus to a more fuels-centric model capitalizing on its acquisition of Crystal Energy in 2020, and the terms and conditions of the Sale Agreement. For additional information, see the section entitled “The Sale Transaction—Recommendation of the Board of Directors and its Reasons for the Sale”, beginning on page 51.

Q.       Why am I receiving these materials?

A.       The UMO Business comprises approximately 70% of Vertex’s assets, and generated approximately 64% of our total revenue for the year ended December 31, 2020, and approximately 56% of our total revenue for the six months ended June 30, 2021, and while Section 78.565 of the Nevada Revised Statutes only requires a Nevada corporation, such as the Company, to obtain stockholder approval for the sale of assets, when such sale constitutes “all of its property and assets, including its goodwill and its corporate franchises”, which the Sale Transaction does not, the Company believes that given the magnitude of the transaction and the amount of assets involved, that it is prudent to request stockholder approval for the Sale (“Stockholder Approval”). We are therefore seeking the approval of the Sale by Vertex’s stockholders by adopting a resolution as described under “Proposal No. 1—The Sale Transaction—Stockholder Approval of the Sale Proposal”, beginning on page 39. Vertex is sending these materials to you to help you decide how to vote your shares of Vertex’s common stock and Series A Convertible Preferred Stock with respect to the proposed Sale and the other matters to be considered at the Special Meeting. This proxy statement contains important information about the Sale, the Special Meeting and the other Proposals, and you should read it carefully.

Q.       How would the proceeds from the Sale be used?

A.       At the Closing of the Sale, Vertex, and not Vertex’s stockholders, will receive the proceeds from the Sale. Vertex currently plans to use the proceeds from the Sale for the payment of fees due to its financial advisor ($2.488 million), transaction expenses ($0.350 million), to repay the $7 million Heartland Note (see “The Sale Transaction—Agreements Relating to the Sale—Heartland SPV Loan”, beginning on page 95)($7 million), to pay amounts owed under certain capital leases ($5.0 million), and to pay amounts required to be paid to Tensile in connection with the Company’s planned acquisition of the ownership interests of Tensile held indirectly in two special purpose entities (approximately $41.0 million, as described in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96) simultaneously with the Closing of the Sale Transaction.

We estimate that our cash on hand following the Closing of the Sale and payment of certain Sale-related costs and expenses will be approximately $100 million in the aggregate.

Following the completion of the Sale Transaction, or prior thereto, in the event such Mobile Acquisition closes prior to the Sale Transaction, we plan to transition the majority of our operations to the fuels distribution business presently conduct by our wholly-owned subsidiary, Crystal Energy, LLC, along with those we anticipate to conduct at the Mobile Refinery, should that acquisition take place as contemplated by the Sale and the Sale Agreement. For additional information, see the sections entitled “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55.

The Sale Agreement is subject to termination prior to closing under certain circumstances and is expected to close in the third or fourth quarter of 2021, subject to satisfaction of customary closing conditions. We do not plan to use any of the funding received from the Sale to pay amounts due in connection with the Mobile Acquisition; however, it is possible that a portion of such funds received in connection with the Sale transaction may be used by the Company in connection with future capital projects at the Company’s Myrtle Grove facility, the Mobile Refinery (including a planned $85 million capital project designed to modify the Mobile refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis) and general working capital requirements.

Following the completion of the Sale, Vertex will continue to be a public company and, immediately after the consummation of the Sale, and assuming the Sale is completed prior to the Mobile Acquisition all of Vertex’s revenues will be generated by the Continuing Operations. The Sale will have no effect on the number of shares or the attributes of shares of Vertex’s common stock or Series A Convertible Preferred Stock held by Vertex’s stockholders.

In the event the Sale is not completed for any reason, we plan to continue operating the UMO Business, to continue the development of the Company’s Myrtle Grove facility located in Belle Chasse, Louisiana, to attempt to further expand and capitalize on its strategic relationship with Bunker One (USA), Inc. which involves the marketing and sale of marine fuel products produced at our Marrero, Louisiana re-refinery and elsewhere, and attempt to further capitalize and expand on the fuels distribution business conducted through its wholly-owned subsidiary, Crystal, acquired by the Company in 2020 and in the event we close the acquisition of the Mobile Refinery, operate the Mobile Refinery.

The Board of Directors continues to consider all of its potential strategic options with respect to Vertex following the Sale, including the Continuing Operations, which include, but are not limited to, the marine fuel business, base oil sales and marketing, the collection and re-purposing of off-spec products and scrap metal, collection of used oil filters and antifreeze, and the recycling of those materials. For additional information, see the sections entitled “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55, and “Financial Information—Unaudited Pro Forma Consolidated Financial Statements and —Unaudited Combined Financial Statements of the UMO Business”, beginning on page  97.

Q.       How will Vertex’s stockholders be affected by the Sale and how will the Sale affect Vertex’s Continuing Operations?

A.       The Sale will have no effect on the number of shares or the attributes of shares of Vertex’s common stock or Series A Convertible Preferred Stock held by Vertex’s stockholders. However, Vertex’s business will undergo significant changes in connection with the Sale as its post-Closing operations will consist solely of its Continuing Operations, and assuming such acquisition is completed, the fuels business at the Mobile Refinery. As such, Vertex will continue to own and operate the Continuing Operations. Given the reduction in size of Vertex’s overall business following the Closing of the Sale, our management intends to take actions to bring overhead costs in line with post-Closing operations by reducing its corporate and public company costs following the completion of the Sale, subject to changes in the business that could result from the acquisition of the Mobile Refinery.

For additional information on our business plan following the Sale, see the section entitled “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55, and “Financial Information—Unaudited Pro Forma Consolidated Financial Statements and —Unaudited Combined Financial Statements of the UMO Business” beginning on page  97. “Proposal No. 1: The Sale Proposal—Activities of Vertex Following the Sale”, beginning on page 39 and elsewhere throughout this proxy statement.

Q.       Are there any risks associated with the Sale?

A.       Yes. You should carefully review the section entitled “Risk Factors”, beginning on page 25, which presents risks and uncertainties related to the Sale, the UMO Business and the operations of the Continuing Operations following the completion of the Sale or in the event the Sale Agreement is terminated prior to completion of the Sale.

Q.       What stockholder approval is required to complete the Sale?

A.       As a condition to the completion of the Sale, Vertex’s stockholders must approve the Sale Proposal, which requires the affirmative vote of the holders of a majority of the outstanding common stock and Series A Convertible Preferred Stock (which each vote one voting share) of Vertex entitled to vote on the matter at the Special Meeting, voting as a class (meaning that of the shares of common stock and Series A Convertible Preferred Stock outstanding on the Record Date for the Special Meeting, a majority of them must be voted “FOR” the Sale Proposal for it to be approved). The Sale is not contingent upon approval of the other Proposals by Vertex’s stockholders.

Notwithstanding the current requirement of the Sale Agreement that Vertex receive the Stockholder Approval, in the event that the Board of Directors believes that the requirements to obtain Stockholder Approval become unduly burdensome, or would significantly delay the Sale, or potentially prevent the Sale from being completed and/or in the event the acquisition of the Mobile Refinery closes prior the Closing of the Sale, which will result in the transactions contemplated by the Sale Agreement no longer constituting the sale of a significant portion of our assets, Vertex reserves the right to amend the Sale Agreement, with the approval of Safety-Kleen (which may not be provided), to either (i) restructure or amend the Sale Agreement to remove the requirement that Stockholder Approval be received; and/or (ii) waive such Stockholder Approval requirement and request that Safety-Kleen do the same, in each case to the extent that Vertex and its legal counsel have made a determination that such Stockholder Approval (as currently contemplated, or under the terms of such modified or amended Sale Agreement), is not required under the Nevada Revised Statutes. As discussed below under “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Conditions to the Completion of the Sale”, beginning on page 86, while the Stockholder Approval is a required condition of the Sale Agreement, no determination has been made by Vertex or its legal counsel as to whether such Stockholder Approval would be required under the Nevada Revised Statutes, absent such contractual requirement in the Sale Agreement.

In addition to the approval of the Sale Proposal by Vertex’s stockholders, each of the other conditions to the completion of the Sale contained in the Sale Agreement must be satisfied or waived. For additional information, see the section entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Conditions to the Completion of the Sale”, beginning on page 86.

Q.       What will happen if the Sale is not approved by Vertex’s stockholders or is not completed for any other reason?

A.       If the Sale is not approved by Vertex’s stockholders, or if the Sale is not completed for certain other reasons, (i) Vertex may be required to pay a Break-Fee of $3 million to Safety-Kleen under certain circumstances (see “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page 91) and may have to reimburse Safety-Kleen for all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Safety-Kleen in connection with the authorization, preparation, negotiation, execution and performance of the Sale Agreement and the transactions contemplated therein, (ii) Vertex may have difficulty recouping the costs incurred in connection with negotiating the Sale, (iii) Vertex’s relationships with its customers, suppliers and employees may be damaged and its business may be harmed and (iv) the market price for Vertex’s common stock may decline.

If the Sale is not completed, Vertex may explore other potential transactions, including a sale of the UMO Business or the Continuing Operations to another party on such terms as the Board of Directors may approve. The terms of an alternative transaction may be less favorable to Vertex than the terms of the Sale and there can be no assurance that Vertex will be able to reach agreement with or complete an alternative transaction with another party.

Notwithstanding approval of the Sale by Vertex’s stockholders at the Special Meeting, the Board of Directors may, subject to the terms and conditions of the Sale Agreement, abandon the Sale without further action by the stockholders.

Q.       Are there any other proposals to be considered and approved at the Special Meeting?

A.       Yes. In addition to the Sale Proposal, Vertex is also asking its stockholders to approve the Compensation Proposal and the Adjournment Proposal, each of which requires the affirmative vote of the holders of a majority of Vertex’s common stock and Series A Convertible Preferred Stock (which each vote one vote on all stockholder matters) present in person or by proxy and entitled to vote on the matter at the Special Meeting, voting as a single class (meaning that of the shares of common stock represented at the Special Meeting and entitled to vote, a majority of them must be voted “FOR” these proposals for them to be approved).

Q.       Why am I being asked to cast a non-binding, advisory vote to approve the Compensation Proposal and what will happen if such proposal is not approved at the Special Meeting?

A.       Vertex is providing its stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of Vertex’s named executive officers prior to, or after, the consummation of the Sale.

Approval of the Compensation Proposal is not a condition to the completion of the Sale. This non-binding proposal is merely an advisory vote and will not be binding on Vertex, the Board of Directors or Safety-Kleen. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to Stockholder Approval. Accordingly, regardless of the outcome of the advisory vote, if the Sale is completed, certain of our named executive officers will be eligible to receive certain payments, under certain circumstances. For additional information, see the sections entitled “The Sale Transaction—Interests of Certain Persons in the Sale”, beginning on page 69 and “Proposal No. 2: The Compensation Proposal”, beginning on page 40.

Q:       How does the Board of Directors recommend that Vertex’s stockholders vote with respect to each of the Proposals?

A:       The Board of Directors unanimously determined that the Sale Agreement and the transactions contemplated thereby, including the Sale, are in the best interests of Vertex and its stockholders, approved the Sale Agreement and the transactions contemplated thereby, including the Sale, and recommends that you vote “FOR” the Sale Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

For a discussion of factors that the Board of Directors considered in deciding to recommend the approval of the Sale Proposal, see the section entitled “The Sale Transaction—Recommendation of the Board of Directors and its Reasons for the Sale”, beginning on page 51.

Q.       When is the Closing of the Sale expected to occur?

A.       If the Sale Proposal is approved by Vertex’s stockholders and all other conditions to the completion of the Sale are satisfied or waived on a timely basis, the Closing of the Sale is expected to occur in the third or fourth quarter of 2021.

Q:       Will Vertex continue to be publicly-traded following the Sale?

A:       Yes. Vertex will continue to be subject to the rules and regulations of the SEC and the Nasdaq Capital Market whether or not the Sale closes.

Following the Sale, Vertex’s primary assets will be the Continuing Operations, approximately $100 million in cash and cash equivalents and our Continuing Operations. Following the Sale, Vertex’s remaining liabilities will consist of the liabilities associated with the Continuing Operations. Following the completion of the Sale, the UMO Business will be owned and operated by Safety-Kleen, and Vertex will have no interest in, and will receive no income from, the UMO Business.

Even though Vertex currently satisfies the continued listing standards for the Nasdaq Capital Market, following the completion of the Sale, Vertex may fail to satisfy the continued listing standards of the Nasdaq Capital Market. In the event that Vertex is unable to satisfy the continued listing standards of the Nasdaq Capital Market, Vertex’s common stock may be delisted from that market. Any delisting of Vertex’s common stock from the Nasdaq Capital Market could adversely affect Vertex’s ability to attract new investors, decrease the liquidity of its outstanding shares of common stock, reduce its flexibility to raise additional capital, reduce the price at which its common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for Vertex’s stockholders. In addition, delisting of Vertex’s common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in the common stock, and might deter certain institutions and persons from investing in securities of Vertex at all. For these reasons and others, delisting could adversely affect the price of Vertex’s common stock and its business, financial condition and results of operations.

Q:       Will Vertex’s ticker symbol change following the Sale?

A:       No. Following the Sale, Vertex’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “VTNR.”

Q.       What are the U.S. federal income tax consequences of the Sale to U.S. stockholders?

A.       The proposed Sale is a corporate action undertaken by Vertex and without any of Vertex’s stockholders being party to such transaction or receiving any consideration in connection therewith. Vertex’s U.S. stockholders should not realize any gain or loss for U.S. federal income tax purposes as a result of the Sale. For additional information, see the section entitled “The Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale”, beginning on page 66.

Q.       Do I have appraisal rights in connection with the Sale?

A.       No. Under the Nevada Revised Statutes, appraisal and dissenters’ rights are not available to any stockholder in connection with the Sale, regardless of whether such stockholder votes for or against the approval of the Sale Proposal.

Q.       When and where will the Special Meeting take place?

A.       The meeting will be held on Tuesday, September 28, 2021 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, subject to any postponement(s) or adjournment(s) thereof.

Q.       Who can attend and vote at the Special Meeting?

A.       Holders of common stock and Series A Convertible Preferred Stock of Vertex as of the close of business on September 2, 2021, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, (a) 61,295,456 shares of our common stock; and (b) 385,601 shares of our Series A Convertible Preferred Stock, were outstanding, which each vote one voting share, voting as a single class, and as such, a total of 61,681,057 voting shares are eligible to be voted at the Special Meeting.

Q:       What do I need to do now and how do I vote?

A:       Vertex encourages you to read this proxy statement carefully, including its annexes (which are incorporated by reference herein), and to consider how the Sale and the actions contemplated by each of the Proposals may affect you.

If your shares of Vertex’s common stock and Series A Convertible Preferred Stock are registered directly in your name with Vertex’s transfer agent, you are considered, with respect to those shares, to be the “stockholder of record,” and the proxy materials and proxy card are being sent directly to you by Vertex. There are five methods by which you may vote your shares at the Special Meeting:

●	In person. You may vote in person at the Special Meeting. We will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

●	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Q:       If my shares of Vertex’s common stock or Series A Convertible Preferred Stock are held in “street name” by my broker, dealer, bank or other nominee, will my broker, dealer, bank or nominee vote my shares for me and may I vote in person?

A:       If your shares of Vertex’s common stock or Series A Convertible Preferred Stock are held through an account with a broker, dealer, bank or nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. You must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, dealer, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Vertex.

As the beneficial owner, you are also invited to attend the Special Meeting in person. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, dealer, bank or other nominee that holds your shares giving you the right to vote the shares in person at the Special Meeting.

Q.       What happens if I do not sign and return my proxy card or vote by telephone, fax, through the Internet or in person at the Special Meeting or I do not otherwise provide proxy instructions?

A.       If you are a stockholder of record of Vertex’s common stock or Series A Convertible Preferred Stock and you do not sign and return your proxy card as discussed herein, your shares will not be voted at the Special Meeting and will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting. Assuming the presence of a quorum, the failure to return your proxy card or otherwise vote your shares at the Special Meeting will have the same effect as voting “AGAINST” the Sale Proposal and your failure to take action will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and all of your shares will be voted “FOR” each proposal.

Q.       What if I abstain from voting?

A.       If you attend the Special Meeting or submit a proxy card, but affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting, but will not be voted at the Special Meeting. As a result, your abstention will have the same effect as voting “AGAINST” each proposal.

Q.       What is a “broker non-vote?”

A.       “Broker non-votes” are shares held in “street name” by brokers, dealers, banks and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the broker, dealer, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, dealer, bank or nominee does not have discretionary voting power on such proposal. Because brokers, dealers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to the Sale Proposal or the Compensation Proposal, but do have discretion to vote in connection with the Adjournment Proposal, each described in this proxy statement, if a beneficial owner of shares of Vertex’s common stock held in “street name” does not give voting instructions to the broker, dealer, bank or other nominee, then those shares will not be counted as present in person or by proxy at the Special Meeting with respect to those proposals. If you fail to issue voting instructions to your broker, dealer, bank or other nominee, it will have the same effect as a vote “AGAINST” the Sale Proposal. The failure to issue voting instructions to your broker, dealer, bank or other nominee will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.

Q:       May I revoke or change my vote after I have provided proxy instructions?

A:       Yes. You may revoke or change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways: (i) delivering written notice to the Secretary of the Company at Vertex’s principal executive offices, (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at Vertex’s principal executive office or (iii) voting in person at the Special Meeting. Your attendance at the Special Meeting without further action on your part will not automatically revoke your proxy. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Q.       What constitutes a quorum for the Special Meeting?

A.       The presence at the Special Meeting of the holders of 33 1/3% of the outstanding shares of voting stock entitled to vote at the Special Meeting is necessary to constitute a quorum, which is necessary to conduct the Special Meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the Special Meeting. In addition, abstentions and broker non-votes will be treated as present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. If there is no quorum, then either the chairman of the meeting or the holders of a majority in voting power of the shares of common stock that are entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting until a quorum is present or represented.

Q:       Who is paying for this proxy solicitation?

A: Vertex will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. Such officers and other regular employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

We have engaged Issuer Direct Corporation for a fee of $7,500 and may also engage other third party solicitors to assist in the solicitation of proxies for additional fees and/or the reimbursement of their out-of-pocket expenses, provided that, whether or not the Sale Transaction is completed, we do not expect the aggregate solicitation to exceed $100,000. The total cost of solicitation of proxies will be borne by us. Proxies may be solicited by mail, in person, by telephone, over the Internet or by other electronic means.

Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities. Vertex will bear any fees paid to the SEC.

Q.       What does it mean if I received more than one proxy card?

A.       If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. These should each be voted and returned separately in order to ensure that all of your shares of Vertex’s common stock and Series A Convertible Preferred Stock are voted.

Q.       Will I receive any payment for my shares of Vertex’s common stock in connection with the Sale?

A.       No. The proceeds from the Sale will be paid directly to Vertex, not to Vertex’s stockholders. For additional information, see the response to “—How would the proceeds from the Sale be used?” above.

Q.       Whom should I contact if I have any questions about the Sale or the Special Meeting?

A.       If you have any questions about the Sale or the Special Meeting, please contact:

Chris Carlson, Corporate Secretary

1331 Gemini Street, Suite 250

Houston, Texas 77058

Telephone: (866) 660-8156

Email: chrisc@vertexenergy.com

If you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact Emily Watson at Issuer Direct, at the address, email and telephone number listed below:

1 Glenwood Avenue

Suite 1001

Raleigh, North Carolina 27603

Email: emily.watson@issuerdirect.com

Phone: (919) 447-3740

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the other documents referred to in this proxy statement contain or may contain “forward-looking statements” of Vertex within the meaning of Section 21E of the Exchange Act. For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as “may”, “will”, “project”, “might”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, “continue” or “pursue” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents referred to herein and relate to a variety of matters, including but not limited to, (i) the timing and anticipated completion of the proposed Sale; (ii) the benefits expected to result from the proposed Sale; (iii) the tax consequences of the Sale; (iv) the prospects for the Continuing Operations; (v) the projections of future financial performance of the UMO Business; (vi) our plans to complete the acquisition of the Mobile Refinery, including the available of funding for such acquisition; and (v) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of our management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those that are referred to in this proxy statement. Additional factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

●	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Sale;

●	unexpected costs, charges or expenses relating to or resulting from the Sale;

●	litigation or adverse judgments relating to the Sale;

●	risks relating to the completion of the proposed Sale, including the risk that the Requisite Stockholder Approval might not be obtained in a timely manner or at all, or other conditions to the completion of the Sale not being satisfied;

●	potential business strategies, including acquisitions or dispositions of assets or businesses;

●	any changes in general economic or industry-specific conditions;

●	our ability to complete the acquisition of the Mobile Refinery, and raise the funding required to complete such acquisition;

●	our ability to meet the Nasdaq Capital Market’s continued listing requirements for our common stock;

●	the factors discussed under the heading “Risk Factors” in this proxy statement; and

●	the factors discussed under the heading “Item 1A. Risk Factors” in Vertex’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2021.

All of these risks and uncertainties could potentially have an adverse impact on Vertex’s business and financial performance, and could cause a decline in the value of Vertex’s securities.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or, in the case of documents referred to in this proxy statement, as of the date of those documents. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

The unaudited pro forma financial information included herein includes forward-looking statements and is based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 24 and other risk factors as disclosed in the Company’s filings with the SEC that could cause actual results to differ materially from those shown below. Stockholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business, including the UMO Business and the Continuing Business.

More information about other potential factors that could affect Vertex’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Vertex’s Annual Report on Form 10-K for the year ended December 31, 2020 and Vertex’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are on file with the SEC and available on the SEC’s website at www.sec.gov. See the section of this proxy statement entitled “Where You Can Find Additional Information”, beginning on page 130.

RISK FACTORS

In addition to the other information included and referred to in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote your shares of the common stock and Series A Convertible Preferred Stock of Vertex at the Special Meeting. These factors should be considered in conjunction with the other information included in this proxy statement and the risk factors described in Vertex’s other filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Quarterly Report”)(see also “Where You Can Find Additional Information”, beginning on page 130, for information on how to obtain and read such reports). If any of the risks described below, described in our Annual Report, Quarterly Report, or otherwise referred to in this proxy statement actually materialize, the business, financial condition, results of operations, or prospects of Vertex, or the stock price of Vertex, could be materially and adversely affected.

s

In addition to the risk factors set forth below relating to the Sale, our planned Mobile Refinery acquisition and other matters, we face other risks which are summarized below (and described in greater detail in the Annual Report and Quarterly Report):

●	risks associated with our outstanding credit facilities, including amounts owed, restrictive covenants, security interests thereon and our ability to repay such facilities and amounts due thereon when due;

●	the level of competition in our industry and our ability to compete;

●	our ability to respond to changes in our industry;

●	the loss of key personnel or failure to attract, integrate and retain additional personnel;

●	our ability to protect our intellectual property and not infringe on others’ intellectual property;

●	our ability to scale our business;

●	our ability to maintain supplier relationships and obtain adequate supplies of feedstocks;

●	our ability to obtain and retain customers;

●	our ability to produce our products at competitive rates;

●	our ability to execute our business strategy in a very competitive environment;

●	trends in, and the market for, the price of oil and gas and alternative energy sources;

●	our ability to maintain our relationships with KMTEX and Bunker One (USA) Inc.;

●	the impact of competitive services and products;

●	our ability to integrate acquisitions;

●	our ability to complete future acquisitions;

●	our ability to maintain insurance;

●	potential future litigation, judgments and settlements;

●	rules and regulations making our operations more costly or restrictive, including IMO 2020, whereby effective January 1, 2020, the International Maritime Organization (IMO) mandated a maximum sulphur content of 0.5% in marine fuels globally;

●	changes in environmental and other laws and regulations and risks associated with such laws and regulations;

●	economic downturns both in the United States and globally;

●	risk of increased regulation of our operations and products;

●	negative publicity and public opposition to our operations;

●	disruptions in the infrastructure that we and our partners rely on;

●	an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms;

●	our ability to effectively integrate acquired assets, companies, employees or businesses;

●	liabilities associated with acquired companies, assets or businesses;

●	interruptions at our facilities;

●	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades;

●	our ability to acquire and construct new facilities;

●	certain events of default which have occurred under our debt facilities and previously been waived;

●	prohibitions on borrowing and other covenants of our debt facilities;

●	our ability to effectively manage our growth;

●	decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto;

●	our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms;

●	risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general;

●	repayment of and covenants in our debt facilities; and

●	the lack of capital available on acceptable terms to finance our continued growth.

Risks Related to the Sale

The announcement and pendency of the Sale, whether or not completed, may adversely affect the value of our securities, UMO Business and the Continuing Operations.

The announcement and pendency of the Sale may adversely affect the trading price of our common stock and securities, our business or our relationships with clients, customers, suppliers and employees. Third parties may be unwilling to enter into material agreements with respect to the UMO Business or the Continuing Operations. New or existing customers, suppliers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers, suppliers and business partners may perceive that such new relationships are likely to be more stable. Additionally, employees working in the UMO Business or the Continuing Operations may become concerned about the future of the UMO Business or the Continuing Operations, as applicable, and lose focus or seek other employment. In addition, while the completion of the Sale is pending, we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters.

The Sale Transaction will require significant management resources.

The implementation of the Sale Transaction will require significant time, attention, and resources of our senior management and others within Vertex, potentially diverting their attention from the conduct of Vertex’s business.

If we fail to complete the Sale, our business and financial performance may be adversely affected.

The completion of the Sale is subject to the satisfaction or waiver of various conditions, including the approval of the Sale by our stockholders and the absence of a material adverse effect on the UMO Business, which may not be satisfied in a timely manner or at all.

If the Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Sale, preparing the Sale Agreement and this proxy statement. Our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Sale, and we will have incurred significant third-party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

In addition, if the Sale is not completed, the Board of Directors, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic options including, but not limited to, continuing to operate the UMO Business for the foreseeable future or an alternative sale transaction relating to the UMO Business or the Continuing Operations. An alternative sale transaction, if available, may yield lower consideration than the proposed Sale, be on less favorable terms and conditions than those contained in the Sale Agreement and involve significant delay. Any future sale of all or substantially all of the assets of Vertex or other transactions may be subject to further stockholder approval.

Finally, if the Sale is not completed, the announcement of the termination of the Sale Agreement may adversely affect our relationships with customers, suppliers and employees, which could have a material adverse effect on our ability to effectively operate the UMO Business or the Continuing Operations, and we may be required to pay a Break-Fee of $3 million to Safety-Kleen under certain circumstances, each of which could have further adverse effects on our business, results of operations and the trading price of our common stock.

You will not receive any of the proceeds from the Sale.

The proceeds from the Sale will be received by Vertex, not our stockholders. As discussed elsewhere in this proxy statement, Vertex does not plan to distribute any of the Sale proceeds to its stockholders, and instead plans to use such proceeds for the payment of fees due to its financial advisor ($2.488 million), transaction expenses ($0.350 million), to repay the $7 million Heartland Note (see “The Sale Transaction—Agreements Relating to the Sale—Heartland SPV Loan”, beginning on page 95)($7 million), to pay amounts owed under certain capital leases ($5.0 million), to pay amounts required to be paid to Tensile in connection with the Company’s planned acquisition of the ownership interests of Tensile held indirectly in two special purpose entities (approximately $41.0 million, as described in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96), simultaneously with the Closing of the Sale Transaction, and for working capital. For additional information, see the sections entitled “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55. Accordingly, you should not vote in favor of the Sale based upon the assumption that you will receive any portion of the net proceeds from the Sale, as Vertex stockholders are not anticipated to directly receive any of such proceeds.

Vertex will be subject to certain other contractual restrictions while the Sale Transaction is pending.

The Sale Agreement restricts Vertex from making certain acquisitions and divestitures, entering into certain contracts, and taking other specified actions until the earlier of the completion of the Sale Transaction or the termination of the Sale Agreement. These restrictions may prevent Vertex from pursuing attractive business opportunities that may arise prior to the completion of the Sale Transaction and could have the effect of delaying or preventing other strategic transactions. See the section of this proxy statement entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85 and “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Covenants and Agreements of the Seller Parties”, beginning on page 78.

Vertex could suffer adverse effects that could be exacerbated by any delays in completion of the Sale Transaction.

Adverse effects arising from the pendency of the Sale Transaction could be exacerbated by any delays in completion of the Sale Transaction or termination of the Sale Agreement.

Vertex cannot participate in a superior Acquisition Proposal for the Business unless Vertex pays the Break-Fee to Safety-Kleen.

The Sale Agreement provides that in certain cases, including in the event that: (i) (x) Safety-Kleen terminates the Sale Agreement in certain circumstances if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2021 (as such date may be extended by up to 90 days under certain circumstances), unless such failure shall be principally due to the failure of Safety-Kleen or (y) as a result of a breach by any Seller Party of its non-solicitation requirements (see “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85), whether such breach results from a determination by Vertex’s Board of Directors that, in order to fulfill its fiduciary obligations, an Acquisition Proposal must be considered, or otherwise; or (ii) any Seller Party refuses to consummate the transactions contemplated by the Sale Agreement under certain circumstances, then, in each such case, the Seller Parties are required to pay Safety-Kleen a fee in the amount of $3,000,000 less an amount equal to all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Safety-Kleen in connection with the authorization, preparation, negotiation, execution and performance of the Sale Agreement and the transactions contemplated therein, which Break-Fee shall be the sole and exclusive remedy of Safety-Kleen against the Seller Parties for any loss suffered as a result of such breach or failure to consummate, and upon payment of such amount, and the Seller Parties shall not have any further liability or obligation relating to or arising out of such breach. These provisions may discourage a third party from submitting a strategic proposal to Vertex during the pendency of the proposed Sale Transaction as well as afterward, should the Sale Transaction not be completed, that might result in greater value to Vertex than the Sale Transaction. See also the section of this proxy statement entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page 91.

The opinion of H.C. Wainwright will not be updated to reflect changes in circumstances between the date such opinion was delivered and the completion of the Sale Transaction.

Vertex has not obtained an updated opinion from H.C. Wainwright as of the date of this proxy statement, and Vertex does not anticipate asking H.C. Wainwright to update its opinion. Changes in the operations and prospects of Vertex, general market and economic conditions, and other factors that may be beyond Vertex’s control, and on which H.C. Wainwright’s opinions were, in part, based, may have changed since the date of H.C. Wainwright’s opinion and may significantly alter the information contained in such opinion by the time the Sale Transaction is completed. The opinion does not speak as of the time the Sale Transaction will be completed, as of the date of this proxy statement or as of any date other than the date of such opinion. The Board’s recommendation, however, is as of the date of this proxy statement. For a description of the opinion of H.C. Wainwright, see the sections of this proxy statement entitled “The Sale Transaction—Recommendation of the Board of Directors and its Reasons for the Sale”, beginning on page 51.

Our directors and executive officers may have interests in the Sale other than, or in addition to, the interests of our stockholders generally.

Our directors and executive officers may have interests in the Sale that are different from, or are in addition to, the interests of our stockholders generally. As described in more detail below in the section entitled “The Sale Transaction—Interests of Certain Persons in the Sale”, beginning on page 69. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Sale Agreement.

The Sale Agreement limits our ability to pursue alternatives to the Sale.

The Sale Agreement contains provisions that may make it more difficult for us to sell Vertex or all, or a significant part, of the UMO Business to any party other than Safety-Kleen. These provisions include the prohibition on our ability to solicit competing proposals and the requirement that we pay Safety-Kleen a termination/break fee of approximately $3 million in certain cases, including if (i) (x) Safety-Kleen terminates the Sale Agreement in certain circumstances if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2021 (as such date may be extended by up to 90 days under certain circumstances), unless such failure shall be principally due to the failure of Safety-Kleen or (y) as a result of a breach by any Seller Party of is non-solicitation requirements (see “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85), whether such breach results from a determination by Vertex’s Board of Directors that, in order to fulfill its fiduciary obligations, an Acquisition Proposal must be considered, or otherwise; or (ii) any Seller Party refuses to consummate the transactions contemplated by the Sale Agreement under certain circumstances. For additional information, see the sections entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page 91 and “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85.

These provisions could make it less advantageous for a third party that might have an interest in acquiring Vertex or all of or a significant part of the UMO Business to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Safety-Kleen.

Holders of Vertex common stock and Series A Convertible Preferred Stock will not have appraisal or dissenters’ rights in connection with the Sale Transaction.

Neither Nevada law nor our Articles of Incorporation or Bylaws, as amended, provide Vertex stockholders with appraisal or dissenters’ rights in connection with the Sale Transaction.

The Sale Agreement may be terminated in accordance with its terms and the Sale Transaction may not be completed. We may owe a break-fee in connection with a termination of the Sale Agreement under certain circumstances.

The completion of the Sale Transaction is subject to the satisfaction or waiver of a number of conditions. See the section of this proxy statement entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Conditions to the Completion of the Sale“, beginning on page 86. These conditions to the Closing may not be fulfilled and, accordingly, the Sale Transaction may not be completed. In addition, if the Sale Transaction is not completed by December 31, 2021 (the “Outside Date”) unless such failure shall be principally due to the failure of Safety-Kleen to perform or comply with any of the covenants, agreements or conditions thereof to be performed or complied with by it prior to the Closing; provided, however, that if, on the Outside Date, all of the conditions to Closing other than the conditions relating to relevant HSR Act waiting periods and extensions thereof, required governmental approvals (under the HSR Act or otherwise), and relating to the Stockholder Approval, shall have been satisfied or waived, then either Safety-Kleen or the Company has the right to extend the Outside Date by up to an additional 90 calendar days, either Vertex or Safety-Kleen may choose not to proceed with the Sale Transaction, and the parties can mutually decide to terminate the Sale Agreement at any time prior to the completion of the Sale Transaction, before or after the required Vertex stockholder approval. In addition, each of Vertex and Safety-Kleen may elect to terminate the Sale Agreement in certain other circumstances (see “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page 91). If the Sale Agreement is terminated, Vertex may incur substantial fees in connection with termination of the Sale Agreement (including, in certain circumstances, the payment of the Break-Fee and/or requirement to reimburse the expenses of Safety-Kleen) and will not recognize the anticipated benefits of the Sale Transaction. See the section of this proxy statement entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page 91.

Termination of the Sale Agreement could negatively impact Vertex.

If the Sale Agreement is terminated in accordance with its terms and the Sale Transaction is not completed, the ongoing business of Vertex may be adversely affected by a variety of factors. Vertex’s business may be impacted by having foregone other strategic opportunities during the pendency of the Sale Transaction, the failure to obtain the anticipated benefits of completing the Sale Transaction, changes to existing business relationships caused by uncertainties pending the Sale Transaction, payment of certain costs relating to the Sale Transaction, and the attention, time, and resources of our senior management and other employees devoted to the Sale Transaction, diverting their attention from the conduct of our business. In addition, if the Sale Agreement is terminated under certain circumstances, Vertex may be required to pay the Break-Fee or reimburse certain expenses of Safety-Kleen (which is creditable toward the Break-Fee), depending on the circumstances surrounding the termination. See the sections of this proxy statement entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page 91 and “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85. Vertex may also be negatively impacted if the Sale Agreement is terminated and the Board is unable to execute an alternative strategic transaction offering equivalent or more attractive benefits than the benefits to be provided in the Sale Transaction.

Failure to complete the Sale Transaction could cause Vertex’s stock price to decline.

The failure to complete the Sale Transaction may create doubt as to the value of the Business and about Vertex’s ability to effectively implement its current business strategies and/or a strategic transaction, which may result in a decline in Vertex’s stock price.

Vertex will have discretion in the use of the net proceeds from the Sale Transaction.

If the Sale Transaction is completed, the purchase price will be paid directly to the Company. The Company currently plans to use such funds for the payment of fees due to its financial advisor ($2.488 million), transaction expenses ($0.350 million), to repay the $7 million Heartland Note (see “The Sale Transaction—Agreements Relating to the Sale—Heartland SPV Loan”, beginning on page 95)($7 million), to pay amounts owed under certain capital leases ($5.0 million), to pay amounts required to be paid to Tensile in connection with the Company’s planned acquisition of the ownership interests of Tensile held indirectly in two special purpose entities (approximately $41.0 million, as described in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96), simultaneously with the Closing of the Sale Transaction, and for working capital. For additional information, see the sections entitled “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55. The timing and use of such funds will be determined by the Board. We do not currently plan to use any of the proceeds from the Sale Transaction to complete the acquisition of the Mobile Refinery.

The unaudited pro forma financial information of Vertex included in this proxy statement is preliminary and Vertex’s actual financial position or results of operations after the completion of the Sale Transaction may differ materially.

The unaudited pro forma financial information of Vertex in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what Vertex’s actual financial position or results of operations would have been had the Sale Transaction been completed on the dates indicated. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates of the final purchase price adjustments. Accordingly, the final purchase price adjustments may differ materially from what was estimated by Vertex in deriving the pro forma adjustments reflected in this proxy statement. See the sections of this proxy statement entitled “Financial Information—Unaudited Pro Forma Consolidated Financial Statements and —Unaudited Combined Financial Statements of the UMO Business”, beginning on page  97.

The parties to the Sale Agreement must obtain certain regulatory approvals in order to complete the Sale Transaction; if such approvals are not obtained or are obtained with conditions, the Sale Transaction may be prevented or delayed or the anticipated benefits of the Sale Transaction could be reduced.

Completion of the Sale Transaction is conditioned upon, among other things, the expiration or termination of the applicable waiting period under the HSR Act, which provide that certain transactions may not be completed until required information and materials are furnished to the Antitrust Division of the DOJ and FTC, and until certain waiting period requirements have been satisfied. Each of Vertex and Safety-Kleen filed a Pre-merger Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the Sale Transaction on July 14, 2021; provided that such Notification and Report Form was rescinded effective August 13, 2021, in order to provide the FTC with additional information and more time to reach a final conclusion with respect to the filing. The parties re-filed the Pre-merger Notification and Report Form on Tuesday, August 17, 2021. The waiting period is scheduled to expire at 11:59 p.m. on September 16, 2021. However, before that time, the DOJ or the FTC may shorten the waiting period by granting early termination or may extend the waiting period by requesting additional information or documentary material from the parties. If such a request were made, the waiting period would be extended until 11:59 p.m. on the 30th day after certification of substantial compliance by the parties with such request (or longer if the parties so agreed). As a practical matter, if such a request were made, it could take a significant period of time to achieve substantial compliance with such a request. Vertex and Safety-Kleen have further determined that no antitrust or competition law approvals are required to be applied for or obtained in any jurisdiction outside the United States.

Separately, the FTC announced on August 3, 2021, that it has received an “astounding” number of merger filings which are straining the agency’s capacity to rigorously investigate deals ahead of the statutory deadlines. As a result, the FTC disclosed that it “cannot fully investigate” some mergers within the applicable time period and has started sending letters to parties stating that its investigation “remains open” and reminding companies that the agency may subsequently determine that the deal was unlawful. The FTC has stated that companies that choose to proceed with transactions that have not been fully investigated are doing so at their own risk, provided such FTC action should not be construed as a determination that the deal is unlawful. As a result, the clearance of HSR Act waiting periods for the Sale may be delayed, which could delay the closing of the Sale, or may force the parties to proceed without official HSR Act clearance, which may result in the FTC or other governmental agencies later challenging the Sale.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Sale Transaction, including the requirement to divest assets, or require changes to the terms of the Sale Agreement.

Notwithstanding the above, at any time before or after the Sale Transaction is completed, any of the DOJ, the FTC, or U.S. state attorneys general could take action under the antitrust laws in opposition to the Sale Transaction, including seeking to enjoin completion of the Sale Transaction or condition completion of the Sale Transaction upon the divestiture of assets of Vertex, Safety-Kleen or their respective subsidiaries or affiliates. Any such requirements or restrictions may prevent or delay completion of the Sale Transaction or may reduce the anticipated benefits of the Sale Transaction, which could also have a material adverse effect on Vertex. See the section entitled “The Sale Transaction—Governmental and Regulatory Approvals”, beginning on page 67.

The amount of consideration Vertex will receive in the Transaction is subject to uncertainties.

Pursuant to the Sale Agreement, the amount of consideration that Vertex will receive from Safety-Kleen is subject to uncertainties by virtue of the purchase price adjustments set forth in the Sale Agreement, which is subject to adjustments based on Closing levels of working capital.

Vertex will incur significant transaction costs in connection with the Sale Transaction.

Vertex has incurred, and expects to incur, significant non-recurring costs associated with the Sale Transaction. These costs and expenses include financial advisory, legal, accounting, consulting, and other advisory fees and expenses, restructuring costs, employee benefits-related expenses, public company filing fees and other regulatory expenses, printing expenses, and other related charges. Through the date of this proxy statement, Vertex has incurred aggregate transaction costs of approximately $3 million in connection with the Sale Transaction. Based on information available as of the date of this proxy statement, Vertex anticipates incurring additional transaction costs of approximately $3 million in connection with the Sale Transaction, most of which are contingent upon the completion of the Sale Transaction. Some of these costs are payable by Vertex regardless of whether the Sale Transaction is completed.

The parties to the Sale Agreement may determine to move forward with the Sale regardless of whether stockholders approve such Sale.

Notwithstanding the current requirement of the Sale Agreement that Vertex receive the Stockholder Approval, in the event that the Board of Directors believes that the requirements to obtain Stockholder Approval become unduly burdensome, or would significantly delay the Sale, or potentially prevent the Sale from being completed, and/or in the event the acquisition of the Mobile Refinery closes prior the Closing of the Sale, which will result in the transactions contemplated by the Sale Agreement no longer constituting the sale of a significant portion of our assets, Vertex reserves the right, with the approval of Safety-Kleen (which may not be provided), to amend the Sale Agreement to either (i) restructure or amend the Sale Agreement to remove the requirement that Stockholder Approval be received; and/or (ii) waive such Stockholder Approval requirement and request that Safety-Kleen do the same, in each case to the extent that Vertex and its legal counsel have made a determination that such Stockholder Approval (as currently contemplated, or under the terms of such modified or amended Sale Agreement), is not required under the Nevada Revised Statutes. As discussed below under “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Conditions to the Completion of the Sale”, beginning on page 86, while the Stockholder Approval is a required condition of the Sale Agreement, no determination has been made by Vertex or its legal counsel as to whether such Stockholder Approval would be required under the Nevada Revised Statutes, absent such contractual requirement in the Sale Agreement. In the event that the Stockholder Approval requirement of the Sale Agreement is waived or amended, stockholders of the Company will not have the right to vote to approve the Sale.

A required condition to the Closing is that the Company enter into and close certain transactions with Tensile and its subsidiaries.

Although not a condition to the Closing as described in the Sale Agreement, the entry by the Company into mutually acceptable agreements with Tensile to provide for the acquisition by the Company (through a direct or indirect subsidiary) of Tensile’s ownership of 15% of Vertex Refining Myrtle Grove LLC (“MG SPV”), a Delaware limited liability company, formed as a special purpose vehicle, which owns the Company’s Belle Chasse, Louisiana, re-refining complex (in which the Company currently owns an indirect 85% interest) and 65% of HPRM LLC (“Heartland SPV”), a Delaware limited liability company which was formed as a special purpose vehicle to hold the Columbus, Ohio refining facility (in which the Company currently owns an indirect 35% interest), and the closing of such transactions, is a practical condition to the closing of the Sale, as we are required to transfer the Columbus, Ohio, Heartland used oil refinery, currently owned by Heartland SPV, to Safety-Kleen at the Closing. No formal agreements have been entered into with Tensile to date regarding such transactions, however, the currently expected terms of such transaction are described in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96. It is currently expected that the purchase price payable to Tensile will total in excess of $41 million. The closing of the Tensile transactions is expected to take place substantially simultaneously with the closing of the Sale. The agreements related to the Tensile transactions have not been entered into to date, and the final terms of the Tensile transactions and/or the terms and conditions thereof, may be different than the current proposed terms described herein. The Company is not seeking stockholder approval for the Tensile Transactions or the terms thereof, and the Company’s management will have discretion as to the ultimate terms of such Tensile transactions. The failure to come to agreement on mutually acceptable terms with Tensile may prevent the Sale from being completed. The amount of funds required to be paid by the Company in connection with such Tensile transactions may be more than anticipated, and such required payments may reduce the amount of funds available to the Company for other purposes.

Risks Related to Vertex and the Continuing Operations if the Sale is Completed

If the Sale is completed, we will no longer be engaged in the UMO Business and our future results of operations will be dependent solely on the Continuing Operations and differ materially from our previous results of operations.

The UMO Business generated approximately 64% of our total revenue for the year ended December 31, 2020, and approximately 56% of our total revenue for the six months ended June 30, 2021. Accordingly, if the Sale is completed, our future financial results will differ materially from our previous results of operations. In addition, if the Sale is completed, our future financial results will be dependent solely on our Continuing Operations and future prospects, including the planned acquisition of the Mobile Refinery, which may not be completed timely, if at all. Any downturn in our Continuing Operations or future prospects, including the planned acquisition of the Mobile Refinery, following the Closing of the Sale, or if we fail to bring overhead costs in line with our reduced operations following the Closing of the Sale, could have a material adverse effect on our future operating results and financial condition and could materially and adversely affect the market price of our securities.

We will continue to incur the expenses of complying with public company reporting requirements following the Closing of the Sale notwithstanding the decrease in the size of our operations following the Sale.

After the Closing of the Sale, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act. The expense of complying with these requirements is expected to at least initially represent a greater percentage of our revenues and overall operating expenses post-Closing than they did prior to the Sale because of our reduced operations following the completion of the Sale.

The market price of our common stock may be adversely affected following the Sale and we may fail to satisfy the continued listing standards of the Nasdaq Capital Market, which could result in the delisting of our common stock.

The continued listing standards of the Nasdaq Capital Market include, among other things, requirements that we maintain certain levels of stockholders’ equity, net income from continuing operations or market capitalization and a minimum trading price. Even though we currently satisfy these requirements, following the Closing of the Sale, we may not be able to meet the $1.00 minimum bid price requirement of the Nasdaq Capital Market and/or satisfy other of the continued listing requirements of the Nasdaq Capital Market. For example, Nasdaq has specific rules which apply to “public shell” companies. Although the Company does not believe that it will constitute a “public shell” company following the Sale, it’s possible that Nasdaq could take the position that the Company is a “public shell” company following such transaction. A company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets is a “public shell”. Nasdaq applies a “facts and circumstances” analysis in determining whether a company is a public shell and has not adopted a bright-line or qualitative test for determining whether a particular company is a public shell. In most cases, Nasdaq will use its discretionary authority to delist a company it has determined to be a public shell. However, when a company is in the final stages of consummating a transaction which will cause it to become an operating company, or if the company has adopted a plan to liquidate which is approaching a final payout, Nasdaq may determine to continue the listing until the transaction or final liquidation payout has occurred. In such cases, Nasdaq will consider whether there is sufficient disclosure about the company’s plans to allow investors to make informed decisions, as well as the amount of time necessary to complete the transaction. Generally, however, Nasdaq will not allow the continued listing of a shell company for longer than 60 days. In the event that we are unable to satisfy Nasdaq’s continued listing standards or if we are unable to complete the acquisition of the Mobile Refinery within 60 days of the Closing (in the event that Nasdaq deems us a “public shell” following the Closing, our common stock may be delisted from the Nasdaq Capital Market. Any delisting of our common stock from such market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect the price of our common stock and our business, financial condition and results of operations.

Following the Closing of the Sale, we will be subject to five-year non-solicitation and non-competition covenants under the Sale Agreement, which will limit our ability to operate in certain business and certain jurisdictions.

Following the Closing of the Sale, we will be subject to five-year non-solicitation and non-competition covenants set forth in the Sale Agreement, as more fully described in section of this proxy statement entitled “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Non-Solicitation and Non-Competition”, beginning on page 92. During such five-year period, we and our affiliates will be restricted from (i) engaging in or assisting others in engaging in the business associated with the Purchased Assets, anywhere in the United States of America; (ii) having an interest in any entity that engages directly or indirectly in the business associated with the Purchased Assets in the United States of America in any capacity, including as a partner, stockholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the business associated with the Purchased Assets (including any existing or former client or customer of the Seller Parties and any client or customer of the business associated with the Purchased Assets after the Closing), or any other person or entity who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, such restrictions to do permit us or our affiliates from owning, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange provided such parties are not in control of such entity and do not, directly or indirectly, own 5% or more of any class of securities of such entity. We also agreed that neither Vertex, nor any affiliate of Vertex would, directly or indirectly, hire or solicit any person certain persons who were employed in the Business, or encourage any employee transferred to Safety-Kleen in connection with the Closing, to leave such employment or hire any transferred employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees subject to certain customary exceptions.

While we do not currently believe these limitations negatively affect our Continuing Operations or the operations we contemplate following the planned acquisition of the Mobile Refinery, such restrictions may limit our opportunities with respect to a future transactions or Vertex as a whole during such time that may otherwise be favorable to our stockholders.

Strategic divestitures and contingent liabilities from businesses that we sell could adversely affect our results of operations and financial condition.

In addition to the proposed Sale, we have in the past sold and may continue to sell businesses, including all or a portion of the Continuing Operations, that we consider no longer part of our strategic vision. The sale of any such business could result in a financial loss or write-down of goodwill, or both, which could have a material adverse effect on our results for the financial reporting period during which such sale occurs. In addition, in connection with such divestitures, we have retained, and may in the future retain responsibility for some of the known and unknown contingent liabilities related to certain divestitures such as lawsuits, tax liabilities and intellectual property matters.

Risks Related to the Planned Acquisition of the Mobile Refinery

Assuming the successful completion of the acquisition of the Mobile Refinery, as discussed in greater detail below under (see “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55), our operations will be subject to the following risks:

Combining the Mobile Refinery and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the acquisition of the Mobile Refinery, including expected financial and operating performance of the Company.

The success of the acquisition of the Mobile Refinery will depend, in part, on the Company’s ability to realize anticipated cost savings from combining the businesses of the Company and the Mobile Refinery. To realize the anticipated benefits and cost savings from the Mobile Refinery acquisition, the Company must successfully integrate and combine the business of the Mobile Refinery in a manner that permits those cost savings to be realized. If the Company is not able to successfully achieve this objective, the anticipated benefits of the Mobile Refinery may not be realized fully or at all or may take longer to realize than expected.

The Company and the Mobile Refinery have operated and, until the completion of the acquisition of the Mobile Refinery, must continue to operate independently. It is possible that the integration process could result in the loss of key employees, the disruption of our ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers, suppliers and employees or to achieve the anticipated benefits and cost savings. Integration efforts may also divert management attention and resources. These integration matters could have an adverse effect on each of the Company and the Mobile Refinery during this transition period and for an undetermined period after completion of the acquisition of the Mobile Refinery.

We will need to raise significant additional capital to complete the acquisition of the Mobile Refinery and future capital projects planned at such refinery, following closing.

The initial base purchase price for the Mobile Refinery and related assets is $75 million. In addition, Vertex Operating will also pay for the hydrocarbon inventory located at the Mobile Refinery, as valued at closing, and the purchase price is subject to other customary purchase price adjustments and reimbursement for certain capital expenditures in the amount of approximately $225,000 and those relating to a turnaround at the Mobile Refinery that is planned to occur in third or fourth quarter of 2021, in the approximate amount of $13 million. Upon completion of the transaction and provided that Vertex’s fundraising initiatives are successful, Vertex plans to launch an approximate $85 million capital project designed to modify the Mobile Refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis. Such financing may not be available on favorable terms, if at all. If debt financing is available and obtained, our interest expense may increase and we may be subject to the risk of default, depending on the terms of such financing. If equity financing is available and obtained it may result in our stockholders’ experiencing significant dilution. If such financing is unavailable, we may be unable to complete the acquisition of the Mobile Refinery and/or may be unable to complete the planned capital project. We do not currently plan to use any of the funds obtained through the Sale to pay amounts due in connection with the Mobile Refinery acquisition.

Regulatory and other approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the Company following the Mobile Refinery acquisition.

Before the Mobile Refinery acquisition may be completed, applicable approvals may need to be obtained under certain laws and regulations and from various third parties. In deciding whether to grant regulatory clearances and approvals, the relevant governmental entities may consider, among other things, the effect of the Mobile Refinery acquisition on competition within their relevant jurisdiction. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the Company’s business. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying completion of the Mobile Refinery acquisition or that obtaining the consent of such regulators or third parties will not result in additional material costs. In addition, any such conditions, terms, obligations or restrictions may result in the delay or abandonment of the Mobile Refinery acquisition.

Upon the closing of the Mobile Refinery acquisition, we plan to transition the majority of our business operations to those of the Mobile Refinery.

While we plan to continue to operate the Continuing Operations following the Sale, following the closing of the Mobile Refinery acquisition, we anticipate that the more significant portion of our assets and operations will be related to such Mobile Refinery. Our change in business structure may not be successful. Additionally, our directors and officers may not be able to properly manage our new direction. If our new management fails to properly manage and direct our operations, we may be forced to scale back or abandon our planned operations, which may cause the value of our securities to decline or become worthless.

We will be subject to business uncertainties and contractual restrictions while the Mobile Refinery acquisition is pending.

Uncertainty about the effect of the Mobile Refinery acquisition on employees and partners may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the Mobile Refinery acquisition is completed, and could cause partners and others that deal with us to seek to change existing business relationships, cease doing business with us or cause potential new partners to delay doing business with us until the Mobile Refinery acquisition has been successfully completed or terminated. Retention of certain employees may be challenging during the pendency of the Mobile Refinery acquisition, as certain employees may experience uncertainty about their future roles or compensation structure. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, our business following the Mobile Refinery acquisition could be negatively impacted. In addition, the Mobile Refinery acquisition restricts us from making certain acquisitions and taking other specified actions until the Mobile Refinery acquisition is completed without certain consents and approvals. These restrictions may prevent us from pursuing attractive business opportunities that may arise prior to the completion of the Mobile Refinery acquisition.

The Mobile Refinery acquisition agreement may be terminated in accordance with its terms and the Mobile Refinery acquisition may not be completed.

The Mobile Refinery acquisition agreement is subject to several conditions that must be fulfilled in order to complete the Mobile Refinery acquisition. These conditions to the closing of the Mobile Refinery acquisition may not be fulfilled and, accordingly, the Mobile Refinery acquisition may not be completed. In addition, the parties to the Mobile Refinery acquisition agreement can generally terminate such agreement if the transactions contemplated thereby do not close by May 26, 2022 (subject to certain extension rights), under certain other conditions if the terms of the Mobile Refinery acquisition agreement are breached, and the parties can mutually decide to terminate the Mobile Refinery acquisition agreement at any time.

Litigation could prevent or delay the closing of the Mobile Refinery acquisition or otherwise negatively impact the business and operations of the Company.

The Company may incur costs in connection with the defense or settlement of any stockholder lawsuits filed in connection with the Mobile Refinery acquisition. Such litigation could have an adverse effect on the financial condition and results of operations of the Company and could prevent or delay the consummation of the Mobile Refinery acquisition. Such litigation, affecting the Mobile Refinery and/or the transaction, could delay or prevent the closing of the Mobile Refinery acquisition.

Termination of the Mobile Refinery acquisition agreement could negatively impact the Company.

In the event the Mobile Refinery acquisition agreement is terminated, our business may have been adversely impacted by our failure to pursue other beneficial opportunities due to the focus of management on the Mobile Refinery acquisition, and the market price of our common stock might decline to the extent that the current market price reflects a market assumption that the Mobile Refinery acquisition will be completed. If the Mobile Refinery acquisition is terminated and our Board of Directors seeks another acquisition or business combination, our stockholders cannot be certain that we will be able to find a party willing to offer equivalent or more attractive consideration than the consideration provided for by the Mobile Refinery acquisition. Upon termination of the Mobile Refinery transaction under certain circumstances, we could forfeit $10 million previously paid to the seller of the Mobile Refinery.

Completion of the acquisition of the Mobile Refinery is subject to certain conditions, and if these conditions are not satisfied or waived, the acquisition will not be completed.

The obligations of the parties to the Mobile Refinery acquisition agreement to complete such purchase are subject to satisfaction or waiver (if permitted) of a number of conditions. The satisfaction of all of the required conditions could delay the completion of the transaction for a significant period of time or prevent it from occurring. Any delay in completing the acquisition could cause the Company not to realize some or all of the benefits that the Company expects to achieve if the acquisition is successfully completed within its expected time frame. Further, there can be no assurance that the conditions to the closing of the acquisition will be satisfied or waived or that the acquisition will be completed.

Failure to complete the Mobile Refinery acquisition could negatively impact our stock price and future business and financial results.

If the Mobile Refinery acquisition is not completed, our ongoing business may be adversely affected and we would be subject to a number of risks, including the following:

●          we will not realize the benefits expected from the Mobile Refinery acquisition, including a potentially enhanced competitive and financial position, expansion of assets and therefore opportunities, and will instead be subject to all the risks we currently face as an independent company;

●           we may experience negative reactions from the financial markets and our partners and employees;

●           the Mobile Refinery acquisition places certain restrictions on the conduct of our business prior to the completion of the Mobile Refinery acquisition or the termination of the Mobile Refinery acquisition. Such restrictions, the waiver of which is subject to the consent of the counterparties to such agreement, may prevent us from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Mobile Refinery acquisition; and

●           matters relating to the Mobile Refinery acquisition (including integration planning) may require substantial commitments of time and resources by our management, which would otherwise have been devoted to other opportunities that may have been beneficial to us as an independent company.

Significant costs are expected to be incurred in connection with the consummation of the Mobile Refinery acquisition and integration of the Company and the Mobile Refinery into a single business, including legal, accounting, financial advisory and other costs.

If the Mobile Refinery acquisition is consummated, the Company is expected to incur significant costs in connection with integrating the Mobile Refinery operations. These costs may include costs for:

●      employee redeployment, relocation or severance;

●      integration of information systems; and

●      reorganization or closures of facilities.

In addition, the Company expects to incur a number of non-recurring costs associated with combining the operations of the Mobile Refinery, which cannot be estimated accurately at this time. The Company will also incur transaction fees and other costs related to the Mobile Refinery acquisition. Additional unanticipated costs may be incurred in the integration of the Mobile Refinery. Upon completion of the transaction and provided that Vertex’s fundraising initiatives are successful, Vertex plans to launch an $85 million capital project designed to modify the Mobile refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis. Although the Company expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and transaction-related costs over time, this net benefit may not be achieved in the near term, or at all. There can be no assurance that the Company will be successful in these integration efforts.

PROPOSAL NO. 1:
THE SALE PROPOSAL

As discussed elsewhere in this proxy statement, including under “The Sale Transaction”, beginning on page 41, the holders of Vertex’s common stock and Series A Convertible Preferred Stock will consider and vote on the Sale Proposal. The holders of Vertex’s common stock and Series A Convertible Preferred Stock should read this proxy statement carefully in its entirety, including but not limited to the section entitled “The Sale Transaction”, beginning on page 41, including the annexes (which are incorporated by reference herein), for more detailed information concerning the Sale Agreement and Sale. A copy of the Sale Agreement is attached to this proxy statement as Annex A.

The UMO Business comprises approximately 70% of Vertex’s assets, and generated approximately 64% of our total revenue for the year ended December 31, 2020, and approximately 56% of our total revenue for the six months ended June 30, 2021, and while Section 78.565 of the Nevada Revised Statutes only requires a Nevada corporation, such as the Company, to obtain stockholder Approval for the sale of assets, when such sale constitutes “all of its property and assets, including its goodwill and its corporate franchises”, which the Sale Transaction does not, the Company believes that given the magnitude of the transaction and the amount of assets involved, that it is prudent to request Stockholder Approval for the Sale, and we are therefore asking our stockholders to approve the Sale by adopting the following resolution:

“WHEREAS, the Board of Directors of Vertex has determined that it is expedient and in the best interests of Vertex and its stockholders for Vertex to sell the UMO Business on the terms and subject to the conditions set forth in that certain Asset Purchase Agreement, by and between Vertex, Vertex Operating, Vertex LA, Vertex OH, CMT, H&H, as sellers, and Safety-Kleen, as purchaser, dated as of June 29, 2021 (as it may be amended from time to time and including all exhibits and schedules thereto, the “Sale Agreement”).

RESOLVED, that the sale of the UMO Business of Vertex on the terms and subject to the conditions set forth in the Sale Agreement is hereby approved, authorized and adopted in all respects.”

A vote in favor of the Sale Proposal will be deemed the approval of the Sale Agreement, the terms and conditions thereof, and the transactions contemplated therein and thereby.

Required Vote; Recommendation of the Board of Directors

Approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding common stock and Series A Convertible Preferred Stock (which each vote one voting share on all stockholder matters) of Vertex entitled to vote on the matter at the Special Meeting (meaning that of the shares of common stock and Series A Convertible Preferred Stock outstanding on the Record Date for the Special Meeting, a majority of them must be voted “FOR” the Sale Proposal for it to be approved). For purposes of the vote on this Sale Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, fax, over the Internet or in person at the Special Meeting will have the same effect as voting “AGAINST” the Sale Proposal. The Sale is not contingent upon approval of the other Proposals by Vertex’s stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE SALE PROPOSAL.

PROPOSAL NO. 2:
THE COMPENSATION PROPOSAL

Although we have not deemed the Sale the sale of all or substantially all of our assets, we are regardless providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of Vertex’s named executive officers prior to or following the Sale (commonly referred to as a “golden parachute vote”). In connection therewith, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Vertex’s named executive officers as a result of the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in the table entitled “Golden Parachute Compensation” in the section entitled “The Sale Proposal—Interests of Certain Persons in the Sale,” beginning on page 69, including the associated narrative discussion and footnotes, of Vertex’s proxy statement, dated September 7, 2021, is hereby APPROVED.”

Stockholders should note that this non-binding proposal regarding certain executive compensation arrangements is merely an advisory vote which will not be binding on Vertex, the Board of Directors or Safety-Kleen. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Sale is completed and other conditions are satisfied, certain of our named executive officers will be eligible to receive the various payments in accordance with the terms or conditions applicable to those payments.

Required Vote; Recommendation of the Board of Directors

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of Vertex’s common stock and Series A Convertible Preferred Stock (which each vote one voting share on all stockholder matters) present in person or by proxy and entitled to vote on the matter at the Special Meeting (meaning that of the shares of common stock and Series A Convertible Preferred Stock represented at the Special Meeting and entitled to vote, a majority of them must be voted “FOR” the Compensation Proposal for it to be approved). For purposes of the vote on this Compensation Proposal, an abstention will have the same effect as voting “AGAINST” the Compensation Proposal, but the failure to sign and return your proxy card or vote by telephone, fax, over the Internet or in person at the Special Meeting will have no effect on the outcome of the proposal. Broker non-votes will also have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL NO. 3:
THE ADJOURNMENT PROPOSAL

If the number of shares of common stock and Series A Convertible Preferred Stock (which each vote one voting share on all stockholder matters) present in person or represented by proxy at the Special Meeting and voting in favor of the proposal to approve the Sale is insufficient to approve the Sale at the time of the Special Meeting, we intend to move to adjourn the Special Meeting, if necessary or appropriate (as determined in good faith by our Board of Directors) to a later time or date, from time to time, in order to enable the Board of Directors to solicit additional proxies in respect of the Sale Proposal.

In the Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Required Vote; Recommendation of the Board of Directors

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of Vertex’s common stock and Series A Convertible Preferred Stock (which each vote one voting share on all stockholder matters) present in person or by proxy and entitled to vote on the matter at the Special Meeting (meaning that of the shares of common stock and Series A Convertible Preferred Stock represented at the Special Meeting and entitled to vote, a majority of them must be voted “FOR” the Adjournment Proposal for it to be approved). For purposes of the vote on this Adjournment Proposal, an abstention will have the same effect as voting “AGAINST” the Adjournment Proposal, but the failure to sign and return your proxy card or vote by telephone, fax, over the Internet or in person at the Special Meeting will have no effect on the outcome of the proposal. Broker non-votes will also have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE SALE TRANSACTION

The discussion of the Sale in this proxy statement is qualified in its entirety by reference to the Sale Agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement. We encourage you to read the Sale Agreement carefully and, in its entirety, as it is the legal document that governs the Sale.

Overview of the Sale

On June 29, 2021, Vertex, our wholly-owned subsidiary, Vertex Operating and Vertex LA (wholly-owned by Vertex Operating), Vertex OH (wholly-owned by HPRM, LLC, of which we own a 35% interest, which interest will increase to 100% immediately prior to Closing as a result of the transactions described below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96), CMT (indirectly wholly-owned), and H&H (indirectly wholly-owned), entered into the Sale Agreement with Safety-Kleen, pursuant to which Safety-Kleen will acquire, upon the terms and subject to the conditions of the Sale Agreement, the UMO Business for $140 million in cash, subject to adjustment, including based on the working capital, cash and outstanding indebtedness of the UMO Business as of the Closing. At the Closing of the Sale, $7 million of shares of Vertex’s common stock will be deposited into an escrow account to cover Purchase Price adjustment payments, if any, and as security for the performance of Vertex’s indemnification obligations under the Sale Agreement.

Parties to the Sale

Vertex Energy, Inc.

Based in Houston, Texas, Vertex is a specialty refiner of alternative feedstocks and marketer of high-purity refined products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage.

We are an environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Our primary focus is recycling used motor oil and other petroleum by-products. We are engaged in operations across the entire petroleum recycling value chain including collection, aggregation, transportation, storage, re-refinement, and sales of aggregated feedstock and re-refined products to end users. We operate in three segments:

(1) Black Oil,

(2) Refining and Marketing, and

(3) Recovery.

We currently provide our services in 15 states, primarily in the Gulf Coast, Midwest and Mid-Atlantic regions of the United States. For the rolling twelve-month period ending June 30, 2021, we aggregated approximately 82.5 million gallons of used motor oil and other petroleum by-product feedstocks and managed the re-refining of approximately 71.9 million gallons of used motor oil with our proprietary vacuum gas oil (“VGO”) and Base Oil (lubrication grade oils initially produced from refining crude oil (mineral base oil) or through chemical synthesis (synthetic base oil)) processes.

Our Black Oil segment collects and purchases used motor oil directly from third-party generators, aggregates used motor oil from an established network of local and regional collectors, and sells used motor oil to our customers for use as a feedstock or replacement fuel for industrial burners.

We also acquired our Marrero, Louisiana facility, which facility re-refines used motor oil and also produces VGO and the Myrtle Grove re-refining complex in Belle Chasse, Louisiana (which is now owned by a special purpose entity in which we own an approximate 85% interest that will increase to 100% simultaneously with the Closing) in May 2014. In November, 2014, we acquired our Columbus, Ohio facility, which facility re-refines used motor oil and produces Group II base oil (which is now owned by a special purpose entity which we own an approximate 35% interest in presently and which we will acquire the remaining 65% interest in, immediately prior to Closing, as discussed in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96).

Our Refining and Marketing segment aggregates and manages the re-refinement of used motor oil and other petroleum by-products and sells the re-refined products to end customers.

Our Recovery segment includes a generator solutions company for the proper recovery and management of hydrocarbon streams as well as metals which includes transportation and marine salvage services throughout the Gulf Coast.

Black Oil Segment

Our Black Oil segment is engaged in operations across the entire used motor oil recycling value chain including collection, aggregation, transportation, storage, refinement, and sales of aggregated feedstock and re-refined products to end users. We collect and purchase used oil directly from generators such as oil change service stations, automotive repair shops, manufacturing facilities, petroleum refineries, and petrochemical manufacturing operations. We own a fleet of 41 collection vehicles, which routinely visit generators to collect and purchase used motor oil. We also aggregate used oil from a diverse network of approximately 50 suppliers who operate similar collection businesses to ours.

We manage the logistics of transport, storage and delivery of used oil to our customers. We own a fleet of 30 transportation trucks and more than 80 aboveground storage tanks with over 8.6 million gallons of storage capacity. These assets are used by both the Black Oil segment and the Refining and Marketing segment. In addition, we also utilize third parties for the transportation and storage of used oil feedstocks. Typically, we sell used oil to our customers in bulk to ensure efficient delivery by truck, rail, or barge. In many cases, we have contractual purchase and sale agreements with our suppliers and customers, respectively. We believe these contracts are beneficial to all parties involved because they ensure that a minimum volume is purchased from collectors and generators, a minimum volume is sold to our customers, and we are able to minimize our inventory risk by a spread between the costs to acquire used oil and the revenues received from the sale and delivery of used oil. At our Marrero, Louisiana facility, we produce a VGO product that is sold to refineries as well as to the marine fuels market. At our co-owned Columbus, Ohio facility (Heartland Petroleum), we produce a base oil product that is sold to lubricant packagers and distributors.

Refining and Marketing Segment

Our Refining and Marketing segment is engaged in the aggregation of feedstock, re-refining it into higher value-end products, and selling these products to our customers, as well as related transportation and storage activities. We aggregate a diverse mix of feedstocks including used motor oil, petroleum distillates, transmix (a mix of transportation fuels, usually gasoline and diesel, created by mixing different specification products during pipeline transportation, stripping fuels from barges and bulk fuel terminals) and other off-specification chemical products. These feedstock streams are purchased from pipeline operators, refineries, chemical processing facilities and third-party providers, and are also transferred from our Black Oil segment. We have a toll-based processing agreement in place with KMTEX to re-refine feedstock streams, under our direction, into various end products that we specify. KMTEX uses industry standard processing technologies to re-refine our feedstocks into pygas (a high-octane blendstock for motor gasoline or a feedstock for an aromatics extraction unit), gasoline blendstock (a bulk liquid component combined with other materials to produce a finished petroleum product) and marine fuel cutterstock (fuel oil used as a blending agent for other fuels to, for example, lower viscosity). We sell all of our re-refined products directly to end-customers or to processing facilities for further refinement. In addition, we are distributing refined motor fuels such as gasoline, blended gasoline products and diesel used as engine fuels, to third party customers who typically resell these products to retailers and end consumers.

Recovery Segment

The Company’s Recovery Segment includes a generator solutions company for the proper recovery and management of hydrocarbon streams, the sales and marketing of Group III base oils and other petroleum-based products, together with the recovery and processing of metals.

Thermal Chemical Extraction Process

We own the intellectual property for our patented TCEP. TCEP is a technology which utilizes thermal and chemical dynamics to extract impurities from used oil which increases the value of the feedstock. We intend to continue to develop our TCEP technology and design with the goal of producing additional re-refined products, including lubricating base oil.

TCEP differs from conventional re-refining technologies, such as vacuum distillation and hydrotreatment, by relying more heavily on chemical processes to remove impurities rather than temperature and pressure. Therefore, the capital requirements to build a TCEP plant are typically much less than a traditional re-refinery because large feed heaters, vacuum distillation columns, and a hydrotreating unit are not required. The end product currently produced by TCEP is used as fuel oil cutterstock. Conventional re-refineries produce lubricating base oils or product grades slightly lower than base oil that can be used as industrial fuels or transportation fuel blendstocks.

The assets of our Black Oil Segment (including the TCEP) are being sold as part of the UMO Business, which consist of our H&H collection division, our NickCo filter recycling plant, our Cedar Marine Terminals (CMT) facility in the Gulf Coast region of the United States and our Marrero refinery located in Louisiana. In addition, the re-refining and collection operations of our Heartland facility, also known as Vertex OH, will be part of the Sale.

Vertex was formed as a Nevada corporation on May 14, 2008. Pursuant to an Amended and Restated Agreement and Plan of Merger dated May 19, 2008, by and between Vertex Holdings, L.P. (formerly Vertex Energy, L.P.), a Texas limited partnership (“Holdings”), us, World Waste Technologies, Inc., a California corporation (“WWT” or “World Waste”), Vertex Merger Sub, LLC, a California limited liability company and our wholly-owned subsidiary (“Merger Subsidiary”), and Benjamin P. Cowart, our Chief Executive Officer, as agent for our stockholders (as amended from time to time, the “Merger Agreement”), pursuant to which, World Waste merged, effective on April 16, 2009, with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving corporation and becoming our wholly-owned subsidiary (the “Merger”). In connection with the Merger, (i) each outstanding share of World Waste common stock was cancelled and exchanged for 0.10 shares of our common stock; (ii) each outstanding share of World Waste Series A preferred stock was cancelled and exchanged for 0.4062 shares of our Series A Convertible Preferred Stock; and (iii) each outstanding share of World Waste Series B preferred stock was cancelled and exchanged for 11.651 shares of our Series A Convertible Preferred Stock.

Vertex’s principal executive offices are located at 1331 Gemini, Suite 250, Houston, Houston 77058, and its telephone number is (866) 660-8156. Vertex’s website address is www.vertexenergy.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement. Vertex’s common stock is listed on the Nasdaq Capital Market under the trading symbol “VTNR.”

Safety-Kleen Systems, Inc.

Safety-Kleen is a leading provider of environmental services to commercial, industrial and automotive customers and is the largest collector of used oil and provider of parts cleaning services in North America. Its broad selection of environmentally responsible products and services ensure the proper collection, processing, re-refining, recycling and disposal of hazardous and non-hazardous materials. Safety-Kleen is wholly-owned by Clean Harbors, Inc. (“Clean Harbors”). Safety-Kleen’s principal executive offices are located at 42 Longwater Drive Norwell, Massachusetts 02061, and its telephone number is (781) 792-5000. Clean Harbors’ common stock is listed on the NYSE under the symbol “CLH”.

Prior Agreements Between the Parties to the Sale

Purchase and Sale Agreement, Churchill County, Nevada Plant

On January 28, 2016, Vertex entered into an Asset Purchase Agreement (the “Bango Sale Agreement”) with Vertex Operating and its wholly-owned subsidiary, Vertex Refining NV, LLC (“Vertex Refining Nevada”), Bango Oil, LLC (“Bango Oil”)(provided that Bango Oil did not become a party to the agreement until we exercised the Purchase Option, described below) and Safety-Kleen.

Pursuant to the Bango Sale Agreement, which closed on January 29, 2016, Vertex (through Bango Oil after Vertex acquired Bango Oil as described below pursuant to its exercise of the Purchase Option) sold to Safety-Kleen the used oil re-refining plant located on approximately 40 acres in Churchill County, Nevada (the “Bango Plant”), which Vertex previously rented, and all equipment, tools and other tangible personal property located at the Bango Plant, which relate to or are used in connection with the operations of the Bango Plant (collectively, the “Bango Assets”). Safety-Kleen assumed certain liabilities associated with contracts assumed in the purchase and related to bringing the Bango Plant back into operational status. The aggregate purchase price for the Bango Assets was $35 million, subject to adjustment as described in the Bango Sale Agreement for certain taxes, costs and expenses incurred by Safety-Kleen after Closing. A total of $1.3 million of the purchase price was used by us in order to exercise the options Vertex had pursuant to two Lease and Purchase Agreements (the “Equipment Leases”) Vertex was party to, which provided for the use of a rail facility and related equipment and a pre-fabricated metal building located at the Fallon, Nevada, facility, and which provided Vertex (through Vertex Refining Nevada) the right to acquire the applicable property/equipment subject to each Equipment Lease at any time prior to the expiration of the leases for $914,000 and $400,000, respectively. Additionally, $100,000 of the purchase price was retained by Safety-Kleen to acquire certain water rights necessary for operation of the Bango Plant. Finally, a required Closing condition of the Bango Sale Agreement was that Vertex use a portion of the purchase price to exercise the purchase option set forth in that certain Lease With Option For Membership Interest Purchase (the “Bango Lease”) entered into on April 30, 2015, by and between Vertex, Vertex Refining Nevada and Bango Oil, whereby Vertex had the option at any time during the term of the lease to purchase all of the equity interests of Bango Oil (the “Purchase Option”), effectively acquiring ownership of the Bango Plant. The Purchase Option was exercised by Vertex on January 29, 2016 in connection with the Closing of the Bango Sale Agreement, at which time Bango Oil became a wholly-owned subsidiary of Vertex Refining Nevada, and Vertex paid approximately $9 million of consideration to Bango Oil in connection with the Purchase Option.

Swap Agreement and Base Oil Agreement

On January 29, 2016, Vertex (through Vertex Operating) and Safety-Kleen entered into a Swap Agreement (the “Swap Agreement”). The Swap Agreement had a term of five years, beginning January 29, 2016, and was to automatically renew for additional one year terms thereafter unless either party provided the other 90 days prior written notice of their intention not to renew prior to any automatic extension. The Agreement was terminated in February 2021. Pursuant to the Swap Agreement, Vertex and Safety-Kleen agreed to swap certain quantities of used oil feedstock (the agreement included monthly maximums, quarterly minimums and maximums, and annual maximums of used oil feedstock volume required to be ‘swapped’) between Safety-Kleen’s plant in Nevada and Vertex’s Marrero, Louisiana plant and/or the Cedar Marine Terminal in Baytown, Texas, on a monthly, quarterly and annual basis, with any shortfall in the amount of used oil feedstock ‘swapped’ on a quarterly basis, being paid for in cash based on a discount to U.S. Platts mid-range per gallon rate for Gulf Coast No. 6, 3% oil (the “Platts”).

Background of the Sale

The following chronology summarizes the key meetings and events that led to the signing of the Sale Agreement. This chronology does not purport to catalogue every conversation among the officers of Vertex, the Board of Directors or the representatives of Vertex, and other parties.

Strategic Review Process

From time to time, the Board of Directors and our senior management team review and evaluate strategic opportunities and alternatives as part of a long-term strategy to increase stockholder value. Such opportunities and alternatives include remaining as a stand-alone entity, potential acquisitions of companies, businesses or assets that align with our strategic objectives and potential dispositions of one or more of our businesses.

The Board’s consideration of strategic opportunities and alternatives took on a renewed focus following the June 24, 2020 date that the Company was originally required to redeem, for cash (approximately $23.3 million as of June 24, 2020) its outstanding Series B Preferred Stock and Series B1 Preferred Stock, subject to the terms of the designations of such preferred stock, which allowed the Company to extend such required redemption date (by increasing the dividend rate of such preferred stock to 10% per annum), in the event the Company’s credit agreement prohibited such redemption, or in the event such redemption was prohibited by applicable law, both of which resulted in such redemption date being automatically extended.

Shortly thereafter at a meeting of the Board held on October 29, 2020, the Board authorized launching an internal review of strategic alternatives, with the main focus being on alternatives including continuing as a public standalone organization, going private or selling certain assets to a strategic partner.

Proposed Acquisition of Vertex by Clean Harbors

From time to time, Benjamin P. Cowart, the Chairman, President and Chief Executive Officer of Vertex and Alan McKim, the Chairman, President and Chief Executive Officer of Clean Harbors, Inc., the parent company of Safety-Kleen (“Clean Harbors”), have meetings and discuss various items.

On October 13, 2020, Mr. Cowart and Mr. McKim, had a conversation during which the potential acquisition of Vertex by Clean Harbors was discussed by the parties.

On October 19, 2020, Clean Harbors submitted a preliminary, non-binding indication of interest (the “2020 IOI”) to Vertex, relating to acquisition by Clean Harbors of 100% of the issued and outstanding stock of Vertex for $1.00 per share in cash. The 2020 IOI stated that the proposed aggregate acquisition value calculated by Clean Harbors based on publicly disclosed outstanding shares of Vertex equated to $91 million. The 2020 IOI included various assumptions made by Clean Harbors, including Vertex having not more than $11.8 of total liabilities, unrestricted cash of not less than $17.5 million, redemption costs associated with Vertex’s special purpose entities of $28 million, redemption costs of Vertex’s outstanding preferred stock of $23 million and having 45.5 million fully-diluted shares, at closing, for an aggregate enterprise value of $91 million. The 2020 IOI also would have required Mr. Cowart to enter into an employment agreement with Clean Harbors at closing. The 2020 IOI also would have required certain conditions to closing, including negotiation of a mutually acceptable acquisition agreement, receipt by the Board of Directors of Vertex of a fairness opinion, approval of Vertex’s and Clean Harbors’ boards of directors of the transaction, and approval by Vertex stockholders (to the extent required by Vertex’s Articles of Incorporation) of the transaction, no material adverse changes in the business or prospects of Vertex, no divestiture of Vertex of any material assets, receipt of necessary consents and approvals by third parties and receipt of necessary regulatory approvals. The 2020 IOI also noted that the transaction would be subject to satisfactory due diligence by Clean Harbors and that the parties would be expected to enter into a letter of intent with a 45 days due diligence period and a ‘no shop’ provision on behalf of Vertex, with a planned closing to occur 60 days from signing a definitive agreement. The 2020 IOI made clear that the acquisition would not be contingent on Clean Harbors raising funds for the acquisition.

On November 4, 2020, the Company engaged Houlihan Lokey Capital, Inc., an investment bank and financial services company (“Houlihan Lokey”) to provide the Company financial advisory and investment banking services in connection with a possible merger, consolidation, joint venture, partnership, spin-off, split-off, business combination, tender or exchange offer, recapitalization, acquisition, sale, distribution, transfer or other disposition of assets or equity interests, or other similar transaction, involving the business, assets or equity interests of the Company or any of its subsidiaries or affiliates. The Company engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation and knowledge of the Company and its business. Houlihan Lokey is regularly engaged to provide financial advisory and investment banking services in connection with mergers, acquisitions, divestitures, leveraged buyouts and for other purposes. Under the terms of its engagement by the Company, Houlihan Lokey is entitled to a fee upon the consummation of the Sale based on the value of the Sale, which fee is currently estimated to be $2,487,500.

On November 10, 2020, Vertex filed its Quarterly Report for the quarter ended September 30, 2020, and further disclosed that consistent with the Company’s commitment to maximize value for all investors in Vertex, the Company had launched an internal review of strategic alternatives including continuing as a public standalone organization, going private or selling certain assets to a strategic partner, subject to the review and approval of our Board. There was no formal timeline for this process, nor had the Company chosen any one specific alternative.

On November 11, 2020, Alvaro Ruiz, the Vice President of Corporate Development of Vertex had a meeting with personnel from Houlihan Lokey and held a telephonic meeting relating to information requested by Houlihan Lokey for its review of Vertex in connection to a potential transaction with Clean Harbors as per the 2020 IOI received on October 19, 2020.

On November 17, 2020, representatives of Houlihan Lokey, at the request of the Company, had a call with Brian Weber, Executive Vice President, Corporate Planning and Development of Clean Harbors, to discuss the rationale of the potential transaction and discuss an alternative structure for the transaction involving divesting the UMO assets of Vertex to Clean Harbors, while keeping the public company structure in place. Houlihan Lokey indicated to Mr. Weber that Vertex planned to get back to Clean Harbors with a formal counter offer in the coming weeks, including responses to Clean Harbors’ initial diligence requests.

On November 23, 2020, Benjamin Cowart and Alvaro Ruiz of Vertex and representatives of Houlihan Lokey had a call to discuss Vertex’s simultaneous pursuit of the acquisition of the Mobile Refinery (see “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55), and the Sale Transaction.

On December 15, 2020, representatives of Houlihan Lokey, at the request of the Company spoke with Mr. Weber via telephone to discuss the proposed package for a potential asset divestiture and whether or not Clean Harbors would have an interest in acquiring some of Vertex’s ancillary assets. Additionally, representatives of Houlihan Lokey and Mr. Weber discussed what would happen with the Bunker One contract under the proposed transaction structure.

On December 23, 2020, the Board of Directors held a meeting where Houlihan Lokey reviewed with the Board of Directors certain terms of the transaction proposed with Clean Harbors, including which assets would remain after the transaction (assuming the sale of only the UMO Business), opportunities, costs and the potential benefits to Clean Harbors from such a sale. After a discussion amongst the Board, the Board authorized Houlihan Lokey to continue discussions with Clean Harbors regarding a divestiture of Vertex’s UMO business. Following the meeting, on behalf of the Company, Houlihan Lokey sent Clean Harbors a package of information via email on the potential assets to be included in the divestiture.

On December 27, 2020, Brian Weber at Clean Harbors responded to Houlihan Lokey via email with initial questions on the materials provided, asking for historical financials for the assets within the perimeter of the proposed divestiture and to define any role of Tensile Capital Partners Master Fund LP in the assets moving forward.

On December 29, 2020, Brian Weber, the Executive Vice President, Corporate Planning and Development of Clean Harbors, sent additional clarification questions to Houlihan Lokey via email.

On December 30, 2020, Houlihan Lokey, at the request of Vertex, sent Brian Weber at Clean Harbors additional diligence clarifications via email.

On December 31, 2020, Houlihan Lokey, at the request of Vertex, sent Clean Harbors historical financial results for the assets which were being discussed to be part of the potential divestiture.

On January 6, 2021, Houlihan Lokey’s personnel, at the request of Vertex, had a telephone call with Brian Weber at Clean Harbors to discuss financial information prepared by the Company.

On February 10, 2021, Clean Harbors submitted a revised IOI increasing its initial price per share of Vertex to $2.00 per share (the “February 2021 IOI”). The February 2021 IOI included the same general structure as the 2020 IOI, including the acquisition by Clean Harbors of 100% of the outstanding securities of Vertex, but assumed that Vertex would have not more than $15 million of indebtedness, unrestricted cash of not less than $16 million, redemption of non-controlling interests associated with the Company’s Belle Chasse, Louisiana, re-refining complex (which is 85% indirectly owned) and its special purpose vehicle associated with its Columbus, Ohio, Heartland facility (which is 35% indirectly owned) and the scrap metal joint venture at a cost of $31 million, redemption of $23 million of preferred stock, and 45.55 million fully diluted shares outstanding, at closing, for an aggregate enterprise value of approximately $149 million. The February 2021 IOI contemplated the acquisition by Clean Harbors of 100% of Vertex and its subsidiaries, and that certain of Vertex’s assets and operations would be transferred back to Mr. Cowart for nominal consideration following the closing of the acquisition. The February 2021 IOI would have required certain conditions to closing, including negotiation of a mutually acceptable acquisition agreement, receipt by the Board of Directors of Vertex of a fairness opinion, approval of Vertex’s and Clean Harbors’ boards of directors of the transaction, and approval by Vertex stockholders (to the extent required by Vertex’s Articles of Incorporation) of the transaction, no material adverse changes in the business or prospects of Vertex, no divestiture of Vertex of any material assets, receipt of necessary consents and approvals by third parties and receipt of necessary regulatory approvals. The February 2021 IOI also noted that the transaction would be subject to satisfactory due diligence by Clean Harbors and that the parties would be expected to enter into a letter of intent with a 45 days due diligence period and a ‘no shop’ provision on behalf of Vertex, with a planned closing to occur 60 days from signing a definitive agreement. The February 2021 IOI made clear that the acquisition would not be contingent on Clean Harbors raising funds for the acquisition.

On February 18, 2021, Clean Harbors signed a non-disclosure agreement with Vertex.

On February 23, 2021, Mr. Cowart and Mr. Ruiz with Vertex and Mr. Weber and Mr. McKim with Clean Harbors had a telephonic meeting attended by representatives of Houlihan Lokey, where Vertex disclosed that it was in the process of acquiring the Mobile Refinery.

On March 10, 2021, Mr. Weber at Clean Harbors called a representative of Houlihan Lokey to indicate that Clear Harbors was focused on other priorities and was putting the potential acquisition of Vertex on hold for the time being.

Negotiations with Third Party Bidder

On March 11, 2021, representatives of a private equity firm focusing on the energy industry (the “Third Party Bidder”) reached out to Mr. Ruiz and Mr. Cowart with Vertex via telephone to express an interest in potentially acquiring Vertex’s Marrero, Louisiana refinery and supporting assets, which call was also attended by representatives from Houlihan Lokey. The Third Party Bidder’s indication of interest regarding a potential transaction was unsolicited.

On March 13, 2021, the Third Party Bidder submitted an initial diligence request list to Company management.

On March 22, 2021, at the request of the Company, Houlihan Lokey sent an initial information package to the Third Party Bidder.

On March 24, 2021, Houlihan Lokey, at the request of Vertex, sent follow-up materials to the Third Party Bidder.

On March 31, 2021, the Third Party Bidder sent a non-binding indication of interest to Houlihan Lokey for the acquisition of Vertex’s Marrero, Louisiana refinery, H&H, NickCo and CMT for $65 to $70 million. Management reviewed the proposal and determined that the proposed purchase price was less than management’s estimate of the value of such assets.

From April 1, 2021 to April 13, 2021, at the request of the Company, Houlihan Lokey continued discussions with the Third Party Bidder to explain that the proposed purchase price range was insufficient and applied negative value to certain of Vertex’s strategic assets. The Third Party Bidder also submitted a diligence timeline specifying a 60 day period of exclusivity to close the transaction.

On April 14, 2021, the Third Party Bidder submitted a revised non-binding IOI to Houlihan Lokey for acquisition of Vertex’s Marrero, Louisiana refinery and H&H for $81.25 to $87.50 million. Management reviewed the updated proposal and determined that the proposed purchase price was less than management’s estimate of the value of such assets.

On April 15, 2021, at the request of the Company, Houlihan Lokey had a discussion with the Third Party Bidder regarding the IOI; the parties discussed exclusivity and Houlihan Lokey informed the Third Party Bidder that the Company had authorized it to begin site visits.

On April 16, 2021, the Third Party Bidder submitted a revised non-binding IOI to Houlihan Lokey for acquisition of Marrero and H&H for $85.8 million. Management reviewed the acquisition proposal and determined that the proposed purchase price was less than management’s estimate of the value of such assets.

No definitive agreements were entered into with the Third Party Bidder during the period above in which the parties continued to discuss a potential acquisition and terms. As discussed below, in early May 2021, the Company reached out to the Third Party Bidder to advise it that Vertex would no longer be negotiating a transaction with the Third Party Bidder and was instead moving forward with the Sale transaction.

Re-Initiation of Discussions With Clean Harbors

On April 20, 2021, at the request of the Company, a representative of Houlihan Lokey reached back out to Mr. Weber at Clean Harbors via telephone, to inform them that Vertex was in discussions to move towards a period of exclusivity with another party (the Third Party Bidder) and that there was a limited window to reengage if Clean Harbors was still interested in acquiring the UMO assets.

On April 22, 2021, Mr. Weber at Clean Harbors informed a representative of Houlihan Lokey via telephone, that Clean Harbors was interested in acquiring the UMO assets for a total of $125 million. Management reviewed the updated proposal and determined that the proposed purchase price would have to be around $150 million in order for the Company to move forward with the transaction as proposed.

On April 23, 2021, Brian Weber at Clean Harbors and representatives of Houlihan Lokey had a telephonic conversation regarding the value of the UMO assets. As directed by the Company, representatives of Houlihan Lokey advised Clean Harbors that the purchase price for the UMO Business would need to be at least $150 million. Clean Harbors asked to see the first quarter results to help justify the higher acquisition price.

On April 25, 2021, Houlihan Lokey provided first quarter financial results to Clean Harbors via email on behalf of the Company, and later in the day on April 25, 2021, Brian Weber at Clean Harbors informed Houlihan Lokey that Clean Harbors was willing to raise their proposed purchase price to $135 million and asked if they should submit a non-binding IOI.

On April 26, 2021, on behalf of the Company, Houlihan Lokey provided updated first quarter materials to Clean Harbors relating to the results of Vertex’s UMO assets.

On April 27, 2021, Clean Harbors submitted an updated IOI relating to a proposed $135 million acquisition price for Vertex’s UMO assets (the “April 2021 IOI”). The April 2021 IOI contemplated the acquisition by Clean Harbors of the Company’s Marrero, Louisiana and Columbus, Ohio (which is 35% indirectly owned) refineries, the Heartland and H&H UMO collections businesses, the NickCo recycling facility, and the Cedar Marine Terminal, free and clear of all liens, for a total acquisition value of $135 million. The April 2021 IOI would have required certain conditions to closing, including negotiation of a mutually acceptable acquisition agreement, receipt by the board of directors of Clean Harbors for the acquisition, no material adverse changes in the business or prospects of Vertex, no divestiture of Vertex of any material assets relating to the proposed acquisition, receipt of necessary consents and approvals by third parties and receipt of necessary regulatory approvals. The April 2021 IOI also noted that the transaction would be subject to satisfactory due diligence by Clean Harbors and that the parties would be expected to enter into a letter of intent with a 30 day due diligence period. The April 2021 IOI made clear that the acquisition would not be contingent on Clean Harbors raising funds for the acquisition. Management reviewed the April 2021 IOI and the terms thereof.

On April 28, 2021, at the request of the Company, representatives of Houlihan Lokey discussed various matters with the Third Party Bidder and asked such party for their best and final offer for the acquisition of the UMO assets.

On April 29, 2021, Clean Harbors and representatives of Houlihan Lokey (at the request of Vertex), had a telephone call during which Houlihan Lokey again reiterated that Vertex was seeking a minimum acquisition price of $150 million and Clean Harbors advised Houlihan Lokey that Clean Harbor had their governance counsel review the potential transaction and did not anticipate any issues with a 60-day timeline to close the transaction.

On April 30, 2021, Brian Weber at Clean Harbors informed a representative of Houlihan Lokey via telephone, that Clean Harbors was willing to raise its proposed purchase price for the UMO Business to $140 million.

Also on April 30, 2021, the Third Party Bidder submitted a revised IOI relating to the proposed acquisition of Vertex’s Marrero, Louisiana refinery, H&H and CMT assets for $90 million.

On May 3, 2021, the Board held a special meeting, attended by Houlihan Lokey and legal counsel. At the meeting, Houlihan Lokey reviewed with the board the timeline of conversations with Clean Harbors and the Third Party Bidder, the current best offers received, uses of capital, assets included, timing, considerations and assumptions. Houlihan Lokey informed the Board that Clean Harbors and the Third Party Bidder each had indicated its proposal was its best and final and that each party was demanding exclusivity as a condition of moving forward. After significant discussion amongst the Board, the Board authorized and directed Houlihan Lokey and the officers of the Company to move forward with the transactions proposed by Clean Harbors and to advise the Third Party Bidder that the Company had determined to move in another direction.

On May 4, 2021, Mr. Cowart reached out to the Third Party Bidder to advise them that Vertex was moving forward with the Sale transaction with another party.

On May 5, 2021, Clean Harbors submitted a Letter of Intent to Vertex (the “LOI”). The LOI contemplated Clean Harbors, through one of its wholly-owned subsidiaries, purchasing Vertex’s Marrero, Louisiana and Columbus, Ohio, Heartland used oil refineries, the Heartland and H&H UMO collections businesses, our NickCo recycling facility, the Cedar Marine Terminal and, at the option of Clean Harbors, subject to additional due diligence, Vertex’s rights and obligations under its contract with Bunker One (USA) Inc. The purchase price for the acquisition would be $140 million, with no financing contingency. The LOI also provided that the acquisition would be subject to:

•               negotiation of a mutually satisfactory agreement, which would include customary representations and warranties, covenants, indemnities, break fee and other provisions typical for a transaction of this nature;

•               approval of the final agreement by the Board of Directors of Vertex and Clean Harbors, and to the extent required by Nevada law and Vertex’s organizational documents, the approval of the stockholders of Vertex;

•               Clean Harbors entering into a satisfactory irrevocable voting and lock-up agreement with certain directors and officers of Vertex and their affiliates, who will collectively own on the record date of the special meeting of Vertex not less than approximately 17.5% of the total then outstanding shares which have the right to vote on the transaction (which requirement was not carried forward into the definitive Sale Agreement);

•               receipt by the board of directors of Vertex of an opinion from an independent advisor selected by Vertex of the fairness of the proposed transaction from a financial point of view;

•	no material adverse change in the business or prospects of the business to be acquired;

•	no divestiture of any assets comprising the business to be acquired;

•	receipt of any necessary consents and approvals from third parties; and

•               receipt of necessary regulatory approvals or clearances, including under the HSR Act (with such fee being paid 50% by Clean Harbors and 50% by Vertex).

The LOI also provided for a 45 exclusivity right, and provided that Vertex would not, except in response to an unsolicited bona fide written proposal or bona fide inquiry that the Board of Vertex (acting in good faith and in accordance with its fiduciary duties) considers after consultation with its financial advisors and outside counsel to be, or could reasonably be expected to lead to, a superior offer to the one contemplated in the LOI, directly or indirectly: (i) solicit, initiate, pursue, encourage, accept or entertain inquiries or proposals from, or provide non-public information to, any person or entity with respect to, or (ii) participate in any negotiations regarding, or otherwise cooperate in any way with or assist or participate in or take any steps to bring about, the direct or indirect acquisition of all or any substantial part of the business to be acquired.

On May 6, 2021, Vertex countersigned the LOI with Clean Harbors.

On May 11, 2021, Vertex Management and Clean Harbors Management along with representatives of Houlihan Lokey, had a kick-off meeting via telephone to discuss the process of completing the acquisition.

On May 12, 2021, an initial draft of the Sale Agreement, as prepared by Vertex counsel, was shared with Clean Harbors’ counsel.

From May 12, 2021 to May 25, 2021, the parties continued to negotiate and refine the Sale Agreement.

From May 25, 2021 to June 29, 2021, representatives of the Seller Parties and Clean Harbors exchanged additional drafts of the Sale Agreement and held telephone discussions both with and without representatives of Vertex and Clean Harbors to finalize the Sale Agreement, ancillary documents and disclosure schedules.

On June 1, 2021, Mr. Ruiz had a Zoom call with representatives of H.C. Wainwright to discuss their engagement in connection with their fairness opinion.

On June 24, 2021, H.C. Wainwright delivered its formal oral opinion to the Board, certain officers of the Company and a board observer, as part of a special meeting of the Board held telephonically, as to the fairness of the consideration to be received by the Company in connection with the Sale, from a financial point of view, to the Company. Thereafter, the Vertex Board, after having a chance to discuss the opinion of H.C. Wainwright and other matters, approved the Company’s entry into, and the transactions contemplated by the Sale Agreement. Later in the day on June 24, 2021, H.C. Wainwright delivered its formal written opinion to the Board.

On June 28, 2021, working capital amounts were agreed to by the parties.

On June 29, 2021, the Sale Agreement was executed by both parties, Mr. Eric W. Gerstenberg, the President of Safety-Kleen, for Clean Harbors and Mr. Cowart as President and Chief Executive Officer of each of the Seller Parties (or their general partners/managing members).

Also on June 29, 2021, Vertex filed a Form 8-K disclosing the entry into the Sale Agreement and the material terms thereof and both parties filed a press release relating to the Sale Agreement.

Recommendation of the Board of Directors and its Reasons for the Sale

The Board of Directors, with the assistance of Vertex’s legal counsel and financial advisors, evaluated the terms of the Sale Agreement and the Sale. After careful consideration, the Board of Directors, after several meetings which were held to discuss the transactions which were thoroughly discussed, and unanimously approved by the Board of Directors on June 24, 2021, that (i) the Sale Agreement and transactions contemplated by the Sale Agreement, including the Sale, are in the best interests of Vertex, and (ii) approved the Sale Agreement and the Sale.

The Board of Directors considered a number of factors that it believed supported its decision to take the foregoing actions, including, but not limited to, the following:

Strategic Review Process. The Board of Directors considered the vigorous process discussed above in “—Background of the Sale” beginning on page 45 (which began in October 2020) through which the directors focused on returning maximum value to our stockholders by reviewing and exploring strategic options available to Vertex, including the sale of Vertex as a going-concern and separate sales of the UMO Business and Continuing Operations segments (the “Strategic Review Process”).

Certainty of Value. The Board of Directors considered the Purchase Price in cash to be received by Vertex as consideration for the UMO Business in relation to (i) the historical earnings and financial performance of the UMO Business; and (ii) the Board of Director’s estimate of the current and future prospects of the UMO Business. The Board of Directors further considered the fact that the form of consideration payable to Vertex will be all cash and is not subject to a funding contingency, which will provide us with certainty of value and immediate liquidity, and maximum flexibility to return value to our stockholders. The Board of Directors also considered the $140 million cash purchase price, less certain Closing adjustments, for the UMO Business. The Board of Directors believed this certainty of value was compelling compared to the long-term value creation potential of the UMO Business and that, based upon all of the other factors considered by the Board of Directors after discussion with Vertex’s management, financial advisors and legal counsel, was the best reasonably attainable value for the UMO Business.

Prospects for the UMO Business and the retained Continuing Operations. The Board of Directors considered its familiarity with Vertex’s business, financial condition, results of operations, intellectual property, marketing prowess, management and competitive position and prospects, as well as current industry, economic and stock and credit market conditions. The Board of Directors also considered certain other strategic options to the Sale, as well as the possibility of not engaging in a transaction at all. In that regard, the Board of Directors considered Vertex’s long- and short-term strategic plan and initiatives, including proposals to enhance the overall performance of the UMO Business, its ability to remain competitive and grow, and certain financial projections for the UMO Business (as described under “—Certain Financial Projections”, beginning on page 57 below). The Board of Directors also considered the benefits and potential risks, including execution risks, of pursuing other strategic options available to Vertex. In addition, the Board of Directors considered the prospects and business plan for the retained Continuing Operations and the Mobile Refinery, which acquisition agreement the Company had previously entered into on May 26, 2021 (see also “—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55 below), including the Company’s plan, assuming the successful completion of the acquisition of the Mobile Refinery of transitioning the majority of the Company’s operations to the Mobile Refinery, and that management would therefore have less time to spend on the UMO Business and such UMO Business would, following the successful completion of acquisition of the Mobile Refinery, no longer be the Company’s main source of revenues or business operations.

Attractive Future Uses of Purchase Price, and Ability to Generate Purchase Price Funds Without Incurring Debt or Diluting Stockholders.

Vertex currently plans to use the funds raised from the Sale after the payment of fees due to its financial advisor ($2.488 million) and for transaction expenses ($0.350 million), to repay the $7 million Heartland Note (see “The Sale Transaction—Agreements Relating to the Sale—Heartland SPV Loan”, beginning on page 95)($7 million), to pay amounts owed under certain capital leases ($5.0 million), to pay amounts required to be paid to Tensile in connection with the Company’s planned acquisition of the ownership interests of Tensile held indirectly in two special purpose entities (approximately $41.0 million, as described in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96), simultaneously with the Closing of the Sale Transaction, and for working capital. For additional information, see the sections entitled “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55. The Board determined that the Purchase Price, including that such Purchase Price would be generated by the sale of the UMO Business, which business Vertex intends to pivot away from following the planned closing of the acquisition of the Mobile Refinery (see “—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55 below), which Purchase Price amount is anticipated to be used, not for the acquisition of the Mobile Refinery, but instead for certain other matters, including potentially for certain capital projects planned at the Mobile Refinery following such acquisition, was more beneficial to Vertex than raising such funding through the sale of debt and would cause less dilution than raising such funds from the sale of equity.

Ability to Consider Alternative Transactions and to Terminate the Sale Agreement. The Board of Directors noted that, although the Sale Agreement contains customary provisions prohibiting Vertex from soliciting Acquisition Proposals from a third party for the UMO Business or engaging in negotiations or discussions regarding any competing Acquisition Proposal, the Board of Directors reserved the right, to the extent required to comply with fiduciary duties of the Company’s Board of Directors, as evidenced by a written legal opinion issued by the Company’s legal counsel, to respond to, facilitate or provide any information to, any person concerning an unsolicited Acquisition Proposal or enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal, provided, that such actions may be a basis for Safety-Kleen to terminate the Sale Agreement as described below under “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee”, beginning on page 91, and may lead to Vertex being required to pay the Break-Fee. The Board of Directors also noted that the Sale Agreement does not prohibit Vertex from continued discussions regarding potential transactions with respect to the Continuing Operations or the planned acquisition of the Mobile Refinery (see “—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55 below).

Break-Fee. The Board of Directors considered the $3 million Break-Fee to be paid to Safety-Kleen if the Sale Agreement is terminated under certain circumstances specified in the Sale Agreement. The Board of Directors noted that the Break-Fee is equal to approximately 2.1% of the Purchase Price (notwithstanding any future adjustments thereto pursuant to the terms of the Sale Agreement). The Board of Directors also noted that Vertex has sufficient liquidity to pay the Break-Fee if and when it becomes necessary to do so. Accordingly, the Board of Directors believed that a Break-Fee of this size for the proposed Sale would not, in and of itself, unduly deter a third party from making an Acquisition Proposal or inhibit the Board of Directors from evaluating and negotiating an Acquisition Proposal, to the extent required to comply with fiduciary duties of Vertex’s Board of Directors, subject to Safety-Kleen’s rights to terminate the Sale Agreement, and receive the Break-Fee, in the event we (i) encourage, solicit, or initiate any inquiries regarding an Acquisition Proposal; or (ii) except to the extent required to comply with fiduciary duties of Vertex’s Board of Directors, as evidenced by a written legal opinion issued by Vertex’s legal counsel, respond to, facilitate or provide any information to, any person concerning an unsolicited Acquisition Proposal or enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal (see “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85).

Remedies Available to Vertex. The Board of Directors noted that Vertex could terminate the Sale Agreement if Safety-Kleen were to breach any representation, warranty, covenant or agreement or other agreements contained in the Sale Agreement, which is not cured within 10 days of our written notice thereof, or if all of the conditions to the obligations of Closing the Sale Agreement which are applicable to Vertex have not been satisfied (other than those conditions which by their nature are to be satisfied at the Closing) principally due to the failure of the Seller Parties to perform or comply with any of the covenants, agreements or conditions thereof to be performed or complied with prior to the Closing, subject to our requirement where applicable to pay the Break-Fee to Safety-Kleen (see “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Termination of the Sale Agreement; Break-Fee” , beginning on page 91).

Terms of the Sale Agreement. The Board of Directors considered the terms and conditions of the Sale Agreement, including the limited number and nature of the conditions to Safety-Kleen’s obligation to consummate the transaction and the likelihood that those conditions would be satisfied, including that the Sale Agreement contained no funding conditions as to Safety-Kleen’s obligations to close the Sale. In addition, the Board of Directors considered its belief that, after extensive negotiations with representatives of Safety-Kleen, Vertex obtained the highest price that Safety-Kleen was willing to pay for the UMO Business. The Board of Directors also considered the numerous changes favorable to Vertex in the terms and conditions of the Sale Agreement from those initially proposed by Safety-Kleen to those subsequently approved by the Board (see also “The Sale Transaction—Background of the Sale”, beginning on page 45).

Likelihood of Completing the Sale. The Board of Directors considered the likelihood that the Sale will be completed, including its belief that there likely would not be regulatory impediments to the transaction and the likelihood that the stockholders of the Company would approve such Sale Transaction. The Board of Directors noted the fact that the Closing is not conditioned upon Safety-Kleen’s ability to raise funds to pay the Purchase Price and that Safety-Kleen would not need to obtain approval for the transaction from its stockholders.

Identity of Purchaser. The Board of Directors considered the fact that Safety-Kleen has a long history in providing UMO services. The Board of Directors noted that Safety-Kleen had done an extensive due diligence review of the UMO Business and accordingly was very familiar with the business and believed it highly complementary to Safety-Kleen’s existing portfolio.

Opinion of H.C. Wainwright. The Board of Directors considered the oral opinion of H.C. Wainwright, delivered to the Board of Directors on June 24, 2021 and the subsequent written opinion of H.C. Wainwright, delivered to the Board of Directors on June 24, 2021, as to the fairness, from a financial point of view and as of the date of such opinion and based upon and subject to the assumptions, conditions and limitations set forth therein, of the consideration to be received in the Sale pursuant to the Sale Agreement by the Company, as more fully described below under the caption “The Sale Transaction—Opinion of H.C. Wainwright & Co., LLC” beginning on page 61.

The Board of Directors also considered a variety of risks and other potentially negative factors concerning the Sale Agreement and the transactions contemplated thereby, including, among others, the factors described under “Risk Factors“, beginning on page 25 in addition to the following:

Future Growth and Risk Profile. The Board of Directors considered the fact that if the Sale is consummated, Vertex and its stockholders will no longer participate in the future growth of the UMO Business, including any growth resulting from efforts already undertaken by Vertex related to the continued development of the UMO Business. The Board of Directors believed that a sale of the UMO Business provided more certain value for Vertex and its stockholders.

Risk of Non-Completion. The Board of Directors considered the possibility that the Sale may not be completed and the adverse effects that a failure to complete the Sale could have on Vertex’s business, the market price for Vertex’s common stock and Vertex’s relationships with customers and employees, including the fact that (i) Vertex’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Sale, (ii) Vertex will have incurred significant transaction costs, (iii) Vertex’s prospects could be adversely affected, or may be perceived by the market as having been adversely affected, and (iv) Vertex’s continuing business relationships may be disrupted.

Possible Disruption of the UMO Business. The Board of Directors considered the possible disruption to the UMO Business that might result from the announcement of the proposed Sale and the resulting distraction of the attention of Vertex’s management and employees. The Board of Directors also considered the fact that the Sale Agreement contains certain customary limitations regarding the operation of the UMO Business during the period between the signing of the Sale Agreement and the completion of the Sale. See “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—No Solicitation”, beginning on page 85 and “The Sale Transaction—Agreements Related to the Sale—The Sale Agreement—Covenants and Agreements of the Seller Parties”, beginning on page 78. The Board of Directors believed that such limitations were customary for transactions similar to the Sale and appropriately tailored to the specific requirements of the operation of the UMO Business, and further that such limitations did not affect Vertex’s continued operation of the Continuing Operations.

Non-Solicitation and Non-Competition Restrictions. The Board of Directors considered the non-solicitation and non-competition obligations that would be imposed on Vertex as a result of the Sale. Based on the fact that Vertex will have no used motor oil business operations post-Closing and that Vertex does not expect to pursue acquisitions in the field, the Board of Directors concluded that the non-solicitation and non-competition obligations restrictions in the Sale Agreement which will apply at the Closing were reasonable under the circumstances.

Indemnification Obligations. The Board of Directors was aware that the Sale Agreement imposed certain indemnification obligations on Vertex and that $7 million of shares of common stock would be placed into escrow until 18 months following the Closing, as security in order to satisfy indemnification obligations of Vertex. The Board of Directors considered the nature of such indemnification obligations, including those in transactions similar to the Sale, and the risk of liability to Safety-Kleen following the Closing and the fact that such escrow was to be funded in shares of common stock versus cash.

Possible Purchase Price Adjustments. The Board of Directors considered the method in which the final calculation of Closing Date net working capital will be calculated. The Board of Directors also considered the risk that the final calculation of Closing Date net working capital may be disputed or result in a negative adjustment to the Purchase Price. The Board of Directors was further aware that $7 million of Vertex common stock would be placed into escrow to cover indemnification obligations of Vertex.

Transaction Consideration Taxable. The Board of Directors considered that the cash consideration to be received by Vertex would be taxable. In that regard, the Board of Directors noted that Vertex had the opportunity to shield a significant portion of the taxable gains from the Sale through its existing net operating loss carryforwards.

In addition to considering the factors described above, the Board of Directors was aware of and considered the interests that certain of our directors and executive officers may have with respect to the Sale that are different from, or in addition to, the interests of Vertex’s stockholders generally, as discussed in the section below entitled “—Interests of Certain Persons in the Sale”, beginning on page 69.

* * * * *

The above discussion of the factors considered by the Board of Directors is not intended to be exhaustive, but does set forth certain material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Sale and the complexity of these matters, the Board of Directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The Board of Directors viewed its position and recommendation as being based on an overall review of the totality of the information available to it.

The Board of Directors recommends that our stockholders vote “FOR” the Sale Proposal.

Use of Proceeds and Activities of Vertex Following the Sale

At the Closing of the Sale, Vertex, and not Vertex’s stockholders, will receive the proceeds from the Sale. Vertex currently plans to use the proceeds from the Sale for the payment of fees due to Houlihan Lokey, its financial advisor ($2.488 million), transaction expenses ($0.350 million), to repay the $7 million Heartland Note (see “The Sale Transaction—Agreements Relating to the Sale—Heartland SPV Loan”, beginning on page 95)($7 million), to pay amounts owed under certain capital leases ($5.0 million), to pay amounts required to be paid to Tensile in connection with the acquisition of 15% of Vertex Refining Myrtle Grove LLC (“MG SPV”), a Delaware limited liability company, formed as a special purpose vehicle, which owns the Company’s Belle Chasse, Louisiana, re-refining complex (in which the Company currently owns an indirect 85% interest), and the acquisition of 65% of HPRM LLC (“Heartland SPV”), a Delaware limited liability company which was formed as a special purpose vehicle to hold the Columbus, Ohio refining facility (in which the Company currently owns an indirect 35% interest) (approximately $41.0 million, as described in greater detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96), and for general working capital (approximately $84 million).

We estimate that our cash on hand following the Closing of the Sale and payment of certain Sale-related costs and expenses will be approximately $100 million in the aggregate.

Following the completion of the Sale, all of Vertex’s revenues will be generated by our Refining and Marketing segment, which consists primarily of (a) the sale of pygas (pyrolysis gasoline, an aromatics-rich gasoline stream produced in sizeable quantities by an ethylene plant); industrial fuels, which are produced at a third-party facility and distillates; (b) Crystal Energy, LLC (“Crystal”), our wholesale distributor of gasoline, blended gasoline, and diesel for use as engine fuel to operate automobiles, trucks, locomotives, and construction equipment; (c) Vertex Recovery, L.P. (“Vertex Recovery”), a generator solutions company for the recycling and collection of used oil and oil-related residual materials from large regional and national customers throughout the U.S. which facilitates its services through a network of independent recyclers and franchise collectors; and (d) our ownership (increasing from the present 85% to 100%, simultaneously with Closing) in Vertex Refining Myrtle Grove LLC (“MG SPV”), a Delaware limited liability company, formed as a special purpose vehicle, which owns the Company’s Belle Chasse, Louisiana, re-refinery.

Separately, on May 26, 2021, Vertex Operating, a wholly-owned subsidiary of the Company, entered into a definitive Sale and Purchase Agreement (the “Mobile Refinery Purchase Agreement”) with Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Seller”), to purchase the Seller’s Mobile, Alabama refinery, certain real property associated therewith, and related assets, including all inventory at the refinery as of closing and certain equipment, rolling stock, and other personal property associated with the Mobile Refinery (collectively, the “Mobile Acquisition”). The Mobile Refinery is located on a 800+ acre site in the city and county of Mobile, Alabama. The 91,000 barrel-per-day nameplate capacity Mobile Refinery is capable of sourcing a flexible mix of cost-advantaged light-sweet domestic and international feedstocks. Approximately 70% of the refinery’s current annual production is distillate, gasoline and jet fuel, with the remainder being vacuum gas oil, liquefied petroleum gas (LPG) and other products. The facility distributes its finished product across the southeastern United States through a high-capacity truck rack, together with deep and shallow water distribution points capable of supplying waterborne vessels. In addition to refining assets, the transaction will include the acquisition by the Company of approximately 3.2 million barrels of inventory and product storage, logistics and distribution assets, together with more than 800+ acres of developed and undeveloped land.

The initial base purchase price for the assets is $75 million. In addition, Vertex Operating will also pay for the hydrocarbon inventory located at the Mobile Refinery, as valued at closing, and the purchase price is subject to other customary purchase price adjustments and reimbursement for certain capital expenditures in the amount of approximately $225,000 and those relating to a turnaround at the Mobile Refinery that is planned to occur in fourth quarter of 2021, in the approximate amount of $13 million.

The Mobile Refinery Purchase Agreement is subject to termination prior to closing under certain circumstances, and may be terminated: at any time prior to the Closing Date by the mutual consent of the parties; by Vertex Operating or Seller in the event the closing has not occurred by May 26, 2022 (the “Outside Date”, subject to extensions as discussed in the Purchase and Sale Agreement), in the event such failure to close is not a result of Vertex Operating’s or Seller’s breach of the agreement, respectively, or the failure to obtain any government consent; by Vertex Operating or Seller, if the other party has breached any representation, warranty or covenant set forth in the agreement, subject to certain cases to the right to cure such breach, or required regulatory approvals have not been received as of the Outside Date.

The Mobile Refinery Purchase Agreement provides that if all conditions to closing are satisfied other than government approvals and required permits and registrations, then the Outside Date is extended to such date as the parties mutually agree; provided, however, in the event the parties do not mutually agree, then the Outside Date is automatically extended to May 26, 2023.

The Mobile Acquisition is expected to close during the third or fourth quarter of 2021, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of legal impediments prohibiting the Mobile Acquisition, receipt of regulatory approvals and required consents, absence of a material adverse effect and the Company raising sufficient cash to pay such aggregate purchase price. The Company anticipates financing the transaction through the entry into a debt facility and funds generated through the sale of common equity, if necessary. The Company has not entered into any agreements regarding such fundings to date, and such fundings may not be available on favorable terms, if at all. The Company may also generate cash through asset divestitures. The conditions to the closing of the Mobile Acquisition may not be met, and such closing may not ultimately occur on the terms set forth in the Mobile Refinery Purchase Agreement, if at all.

Assuming the Mobile Acquisition is completed, we plan to transition our operations to the Mobile Refinery. In the event the Sale is not completed for any reason, we plan to continue operating the UMO Business, to continue the development of the Company’s Myrtle Grove facility located in Belle Chasse, Louisiana, to attempt to further expand and capitalize on its strategic relationship with Bunker One (USA), Inc. which involves the marketing and sale of marine fuel products produced at our Marrero, Louisiana re-refinery and elsewhere, and attempt to further capitalize and expand on the fuels distribution business conducted through its wholly-owned subsidiary, Crystal, acquired by the Company in 2020 and in the event we close the acquisition of the Mobile Refinery, operate the Mobile Refinery. We do not plan to use any of the funding received from the Sale to pay amounts due in connection with the Mobile Acquisition; however, it is possible that a portion of such funds received in connection with the Sale transaction may be used by the Company in connection with a planned $85 million capital project designed to modify the Mobile Refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis, which is planned to begin after closing of the acquisition.

Following the completion of the Sale, Vertex will continue to be a public company and, immediately after the consummation of the Sale, and assuming the Sale is completed prior to the Mobile Acquisition all of Vertex’s revenues will be generated by the Continuing Operations. The Sale will have no effect on the number of shares or the attributes of shares of Vertex’s common stock or Series A Convertible Preferred Stock held by Vertex’s stockholders.

In the event the Sale Transaction is not consummated, Vertex plans to continue operating the UMO Business, to continue the development of the Company’s Myrtle Grove facility located in Belle Chasse, Louisiana, to attempt to further expand and capitalize on its strategic relationship with Bunker One (USA), Inc. which involves the marketing and sale of marine fuel products produced at our Marrero, Louisiana re-refinery and elsewhere, and attempt to further capitalize and expand on the fuels distribution business conducted through our wholly-owned subsidiary, Crystal, acquired by the Company in 2020.

In addition, we expect to remain a public company that files reports with the SEC and to remain listed on the Nasdaq Capital Market. Given the reduction in size of Vertex’s overall headcount and operations following the Closing of the Sale, our management intends to take actions to bring overhead costs in line with post-Closing operations by reducing its corporate and public company costs following the completion of the Sale.

The Company does not intend the Sale to be a “going private transaction” for purposes of Rule 13e-3 of the Exchange Act, and the Sale does not constitute a “going private transaction” for purposes of Rule 13e-3 of the Exchange Act, because among other reasons, (i) the Company will continue to operate as a public company following consummation of the Sale—there is further no plan to cause directly, or indirectly, the Company’s common stock to be terminated from registration under Section 12(b) or 12(g) of the Exchange Act following the Closing, to suspend the Company’s reporting obligations under Rule 12h-3 of the Exchange Act, or to delist the Company’s common stock form the Nasdaq Capital Market, and (ii) Safety-Kleen and its affiliates are not affiliates of the Company.

Certain Financial Projections

Other than annual financial guidance provided to investors, Vertex does not, as a matter of course, publicly disclose internal projections as to its future performance, earnings or other results due to, among other reasons, the unpredictability of the underlying assumptions and estimates.

Vertex is including the financial projections relating to the UMO Business disclosed below (collectively, the “Projections”) in this proxy statement to provide its stockholders with access to certain non-public unaudited projected financial information about the UMO Business that was made available to H.C. Wainwright for its use and reliance in connection with its financial analyses and fairness opinions, certain information from which was also made available to the Board, and is not being included in this proxy statement to induce any stockholder to vote in favor of the Sale or any other proposal to be voted on at the Special Meeting. The Projections were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP. The Projections are forward-looking statements. All of the Projections summarized in this section were prepared by Vertex management.

The Projections reflect numerous estimates and assumptions made by our senior management team with respect to general business and economic conditions and competitive, regulatory and other future events, as well as, among other things, matters related specifically to the recent operational performance, segment gross margins and anticipated development of the UMO Business, all of which are difficult to predict and inherently subjective and many of which are beyond our control. Please read the information set forth in the section below entitled “Important Information About the Financial Projections.”

UMO Business Financial Projections

The following table provides a summary of the UMO Business financial projections for the years 2021 through 2025, which were prepared by the Company. Certain of the measures included in the Forecasts may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

	2021E	2022E	2023E	2024E	2025E

PROJECTIONS (in thousands)

Revenue
Marrero, Louisiana Refinery (Marrero)	$76,878
Heartland Refinery Columbus, Ohio (Heartland)	$35,116
NickCo Recycling (NickCo)	$4,461

Total Revenue	$116,455	$122,278	$128,392	$134,811	$141,552
Growth		5%	5%	5%	5%

COGS(1)
Marrero	$60,173
Heartland	$21,675
NickCo	$5,058

Total COGS	$86,906	$91,251	$95,814	$100,605	$105,635

Gross Profit
Marrero	$16,705
Heartland	$13,441
NickCo	($597)

Total Gross Profit	$29,549	$31,026	$32,578	$34,207	$35,917
Margin %	25.4%	25.4%	25.4%	25.4%	25.4%

SG&A(2)
Marrero	$6,227
H&H/CMT	$5,208
Heartland	$8,011
NickCo	$1,594

SG&A	$21,040	$22,092	$23,197	$24,356	$25,574
Margin %	18.1%	18.1%	18.1%	18.1%	18.1%

Total Interest	$792
Total Depreciation	$3,156
Total Amortization	$864

Total EBITDA(3)(4)	$13,321	$13,987	$14,686	$15,421	$16,192
Margin %	11.4%	11.4%	11.4%	11.4%	11.4%

Less: Depreciation and Amortization (D&A)	4,020	4,221	4,432	4,654	4,886
Margin %	3.5%	3.5%	3.5%	3.5%	3.5%

EBIT(3)(5)	$9,301	$9,766	$10,254	$10,767	$11,305
Less: Taxes(6)	$1,953	$2,051	$2,153	$2,261	$2,374
NOPAT(4)(7)	$7,348	$7,715	$8,101	$8,506	$8,931
Add: D&A	4,020	4,221	4,432	4,654	4,886
Less: Capital Expenditures (CapEx)(8)	(4,020)	(4,221)	(4,432)	(4,654)	(4,886)
Less: Δ Working Capital(9)	539	566	594	624	655
Free Cash Flow (FCF)	$7,887	$8,281	$8,695	$9,130	$9,586

(1)	Cost of goods sold.

(2)	Total Selling, General and Administrative expenses.

(3)	Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Vertex may not be comparable to similarly titled amounts used by other companies.

(4)	Vertex uses “EBITDA” as a non-GAAP financial measure, which is defined as earnings based on GAAP adjusted to exclude interest, income taxes, depreciation and amortization.

(5)	Vertex uses “EBIT” as a non-GAAP financial measure, which is defined as earnings before interest and taxes.

(6)	Assumes a tax rate of 21%.

(7)	Vertex uses “NOPAT” as a non-GAAP financial measure, which is defined as net operating profit after tax.

(8)	Assumes CapEx equals 100% of D&A.

(9)	Assumes change in working capital is 0.46% of total revenue.

VERTEX HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, WHICH MAY INCLUDE, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Important Information About the Financial Projections

While the Projections summarized in this section were prepared in good faith and management believes the assumptions on which the Projections were based were reasonable for the scenarios considered, no assurance can be made regarding future events. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. The estimates and assumptions underlying the Projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond Vertex’s control and will be beyond their control following the Sale. The assumptions and estimates underlying the Projections, all of which are difficult to predict and many of which are beyond the control of Vertex, may not be realized. There can be no assurance that the underlying assumptions will prove to be accurate or that the forecasted results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Projections, whether or not the Transactions are completed. Neither Vertex nor any of its affiliates assumes any responsibility to its stockholders for the accuracy of this information.

In particular, the Projections, while presented with numerical specificity necessarily, were based on numerous variables and assumptions that are inherently uncertain. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and results in the Projections not being achieved include, but are not limited to, the effect of global economic conditions, fluctuations in foreign currency exchange rates, the cost and effect of changes in tax and other legislation and other risk factors described in Vertex’s SEC filings, including Vertex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and described under the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 24. The Projections also reflect assumptions as to certain business decisions that are subject to change. The information set forth in the Projections is not fact and should not be relied upon as being necessarily indicative of future results.

The Projections summarized in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or accounting principles generally accepted in the U.S. (“GAAP”). Vertex’s senior management team prepared the Projections in good faith and on a reasonable basis based on the best information available to Vertex’s senior management team at the time the projections were prepared. The Projections, however, are not actual results and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the information provided in this “Certain Financial Projections” section of this proxy statement.

All of the Projections summarized in this section are based on information compiled by Vertex’s senior management team. Ham, Langston & Brezina, L.L.P. (“HLB”), Vertex’s independent registered public accounting firm, did not provide any assistance in preparing the Projections and has not examined, compiled or otherwise performed any procedures with respect to the Projections and, accordingly, HLB has not expressed any opinion or given any other form of assurance with respect thereto and assumes no responsibility for the prospective financial information. The HLB report included in this proxy statement under “Index to Historical Financial Statements of Vertex”, beginning on page 132, relates solely to the historical financial information of Vertex. Such report does not extend to the Projections and should not be read to do so.

By including in this proxy statement a summary of the Projections, neither Vertex nor any of its advisors or representatives has made or makes any representation to any person regarding the ultimate performance of the UMO Business compared to the information contained in the Projections. Vertex has made no representation to Safety-Kleen, in the Sale Agreement or otherwise, concerning the Projections. The Projections summarized in this section were prepared during the periods described above and have not been updated to reflect any changes since the date of their preparation or any actual results of the UMO Business. Vertex undertakes no obligation, except as required by law, to update or otherwise revise the Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are not realized, or to reflect changes in general economic or industry conditions.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that Vertex, the Board of Directors, H.C. Wainwright or any party that received the Projections then considered, or now considers, the Projections to be necessarily predictive of actual future events, and the Projections should not be relied upon as such.

The foregoing summary of the Projections is not included in this proxy statement in order to induce any stockholder of Vertex to vote in favor of the Sale Proposal or any other Proposals.

Opinion of H.C. Wainwright & Co., LLC

At the meeting of the Company’s Board of Directors on June 24, 2021, to evaluate and approve the Sale, H.C. Wainwright delivered an oral opinion, which was confirmed by delivery of a written opinion, dated June 24, 2021, addressed to the Company’s Board of Directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions, conditions and limitations set forth in the opinion, the consideration to be received in the Sale pursuant to the Sale Agreement by the Company was fair, from a financial point of view, to the Company.

The full text of H.C. Wainwright’s written opinion dated June 24, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. H.C. Wainwright’s opinion was provided for the use and benefit of the Company’s Board of Directors (solely in its capacity as such) in its evaluation of the Sale. H.C. Wainwright’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received by the Company in the Sale pursuant to the Sale Agreement and does not address the Company’s underlying business decision to effect the Sale or the relative merits of the Sale as compared to any alternative business strategies or transactions that might be available with respect to the Company. H.C. Wainwright’s opinion did not constitute a recommendation as to how any member of the board of directors of the Company should vote or act with respect to any matter relating to the Sale or otherwise, and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to any matter relating to the Sale or otherwise. H.C. Wainwright’s opinion was approved by a H.C. Wainwright fairness opinion committee.

In arriving at its opinion, H.C. Wainwright, among other things:

•       reviewed the draft Sale Agreement in the form provided on June 21, 2021 to H.C. Wainwright;

•       reviewed certain financial forecasts for the years 2021 through 2025 furnished to H.C. Wainwright and prepared by Company management (the “Forecasts”);

•       reviewed certain publicly available business and financial information relating to the UMO Business;

•       reviewed the financial terms, to the extent publicly available, of certain acquisition and financing transactions that it deemed relevant;

•       held discussions with members of senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Sale, and the past and current business operations, financial condition and future prospects of the Company;

•       reviewed the reported price and trading activity for the Company’s common stock; and

•       performed such other studies and analyses and considered such other factors, as H.C. Wainwright deemed appropriate.

In connection with H.C. Wainwright’s review, with the Company’s consent, H.C. Wainwright relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by H.C. Wainwright, without assuming any responsibility for independent verification thereof. In that regard, H.C. Wainwright assumed, with the Company’s consent, that the forecasts relied upon were prepared in good faith and are reasonable and consistent with the best currently available estimates and judgments of the Company’s management, and that they provide a reasonable basis on which to evaluate the UMO Business and the Sale. H.C. Wainwright expressed no view or opinion with respect to the Forecasts or the assumptions or estimates upon which they were based. Further, H.C. Wainwright was not requested to make, and did not make, an independent evaluation, appraisal or geological or technical assessment, or any physical inspection (as applicable), of the assets and liabilities (including any contingent, derivative or other off balance-sheet assets and liabilities) of the Company or any of its subsidiaries and were not furnished with any such evaluation, appraisal or assessment. H.C. Wainwright did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business and did not confirm whether any Seller Party had good title to assets.

In arriving at its opinion, H.C. Wainwright assumed that (i) all governmental, regulatory or other consents and approvals necessary for the consummation of the Sale, if any, will be obtained without any adverse effect on the Company or on the expected benefits of the Sale in any way meaningful to its analysis; (ii) the Sale will be consummated on the terms set forth in the Sale Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis; and (iii) at the Company’s direction, that any adjustments to the consideration to be received in the Sale pursuant to the Sale Agreement or otherwise will not be material to its analyses or its opinion.

In addition, for purposes of its analyses and opinion, H.C. Wainwright assumed, with the Company’s permission, that (i) the Purchased Assets include all of the assets or rights necessary and sufficient to achieve the Forecasts, subject to the liabilities being assumed by Safety-Kleen in connection with the Sale, in the amounts and at the times contemplated thereby and do not include any assets or rights that the Seller Parties or any of their affiliates require to own or operate any of the businesses or operations of the Seller Parties or such affiliates other than the UMO Business (the “Retained Businesses”), as currently conducted or as contemplated by the Seller Parties and their affiliates will be conducted by the Seller Parties and their respective affiliates in the future, (ii) upon the consummation of the Sale, neither the Vertex Parties nor any of their respective affiliates will retain or otherwise be responsible for the liabilities to be assumed by Safety-Kleen pursuant to the Sale Agreement and (iii) the Sale will not otherwise impair the ability of the Seller Parties and their respective affiliates to own and operate the Retained Businesses as currently conducted or as contemplated by management of the Seller Parties and their respective affiliates will be conducted in the future.

H.C. Wainwright did not express any opinion as to the Company’s proposed acquisition of the Mobile, Alabama refinery.

H.C. Wainwright’s opinion did not address the Company’s underlying decision to effect the Sale or the relative merits of the Sale as compared to any alternative business strategies or transactions that might be available to the Company or any legal, regulatory, tax or accounting matters. At the Company’s direction, H.C. Wainwright was not asked to, nor did it, offer any opinion as to any terms of the Sale Agreement or any aspect or implication of the Sale, except for the fairness of the consideration to be received in the Sale pursuant to the Sale Agreement from a financial point of view to the Company.

In rendering its opinion, H.C. Wainwright did not express any view on, and its opinion does not address, any other term, portion or aspect of the Sale Agreement or Sale, including (i) the form, structure or any other portion, term or aspect of the Sale, (ii) any term or aspect of any other agreement, understanding, document or instrument contemplated by the Sale Agreement or entered into or amended in connection with the Sale or (iii) any determination of the Board of Directors of the Company as to the use or distribution of the consideration following the consummation of the Sale. H.C. Wainwright did not express any opinion as to the prices at which the Company’s common stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, the other Seller Parties, or the sale, or as to the impact of the Sale on the solvency or viability of the Retained Businesses, the Company or the other Seller Parties or the ability of the Company or the Seller Parties to pay their respective obligations when they come due. H.C. Wainwright also did not express any opinion as to the appropriate capital structure for the Company or any other Seller Parties. Its opinion did not address any actual or potential “interested party” aspects of the Sale or any actual or potential conflicts of interest arising from the ownership by any affiliate of a Seller Party of any equity securities of Safety-Kleen or any actions taken or to be taken by the Company, any Seller Party or the Safety-Kleen relating to any such ownership. H.C. Wainwright expressed no opinion and made no recommendation as to how any member of the Board of Directors of the Company, any stockholder of the Company or any other person should vote or act with respect to any matter relating to the Sale or otherwise.

For purposes of its analyses and opinion, with the Company’s permission, H.C. Wainwright evaluated the fairness to the Company of the consideration being received by the Company and the other Seller Parties pursuant to the Sale Agreement as though all of the Purchased Assets and liabilities to be assumed by Safety-Kleen pursuant to the Sale Agreement were being transferred, and all of the consideration was being received, by the Company.

H.C. Wainwright’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and H.C. Wainwright assumed no responsibility for updating, revising or reaffirming (and did not update, revise or reaffirm) its opinion based on circumstances, developments or events occurring after the date thereof or otherwise considering or commenting on circumstances, developments or events occurring or coming to its attention after the date thereof. H.C. Wainwright’s services and the opinion expressed in its opinion to the Board of Directors were provided solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Sale.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses performed by H.C. Wainwright and presented to the Board of Directors in connection with H.C. Wainwright’s opinion relating to the Sale given to the Board of Directors at a meeting held on June 24, 2021. The following is a summary only and does not purport to be a complete description of the financial analyses performed by H.C. Wainwright. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand H.C. Wainwright’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of H.C. Wainwright’s analyses.

For purposes of its analyses, H.C. Wainwright reviewed a number of financial metrics, including the following:

•	Capacity — generally the volume of the relevant substance (e.g., used oils, waste water, lubricants and other materials) that can be processed and re-refined by the relevant company or assets.

•	EBITDA — generally the amount of the relevant company’s or business’ earnings before interest, taxes, depreciation, amortization, and any one-time and non-recurring items for a specified time period.

•	Enterprise Value — generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company using the treasury stock method) plus the value as of such date of its net debt (the face amount of total debt and preferred stock, and book value of non-controlling interests, less the amount of cash and cash equivalents, as reflected on its most recently available balance sheet).

Unless the context indicates otherwise, (i) Enterprise Values used in the selected public companies analyses described below were calculated using the market price of the common stock of the selected companies listed below as of June 17, 2021 and (ii) the estimates of the future financial performance of the UMO Business relied upon for the financial analyses described below were based on the Forecasts.

Financial Analyses of the Company

Implied Market Valuation Analysis

H.C. Wainwright performed an analysis of the historical trading price of the Company’s common stock, in each case, prior to the announcement on May 26, 2021, of the Company’s proposed acquisition of the Mobile Refinery. This analysis implied a valuation range of between $21 million and $130 million for the entire Company, compared to the $140 million cash consideration to be received by the Company for the Purchased Assets, subject to the assumption of certain liabilities, pursuant to the Sale Agreement.

Selected Public Companies Analysis.

H.C. Wainwright also performed a selected public company analysis in which H.C. Wainwright reviewed certain financial and stock market data for the following selected public companies that provide waste management and disposal services or similar environmental, industrial and energy products and services:

●	Veolia Environment, S.A.

●	GFL Environmental Inc.

●	Stericycle, Inc.

●	Clean Harbors, Inc.

●	Covanta Energy Corporation

●	Harsco Corporation

●	US Ecology, Inc.

●	Heritage-Crystal Clean, Inc.

H.C. Wainwright reviewed, among other things, the Enterprise Values of the selected public companies as a multiple of estimated EBITDA for calendar year 2021. Enterprise Values used in the selected public companies analysis described below were calculated using the market price of the common stock of the selected companies as of June 17, 2021. Financial data for the selected public companies were based on publicly available consensus research analyst estimates, public filings and other publicly available information.

The selected companies analysis resulted in low, high, median and mean Enterprise Value to estimated 2021 EBITDA (“2021E EBITDA”) multiples as follows:

Enterprise Value/ 2021E EBITDA
Low	7.4x
High	17.3x
Median	9.9x
Mean	11.4x

H.C. Wainwright then applied a range of multiples derived from its selected public companies analysis of 8.0x to 11.0x, to the Company’s estimated EBITDA for 2021 of $13.3 million. This analysis indicated an implied enterprise value for the UMO Business of approximately $107 million to $147 million, as compared to the $140 million cash consideration to be received in the Sale pursuant to the Sale Agreement.

Discounted Cash Flow Analysis.

H.C. Wainwright also performed discounted cash flow (“DCF”) analyses of the UMO Business to calculate the present value of the estimated future unlevered free cash flows projected by the Company’s management to be generated by the UMO Business.

H.C. Wainwright utilized a range of discount rates (based on an estimated range of weighted average cost of capital, referred to as WACC) of 12.5% to 17.5%, to calculate estimated present values as of June 30, 2021 of (i) estimated after-tax unlevered free cash flows for July 1, 2021 through December 31, 2021, and for fiscal years ending December 31, 2022 through December 31, 2025 and (ii) estimated terminal values derived by applying a range of multiples of 8.0x to 12.0x to a terminal year EBITDA. The financial data in respect of the UMO Business was based on financial forecasts and other information and data provided by the Company’s management.

H.C. Wainwright also performed a discounted cash flow analysis using a perpetual growth method, using a range of WACC of 12.5% to 17.5%, and a range of estimated perpetual growth rates from 3.0% to 5.0%, to calculate the estimated present values as of June 30, 2021, of the estimated free cash flows from the UMO Business.

The DCF analyses indicated implied net present value ranges of approximately $61 million to $144 million.

Selected Precedent Transactions Analysis.

H.C. Wainwright also reviewed selected transactions involving the sale of environmental, industrial and energy services assets that H.C. Wainwright deemed to have certain characteristics similar to those of the UMO Business. Based upon its review, H.C. Wainwright selected the following three transactions involving assets that H.C. Wainwright deemed to have certain characteristics that are similar to those of the UMO Business, although H.C. Wainwright noted that none of the selected transactions or the entities that participated in the selected transactions were directly comparable to the UMO Business:

Date Announced	Acquiror / Seller
02/2016	Clean Harbors, Inc. / Nevada Bango Re-Refinery
04/2015	Clean Harbors, Inc. / Thermo Fluids Inc.
10/2014	Heritage-Crystal Clean, Inc. / FCC Environmental

For purposes of the precedent transactions analyses, H.C. Wainwright emphasized Capacity multiples (calculated as the acquisition price for the assets acquired in the applicable transaction divided by the Capacity of those assets), as compared to revenue or EBITDA multiples, since most of the precedent transactions did not disclose the relevant revenue or EBITDA metrics. While Capacity multiples are not typically used for valuation purposes in most industries, they are used by Wall Street analysts for valuation purposes in connection with assets similar to those used in the UMO Business. H.C. Wainwright noted that the low, mean, median and high of the Capacity multiples for the selected transactions were equal to $1.40, $1.58, $1.65 and $1.70, respectively, compared to a Capacity multiple for the UMO Business of $1.58.

Miscellaneous

This summary of the analyses is not a complete description of H.C. Wainwright’s opinion or the analyses underlying, and factors considered in connection with, H.C. Wainwright’s opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying H.C. Wainwright’s opinion. In arriving at its fairness determination, H.C. Wainwright considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, H.C. Wainwright made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in the analyses described above is identical to the UMO Business or the Sale. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company, nor H.C. Wainwright or any other person assumes responsibility if future results are materially different from those projections.

The consideration payable by Safety-Kleen in the Sale was determined through arms’ length negotiations between the Company and Safety-Kleen and was approved by the Board of Directors of the Company. H.C. Wainwright did not recommend any specific consideration to the Company or its Board of Directors, or that any specific amount or type of consideration constituted the only appropriate consideration for the Sale. As described above, H.C. Wainwright’s opinion was only one of many factors considered by the Board of Directors in making its determination to approve the Sale. H.C. Wainwright was not requested to, and did not, solicit any expressions of interest from any other parties with respect to the UMO Business.

The Board of Directors of the Company selected H.C. Wainwright to provide the Company an opinion regarding the fairness of the Sale because H.C. Wainwright has substantial experience in similar transactions. H.C. Wainwright is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

H.C. Wainwright provided the Board of Directors an opinion as to the fairness of the Sale (as discussed herein) and was paid a fee of $300,000 for its services which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein. We also agreed to reimburse up to $50,000 of H.C. Wainwright’s expenses associated with the opinion.

H.C. Wainwright continues to be engaged under its engagement letter until June 8, 2022. In addition, the Company has agreed to indemnify H.C. Wainwright for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

In the past two years, no material relationship existed between the Company and/or its affiliates and H.C. Wainwright and/or its affiliates pursuant to which compensation was received by H.C. Wainwright or its affiliates as a result of such relationship. H.C. Wainwright’s affiliates, employees, officers and partners may at any time own securities of the Company and Safety-Kleen. H.C. Wainwright may in the future provide investment banking and other services to the Company and Safety-Kleen unrelated to the Sale and may receive compensation for such services. In addition, H.C. Wainwright and its affiliates may in the future provide investment banking and other financial services to the parties of the Transaction for which H.C. Wainwright would expect to receive compensation.

Material U.S. Federal Income Tax Consequences of the Sale

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Sale. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Sale and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Sale discussed below or, if it does challenge the tax treatment, that it will not be successful.

The Sale will be treated for U.S. federal income tax purposes as a taxable sale of assets upon which Vertex will recognize gain or loss. The amount of gain or loss Vertex recognizes with respect to the Sale will be measured by the difference between the amount realized by Vertex on the sale of the assets and Vertex’s tax basis in those assets. The amount realized by Vertex on the Sale will include the amount of cash received, the fair market value of any other property received, total liabilities assumed or taken by Safety-Kleen and will be reduced by the amount of selling costs. For purposes of determining the amount realized by Vertex with respect to specific assets, the total amount realized by Vertex will generally be allocated among the assets according to the rules set forth in Section 1060(a) of the Code. Vertex’s basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether Vertex will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, Vertex may recognize gain on the sale of certain assets and loss on the sale of certain other assets, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. To the extent the Sale results in Vertex recognizing a net gain for U.S. federal income tax purposes, it is anticipated that Vertex’s available net operating loss carryforwards will offset all or a substantial part of such gain.

This summary is not a complete description of all of the tax consequences of the Sale that may be relevant to you. Stockholders should consult their own tax advisers for advice regarding the U.S. federal, state, local and other tax consequences if proceeds from the Sale are distributed or paid to stockholders.

Accounting Treatment of the Sale

The Sale will be accounted for as a “sale of a business” by Vertex, as that term is used under accounting principles generally accepted in the U.S. (“GAAP”), for accounting and financial reporting purposes. The results of operations of the UMO Business will be treated as discontinued operations and the related assets presented as assets held for sale upon approval by the Company’s shareholders.

Governmental and Regulatory Approvals

General

Vertex and Safety-Kleen have agreed to use their respective reasonable best efforts to obtain antitrust approvals for the Sale Transaction. These approvals include the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Sale Transaction, including the requirement to divest assets, or require changes to the terms of the Sale Agreement. Vertex and Safety-Kleen’s obligations to complete the Sale Transaction are subject to the approval, expiration, or termination of waiting periods (including any extensions) required under the HSR Act. Vertex and Safety-Kleen have further determined that no antitrust or competition law approvals are required to be applied for or obtained in any jurisdiction outside the United States.

U.S. Antitrust Matters

The Sale Transaction is subject to the requirements of the HSR Act, which provides that certain transactions may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”), and until certain waiting period requirements have been satisfied. Each of Safety-Kleen and Vertex filed a Pre-merger Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the Sale Transaction on July 14, 2021; provided that such Notification and Report Form was rescinded effective August 13, 2021, in order to provide the FTC with additional information and more time to reach a final conclusion with respect to the filing. The parties re-filed the Pre-merger Notification and Report Form on Tuesday, August 17, 2021. The waiting period is scheduled to expire at 11:59 p.m. on September 16, 2021. However, before that time, the DOJ or the FTC may shorten the waiting period by granting early termination, or may extend the waiting period by requesting additional information or documentary material from the parties. If such a request were made, the waiting period would be extended until 11:59 p.m. on the 30th day after certification of substantial compliance by the parties with such request (or longer if the parties so agreed). As a practical matter, if such a request were made, it could take a significant period of time to achieve substantial compliance with such a request.

The DOJ, the FTC, state attorneys general, and others may challenge the Sale Transaction on antitrust grounds either before or after the expiration or termination of the applicable waiting period. Accordingly, at any time before or after the completion of the Sale Transaction, any of the DOJ, the FTC, or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the Sale Transaction or permitting completion subject to regulatory concessions or conditions. Neither Safety-Kleen nor Vertex believes that the Sale Transaction violates U.S. antitrust laws, but there can be no assurance that a challenge to the Sale Transaction on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

No Appraisal Rights

Under the NRS, appraisal rights or rights of dissent are not available to any stockholder in connection with the Sale, regardless of whether such stockholder votes for or against the approval of the Sale Proposal, because the Sale does not constitute a merger or consolidation.

Employment Matters

Effective as of the Closing Date of the Sale, Safety-Kleen agreed to make offers of employment to certain identified persons who are employees of the Seller Parties with respect to the UMO Business (each such employee who accepts such offer shall be known as a “Transferred Employee”). Safety-Kleen’s offer of employment shall be at-will and on such continued terms of employment as are similar in all material respects to similarly situated employees of Safety-Kleen.

We agreed to (i) pay all wages of all of the employees of the UMO Business earned or accrued through and including the Closing Date, including any bonuses and commissions earned (or earned subject only to the passage of time) and (ii) be responsible for, in accordance with the terms and conditions of such benefits, all employee benefits of all of our employees earned or accrued through the Closing Date, including accrued sick time, personal time, vacation, sabbaticals or disability pay.

Safety-Kleen agreed to use commercially reasonable efforts to (i) have any applicable eligibility period and any preexisting conditions limitations waived with respect to any health and welfare benefit plans offered to Transferred Employees, other than limitations or waiting periods that are already in effect with respect to such Transferred Employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Transferred Employees immediately prior to the Closing Date and (ii) provide each Transferred Employee full credit for his or her prior service with any Seller Party for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or nonqualified retirement or profit sharing plans created or maintained by Safety-Kleen in which the Transferred Employee may be eligible to participate and “cafeteria plans” (as defined in Section 125 of the Code), vacation plans and similar arrangements created or maintained by Safety-Kleen in which such Transferred Employees may be eligible to participate (but no benefits shall accrue for Transferred Employees for such prior service time). Notwithstanding the foregoing, except to the extent otherwise specifically provided by applicable law, (x) the Transferred Employees must meet the service requirements (recognizing past service credit given herein) and other eligibility criteria under Safety-Kleen’s plans and complete any enrollment documents and (y) nothing in the Sale Agreement affects Safety-Kleen’s ability to amend or terminate Safety-Kleen’s employee benefits at any time, in its sole discretion.

The current employment agreements and/or employment engagements of all Transferred Employees with the Seller Parties will terminate on the Closing Date.

As of immediately prior to the Closing of the Sale, the employment of each employee of the Seller Parties who is not a Transferred Employee, as of the Closing of the Sale will remain employed by the Seller Parties, as applicable. For the avoidance of doubt, Vertex will be responsible for all obligations, claims and liabilities for Transferred Employees arising prior to the date on which such employee becomes employed by Safety-Kleen or its affiliates.

Treatment of Employee Stock Options

Vertex previously granted options to purchase shares of Vertex’s common stock under its 2009 Stock Incentive Plan, 2013 Stock Incentive Plan (as amended and restated) and 2019 Equity Incentive Plan (collectively, the “Stock Plans” and such stock options, the “Awards”). Vertex has not yet granted any awards under its Amended and Restated 2020 Equity Incentive Plan. Substantially all of the Awards vest to the holders thereof at the rate of 1/4th of such Awards on each of the first, second, third and fourth anniversaries of the grant dates of such awards, subject to such recipient’s continued service with the Company. Each of the Stock Plans provides for the automatic vesting of outstanding awards, including the Awards, upon certain events, including a “change of control” (as defined in the Stock Plans). Vertex has determined that no “change of control” or other accelerated vesting event occurred in connection with the Company’s entry into the Sale Agreement, and that none will occur upon the closing of the Sale Agreement. The Board of Directors may however, in its discretion, allow for the accelerated vesting of unvested Awards (or any portion thereof) at any time prior to the closing of the Sale Agreement, or thereafter, in the event the Board of Directors determines that such accelerated vesting is fair and equitable to holders of Awards.

Interests of Certain Persons in the Sale

In considering the recommendation of the Board of Directors that Vertex’s stockholders vote “FOR” the Sale Proposal, you should be aware that Vertex’s directors and executive officers may have financial interests in the Sale that may be in addition to, or different from, their interests as stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Sale. Stockholders should take these benefits into account in deciding whether to vote for the Sale Proposal. As described in more detail below, these interests include:

•	cash severance payments and benefits under individual employment agreements payable upon certain types of terminations of employment occurring prior to or following the Sale, as further described below under the section captioned “—Golden Parachute Compensation”.

For further information with respect to the arrangements between Vertex and its executive officers, directors and affiliates described in this section, as well as other arrangements between Vertex and its executive officers, directors and affiliates, please see our Definitive Proxy Statement filed with the SEC pursuant to Regulation 14A on April 7, 2021, copies of which are available from the Company free of charge as discussed in greater detail below under “Where You Can Find Additional Information”, beginning on page 130.

Golden Parachute Compensation

As the Company has determined that the Sale transaction will not constitute the sale of all or substantially all of the assets of the Company, none of the “change of control” or related provisions of any executive’s employment agreement will be triggered in connection with the Sale. Notwithstanding that, as described below, the employment agreements of our executive officers include severance benefits upon a termination without “cause” by the Company or for “good reason” by the executives.

This section sets forth information regarding “golden parachute” compensation payable to our executive officers. The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and in the footnotes to the table. As a result, the actual amounts, if any, that an executive officer receives may materially differ from the amounts set forth in the table.

The table below assumes that (a) a termination of employment will occur on December 31, 2021, which date is used solely for the purposes of the disclosure in the table, (b) the employment of the executive officer will be terminated without ‘cause’, entitling the executive officer to receive severance payments and benefits, (c) no executive officer receives any additional equity grants on or prior to the date of termination, and (d) no executive officer enters into any other new agreements or is otherwise legally entitled to, prior to the Sale, additional compensation or benefits. The amounts shown in the table do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested pursuant to their terms, on or prior to the assumed termination date, or the value of payments or benefits that are not based on or otherwise related to a termination. Payments that are conditioned on both the occurrence of the Sale as well as the executive officer’s termination of employment are payable on a “double-trigger” basis (of which there are none) and payments that are conditioned only upon the occurrence of the Sale as being payable on a “single-trigger” basis (of which there are none). The individuals named below represent the executive officers that were listed in our annual proxy with respect to the fiscal year ending December 31, 2020.

Name	Cash(1)(2)		Equity ($)(3)		Perquisites/ Benefits(4)	Total*
Benjamin P. Cowart	$573,310	(4)	2,424,212	(7)	$18,777	$3,016,299
Chris Carlson	365,960	(5)	1,849,313	(8)	$26,458	$2,241,731
John Strickland	$405,560	(6)	1,887,567	(9)	$5,143	$2,298,270

*

No named executive officer will receive any compensation, equity, pension/non-qualified deferred compensation, tax reimbursements or other consideration on a “single trigger” or “double trigger” basis under their employment agreements or otherwise, as a result of the Closing of the Sale or the termination of their employment with the Company.

(1)

Pursuant to each executive’s employment agreement, such executive’s employment is terminated by the executive for “good reason” or by us without “cause”, (a) such executive is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for 12 months following the termination date, payable in accordance with our normal payroll practices and policies; (b) such executive is entitled to the pro rata amount of any cash bonus which would be payable to such executive had he remained employed for an additional twelve months following the termination date (“Pro Rata Bonus”); and (c) provided such executive elects to receive continued health insurance coverage through COBRA, we are required to pay such executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date, subject to certain exceptions. Such Pro Rata Bonus solely for the purposes of the table above is assumed to be the targeted yearly bonus approved by the Company for each executive. Additionally, any outstanding stock options previously granted to the executive will vest immediately upon such termination and shall be exercisable by the executive until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

Separately, in the event that any executive’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of such executive’s death or disability) during the twelve month period following a change of control (which includes the sale of all or substantially all of the Company’s assets, but does not include the Sale, which the Company has determined does not constitute the sale of all or substantially all of the Company’s assets) or in anticipation of a change of control, we are required to pay the executive, within 60 days following the later of (x) the date of such change of control termination; and (y) the date of such change of control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to such executive. In addition, in the event of a change of control termination, all of the executive’s equity-based compensation immediately vests and any outstanding stock options held by the executive can be exercised by the executive until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if the executive’s employment ends in anticipation of a change of control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay the executive a lump sum payment, payable on the same date as the change of control payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by the executive on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired.

(2)	The amounts represent the amounts payable as (i) severance under each executive’s employment agreement upon a termination without cause, and (ii) the prorated bonus due using the assumed date of the Closing in connection with a termination without cause. All such amounts descried in the immediately preceding sentence are payable to the executive upon a qualifying termination whether or not the Sale occurs. No amounts are payable to the executives on a “single-trigger” or “double-trigger” basis.
(3)	Represents the estimated cost of continued health plan coverage based on an assumed monthly COBRA premium of $1,565 per month for Mr. Cowart, $2,205 per month for Mr. Carlson and $429 per month for Mr. Strickland, during the applicable severance period that is payable under the terms of each executive’s employment agreement as discussed in footnote (1) above. Such COBRA benefits are payable on a “single trigger” basis.
(4)	Represents Mr. Cowart’s current salary ($358,990), which is payable upon a termination whether or not in connection with a change of control, and 1x the amount of any Pro Rata Bonus due to him upon a termination whether or not in connection with a change of control (which for the purposes of the table above has been assumed to be the targeted annual bonus approved by the Board of Directors ($214,320 per year)).
(5)	Represents Mr. Carlson’s current salary ($233,610), which is payable upon a termination whether or not in connection with a change of control, and 1x the amount of any Pro Rata Bonus due to him upon a termination whether or not in connection with a change of control (which for the purposes of the table above has been assumed to be the targeted annual bonus approved by the Board of Directors ($132,350 per year)).
(6)	Represents Mr. Strickland’s current salary ($241,120), which is payable upon a termination whether or not in connection with a change of control, and 1x the amount of any Pro Rata Bonus due to him upon a termination whether or not in connection with a change of control (which for the purposes of the table above has been assumed to be the targeted annual bonus approved by the Board of Directors ($164,440 per year)).
(7)	Represents the value of options to purchase 844,673 shares of common stock with a weighted average exercise price of $2.87 per share, which would vest to the executive upon a termination without cause, and be exercisable until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.
(8)	Represents the value of options to purchase 644,360 shares of common stock with a weighted average exercise price of $2.87 per share, which would vest to the executive upon a termination without cause, and be exercisable until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances
(9)	Represents the value of options to purchase 657,689 shares of common stock with a weighted average exercise price of $2.87 per share, which would vest to the executive upon a termination without cause, and be exercisable until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances

Cash Bonuses

While the Board of Directors does not currently anticipate that it will award cash bonuses in connection with the Sale, the Board of Directors reserves its right to use a portion of the net proceeds from the Sale to award cash bonuses to certain executive officers of the Company.

Future Arrangements

It is anticipated that Vertex employees who are engaged in the UMO Business will enter into new compensation arrangements with Safety-Kleen. Those arrangements may include, among other things, agreements regarding future terms of employment, the right to receive equity or equity-based awards of Safety-Kleen and/or to receive retention bonus awards. Any of these types of arrangements are currently expected to be entered into at or after the Closing, if at all. There can be no assurance that the applicable parties will reach an agreement on any terms, or at all. We do not currently anticipate any of our executive officers to enter into agreements with, or become employees of Safety-Kleen, following the Closing.

Agreements Related to the Sale

The Sale Agreement

The following discussion sets forth the material terms of the Sale Agreement and is qualified in its entirety by reference to the complete text of the Sale Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. You are encouraged to read the Sale Agreement carefully and in its entirety. The summary of the Sale Agreement is included in this information statement only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses. You should read the information provided elsewhere in this information statement for information regarding the parties and their respective businesses. This summary may not contain all of the information about the Sale Agreement that is important to you. You should refer to the full text of the Sale Agreement for details of the transaction and the terms and conditions of the Sale Agreement.

Additionally, the representations, warranties and covenants described in this summary and contained in the Sale Agreement have been made only for the purpose of the Sale Agreement and, as such, are intended solely for the benefit of Vertex and Safety-Kleen. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Sale Agreement. Furthermore, many of the representations and warranties contained in the Sale Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Vertex and Safety-Kleen, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Sale Agreement or may change in the future, and these changes may not be fully reflected in the public disclosures made by Vertex and Safety-Kleen. As a result of the foregoing, you are strongly encouraged not to rely on the representations, warranties and covenants contained in the Sale Agreement, or any descriptions thereof, as accurate characterizations of the state of facts or condition of Vertex, Safety-Kleen or any other party. You are likewise cautioned that you are not a third-party beneficiary under the Sale Agreement and do not have any direct rights or remedies pursuant to the Sale Agreement.

Purchase and Sale of the UMO Business

Upon the terms and subject to the conditions of the Sale Agreement, Safety-Kleen will purchase from the Seller Parties, of all of the used motor oil business operations, including the sale of the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex LA); our Columbus, Ohio, Heartland used oil refinery (currently owned by Vertex OH, of which we indirectly own a 35% interest, which interest will increase to 100% immediately prior to Closing as a result of the transactions described below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96); our H&H and Heartland UMO collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas, including the sale of the operations conducted at the various properties subject to the Sale Agreement, which primarily consist of (1) operating our Marrero, Louisiana and Columbus, Ohio re-refineries and the Cedar Marine terminal, and in connection therewith, acquiring used lubricating oils from commercial and retail establishments and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers, (2) collecting and processing used motor oil, oil filters, and related automotive waste streams and (3) the provision of related products and support services.

Such sale will include all (i) real property associated with the UMO Business, (ii) the Seller Parties’ leasehold interests in the leased properties associated with the UMO Business (collectively, (i) and (ii), the “Properties”), and (iii) all of the Seller Parties’ right, title and interest in and to all of the non-real property assets, and rights of every kind and nature, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than certain excluded assets), which are owned or leased by the Seller Parties and that relate to, or are used or held for use in connection with, the UMO Business (collectively, the “Purchased Assets”), including, without limitation, the following:

(a)       all personal property at the Properties claimed to be owned by the Seller Parties, and including by way of example and not limitation all equipment relating in any way to the oil re-refining and other operations conducted on the Properties, all heating equipment, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, fences, gates, trees, shrubs, plants, and air conditioning equipment and all site plans, surveys, plans and specifications, and floor plans, in any Seller Party’s possession, which relate to the Properties, improvements and fixtures;

(b)       all personal property leased by the Seller Parties including, without limitation, all leased vehicles and other equipment subject to leases (the “Equipment Leases”);

(c)       all parts and inventory having a value in excess of $5,000 used in connection with the UMO Business;

(d)       the contracts relating to the UMO Business that Safety-Kleen has elected to assume as of Closing;

(e)       if, and to the extent, transferable, all permits, including environmental permits, which are held by the Seller Parties and required for the conduct of the UMO Business as currently conducted or for the ownership and use of the Purchased Assets;

(f)        all rights to any actions of any nature available to or being pursued by the Seller Parties to the extent related to the UMO Business, the Purchased Assets or liabilities assumed in connection with the acquisition, whether arising by way of counterclaim or otherwise;

(g)       all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, deposits, charges, sums and fees, rights of set-off and rights of recoupment;

(h)       all of Seller Parties’ rights under warranties, indemnities and all similar rights against third parties to the extent arising in connection with the ownership and/or use of the Purchased Assets by the Seller Parties;

(i)        all insurance benefits, including rights and proceeds, arising from or relating to the UMO Business, the Purchased Assets or the assumed liabilities;

(j)        originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any governmental authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and intellectual property files, save and except to the extent the Seller Parties are required by law to maintain the originals, or are otherwise estopped from providing access thereto;

(k)       all rights, of any nature, including any registered or unregistered word, phrase or design (or combination thereof), including all trademarks and trade names, in or to the names “Heartland,” “Heartland Petroleum,” “H&H,” and any permutation or derivation of any thereof, used in connection with the conduct of the UMO Business; and

(l)        all goodwill and the going concern value of the UMO Business.

However, none of the following shall be transferred to Safety-Kleen, and all shall be retained by the applicable Seller Party (the “Excluded Assets”): (1) all cash and cash equivalents on hand at the time of the Closing; (2) all member advances or notes receivable from any Seller Party (or an affiliate thereof) to another Seller Party; (3) the equity or capital accounts of the Seller Parties; (4) the Seller Parties’ charter or organizational documents, minute books, equity ledger or record books; (5) all company seals and tax records; (6) all claims and rights to receive Tax refunds, credits and benefits relating to the operation or ownership of the UMO Business or the Purchased Assets for any Tax period ending on or prior to the Closing Date together with any net deferred tax assets; (7) any Seller Parties’ rights under the Sale Agreement and the other agreements entered into in connection therewith; (8) all employee benefit plans, programs, arrangements and other commitments of the Seller Parties relating to employees of the UMO Business, together with the associated books and records, whether written or oral, express or implied and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations under any such employee benefit plans; (9) all insurance policies (except to the extent the rights and benefits thereunder (including any rights to proceeds thereof) are included within the Purchased Assets as described in clause (i) above), regardless of whether a Seller Party is the owner or a beneficiary thereof, arising with respect to the operation of the UMO Business prior to the Closing; and (10) all the contracts relating to the UMO Business that Safety-Kleen has not elected to assume as of Closing.

Safety-Kleen also agreed to assume: (i) all liabilities in respect of the contracts relating to the UMO Business that Safety-Kleen elected to assume as of Closing, but only to the extent that such liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by any Seller Party on or prior to the Closing; and (ii) the costs incurred to dispose of waste material offsite (“Waste Disposal Liabilities”)(consisting primarily of wastewater) (collectively, the “Assumed Liabilities”).

Safety-Kleen is not responsible to pay, perform or discharge any liabilities of any Seller Party or any of their respective affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”).

Effective Time and Closing

Unless the parties agree otherwise, the closing of the Sale (the “Closing”) shall take place, at 10:00AM Eastern time, on the first Friday following the later of (a) the second business day after all of the conditions to Closing are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), and (b) the 45th day following the date of the Sale Agreement. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Consideration to be Received by Vertex; Purchase Price Adjustments

Pursuant to the terms of the Sale Agreement, the Purchase Price consists of $140 million in cash, subject to adjustment, including based on the working capital, cash and outstanding indebtedness of the UMO Business as of the Closing of the Sale, as discussed in greater detail below. At the Closing of the Sale, shares of the Company’s common stock with a value of $7 million will be deposited into an escrow account to cover potential Purchase Price adjustment payments, if any, and indemnification obligations under the Sale Agreement, as discussed in greater detail below under “The Sale Agreement—Consideration to be Received by Vertex; Purchase Price Adjustments”, beginning on page 75. The Sale Agreement does not require any of the consideration for the Sale Transaction to be held in escrow. The Purchase Price will be paid to Vertex and not to its stockholders.

The Purchase Price is adjustable up by the amount, if any, by which the actual working capital of the UMO Business at Closing (the “Closing Working Capital”) exceeds $8 million, less amounts required to be paid at Closing to purchase vehicles used in the UMO Business which have not been paid for in full by the Seller Parties, less the amount, if any, by which the Closing Working Capital is less than $8 million, and subject to further adjustment as set forth in the Sale Agreement (the “Purchase Price”), plus the assumption of the Assumed Liabilities.

At the Closing, Safety-Kleen shall pay the Purchase Price, adjusted as discussed below, to the extent applicable.

“Closing Working Capital” means an amount equal to the sum of (i) (A) inventory included in the Purchased Assets, and (B) any prepaid expenses of which Safety-Kleen will receive the benefit, less (ii) (A) any Waste Disposal Liabilities included in the Assumed Liabilities, and (B) any pre-Closing liabilities incurred by Seller Parties and paid for by Safety-Kleen (such as utilities and property taxes), each as of the Closing.

The Purchase Price shall be adjusted as set forth in the Sale Agreement, including as follows:

(a)       No less than two business days prior to the Closing, Vertex shall deliver to Safety-Kleen a certificate (the “Seller’s Pre-Closing Certificate”) setting forth Vertex’s best estimate of Closing Working Capital (the “Estimated Closing Working Capital”), and the parties shall in good faith agree to such Estimated Closing Working Capital amount.

(b)       No later than 75 days following the Closing, Safety-Kleen shall cause to be prepared and delivered to Vertex a statement (the “Post-Closing Statement”) setting forth Safety-Kleen’s good faith calculation of the Closing Working Capital. If Vertex accepts the Post-Closing Statement in writing, or if Vertex fails to notify Safety-Kleen of any dispute with respect thereto within 30 days following receipt thereof, then the calculation of the Closing Working Capital and the components thereof as set forth in the Post-Closing Statement shall be deemed final and conclusive. If Vertex disputes the accuracy of the calculation of the Closing Working Capital or any component thereof set forth in the Post-Closing Statement, Vertex shall provide written notice to Safety-Kleen no later than 30 days following receipt of the Post-Closing Statement (the “Dispute Notice”), setting forth in reasonable detail those items that Vertex disputes, the amounts of any adjustments that are necessary in Vertex’s judgment for the computation of the Closing Working Capital or the components thereof to conform to the requirements of the Sale Agreement, and the basis for its suggested adjustments. During the 30-day period following delivery of a Dispute Notice, Safety-Kleen and Vertex will negotiate in good faith with a view to resolving their disagreements over the disputed items. From and after the delivery of the Post-Closing Statement to Vertex and until the final determination of the Closing Working Capital, Vertex and its agents will be provided with such access to the financial books and records of Safety-Kleen and access to the agents and employees of Safety-Kleen (including independent accountants and their work papers) as Vertex may reasonably request to enable it to respond to the Post-Closing Statement.

If the parties resolve their differences over the disputed items in accordance with the foregoing procedure, the Closing Working Capital shall be the amount agreed upon by them. If the Parties fail to resolve their differences over the disputed items within such 30 day period, then Safety-Kleen and Vertex shall forthwith jointly engage an accounting arbitrator to make a binding determination as to the disputed items in accordance with the Sale Agreement. The fees and expenses of the accounting arbitrator shall be allocated to be paid by Safety-Kleen, on the one hand, and Vertex, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each such Party bears to the amount actually contested by such Party, as determined by the accounting arbitrator.

(c)       If the Closing Working Capital, as finally determined, is less than the Estimated Closing Working Capital, Vertex will, within five business days after the determination thereof, pay to Safety-Kleen an amount equal to such shortfall, by wire transfer of immediately available funds. If the Closing Working Capital, as finally determined, is greater than the Estimated Closing Working Capital, Safety-Kleen will, within five business days after the determination thereof, pay to Vertex an amount equal to such excess, by wire transfer of immediately available funds.

Safety-Kleen shall be entitled to deduct and withhold from the Purchase Price all taxes that Safety-Kleen is required to deduct and withhold under any provision of tax law.

Representations and Warranties

The Sale Agreement contains customary representations and warranties made by the Seller Parties to Safety-Kleen. Specifically, the representations and warranties of the Seller Parties in the Sale Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by the Seller Parties to Safety-Kleen, as may or may not be specifically indicated in the text of the Sale Agreement) relate to the following subject matters, among other things:

•       the organization, existence and good standing of the Seller Parties;

•       the Seller Parties’ corporate power and authority to enter into the Sale Agreement and the other agreements entered into in connection therewith, and to consummate the transactions contemplated thereby, and the enforceability of the Sale Agreement and the other agreements entered into in connection therewith;

•       the approval of the Sale Agreement and the transactions contemplated thereby by the Board of Directors of Vertex;

•       the absence of conflicts with or defaults under the organizational documents of each Seller Party, material contracts of the Seller Parties, applicable law or required permits or approvals from governmental authorities or third parties, or result in the imposition of any encumbrances, other than permitted encumbrances, each as relates to the Sale Agreement, the other agreements contemplated thereby, and the Sale, and subject to the terms of the Sale Agreement;

•       certain financial information of the UMO Business;

•       the absence of undisclosed liabilities of the UMO Business;

•       material contracts of the UMO Business;

•       title to, or leasehold interest in, and condition of certain assets of the UMO Business, including real property;

•       sufficiency of the Purchased Assets to carry on the UMO Business in the manner in which the Seller Parties have conducted it;

•       customers, suppliers and vendors of the UMO Business;

•       insurance with respect to the UMO Business and the Purchased Assets;

•       legal proceedings and government orders with respect to the UMO Business and the Purchased Assets;

•       compliance by the UMO Business and the Purchased Assets with applicable laws and permits;

•       environmental matters with respect to the UMO Business and the Purchased Assets;

•       tax matters with respect to the UMO Business and the Purchased Assets;

•       broker, finder or other fees and expenses;

•       the opinion of H.C. Wainwright; and

•       no representation or warranty of any Seller Party being untrue, or omitting to state a material fact necessary to make such statement(s), in light of the circumstances in which they are made, not misleading.

Many of Vertex’s representations and warranties are qualified by materiality.

The Sale Agreement also contains customary representations and warranties made by Safety-Kleen to the Seller Parties. Specifically, the representations and warranties of Safety-Kleen in the Sale Agreement (some of which are qualified by concepts of knowledge and/or materiality) relate to the following subject matters, among other things:

•       Safety-Kleen’s organization, existence and good standing;

•       Safety-Kleen’s corporate power and authority to enter into the Sale Agreement and the other agreements contemplated thereby and perform its obligations thereunder, and the enforceability of the Sale Agreement and the other agreements entered into in connection therewith;

•       the absence of conflicts with its organizational documents, other contracts and applicable law, subject to certain customary exceptions;

•       broker, finder or investment banker fees and expenses;

•       Safety-Kleen’s sufficiency of funds; and

•       legal proceedings.

Covenants and Agreements of the Seller Parties

From the date of the parties’ entry into the Sale Agreement until the Closing, except as otherwise provided in the Sale Agreement or consented to in writing by Safety-Kleen (which consent shall not be unreasonably withheld or delayed), each Seller Party agreed, to the extent within its control, (x) to maintain the Properties and the other Purchased Assets consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current UMO Business organization, operations and goodwill.

Without limiting the foregoing, each Seller Party agreed, to the extent within its control to:

(a)       preserve and maintain all permits required for the conduct of the UMO Business or the ownership and use of the Purchased Assets as of immediately prior to the Closing Date;

(b)       pay the debts, taxes and other obligations of such Seller Party with respect to the UMO Business when due;

(c)       maintain the properties and assets included in the Purchased Assets in the same condition as they were on the date of the Sale Agreement, subject to reasonable wear and tear;

(d)       continue in full force and effect without modification all insurance policies, except as required by applicable law;

(e)       perform in all material respects all of its obligations under all the contracts relating to the UMO Business that Safety-Kleen has elected to assume as of Closing; and

(f)        comply in all material respects with all laws applicable to the conduct of the UMO Business or the ownership and use of the Purchased Assets.

Until the Closing, each Seller Party agreed, to the extent within its control and, to the extent reasonably practicable to (a) afford Safety-Kleen and its representatives full access, at reasonable times and upon reasonable notice, to and the right to inspect all of the properties, assets, premises, books and records, contracts and other documents and data related to the UMO Business; (b) furnish Safety-Kleen and its representatives with such financial, operating and other data and information related to the UMO Business as Safety-Kleen or any of its representatives may reasonably request; and (c) instruct the representatives of the Seller Parties to cooperate in all reasonable respects with Safety-Kleen in its investigation of the UMO Business. Without limiting the foregoing, the Seller Parties agreed, to the extent within their control and, to the extent reasonably practicable, to permit Safety-Kleen and its representatives to conduct environmental due diligence of the properties included in the Purchased Assets, including the collecting and analysis of samples of indoor or outdoor air, surface water, groundwater or surface or subsurface land on, at, in, under or from the properties. Any investigation shall be conducted in such manner as not to interfere unreasonably with the UMO Business or any other businesses of the Seller Parties. No investigation by Safety-Kleen or other information received by Safety-Kleen shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller Party in the Sale Agreement. Notwithstanding the foregoing, no Seller Party shall be required to disclose any information to Safety-Kleen if such disclosure would, in such Seller Party’s reasonable determination, (i) jeopardize any attorney-client or other similar privilege or (ii) contravene any applicable law or fiduciary duty entered into prior to the date of the Sale Agreement.

We agreed to comply with the non-solicitation provisions of the Sale Agreement, described in greater detail below under “—No Solicitation”, beginning on page 85.

 We agreed to provide Safety-Kleen notice prior to Closing, in writing of:

(i)        any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or is reasonably likely to be expected to have, individually or in the aggregate, a Material Adverse Effect (defined below), (B) has resulted in, or is reasonably likely to be expected to result in, any representation or warranty made by any Seller Party in the Sale Agreement not being true and correct or (C) has resulted in, or is reasonably likely to be expected to result in, the failure of any of the conditions required to be satisfied for Closing which are applicable to all parties or which are required to be undertaken and completed by the Seller Parties;

(ii)       any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Sale Agreement;

(iii)      any notice or other communication from any governmental authority in connection with the transactions contemplated by the Sale Agreement; and

(iv)      any actions commenced or, to the knowledge of any Seller Party, threatened against, relating to or involving or otherwise affecting the UMO Business, the Purchased Assets or the Assumed Liabilities that, if pending on the date of the Sale Agreement, would have been required to have been disclosed in the schedules to the Sale Agreement as relating to legal proceedings, or that relates to the consummation of the transactions contemplated by the Sale Agreement.

Safety-Kleen’s receipt of information pursuant to the requirements above shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller Party in the Sale Agreement.

Under the Sale Agreement, “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or is reasonably likely to be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the UMO Business, (b) the value of the Purchased Assets, or (c) the ability of any Seller Party to consummate the transactions contemplated by the Sale Agreement on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic, political, legal or regulatory conditions; (ii) any changes in financial or securities markets in general or any acts of God or any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities; (iii) any action required or permitted by the Sale Agreement, except pursuant to the Seller Parties’ representations regarding there being no conflicts associated with the Sale Agreement, and the other agreements entered into in connection therewith, and the Sale, and Vertex’s obligation to file this proxy statement and obtain the Requisite Stockholder Approval, or any actions taken or not taken at the request of Safety-Kleen or its affiliates; or (iv) the public announcement, pendency or completion of the transactions contemplated by the Sale Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) or (ii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the UMO Business compared to other participants in the industries in which the UMO Business operates.

We agreed to prepare and file the proxy statement and seek Stockholder Approval thereof as discussed in greater detail below under “—Proxy Statement, Special Stockholders Meeting and Requirement to Obtain Vertex Stockholder Approval”, beginning on page 84.

Through the Closing, all Seller Parties agreed, to pay all trade payables that relate in any way to the UMO Business in the ordinary course of business.

We agreed to pay all transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with the Sale Agreement and the other agreements entered into in connection therewith (including any real property transfer tax and any other similar tax) when due. We also agreed, at our own expense, to timely file any tax return or other document with respect to such taxes or fees (and the other parties agreed to cooperate with respect thereto as necessary).

Each applicable Seller Party agreed to notify all of the taxing authorities in the jurisdictions that impose taxes on such Seller Party or where such Seller Party has a duty to file tax returns of the transactions contemplated by the Sale Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) could subject Safety-Kleen to any taxes of any Seller Party. If any taxing authority asserts that any Seller Party is liable for any tax, we agreed to promptly pay any and all such amounts and shall provide evidence to Safety-Kleen that such liabilities have been paid in full or otherwise satisfied.

Mutual Covenants and Agreements

Until the Closing, each party to the Sale Agreement agreed to use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the conditions to Closing the Sale.

The parties agreed to restrict any public announcements relating to the Sale Agreement, as discussed in greater detail below under “—Public Announcements”, beginning on page 83.

The parties waived compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Safety-Kleen; it being understood that any liabilities arising out of the failure of any Seller Party to comply with the requirements and provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction shall be treated as liabilities which are excluded from the Sale.

Each party agreed to execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required including the allocation of necessary personnel and support services, to carry out the provisions of the Sale Agreement and complete the Sale.

We and Safety-Kleen agreed to Safety-Kleen’s right to make offers to employees of the Seller Parties involved in connection with the UMO Business, and otherwise comply with the terms of the Sale Agreement, described in greater detail above under “The Sale Transaction—Employment Matters”, beginning on page 68.

Post-Closing Covenants

From and after the Closing, each Seller Party is required, and is required to cause its affiliates to, hold, and use their reasonable best efforts to cause its or their respective representatives to hold, in confidence any and all information, whether written or oral, concerning the UMO Business, except to the extent that such Seller Party can show that such information (a) is generally available to and known by the public through no fault of any Seller Party, any of its affiliates or their respective representatives; or (b) is lawfully acquired by a Seller Party, any of its affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If any Seller Party or any of its affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of law, such Seller Party is required to promptly notify Safety-Kleen in writing and to disclose only that portion of such information which such Seller Party is advised by its counsel in writing is legally required to be disclosed, provided that such Seller Party shall use at Safety-Kleen’s expense reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

We agreed to the non-competition and non-solicitation obligations described in further detail below under “—Non-Solicitation and Non-Competition”, beginning on page 92, following the Closing.

Safety-Kleen agreed, that for a period of five years after the Closing, it would:

  (i)      retain any books and records which relate to the UMO Business and its operations in Safety-Kleen’s possession relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Safety-Kleen; and

  (ii)     upon reasonable notice, to the extent not a violation of applicable law, afford the Seller Parties’ representatives reasonable access (including the right to make, at the Seller Parties’ expense, photocopies), during normal business hours, to such books and records, subject to customary exceptions in connection with items subject to the attorney-client or similar privilege or which would contravene any applicable law or fiduciary duty.

We agreed that for a period of five years following the Closing, each Seller Party shall:

 (i)       retain the books and records of such Seller Party which relate to the UMO Business and its operations for periods prior to the Closing; and

 (ii)      upon reasonable notice, to the extent not a violation of applicable law, afford the Safety-Kleen’s Representatives reasonable access (including the right to make, at Safety-Kleen’s expense, photocopies), during normal business hours, to such books and records, subject to customary exceptions in connection with items subject to the attorney-client or similar privilege or which would contravene any applicable law or fiduciary duty.

To the extent that, following the Closing, Safety-Kleen requires operational assistance from any Seller Party or any employees of any Seller Party that previously provided services with respect to the Business, Safety-Kleen and the applicable Seller Party shall negotiate in good faith to agree upon terms (including fees) under which such Seller Party will provide such assistance to Safety-Kleen. No Seller Party shall, at any time following the Closing, continue to use any word, phrase or design (or combination thereof), that includes the name “Heartland,” “Heartland Petroleum,” “H&H,” or any permutation or derivation of any thereof.

The parties agreed to restrict any public announcements relating to the Sale Agreement, as discussed in greater detail below under “—Public Announcements”, beginning on page 83.

We agreed to take all actions required in connection with the Escrow Agreement (described below under “—The Escrow Agreement”, beginning on page 94)  to satisfy indemnification obligations, or take any other actions required pursuant to the terms of the Sale Agreement or Escrow Agreement.

Indemnification

The Sale Agreement contains indemnification provisions pursuant to which Vertex has agreed to indemnify and hold harmless Safety-Kleen and its affiliates and representatives (the “Safety-Kleen Indemnities”), from and against (a) any inaccuracy in or breach of any of the representations or warranties of Seller Party contained in the Sale Agreement (subject to clause (e) below, as qualified by the corresponding section of the disclosure schedules of the Sale Agreement), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Seller Parties pursuant to the Sale Agreement; (c) any liability excluded from the Sale, including any liability of any nature, other than any liability expressly assumed pursuant to the Sale Agreement, relating to any Purchased Asset to the extent existing as of the Closing Date or to the extent relating to any fact or circumstance in existence as of the Closing Date; (d) any liability relating to the removal of any encumbrance (other than permitted encumbrances) existing on any Purchased Asset, to the extent not terminated as of the Closing Date; (e) any inaccuracy in or breach of any of the representations or warranties of the Seller Parties contained in the Sale Agreement relating in any way to operations of Vertex’s Marrero, Louisiana facility; (f) amounts required to be paid for certain remediation activities required to be completed prior to Closing at the Company’s Baytown, Texas facility, to the extent that the actual amount exceeds the amount of the estimate thereof used for the purposes of determining Closing Working Capital; or (g) any third party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Seller Parties or any of their respective affiliates (other than the Purchased Assets or assumed liabilities) to the extent conducted, existing or arising on or prior to the Closing Date.

The Sale Agreement also contains indemnification provisions pursuant to which Safety-Kleen has agreed to indemnify and hold harmless Vertex and its affiliates and representatives (the “Vertex Indemnities”), from and against (a) any inaccuracy in or breach of any of the representations or warranties of Safety-Kleen contained in the Sale Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Safety-Kleen pursuant to the Sale Agreement; or (c) any liability assumed as part of the Sale.

The indemnification obligations discussed above are subject to the following limitations:

(a)           The Seller Parties are not be liable to the Safety-Kleen Indemnitees for indemnification until the aggregate amount of all losses in respect of indemnification of such persons exceeds $500,000 (the “Basket”), in which event the Seller Parties are required to pay or be liable for all such losses from the first dollar. The aggregate amount of all losses for which the Seller Parties are liable pursuant to the indemnification obligations discussed above cannot exceed 15% of the Purchase Price (the “Cap”); provided, however, except in the event of fraud, in no event shall the aggregate liability of the Seller Parties for all indemnification obligations under the Sale Agreement exceed the amount of the Purchase Price.

(b)           Safety-Kleen is not liable to the Vertex Indemnitees for indemnification until the aggregate amount of all losses in respect of such indemnification exceeds the Basket, in which event Safety-Kleen shall be required to pay or be liable for all such losses from the first dollar. The aggregate amount of all losses for which Safety-Kleen is liable under the indemnification provisions of the Sale Agreement as described above, cannot exceed the Cap.

(c)           Notwithstanding the foregoing, the limitations set forth in (a) and (b) above do not apply to losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty associated with the Seller Parties’ representations regarding organization and qualification, authority to enter into the Sale Agreement and complete the Sale, to any contracts relating to the UMO Business that Safety-Kleen has elected to assume as of Closing requiring any Seller Party to purchase or sell a stated portion of the requirements or outputs of the UMO Business or that contain “take or pay” provision, to taxes, broker’s, finder’s and investment banker’s fees, or Safety-Kleen’s representations and warranties regarding organization and qualification, authority to enter into the Sale Agreement and complete the Sale, broker’s, finder’s and investment banker’s fees, and having sufficient funds available to pay the Purchase Price at Closing.

(d)           Solely for purposes of calculating the amount of losses subject to indemnification obligations, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect (as defined above under “—Covenants and Agreements of the Seller Parties”, beginning on page 78) or other similar qualification contained in or otherwise applicable to such representation or warranty.

(e)           The amount of any indemnity obligation of any indemnifying party to the indemnified parties provided in the Sale Agreement shall be computed net of any insurance proceeds actually received by an indemnified party (net of any deductible amounts, increases in premiums and costs and expenses incurred with respect to such insurance claims) in connection with or as a result of any claim giving rise to an indemnification claim thereunder.

(f)            The amount of any indemnity provided in the Sale Agreement is to be reduced (but not below zero) by the amount of any reduction in taxes actually paid or payable by any indemnified party during the tax year of the applicable loss (with respect to such loss) as a result of the matter giving rise to such indemnity claim.

Pursuant to the Sale Agreement, and subject to the terms thereof, the representations and warranties of the parties contained in the Sale Agreement survive the Closing and shall remain in full force and effect until the date that is eighteen months from the Closing Date; provided, that the representations and warranties of the Seller Parties’ regarding organization and qualification, authority to enter into the Sale Agreement and complete the Sale, to any Assigned Contract (defined below under “—Closing Deliverables”, beginning on page 89, below) requiring any Seller Party to purchase or sell a stated portion of the requirements or outputs of the UMO Business or that contain “take or pay” provision, broker’s, finder’s and investment banker’s fees, and Safety-Kleen’s representations and warranties regarding organization and qualification, authority to enter into the Sale Agreement and complete the Sale, broker’s, finder’s and investment banker’s fees, and having sufficient funds available to pay the Purchase Price at Closing survive indefinitely, and (ii) and the representations of the Seller Parties relating to taxes survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days. All covenants and agreements of the parties contained in the Sale Agreement survive the Closing for the full period of all applicable statutes of limitation (giving effect to any waiver, mitigation or extension thereof) plus 90 days or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty survival period, and such claims shall survive until finally resolved.

Once we agree to any indemnified loss, such loss is to be satisfied by the transfer of Escrow Stock (defined and described below under “—The Escrow Agreement”, beginning on page 94) to Safety-Kleen equal in value to the amount of the loss (based on the Escrow Reference Price (defined below)), or if the Escrow Amount has been previously distributed or is not otherwise sufficient, by wire transfer of immediately available funds. Safety-Kleen is required to satisfy any indemnified loss in immediately available funds. Any amounts not paid timely accrued interest at 6% per annum until paid in full.

“Escrow Reference Price” means the ten-day volume weighted average of the regular session closing prices per share of Vertex’s common stock on the NASDAQ Capital Market ending on and including the trading day immediately preceding the date of the actual release of any applicable shares of Vertex common stock under, and pursuant to the terms of, the Escrow Agreement, in connection with any indemnification obligation.

Subject to certain specific rights to enforce specific performance set forth in the Sale Agreement, the parties to the Sale Agreement agreed that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party to the Sale Agreement in connection with the transactions contemplated by the Sale Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth therein or otherwise relating to the subject matter of the Sale Agreement, shall be pursuant to the indemnification provisions summarized above.

Public Announcements

During the pre-Closing period, Vertex and Safety-Kleen have agreed not to issue any public release or announcement concerning the Sale Agreement and the transactions contemplated thereby without the prior consent of the other party, other than announcements as may be required to comply with applicable law or the requirements of any applicable stock exchange.

Proxy Statement, Special Stockholders Meeting and Requirement for Vertex Stockholder Approval

We agreed to prepare and file with the SEC, within 45 business days following the effective date of the Sale Agreement (i.e., prior to September 2, 2021), a proxy statement (the “Proxy Statement”) complying with the applicable provisions of the Exchange Act pursuant to which we would solicit the Requisite Stockholder Approval, which Proxy Statement filing requirement was satisfied by the filing of this proxy statement. We also agreed to use our reasonable best efforts to resolve as promptly as practical any comments the SEC staff may issue in response to the Proxy Statement, provide Safety-Kleen with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to our filing of such documents with the SEC, and promptly provide Safety-Kleen with a copy of all such documents when so filed. We further agreed that the Proxy Statement shall upon its initial filing, and as amended and supplemented thereafter, be true and complete in all material respects and provide Vertex’s stockholders all such information as shall be reasonably required by the Exchange Act and otherwise in order that Vertex’s stockholders shall be able to make an informed decision as to whether or not to provide the Requisite Stockholder Approval. Following clearance of the Proxy Statement by the SEC, we agreed to take all lawful action to call, give notice of, convene and hold as promptly as practical a meeting of the Vertex’s stockholders at which the Requisite Stockholder Approval will be sought.

Safety-Kleen agreed to reasonably cooperate with Vertex and promptly provide, and cause its representatives to promptly provide, Vertex and its representatives with all such information regarding Safety-Kleen as is required by law to be included in the Proxy Statement or reasonably requested from Vertex to be included in the Proxy Statement.

Efforts to Obtain Governmental and Regulatory Consents and Other Third-Party Consents and Approvals

Safety-Kleen and the Seller Parties are required under the Sale Agreement to use their respective reasonable best efforts to (i) prepare, facilitate and share any such information as necessary in connection with analysis by their respective HSR Act counsel, (ii) as promptly as practicable after the execution of the Sale Agreement, make or cause to be made all necessary applications and filings (and in any event file, within 10 business days after the date of the Sale Agreement, the HSR Act notifications), and thereafter make any other required submissions with respect to the Sale Agreement and consummation of the transactions contemplated by the Sale Agreement, (iii) request early termination of the waiting period under the HSR Act in making such filings, (iv) defend and seek to prevent the initiation of any actions challenging or affecting the Sale Agreement or the consummation of the transactions contemplated by the Sale Agreement, (v) pay any fees due in connection with the Sale Agreement and the transactions contemplated hereby required under any law, (vi) respond to any inquiries by any governmental authority regarding antitrust or other matters with respect to the transactions contemplated by the Sale Agreement or any other agreements entered into in connection therewith, (vii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by the Sale Agreement and the other agreements entered into in connection therewith; and (viii) in the event any governmental order adversely affecting the ability of the parties to consummate the transactions contemplated by the Sale Agreement or any other agreements entered into in connection therewith, has been issued, to have such governmental order vacated or lifted. In connection therewith, each party to the Sale Agreement agreed to (i) give the other parties prompt notice of the making or commencement of any material request, inquiry, investigation or action by or before any governmental authority with respect to the Sale Agreement or any of the transactions contemplated by the Sale Agreement, (ii) keep the other parties notified as to the status of any such request, inquiry, investigation, or action, (iii) promptly notify the other parties of any material oral or written communication to or from any governmental authority regarding the Sale Agreement or any of the transactions contemplated by the Sale Agreement and (iv) subject to certain confidentiality and non-disclosure limitations, promptly provide to the other parties copies of any written communications received or provided by such party, or any of its affiliates, from or to any governmental authority with respect to the transactions contemplated by the Sale Agreement.

Notwithstanding the above, Safety-Kleen has the right to direct, control and lead all communications, discussions, negotiations, strategy and litigation involving a governmental authority in connection with antitrust laws and the Sale Agreement and any transactions contemplated by the Sale Agreement.

Additionally, notwithstanding the above requirements, none of Safety-Kleen or any of its affiliates shall be required to, and the Seller Parties may not without the prior written consent of Safety-Kleen, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of the UMO Business or Safety-Kleen or any of its affiliates; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of the UMO Business or Safety-Kleen or any of its affiliates in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the UMO Business or Safety-Kleen or any of its affiliates.

The Seller Parties, to the extent within their control, agreed pursuant to the Sale Agreement to use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are required to complete the Sale and to take all such commercially reasonable actions as are requested by Safety-Kleen in connection with the transfer, assignment and/or reissuance of any permits that are necessary for Safety-Kleen to conduct the UMO Business as conducted by the Seller Parties as of immediately prior to the Closing Date, including filing any applications, documents or instruments reasonably required by Safety-Kleen prior to the Closing in connection therewith.

Except as specifically provided for in the Sale Agreement, Vertex and Safety-Kleen have agreed to equally share any expense or fee or grant of any concession in connection with obtaining any such consents, authorizations or approvals (see “—Fees and Expenses”, beginning on page 94).

No Solicitation

Vertex agreed, pursuant to the Sale Agreement, subject to certain exceptions, that prior to the completion of the Sale, the Seller Parties will not, and will instruct and use their reasonable best efforts to cause its and their respective representatives not to, among other things, directly or indirectly:

(a)       take any action to, or authorize or permit any of their affiliates or any of their directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents to, directly or indirectly, (i) encourage, solicit, or initiate any inquiries regarding an Acquisition Proposal (see below for the definition of “Acquisition Proposal”); or (ii) except to the extent required to comply with fiduciary duties of the Company’s Board of Directors, as evidenced by a written legal opinion issued by the Company’s legal counsel, respond to, facilitate or provide any information to, any person concerning an unsolicited Acquisition Proposal or enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal; and

(b)       except to the extent required to comply with fiduciary duties of the Company’s Board of Directors, as evidenced by a written legal opinion issued by the Company’s legal counsel, immediately cease and cause to be terminated, and shall cause its affiliates and all of their representatives to immediately cease and cause to be terminated, all then existing discussions or negotiations with any persons conducted with respect to, or that could lead to, an Acquisition Proposal.

For purposes thereof, “Acquisition Proposal” means any inquiry, proposal or offer from any person or entity (other than Safety-Kleen or any of its affiliates) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the operations conducted at the properties which are part of the Purchased Assets, which primarily consist of (1) operating two used oil re-refineries and a barge terminal and, in connection therewith, acquiring used lubricating oils from commercial and retail establishments and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers, (2) collecting and processing used motor oil, oil filters, and related automotive waste streams and (3) the provision of related products and support services, outside of the Ordinary Course of Business.

“Ordinary Course of Business” means, with respect to a subject party’s activities at a specified time, only those activities (a) in the normal and routine course of the subject party’s day-to-day business in all material respects consistent with the subject party’s custom and practice at such time (including with respect to nature, scope, quantity and frequency); (b) that do not require authorization by the Board of Directors or stockholders of such party (or by any person, entity or group exercising similar authority) and do not require any other separate or special authorization of any nature; and (c) are similar in nature, scope, quantity and frequency to activities customarily taken, without any separate or special authorization in the normal and routine course of the day-to-day operations of other persons or entities that are in the same line of business as such party, provided that, for purposes of the Sale Agreement, “Ordinary Course of Business” includes all reasonably necessary actions taken in contemplation of, or in preparation for the Sale and the Closing.

We also agreed to promptly (and in any event within three business days after receipt thereof by such party or its directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents) advise Safety-Kleen orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal and, prior to accepting any such Acquisition Proposal, offer Safety-Kleen the opportunity, in Safety-Kleen’s sole discretion, to match such Acquisition Proposal.

Nothing set forth in the Sale Agreement prohibits Vertex or the Board of Directors from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Board of Directors has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be a violation of its fiduciary duties under applicable law; provided, that such disclosures may be a basis for Safety-Kleen to terminate the Sale Agreement as described below under “—Termination of the Sale Agreement; Break-Fee”, beginning on page 91, and may lead the Vertex being required to pay the Break-Fee.

Conditions to the Completion of the Sale

The obligation of each of Vertex and Safety-Kleen to complete the Sale is subject to satisfaction of the following conditions:

(a)       The filings of Safety-Kleen and Seller Parties pursuant to the HSR Act, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated, which filings have been made and which waiting period is expected to have passed prior to closing.

(b)      No governmental authority shall have, under the HSR Act or otherwise, enacted, issued, promulgated, enforced or entered any governmental order which is in effect and has the effect of making the transactions contemplated by the Sale Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated thereunder to be rescinded following completion thereof.

(c)       The Company acquiring 15% of MG SPV and 65% of Heartland SPV from Tensile, as discussed in further detail below under “The Sale Transaction—Agreements Relating to the Sale—Proposed Purchase Agreements with Tensile”, beginning on page 96, which is a practical requirement of the Closing, but not a specific condition set forth in the Purchase Agreement.

The obligation of Safety-Kleen to complete the Sale is subject to the satisfaction or waiver of the following conditions:

(a)        Other than the representations and warranties of the Seller Parties relating to the organization and good standing of such parties, and their qualification to complete the Sale, and that there are no broker, finder or investment banking fees payable in connection with the Sale, other than to Houlihan Lokey, which fees are the responsibility of Vertex (collectively, the “Vertex Fundamental Representations”), the representations and warranties of the Seller Parties contained in the Sale Agreement, and the other agreements entered into in connection therewith, and any certificate or other writing delivered pursuant thereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect (as defined above under “—Covenants and Agreements of the Seller Parties”, beginning on page 78) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on the date of the Sale Agreement and on the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(b)       The Vertex Fundamental Representations shall be true and correct in all respects on and as of the date of the Sale Agreement and the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(c)       Each Seller Party shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Sale Agreement and each of the other agreements entered into in connection therewith to be performed or complied with by it prior to or on the Closing Date;

(d)      No action shall have been commenced against Safety-Kleen or any Seller Party, which would prevent the Closing. No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any transaction contemplated by the Sale Agreement;

(e)       All required approvals, consents and waivers shall have been received, and executed counterparts thereof shall have been delivered to Safety-Kleen at or prior to the Closing;

(f)        From the date of the Sale Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, is or are reasonably likely to be expected to result in a Material Adverse Effect;

(g)       Each Seller Party shall have delivered to Safety-Kleen duly executed counterparts of the Sale Agreement and related agreements to which they are party and such other documents and deliveries required to be delivered at Closing (see “—Closing Deliverables”, beginning on page 89, below);

(h)       All encumbrances relating to the Purchased Assets shall have been released in full, other than encumbrances allowed pursuant to the terms of the Sale Agreement, and the Seller Parties shall have delivered to Safety-Kleen written evidence, in form reasonably satisfactory to Safety-Kleen, of the release of such encumbrances;

(i)        Safety-Kleen shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of each Seller Party, that all of the representations and warranties of the Seller Parties contained in the Sale Agreement and the other agreements entered into in connection therewith, are true and correct in all respects or all material respects (depending on the applicable representation and warranty) as of the Closing Date (or the applicable date of such representation or warranty), and that each Seller Party has duly performed and complied in all material respects with all agreements, covenants and conditions required by the Sale Agreement and the other agreements entered into in connection therewith, to be performed or complied with by it prior to or on the Closing Date (the “Vertex Closing Certificate”);

(j)        Safety-Kleen shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller Party certifying the true and complete copies of all resolutions authorizing the execution, delivery and performance of the Sale Agreement and the consummation of the transactions contemplated thereby as adopted by (i) the members, managers, Board of Directors and general partners, as applicable, of each Seller Party, and (ii) stockholders of Vertex holding not less than a majority of the voting power in Vertex (the “Vertex Energy Stockholder Approval”), and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated thereby and certifying the names and signatures of the officers of each Seller Party authorized to sign the Sale Agreement, the other agreements entered into in connection therewith, and the other documents to be delivered thereunder (the “Vertex Secretary Certificate”);

(k)        Safety-Kleen shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that no Seller Party is a foreign person within the meaning of Section 1445 of the Code duly executed by each Seller Party;

(l)         Safety-Kleen shall have received required permits and governmental approvals that are required for Safety-Kleen to own the Purchased Assets and operate the UMO Business on and after the Closing in substantially the same manner as the Seller Parties prior to the Closing;

(m)       Safety-Kleen shall have entered into a new agreement with Bunker One on terms mutually acceptable in the reasonable judgment of each of Bunker One and Safety-Kleen;

(n)       Safety-Kleen shall have received, no less than three business days prior to the Closing: (i) original titles for each vehicle and registered piece of equipment included in the Purchased Assets; and (ii) copies of titles for all vehicles subject to equipment leases included in assigned contracts which are part of the Purchased Assets; and

(o)       Each Seller Party shall have delivered to Safety-Kleen such other documents or instruments as Safety-Kleen reasonably requests and are reasonably necessary to consummate the transactions contemplated by the Sale Agreement.

The obligation of Vertex to complete the Sale is subject to the satisfaction or waiver of the following conditions:

(a)       Other than the representations and warranties of Safety-Kleen relating to its organization and good standing, and authority to complete the Sale (the “Safety-Kleen Fundamental Representations”), the representations and warranties of Safety-Kleen contained in the Sale Agreement, the other agreements entered into in connection therewith, and any certificate or other writing delivered pursuant thereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect)(as defined above under “—Covenants and Agreements of the Seller Parties”, beginning on page 78) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(b)       The Safety-Kleen Fundamental Representations shall be true and correct in all respects on and as of the date of the Sale Agreement and as of the Closing Date with the same effect as though made at and as of such date;

(c)       Safety-Kleen shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Sale Agreement and each of the other agreements entered into in connection therewith, to be performed or complied with by it prior to or on the Closing Date;

(d)       No injunction or restraining order shall have been issued by any governmental authority, and be in effect, which restrains or prohibits any material transaction contemplated by the Sale Agreement;

(e)       Safety-Kleen shall have delivered to the Seller Parties duly executed counterparts of the other agreements to be entered into in connection therewith (other than the Sale Agreement) and such other documents and deliveries required for Closing (see “—Closing Deliverables”, beginning on page 89, below);

(f)        Safety-Kleen shall have delivered the Purchase Price;

(g)       The Seller Parties shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Safety-Kleen, that all of the representations and warranties of Safety-Kleen contained in the Sale Agreement and the other agreements entered into in connection therewith, are true and correct in all respects or all material respects (depending on the applicable representation and warranty) as of the Closing Date (or the applicable date of such representation or warranty), and that Safety-Kleen has duly performed and complied in all material respects with all agreements, covenants and conditions required by the Sale Agreement and each of the other agreements entered into in connection therewith, to be performed or complied with by it prior to or on the Closing Date (the “Safety-Kleen Closing Certificate”);

(h)       The Seller Parties shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Safety-Kleen certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of Safety-Kleen authorizing the execution, delivery and performance of the Sale Agreement and the other agreements entered into in connection therewith, and the consummation of the transactions contemplated thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated thereby and (ii) the names and signatures of the officers of Safety-Kleen authorized to sign the Sale Agreement, the other agreements entered into in connection therewith, and the other documents to be delivered thereunder (the “Safety-Kleen Secretary Certificate”);

(i)        Safety-Kleen shall have delivered to the Seller Parties such other documents or instruments as Vertex reasonably requests and are reasonably necessary to consummate the transactions contemplated by the Sale Agreement; and

(j)         The Vertex Energy Stockholder Approval shall have been obtained.

Notwithstanding the current requirement of the Sale Agreement that Vertex receive the Stockholder Approval (as discussed above), in the event that the Board of Directors believes that the requirements to obtain Stockholder Approval become unduly burdensome, or would significantly delay the Sale, or potentially prevent the Sale from being completed and/or in the event the acquisition of the Mobile Refinery closes prior the Closing of the Sale, which will result in the transactions contemplated by the Sale Agreement no longer constituting the sale of a significant portion of all of our assets, Vertex reserves the right to amend the Sale Agreement, with the approval of Safety-Kleen (which may not be provided), to either (i) restructure or amend the Sale Agreement to remove the requirement that Stockholder Approval be received; and/or (ii) waive such Stockholder Approval requirement and request that Safety-Kleen do the same, in each case to the extent that Vertex and its legal counsel have made a determination that such Stockholder Approval (as currently contemplated, or under the terms of such modified or amended Sale Agreement), is not required under the Nevada Revised Statutes. While, as discussed above, the Stockholder Approval is a required condition of the Sale Agreement, no determination has been made by Vertex or its legal counsel as to whether such Stockholder Approval would be required under the Nevada Revised Statutes, absent such contractual requirement in the Sale Agreement.

Closing Deliverables

The Sale Agreement requires the Seller Parties to deliver Safety-Kleen the following items at the Closing:

(a)       (A) special warranty deeds with respect to all real property which forms part of the Purchased Assets (the “Purchased Real Property”), in form and substance reasonably satisfactory to Safety-Kleen, duly executed and notarized by the applicable Seller Party as the case may be, and (B) assignments with respect to the leases for the leased properties forming part of the Purchased Assets, in form and substance reasonably satisfactory to Safety-Kleen and duly executed by the applicable Seller Party, as assignor, and the owner of the leased property evidencing such owner’s consent to the assignment;

(b)      an owner’s title insurance policy (at the Seller Parties’ expense) with respect to the Purchased Real Property, issued by a nationally recognized title insurance company reasonably acceptable to Safety-Kleen, written as of the Closing Date, insuring Safety-Kleen in such amounts and together with such endorsements, and otherwise in such form, as Safety-Kleen shall, in its sole discretion, require. Such title insurance policy shall insure fee simple title to the Purchased Real Property, free and clear of all encumbrances other than certain permitted encumbrances;

(c)      an appropriately certified ALTA/ACSM Land Title Survey (at the Seller Parties’ expense) with respect to the Purchased Real Property showing no encumbrances other than certain permitted encumbrances, and otherwise in form and substance reasonably satisfactory to Safety-Kleen;

(d)       the Escrow Agreement duly executed by Vertex (see “—The Escrow Agreement”, beginning on page 94);

(e)       a bill of sale and duly executed by each applicable Seller Party, transferring the tangible personal property included in the Purchased Assets to Safety-Kleen;

(f)       an assignment and assumption agreement (the “Assignment and Assumption Agreement”) duly executed by each applicable Seller Party effecting the assignment to and assumption by Safety-Kleen of the Assigned Contracts (as defined below);

(g)      a legal opinion reasonably satisfactory to Safety-Kleen from the Seller Parties’ counsel regarding authority of the Seller Parties and enforceability of the Sale Agreement and the other agreements entered into in connection therewith;

(h)       the Vertex Closing Certificate;

(i)        the Vertex Secretary’s Certificate;

(j)       tax clearance certificates, for each Seller Party, from the States of Texas, Louisiana, Ohio, Kentucky, Nevada, West Virginia and Delaware;

(k)       a funds flow memorandum, indicating the exact amount payable to, and full and complete wire instructions for, each person or entity to whom any portion of the Purchase Price is to be paid duly executed by the Seller Parties;

(l)        such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Safety-Kleen, as may be required to give effect to the Sale Agreement; and

(m)      at the Closing, Ver shall deliver the Escrow Amount to the Escrow Agent pursuant to the Escrow Agreement.

The Sale Agreement requires Safety-Kleen to deliver to the Seller Parties the following items at the Closing:

(a)        the Purchase Price;

(b)        the Escrow Agreement duly executed by Safety-Kleen;

(c)        the required assignments of leases making up part of the Purchased Assets, duly executed by Safety-Kleen, as assignee;

(d)        the delivery of an assignment and assumption agreement duly executed by Safety-Kleen;

(e)        the Safety-Kleen Closing Certificate;

(f)         the Safety-Kleen Secretary Certificate;

(g)        two original medallion guaranteed stock powers relating to the shares of Vertex common stock deposited into the Escrow Account;

(h)        a confirmation of Safety-Kleen’s accredited investor status; and

(i)         written notice of which contracts relating to the UMO Business that Safety-Kleen has elected to assume as “Assigned Contracts.”

Termination of the Sale Agreement; Break-Fee

The Sale Agreement and the transactions contemplated thereby may be terminated prior to Closing of the Sale:

(a)       by the mutual written consent of Vertex and Safety-Kleen;

(b)       by Safety-Kleen by written notice to Vertex if:

(i)        Safety-Kleen is not then in material breach of any provision of the Sale Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Seller Parties that would give rise to the failure of any of the conditions to Closing and such breach, inaccuracy or failure has not been cured within ten days of Vertex’s receipt of written notice of such breach from Safety-Kleen; or

(ii)       any of the conditions required to be met for Closing by all parties, or Safety-Kleen have not been met, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2021 (the “Outside Date”) unless such failure shall be principally due to the failure of Safety-Kleen to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; provided, however, that if, on the Outside Date, all of the conditions to Closing other than the conditions relating to relevant HSR Act waiting periods and extensions thereof, required governmental approvals (under the HSR Act or otherwise), and those relating to the Vertex Energy Stockholder Approval, shall have been satisfied or waived, then either Safety-Kleen or Vertex has the right to extend the Outside Date by up to an additional 90 calendar days (a “Safety-Kleen Outside Date Failure Termination”);

(c)        by Vertex by written notice to Safety-Kleen if:

(i)        no Seller Party are then in material breach of any provision of the Sale Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Safety-Kleen pursuant to the Sale Agreement that would give rise to the failure of any of the conditions to Closing, and such breach, inaccuracy or failure has not been cured by Safety-Kleen within ten days of Safety-Kleen’s receipt of written notice of such breach from Vertex;

(ii)       any of the conditions required to be met for Closing by all parties, or Vertex have not been met, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Date (as it may be extended as discussed above) unless such failure shall be principally due to the failure of any Seller Parties to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by it prior to the Closing; or

(d)       by Safety-Kleen or Vertex in the event that (i) there shall be any law that makes consummation of the transactions contemplated by the Sale Agreement illegal or otherwise prohibited or (ii) any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by the Sale Agreement, and such governmental order shall have become final and non-appealable.

In the event of the termination of the Sale Agreement, the Sale Agreement becomes void and there is no liability on the part of any party thereto except:

(a)       as set forth below in connection with the Break-Fee and Safety-Kleen Expense Reimbursement, as applicable, and in connection with continuing confidentiality obligations of the parties; and

(b)       in the event that the Sale Agreement is terminated because the Vertex Energy Stockholder Approval is not received, we are required to pay Safety-Kleen an amount equal to all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Safety-Kleen in connection with the authorization, preparation, negotiation, execution and performance of the Sale Agreement and the transactions contemplated therein (the “Safety-Kleen Expense Reimbursement”).

Notwithstanding the above, nothing in the Sale Agreement relieves any party thereto from liability for any willful or intentional breach of or non-compliance with any provision thereof.

Separate from the above, the Sale Agreement provides that in the event that: (i) Safety-Kleen terminates the Sale Agreement in connection with a Safety-Kleen Outside Date Failure Termination, as a result of a breach by the Seller Parties of their non-solicitation requirements (see “—No Solicitation”, beginning on page 85), whether such breach results from a determination by Vertex’s Board of Directors that, in order to fulfill its fiduciary obligations, an Acquisition Proposal must be considered, or otherwise; (ii) Safety-Kleen terminates the Sale Agreement in connection with a Safety-Kleen Outside Date Failure Termination, as a result of Vertex’s consideration of an Acquisition Proposal in compliance with the non-solicitation requirements of the Sale Agreement, and Vertex cannot deliver confirmation of its Board of Directors of the approval of the Sale Transaction or the Vertex Energy Stockholder Approval is not received; or (iii) the Seller Parties refuse to consummate the transactions contemplated by the Sale Agreement as a result of the determination by Vertex’s Board of Directors described in the foregoing clause (i), then, in each such case, Vertex is required to pay Safety-Kleen a fee in the amount of $3,000,000 (the “Break-Fee”), less any Safety-Kleen Expense Reimbursement which are paid by Vertex, which Break-Fee shall be the sole and exclusive remedy of Safety-Kleen against the Seller Parties for any loss suffered as a result of such breach or failure to consummate, and upon payment of such amount, no Seller Party has any further liability or obligation relating to or arising out of such breach.

Non-Solicitation and Non-Competition

Pursuant to the Sale Agreement, and subject to certain exceptions relating to crude oil and refined feedstocks relating to the Mobile Refinery which the Company plans to acquire (see “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55), for the five year period following the Closing of the Sale Agreement, we and our affiliates will be restricted from (i) engaging in or assisting others in engaging in the business associated with the Purchased Assets, anywhere in the United States of America; (ii) having an interest in any entity that engages directly or indirectly in the business associated with the Purchased Assets in the United States of America in any capacity, including as a partner, stockholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the business associated with the Purchased Assets (including any existing or former client or customer of the Seller Parties and any client or customer of the business associated with the Purchased Assets after the Closing), or any other person or entity who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, such restrictions do permit us or our affiliates owning, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange provided such parties are not in control of such entity and do not, directly or indirectly, own 5% or more of any class of securities of such entity. We also agreed that neither Vertex, nor any affiliate of Vertex would, directly or indirectly, hire or solicit certain persons who were employed in the Business, or encourage any employee transferred to Safety-Kleen in connection with the Closing, to leave such employment or hire any transferred employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees, except that nothing shall prohibit the hiring of (i) any employee whose employment has been terminated by Safety-Kleen or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee. Safety-Kleen may seek specific performance and/or a temporary restraining order or injunction in order to enforce the above restrictions (which shall not require the posting of any bond).

In the event that any covenant described in the above paragraph should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable law.

Third-Party Beneficiaries

Except in connection with indemnification rights under the Sale Agreement, discussed in greater detail above under “—Indemnification”, beginning on page  81, the Sale Agreement is for the sole benefit of the parties thereto and their respective successors and permitted assigns and nothing therein, express or implied, confers upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of the Sale Agreement.

Amendment and Waiver

The Sale Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party thereto. Either Vertex or Safety-Kleen may, at any time prior to the Closing of the Sale, by duly authorized action waive any of the terms or conditions of the Sale Agreement by a duly executed agreement in writing. No waiver by any of the parties to the Sale Agreement of any default, misrepresentation or breach of representation, warranty, covenant or other agreement thereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant thereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from the Sale Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Specific Performance

The parties agree that if any provision of the Sale Agreement were not performed in accordance with the terms thereof or were otherwise breached, irreparable damage may occur for which monetary damages, even if available, would not be an adequate remedy. Accordingly, the parties agree that in addition to any other remedy to which they are entitled at law or in equity the parties shall be entitled to specific performance.

Fees and Expenses

Except as otherwise provided in the Sale Agreement, and discussed above under “—Termination of the Sale Agreement; Break-Fee”, beginning on page 91, all fees and expenses incurred in connection with the Sale Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, provided that, whether or not the Sale Transaction is consummated Vertex and Safety-Kleen are required to split equally all filing fees payable in connection with all required HSR Act submissions.

Governing Law

The Sale Agreement, and all claims or causes of action based upon, arising out of, or related to the Sale Agreement or the transactions contemplated thereby, will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

The Escrow Agreement

The Sale Agreement requires that Vertex and Safety-Kleen enter into the Escrow Agreement with U.S. Bank National Association, as escrow agent (“Escrow Agent”) at or prior to Closing. Pursuant to the Sale Agreement, we agreed to deposit shares of Vertex common stock valued at $7 million (the “Escrow Stock”) with the Escrow Agent prior to Closing, for the purpose of indemnifications obligations that may become due to Safety-Kleen pursuant to the Sale Agreement, including, without limitation the indemnification obligations of the Seller Parties. The number of shares of Escrow Stock is equal to $7,000,000 divided by the Share Reference Price (defined below), rounded to the nearest whole share of Vertex common stock. The Escrow Stock deposited into the escrow account with the Escrow Agent shall be registered in the name of Safety-Kleen and held in escrow pursuant to the terms of the Escrow Agreement. “Share Reference Price” means the volume weighted average of the regular session closing prices per share of the Vertex common stock on the NASDAQ Capital Market for the ten consecutive trading days ending on and including the day immediately preceding the Closing Date. The escrow account is required to remain in place for 18 months following the Closing (the “Escrow Period”).

Pursuant to the Escrow Agreement, the Escrow Agent is authorized to, and may disburse to itself from the escrow account, from time to time, the amount of any compensation, reimbursement or indemnity owing to Escrow Agent which is not timely paid and we and Safety-Kleen agreed to grant the Escrow Agent a security interest in, lien upon and right of sale and offset against the escrow property with respect to any compensation, reimbursement or indemnity due to the Escrow Agent or its related parties in connection with indemnification obligations under such Escrow Agreement.

Pursuant to the Escrow Agreement, Safety-Kleen is required to deposit four stock powers with the Escrow Agent to help facilitate the transfer of such Escrow Stock back to Vertex for cancellation at the end of the Escrow Period, to the extent such Escrow Stock is not used to satisfy indemnification claims. The Escrow Stock is to bear the following legend (in addition to any legends required under applicable law): “These securities are subject to an Escrow Agreement with the Issuer and the Escrow Agent named therein (the “Escrow Agreement”), a copy of which is on file at the principal offices of the Issuer and which, among other matters, places restrictions on the disposition of the Securities. These Securities will be deposited with the Escrow Agent pursuant to the Escrow Agreement and may not be offered, exchanged, transferred, sold, assigned, pledged, participated, hypothecated or otherwise disposed of (each a “Transfer”) except in compliance with the terms of the Escrow Agreement.”

Pursuant to the Escrow Agreement, the Escrow Agent is required to disburse shares of Escrow Stock at any time and from time to time, upon receipt of, and in accordance with, a joint written direction among Vertex and Safety-Kleen. Such joint written direction is required to contain instructions regarding transfer of any applicable shares of Escrow Stock and the escrowed stock powers and the number of shares to be disbursed, if any.

Upon the expiration of the Escrow Period, the Escrow Agent is required to distribute to Vertex, a number of shares of Escrow Stock as indicated in writing in a joint written direction among Vertex and Safety-Kleen, equal to (A) the number of shares of Escrow Stock deposited with the Escrow Agent from time to time, minus (B) a number of shares of Escrow Stock released to Safety-Kleen, or valued in the amounts of then outstanding indemnification or Purchase Price Adjustment claims. Safety-Kleen agreed to cooperate with Vertex and the Escrow Agent to effect cancellation of the Escrow Stock that is released from the escrow upon termination of such escrow account.

We and Safety-Kleen agreed to indemnify and hold the Escrow Agent harmless against certain losses pursuant to the terms of the Escrow Agreement, which also limits the Escrow Agent’s liability for certain matters.

We and Safety-Kleen each agreed to pay one half of the compensation payable to the Escrow Agent pursuant to the Escrow Agreement.

Pursuant to the Sale Agreement, on the last day of each fiscal quarter during which any Vertex common stock is held by the Escrow Agent pursuant to the Escrow Agreement and the Sale Agreement, we are required to deliver to Safety-Kleen a statement indicating the value of all such stock so held by the Escrow Agent, calculated by multiplying the number of shares of such stock by the ten-day volume weighted average of the regular session closing prices per share of Vertex common stock on the NASDAQ Capital Market ending on such date (the “Aggregate Share Value”). If, on any such calculation date, the Aggregate Share Value is less than the difference between $7,000,000 and the value of any Vertex common stock distributed to Safety-Kleen by the Escrow Agent (valued as of the date of distribution) (the “Remaining Share Value”), we are required to deposit with the Escrow Agent additional shares of Vertex common stock sufficient (as valued as of the date of such deposit) to restore the Aggregate Share Value to the Remaining Share Value.

Notwithstanding anything to the contrary set forth in the Sale Agreement, the maximum number of shares of Vertex common stock to be issued into the Escrow Account at Closing and otherwise pursuant to the terms of the Sale Agreement shall, in aggregate, not exceed 19.9% of the outstanding shares of Vertex common stock immediately prior to the date the Sale Agreement was entered into (11,880,783 shares, based on 59,702,427 shares then outstanding) (the “Share Cap”). In the event the number of shares of Vertex common stock to be issued into the Escrow Account exceeds the Share Cap, then Vertex is instead required to pay any such additional consideration into escrow in cash.

Heartland SPV Loan

On July 26, 2019, the Company and its subsidiaries entered into a number of transactions with Tensile-Myrtle Grove Acquisition Corporation (“Tensile-MG”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”), including forming Vertex Refining Myrtle Grove LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle (“MG SPV”). As a result of the transactions, Tensile, through Tensile-MG, acquired an approximate 15% ownership interest in MG SPV, which owns the Company’s Belle Chasse, Louisiana, re-refining complex.

On January 17, 2020, HPRM LLC (“Heartland SPV”), a Delaware limited liability company which was formed as a special purpose vehicle for certain transactions between the Company and Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile, pursuant to which ownership of the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors, was transferred to Heartland SPV, and Heartland SPV became owned 35% by Vertex Operating and 65% by Tensile-Heartland.

On July 1, 2021, the Operating Agreement of MG SPV was amended to provide that from the date of such agreement until December 31, 2021, the Company (through Vertex Operating), is required to fund the working capital requirements of MG SPV, which advances are initially characterized as debt, but that Tensile MG may convert such debt into additional Class A Units of MG SPV (after December 31, 2021), at $1,000 per unit (the “MG SPV Amendment”).

On July 1, 2021, Heartland SPV loaned Vertex Operating $7,000,000, which was evidenced by a Promissory Note (the “Heartland Note”). The Heartland Note accrues interest at the applicable federal rate of interest from time to time, increasing to 12% upon an event of default. Amounts borrowed under the Heartland Note are due ninety days after the date of the note (September 29, 2021) or within five days of the Closing of the Sale Agreement (whichever is earlier), and may be prepaid at any time without penalty. In the event the Heartland Note is not paid on or before the applicable due date, Vertex agreed to use its best efforts to raise the funds necessary to repay the note as soon as possible. The Heartland Note includes customary events of defaults. The Company used the funds borrowed to paydown a portion of the $10 million deposit promissory note owed by Vertex Operating to the Seller, in connection with the planned acquisition of the Mobile Refinery, discussed in greater detail above under “The Sale Transaction—Use of Proceeds and Activities of Vertex Following the Sale”, beginning on page 55.

Proposed Purchase Agreements with Tensile

Although not a condition to the Closing as described in the Sale Agreement above, the entry by the Company into mutually acceptable agreements with Tensile to provide for the acquisition by the Company (through a direct or indirect subsidiary) of 15% of the ownership of MG SPV (which the Company currently owns an indirect 85% interest of) and 65% of the ownership of Heartland SPV (which the Company currently owns an indirect 35% interest of), is a practical condition to the closing of the Sale, as we are required to transfer the Columbus, Ohio, Heartland used oil refinery, currently owned by Heartland SPV, to Safety-Kleen at the Closing (collectively, the “Tensile Transactions”).

No formal agreements have been entered into with Tensile to date regarding such Tensile Transactions; however, Vertex believes that the Tensile Transactions will involve a direct or indirect subsidiary of Vertex (or multiple subsidiaries) entering into (1) a Purchase and Sale Agreement with the subsidiary of Tensile which owns Tensile-MG; and (2) a Purchase and Sale Agreement with the subsidiary of Tensile which owns Tensile-Heartland, pursuant to which Vertex will own 100% of Tensile-MG and Tensile-Heartland, respectively, post-closing.

It is currently expected that the aggregate purchase price for the securities of Tensile-MG will be (i) $37,945,000 plus (ii)(a) if the closing of the purchase occurs prior to October 1, 2021, then $6,000,000, and (b) if the closing of the purchase occurs on or after October 1, 2021, then the greater of (I) $6,000,000 and (II) the sum of the Class B Yield plus $4,000,000 (which is the amount of invested capital), in each case, attributable to all of the issued and outstanding Class B Units of Tensile SPV as of the closing date (which total outstanding Class B Units held by Tensile SPV currently total 4,000). The “Class B Yield” is the amount accruing on a daily basis, at the rate of twenty-two and one-half percent (22.5%) per annum, compounded quarterly, on the sum of (a) the invested capital ($4,000,000) plus (b) the unpaid Class B Yield thereon for all prior periods. In the event the closing does not occur by October 1, 2021, the amount payable pursuant to (II) above would be approximately $6.46 million on October 2, 2021, and if not paid would total approximately $6.79 million on December 31, 2021.

It is currently expected that the aggregate purchase price for the securities of Tensile-Heartland will be $35 million, plus 65% of the amount of any cash held by such acquired entity at the closing of the acquisition.

The closing of the Tensile Transactions is expected to take place substantially simultaneously with the closing of the Sale. It is expected that the Tensile Purchase Agreement will contain customary representations of the parties, covenants and conditions to closing, including certain indemnification obligations as to former officer, director, manager or employee of the acquired entities which are required to be satisfied by the Company.

The agreements related to the Tensile Transactions have not been entered into to date, and the final terms of the Tensile Transactions and/or the terms and conditions thereof, may be different than the current proposed terms set forth above. The Company is not seeking stockholder approval for the Tensile Transactions or the terms thereof, and the Company’s management will have discretion as to the ultimate terms of such Tensile Transactions and the use of funds from the Sale in connection therewith.

FINANCIAL INFORMATION

Financial Statements of Vertex

See the section of this proxy statement entitled “Index to Historical Financial Statements of Vertex”, beginning on page 132, for the unaudited consolidated interim financial statements of Vertex for the three and six month periods ended June 30, 2021 and 2020 and the consolidated audited financial statements of Vertex for the years ended December 31, 2020 and 2019.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial data are presented to illustrate the effect of the Sale of the UMO Business. The consideration consists of $140 million in cash.

The following unaudited pro forma consolidated balance sheet data as of June 30, 2021 is presented as if the transaction had occurred on June 30, 2021. The following unaudited pro forma consolidated statements of operations data for the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, are presented as if the transaction occurred on January 1, 2021, January 1, 2020 and January 1, 2019, respectively. In order to derive the pro forma consolidated balance sheet data, the historical consolidated results of the Company have been adjusted to eliminate the assets and liabilities attributable to the UMO Business that are part of the Sale Transaction. For pro forma consolidated statement of the Company, the historical results have been adjusted by eliminating the results of the operations of the UMO Business.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual results could differ. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of the Company. Management believes that all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the transaction been consummated on the dates indicated, and should not be construed as being representative of the Company’s future results of operations or financial position.

The UMO Business’s assets, liabilities and results of operations presented herein were derived from the UMO Business’s historical financial statements.

The unaudited pro forma consolidated financial statement data should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of the Company for the three and six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, and the unaudited financial statements of the UMO Business for the three and six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, each included below under the heading “Index to Historical Financial Statements of Vertex”, beginning on page 132.

The unaudited pro forma consolidated financial statements included herein constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See the sections of this proxy statement entitled “Risk Factors” beginning on page 25 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 24.

VERTEX ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2021

	Consolidated Historical June 30, 2021	UMO Disposal Group		Pro Forma Adjustments (See Notes)		Deconsolidated Pro Forma June 30, 2021
ASSETS
Current Assets
Cash and cash equivalents	$14,966,612	$140,000,000	(a)	$(48,514,037)	(c) (d)	$106,452,575
Restricted cash	100,125	—		—		100,125
Accounts receivable, net	18,549,747	(12,857,944)	(b)	—		5,691,803
Inventory	8,869,840	(7,738,858)	(b)	—		1,130,982
Prepaid expenses	1,324,816	(807,265)	(b)	—		517,551
Total current assets	43,811,140	118,595,933		(48,514,037)		113,893,036

Non-current Assets
Fixed assets	78,549,353	(63,951,603)		—		14,597,750
Less accumulated depreciation	(31,865,623)	30,927,658		—		(937,965)
Fixed assets, net	46,683,730	(33,023,945)	(b)	—		13,659,785
Finance lease right-of-use assets	1,328,739	(1,328,739)	(b)	—		—
Operating lease right-of-use assets	33,141,878	(28,435,079)	(b)	—		4,706,799
Intangible assets, net	8,431,703	(8,431,703)	(b)	—		—
Other assets	1,711,036	(1,711,036)	(b)	—		—

TOTAL ASSETS	135,108,226	45,665,431		(48,514,037)		132,259,620

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	15,383,088	(10,873,332)	(b)	—		4,509,756
Accrued expenses	2,175,449	(1,612,083)	(b)	5,000,000	(g)	5,563,366
Finance lease-current	511,121	(511,121)	(b)	—		—
Operating lease-current	5,540,226	(4,774,833)	(b)	—		765,393
Current portion of long-term debt	6,215,145	—		(6,215,145)	(c)	—
Revolving note	1,165,183	—		(1,165,183)	(c)	—
Derivative commodity liability	8,707	—		—		8,707
Total current liabilities	30,998,919	(17,771,369)		(2,380,328)		10,847,222
Long-term liabilities
Long-term debt	133,709	—		(133,709)	(c)	—
Finance lease liability - long-term	678,547	(678,547)	(b)	—		—
Operating lease liability - long-term	27,601,652	(23,660,246)	(b)	—		3,941,406
Derivative warrant liability	20,164,443	—		—		20,164,443
Total liabilities	79,577,270	(42,110,162)		(2,514,037)		34,953,071

TEMPORARY EQUITY
Redeemable non-controlling interest	37,027,813	—		(37,027,813)	(d)	—
Total temporary equity	37,027,813	—		(37,027,813)		—

EQUITY
Series A Convertible Preferred stock	392	—		—		392
Common stock	59,909	—		—		59,909
Additional paid-in capital	125,803,839	—		—	(d)	125,803,839
Retained earnings (accumulated deficit)	(109,420,115)	87,775,593	(e)	(8,972,187)	(d) (g)	(30,616,709)
Total Vertex Energy, Inc. stockholders’ equity	16,444,025	87,775,593		(8,972,187)		95,247,431
Non-controlling interest	2,059,118	—		—		2,059,118
Total equity	18,503,143	87,775,593		(8,972,187)		97,306,549

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$135,108,226	$45,665,431		$(48,514,037)		$132,259,620

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Information.

VERTEX ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Consolidated Historical 2021 YTD	UMO Disposal Group		Deconsolidated Pro Forma 2021 YTD

Revenues	$123,278,904	$(69,040,961	)(f)	$54,237,943
Cost of revenues	96,251,265	(45,061,596	)(f)	51,189,669
Depreciation and amortization expense attributable to COGS	2,741,170	(2,324,811	)(f)	416,359
Gross profit	24,286,469	(21,654,554)		2,631,915

Operating expenses:
Selling, general and administrative expenses	16,752,520	(3,380,785	)(f)	13,371,735
Depreciation and amortization expense attributable to operating exp	965,738	(748,795	)(f)	216,943
Total operating expenses	17,718,258	(4,129,580)		13,588,678

Income (loss) from operations	6,568,211	(17,524,974)		(10,956,763)

Other income (expense):
Other income (expense)	4,222,000	—		4,222,000
Gain on sale of assets	1,424	(1,424	)(f)	—
Loss on change in value of derivative warrant liability	(23,287,535)	—		(23,287,535)
Interest expense	(495,424)	420,893	(f)	(74,531)
Total other income (expense)	(19,559,535)	419,469		(19,140,066)

Gain (loss) before income taxes	(12,991,324)	(17,105,505)		(30,096,829)
Income tax benefit	—			—
Net income (loss)	(12,991,324)	(17,105,505)		(30,096,829)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	5,408,876	(4,783,127)		625,749
Net income (loss) attributable to Vertex Energy, Inc.	$(18,400,200)	$(12,322,378)		$(30,722,578)

Accretion of redeemable noncontrolling interest to redemption value	(761,993)			(761,993)
Accretion of discount on Series B and B1 Preferred Stock	(507,282)			(507,282)
Dividends on Series B and B1 Preferred Stock	258,138			258,138
Net income (loss) available to Common Shareholders	$(19,411,337)			$(31,733,715)

Income (loss) per common share
Basic	$(0.39)			$(0.63)
Diluted	$(0.39)			$(0.63)

Shares used in computing earnings/(loss) per common share
Basic	50,209,970			50,209,970
Diluted	50,209,970			50,209,970

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Information.

VERTEX ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	Consolidated Historical 2020 YTD	UMO Disposal Group		Deconsolidated Pro Forma 2020 YTD

Revenues	$135,028,488	$(85,679,355)	(f)	$49,349,133
Cost of revenues	113,766,009	(67,163,882)	(f)	46,602,127
Depreciation and amortization expense attributable to COGS	5,090,352	(4,302,256)	(f)	788,096
Gross profit	16,172,127	(14,213,217)		1,958,910

Operating expenses:
Selling, general and administrative expenses	26,144,264	(10,496,183)	(f)(g)	15,648,081
Depreciation and amortization expense attributable to operating expenses	1,895,588	(1,508,625)	(f)	386,963
Total operating expenses	28,039,852	(12,004,808)		16,035,044

Income (loss) from operations	(11,867,725)	(2,208,409)		(14,076,134)

Other income (expense):
Other income (expense)	101	—		101
Loss on sale of assets	(124,515)	124,515	(f)	—
Gain on change in value of derivative warrant liability	1,638,804	—		1,638,804
Interest expense	(1,042,840)	898,289	(f)	(144,551)
Total other income (expense)	471,550	1,022,804		1,494,354

Loss before income taxes	(11,396,175)	(1,185,605)		(12,581,780)
Income tax benefit	—			—
Net loss	(11,396,175)	(1,185,605)		(12,581,780)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	639,940	(276,208)		363,732
Net income (loss) attributable to Vertex Energy, Inc.	$(12,036,115)	$(909,397)		$(12,945,512)

Accretion of redeemable noncontrolling interest to redemption value	(15,135,242)			(15,135,242)
Accretion of discount on Series B and B1 Preferred Stock	(1,687,850)			(1,687,850)
Dividends on Series B and B1 Preferred Stock	(1,903,057)			(1,903,057)
Net loss available to Common Shareholders	$(30,762,264)			$(31,671,661)

Loss per common share
Basic	$(0.68)			$(0.70)
Diluted	$(0.68)			$(0.70)

Shares used in computing earnings/(loss) per common share
Basic	45,509,470			45,509,470
Diluted	45,509,470			45,509,470

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Information.

VERTEX ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019

	Consolidated Historical 2019 YTD	UMO Disposal Group		Deconsolidated Pro Forma 2019 YTD

Revenues	$163,365,565	$(142,417,267)	(f)	$20,948,298
Cost of revenues	134,777,113	(111,869,799)	(f)	22,907,314
Depreciation and amortization expense attributable to COGS	5,356,277	(4,446,531)	(f)	909,746
Gross profit	23,232,175	(26,100,937)		(2,868,762)

Operating expenses:
Selling, general and administrative expenses	24,182,407	(8,974,174)	(f)(g)	15,208,233
Depreciation and amortization expense attributable to operating exp	1,823,812	(1,422,220)	(f)	401,592
Total operating expenses	26,006,219	(10,396,394)		15,609,825

Income (loss) from operations	(2,774,044)	(15,704,543)		(18,478,587)

Other income (expense):
Other income (expense)	920,197	—		920,197
Loss on sale of assets	(74,111)	43,915	(f)	(30,196)
Gain on change in value of derivative warrant liability	(487,524)	—		(487,524)
Interest expense	(3,070,071)	3,052,695	(f)	(17,376)
Total other income (expense)	(2,711,509)	3,096,610		385,101

Loss before income taxes	(5,485,553)	(12,607,933)		(18,093,486)
Income tax benefit	—			—
Net loss	(5,485,553)	(12,607,933)		(18,093,486)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	(436,974)	—		(436,974)
Net income (loss) attributable to Vertex Energy, Inc.	$(5,048,579)	$(12,607,933)		$(17,656,512)
Accretion of redeemable noncontrolling interest to redemption value	(2,279,371)			(2,279,371)
Accretion of discount on Series B and B1 Preferred Stock	(2,489,722)			(2,489,722)
Dividends on Series B and B1 Preferred Stock	(1,627,956)			(1,627,956)
Net loss available to Common Shareholders	$(11,445,628)			$(24,053,561)

Loss per common share
Basic	$(0.28)			$(0.59)
Diluted	$(0.28)			$(0.59)

Shares used in computing earnings/(loss) per common share
Basic	40,988,946			40,988,946
Diluted	40,988,946			40,988,946

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Information.

VERTEX ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Asset Purchase Agreement between Vertex Energy, Inc. (the “Company”) and Safety-Kleen Systems, Inc. (“Safety-Kleen”) as if the transaction occurred at the beginning of the periods presented in the pro forma statements of operations and as of June 30, 2021, December 31, 2020 and December 31, 2019, and as of June 30, 2021, in the pro forma balance sheet.

2.	PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated statements of operations and balance sheet reflect the effect of the following pro forma adjustments:

(a)	Estimated total cash proceeds received for the disposition of the UMO Disposal Group net of Vertex’s cash balance included in the sale and the repayment of outstanding term loans and redeemable non-controlling interest.

(b)	Elimination of assets and liabilities associated with the UMO Disposal Group.

(c)	Estimated paydown of outstanding term loans of $7,514,037 with proceeds from transaction.

(d)	Estimated paydown of redeemable non-controlling interest of $41,000,000 with proceeds from transaction. Includes estimated loss of $3,972,187 on the redemption which will be reflected as a reduction of retained earnings.

(e)	Estimated gain on the UMO Disposal Group, reflected as an addition to the Company’s retained earnings.

(f)	Reduction of revenue and expenses associated with the UMO Disposal Group.

(g)	Estimated accrual of transaction costs.

Unaudited Combined Financial Statements of the UMO Business

The accompanying unaudited combined financial statements of the Company’s UMO Business include only the assets and liabilities of the UMO Business which are being acquired and assumed by Safety-Kleen as a result of the Sale and the revenue and expenses which are related to those specific assets and liabilities.

The accompanying unaudited combined financial statements have been prepared from the Company’s historical accounting records and do not purport to reflect the revenue and expenses that would have resulted if the UMO Business had been a separate, standalone business during the periods presented. Although management has estimated allocations of certain corporate administrative and public company costs to the UMO Business, such allocations are not necessarily indicative of the actual costs that the UMO Business would have incurred had it been a standalone entity.

The unaudited combined financial statements of the UMO Business consist of:

•          Unaudited Combined Balance Sheets as of June 30, 2021, December 31, 2020 and December 31, 2019;

•          Unaudited Combined Statements of Operations for the six months ended June 30, 2021 and 2020, and the years ended December 31, 2020 and 2019;

•          Unaudited Combined Statements of Operations for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020 and 2019;

•          Unaudited Combined Statements of Stockholders’ Equity for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020 and 2019; and

•          Unaudited Combined Statements of Cash Flows for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020 and 2019.

The unaudited combined financial statements of the UMO Business should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of the Company for the three and six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, and the unaudited financial statements of the UMO Business for the three and six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, each included below under the heading “Index to Historical Financial Statements of Vertex”, beginning on page 132.

UMO BUSINESS

COMBINED BALANCE SHEETS

(UNAUDITED)

	June 30, 2021	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$13,083,786	$15,960,843	$38,250,439
Accounts receivable, net	12,857,944	7,450,159	6,687,323
Inventory	7,738,858	2,981,551	4,824,448
Prepaid expenses and other current assets	807,265	2,643,656	2,826,887
Total current assets	34,487,853	29,036,209	52,589,097

Noncurrent assets
Fixed assets, at cost	63,951,603	61,346,770	44,913,522
Less accumulated depreciation	(30,927,658)	(28,559,936)	(18,339,908)
Fixed assets, net	33,023,945	32,786,834	26,573,614
Finance lease right-of-use assets	1,328,739	1,536,711	851,570
Operating lease right-of use assets	28,435,079	28,581,379	30,602,759
Intangible assets, net	8,431,703	9,397,441	11,243,800
Other assets	1,711,036	1,624,025	840,754
TOTAL ASSETS	$107,418,355	$102,962,599	$122,701,594

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$10,873,332	$7,017,222	$4,955,685
Accrued expenses	1,612,083	1,587,342	4,522,898
Finance lease liability-current	511,121	496,231	217,164
Operating lease liability-current	4,774,833	4,831,038	5,106,529
Current portion of long-term debt, net of unamortized finance costs	6,215,145	4,367,169	2,017,345
Revolving note	1,165,183	133,446	3,276,230
Total current liabilities	25,151,697	18,432,448	20,095,851
Long-term liabilities
Long-term debt, net of unamortized finance costs	133,709	7,981,496	12,433,000
Finance lease liability-long-term	678,547	945,612	610,450
Operating lease liability-long-term	23,660,246	23,750,341	25,496,230
Total liabilities	49,624,199	51,109,897	58,635,531

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—	—

EQUITY
Accumulated profit	57,794,156	51,852,702	64,066,063
Total equity	57,794,156	51,852,702	64,066,063
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$107,418,355	$102,962,599	$122,701,594

See accompanying notes to the unaudited consolidated financial statements.

UMO BUSINESS

COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended June 30,	Year Ended December 31,	Year Ended December 31,
	2021	2020	2019
Revenues	$69,040,961	$85,679,355	$142,417,267
Cost of revenues (exclusive of depreciation and amortization shown separately below)	45,062,364	68,284,457	118,299,123
Depreciation and amortization attributable to costs of revenues	2,324,811	4,302,256	4,446,531
Gross profit	21,653,786	13,092,642	19,671,613

Operating expenses:
Selling, general and administrative expenses	14,544,068	22,774,574	20,802,389
Depreciation and amortization attributable to operating expenses	748,795	1,508,625	1,422,220

Total operating expenses	15,292,863	24,283,199	22,224,609

Income from operations	6,360,923	(11,190,557)	(2,552,996)

Other income (expense):
Gain on sale of assets	1,424	(124,515)	(43,915)
Interest expense	(420,893)	(898,289)	(3,052,695)
Total other income (expense)	(419,469)	(1,022,804)	(3,096,610)
Income before income tax	5,941,454	(12,213,361)	(5,649,606)
Income tax benefit (expense)	—	—	—
Net income (loss)	5,941,454	(12,213,361)	(5,649,606)

See accompanying notes to the unaudited consolidated financial statements.

UMO BUSINESS

COMBINED STATEMENTS OF EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND YEARS ENDED 2020 AND 2019

(UNAUDITED)

Six Months Ended June 30, 2021

Retained Earnings
Balance on January 1, 2021	$51,852,702
Net income	5,941,454
Balance on June 30, 2021	$57,794,156

Year Ended December 31, 2020

Retained Earnings
Balance on January 1, 2020	$64,066,063
Net income (loss)	(12,213,361)
Balance on December 31, 2020	$51,852,702

Year Ended December 31, 2019

Retained Earnings
Balance on January 1, 2019	$69,715,669
Net income (loss)	(5,649,606)
Balance on December 31, 2019	$64,066,063

See accompanying notes to the unaudited consolidated financial statements.

UMO BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2021 AND YEARS ENDED 2020 AND 2019 (UNAUDITED)

	Six Months Ended June 30, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019
Cash flows from operating activities
Net income	$5,941,454	$(12,213,361)	$(5,649,606)
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	3,073,606	5,810,881	5,868,751
Loss (gain) on sale of assets	(1,424)	124,515	74,111
Contingent consideration reduction	—	—	(15,564)
Bad debt and reduction in allowance for bad debt	737,002	297,289	(320,013)
Amortization of debt discount and deferred costs	—	47,826	573,908
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(6,144,787)	(1,060,125)	2,660,680
Inventory	(4,757,307)	1,842,897	3,266,949
Prepaid expenses	1,836,391	183,231	(257,895)
Accounts payable	3,856,110	2,060,688	(3,835,845)
Accrued expenses	24,741	(2,935,556)	1,987,552
Other assets	(87,011)	(783,271)	(223,995)
Net cash provided by operating activities	4,478,775	(6,624,986)	4,129,033
Cash flows from investing activities
Internally developed software	—	(49,229)	(489,093)
Purchase of fixed assets	(2,137,183)	(9,995,496)	(2,982,596)
Proceeds from sale of fixed assets	1,600	74,965	232,020
Net cash used in investing activities	(2,135,583)	(9,969,760)	(3,239,669)
Cash flows from financing activities
Payments on finance leases	(252,175)	(402,560)	(165,598)
Line of credit (payments) proceeds, net	1,031,737	(3,142,784)	(568,406)
Proceeds from note payable (includes proceeds from PPP note)	—	8,217,195	2,809,139
Payments on note payable	(5,999,811)	(10,366,701)	(4,660,120)
Net cash provided by financing activities	(5,220,249)	(5,694,850)	(2,584,985)
Net change in cash, cash equivalents and restricted cash	(2,877,057)	(22,289,596)	(1,695,621)
Cash, cash equivalents, and restricted cash at beginning of the period	15,960,843	38,250,439	39,946,060
Cash, cash equivalents, and restricted cash at end of period	$13,083,786	$15,960,843	$38,250,439

SUPPLEMENTAL INFORMATION
Cash paid for interest	$236,677	$1,050,741	$2,505,852
Cash paid for taxes	$—	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Equipment acquired under finance leases	$—	$1,017,638	$621,000

See accompanying notes to the unaudited consolidated financial statements.

UMO BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Vertex Energy, Inc. (“we”, “our”, “Vertex” or the “Company”) is an environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Our primary focus is recycling used motor oil and other petroleum by-products. We are engaged in operations across the entire petroleum recycling value chain including collection, aggregation, transportation, storage, re-refinement, and sales of aggregated feedstock and re-refined products to end users. The UMO Business (defined below) operate in two segments, Black Oil and Recovery.

The Black Oil segment consists primary of the sale of (a) petroleum products which include base oil and industrial fuels—which consist of used motor oils, cutterstock and fuel oil generated by our facilities; (b) oil collection services—which consist of used oil sales, burner fuel sales, antifreeze sales and service charges; (c) the sale of other re-refinery products including asphalt, condensate, recovered products, and used motor oil; (d) transportation revenues; and (e) the sale of VGO (vacuum gas oil)/marine fuel.

The Recovery segment consists primarily of revenues generated from the sale of ferrous and non-ferrous recyclable Metal(s) products that are recovered from manufacturing and consumption. It also includes revenues generated from trading/marketing of Group III Base Oils.

On June 29, 2021, we entered into an Asset Purchase Agreement (the “Sale Agreement” and the transactions contemplated therein, the “Sale Transaction” or the “Sale”) with Vertex Energy Operating, LLC (“Vertex Operating”), Vertex Refining LA, LLC (“Vertex LA”), Vertex Refining OH, LLC (“Vertex OH”), Cedar Marine Terminals, L.P. (“CMT”), H & H Oil, L.P. (“H&H”), as sellers, and Safety-Kleen Systems, Inc., as purchaser (“Safety-Kleen”), dated as of June 29, 2021.

Pursuant to the Sale Agreement, Safety-Kleen agreed to acquire the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex LA); our Heartland used oil refinery in Ohio (currently owned by Vertex OH); our H&H and Heartland used motor oil (“UMO”) collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas (collectively, the “UMO Business”).

The combined financial statements of the UMO Business, as of and for the years ended December 31, 2020 and 2019, and the interim period ended June 30, 2021 are unaudited. The unaudited interim financial statements have been prepared on a basis consistent with the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary to state fairly the financial position of the UMO Business, its results of combined operations and cash flows. The financial data and other financial information disclosed in the notes to the financial statements related to these periods are also unaudited.

Standalone financial statements have not been historically prepared for the UMO Business. The accompanying unaudited combined financial statements have been prepared from the Vertex’s historical accounting records and are presented on a “carve out” basis to include the historical financial position, results of operations and cash flows applicable to the UMO Business.

The unaudited combined statement of operations include all revenues and costs directly attributable to the UMO Business as well as an allocation of expenses related to functions and services performed by the centralized Vertex organization. These corporate expenses have been allocated to the UMO Business based on direct usage or benefit, where identifiable, or other measures as determined appropriate. The unaudited combined statements of cash flows present these corporate expenses that are cash in nature as cash flows from operating activities, as this is the nature of these costs at the parent.

All of the allocations and estimates in the audited combined financial statements are based on assumptions that management believes are reasonable. However, the unaudited combined financial statements included herein may not be indicative of the financial position, results of operations and cash flows of the UMO Business in the future or if the UMO Business had been a separate, standalone entity during the periods presented.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and local jurisdictions began issuing ‘stay-at-home’ orders, which continue in various forms as of the date of this report. Notwithstanding such ‘stay-at-home’ orders, to date, our operations have for the most part been deemed an essential business under applicable governmental orders based on the critical nature of the products we offer.

We sell products and services primarily in the U.S. domestic oil and gas commodity markets. Throughout the first quarter of 2020, the industry experienced multiple factors which lowered both the demand for, and prices of, oil and gas. First, the COVID-19 pandemic lowered global demand for hydrocarbons, as social distancing and travel restrictions were implemented across the world. Second, the lifting of Organization of the Petroleum Exporting Countries (OPEC)+ supply curtailments, and the associated increase in production of oil, drove the global supply of hydrocarbons higher through the first quarter of 2020. As a result of both dynamics, prices for hydrocarbons declined 67% from peak prices within the first quarter of 2020. While global gross domestic product (GDP) growth was impacted by COVID-19 during 2020 and into the first and second quarter of 2021, we expect GDP to continue to be impacted globally for the remainder of 2021, as a result of the COVID-19 pandemic. As a result, we expect oil and gas related markets will continue to experience significant volatility in the second half of 2021. Our goal through this downturn has been to remain disciplined in allocating capital and to focus on liquidity and cash preservation. We are taking the necessary actions to right-size the business for expected activity levels.

As a result of the impact of the COVID-19 outbreak, some of our feedstock suppliers have permanently or temporarily closed their businesses, limited our access to their businesses, and/or have experienced a decreased demand for services. As a result of the above, and due to ‘stay-at-home’ and other social distancing orders, as well as the decline in U.S. travel caused by COVID-19, we saw a significant decline in the volume of feedstocks (specifically used oil) that we were able to collect during 2020, and therefore process through our facilities. A prolonged economic slowdown, renewed periods of social quarantine (imposed by the government or otherwise), or another prolonged period of decreased travel due to COVID-19 or the responses thereto, similar to those experienced during 2020, would likely have a material negative adverse impact on our ability to produce products, and consequently our revenues and results of operations.

The full extent of the impact of COVID-19 on our business and operations currently cannot be estimated and will depend on a number of factors including the scope and duration of the global pandemic, the efficacy of, and the willingness of the general public to obtain, vaccines, as well as the rate of transmission of new COVID-19 variants.

Currently we believe that we have sufficient cash on hand and will generate sufficient cash through operations to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

The full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks, including, but not limited to the recent increase in infection rates, which may lead to further or extended stay-at-home and similar orders in the markets in which we operate, and the recent global roll out of vaccines, which may help slow the spread of the virus.

NOTE 2.  SUMMARY OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of six months or less to be cash equivalents.

Inventory

Inventories of products consist of feedstocks, refined petroleum products and recovered ferrous and non-ferrous metals and are reported at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (“FIFO”) method. The Company reviews its inventory commodities for impairment whenever events or circumstances indicate that the value may not be recoverable.

Fixed Assets

Fixed assets are stated at historical costs. Depreciation of fixed assets placed in operations is provided using the straight-line method over the estimated useful lives of the assets. The policy of the Company is to charge amounts for major maintenance and repairs to expenses, and to capitalize expenditures for major replacements and betterments.

Intangible Assets

Intangible assets are amortized over their estimated useful lives. Amortizable intangible assets are reviewed at least annually to determine whether events and circumstances warrant a revision to the remaining period of amortization or an impairment.

Impairment of long-lived assets

The Company evaluates the carrying value and recoverability of its long-lived assets when circumstances warrant such evaluation by applying the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) regarding long-lived assets. It requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets.  Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company determined that no long-lived asset impairment existed during the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019.

Revenue Recognition

We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Revenue is recognized when our performance obligations under the terms of a contract with our customers are satisfied. Recognition occurs when the Company transfers control by completing the specified services at the point in time the customer benefits from the services performed or once our products are delivered. Revenue is measured as the amount of consideration we expect to receive in exchange for completing our performance obligations. Sales tax and other taxes we collect with revenue-producing activities are excluded from revenue. In the case of contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the relative stand-alone selling prices of the various goods and/or services encompassed by the contract. We do not have any material significant payment terms, as payment is generally due within 30 days after the performance obligation has been satisfactorily completed. The Company has elected the practical expedient to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that we otherwise would have recognized is one year or less. In applying the guidance in Topic 606, there were no judgments or estimates made that the Company deems significant.

The nature of the Company’s contracts give rise to certain types of variable consideration. The Company estimates the amount of variable consideration to include in the estimated transaction price based on historical experience, anticipated performance and its best judgment at the time and to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved.

From time to time, our fuel oil customers in our black oil segment may request that we store product at our facilities which they purchase from us. We recognize revenues for these “bill and hold” sales once the following criteria have been met: (1) there is a substantive reason for the arrangement, (2) the product is segregated and identified as the customer’s asset, (3) the product is ready for delivery to the customer, and (4) we cannot use the product or direct it to another customer.

Leases

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 requires companies to recognize lease assets and lease liabilities on the balance sheet and disclose key information about leasing arrangements.  We adopted ASU No. 2016-02, Leases (Topic 842) effective January 1, 2019 and elected certain practical expedients which permit us to not reassess whether existing contracts are or contain leases, to not reassess the lease classification of any existing leases, to not reassess initial direct costs for any existing leases, and to not separate lease and nonlease components for all classes of underlying assets.  We also made an accounting policy election to keep leases with an initial term of 12 months or less off of the balance sheet for all classes of underlying assets. Additional information and disclosures required by this new standard are contained in “Note 9. Leases”.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from these estimates. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Reclassification of Prior Year Presentation

Certain prior period amounts have been reclassified to conform to current period presentation. These reclassifications had no effect on the reported results of operations.

Basis of Allocation

The combined statements of operations include all revenues and costs directly attributable to the UMO Business as well as an allocation of expenses related to functions and services performed by the centralized parent organization, Vertex Energy, Inc. (“Parent”). These corporate expenses have been allocated to the UMO Business based on direct usage or benefit, where identifiable, with the remainder allocated on a pro rata basis of revenues, headcount, or other measures as determined appropriate. The Combined Statements of cash flows present these corporate expenses that are cash in nature as cash flows from operating activities, as this is the nature of these costs at the Parent.

Relationship with Parent and Related Entities

Historically, the UMO Business has been managed and operated in the normal course of business consistent with other affiliates of the Parent. Accordingly, certain shared costs have been allocated to the UMO Business and reflected as expenses in the standalone combined financial statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expenses attributable to the UMO Business for purposes of the standalone financial statements. However, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future by the UMO Business.

General Corporate Overhead Allocation

The Parent provides certain corporate, marketing and administrative services to the UMO Business. Expenses relating to these services have been allocated to the UMO Business and are reflected in the combined financial statements. Where direct assignment is not possible or practical, these costs were allocated on a pro rata basis of revenues, headcount or other measures. Such expenses amounted to $6.2 million for the six months ended June 30, 2021 and $8.4 million and $13.3 million for the years ended December 31, 2020 and 2019, respectively.

NOTE 3. CONCENTRATIONS, SIGNIFICANT CUSTOMERS, COMMITMENTS AND CONTINGENCIES

At June 30, 2021, December 31, 2020 and December 31, 2019 for each of the periods then ended, the UMO Business’s revenues and receivables were comprised of the following customer concentrations:

	Six Months Ended June 30, 2021		Year Ended December 31, 2020		Year Ended December 31, 2019
	% of Revenues	% of Receivables	% of Revenues	% of Receivables	% of Revenues	% of Receivables
Customer 1	25%	12%	33%	12%	40%	36%
Customer 2	10%	23%	10%	12%	8%	14%

For each of the periods ended June 30, 2021, December 31, 2020 and December 31, 2019, the UMO Business’s segment revenues were comprised of the following customer concentrations:

	% of Revenue by Segment		% Revenue by Segment		% Revenue by Segment
	Six Months Ended June 30, 2021		Year Ended December 31, 2020		Year Ended December 31, 2020
	Black Oil	Recovery	Black Oil	Recovery	Black Oil	Recovery
Customer 1	46%	—%	54%	—%	47%	—%
Customer 2	18%	—%	16%	—%	10%	—%

The UMO Business had one vendor that represented 10% of total purchases or payables for the six months ended June 30, 2021 and December 31, 2020. No vendor represented 10% of more of total purchases or payables as of and of the year ended December 31, 2019.

The UMO Business’s revenue, profitability and future rate of growth are substantially dependent on prevailing prices for petroleum-based products. Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future. A substantial or extended decline in such prices could have a material adverse effect on the UMO Business’s financial position, results of operations, cash flows, access to capital, and the quantities of petroleum-based products that the UMO Business can economically produce.

Litigation

The UMO Business, in its normal course of business, is involved in various other claims and legal action. In the opinion of management, the outcome of these claims and actions will not have a material adverse impact upon the financial position of the UMO Business. We are currently party to the following material litigation proceedings:

Vertex Refining LA, LLC (“Vertex Refining LA”), the wholly-owned subsidiary of Vertex Operating was named as a defendant, along with numerous other parties, in five lawsuits filed on or about February 12, 2016, in the Second Parish Court for the Parish of Jefferson, State of Louisiana, Case No. 121749, by Russell Doucet et. al., Case No. 121750, by Kendra Cannon et. al., Case No. 121751, by Lashawn Jones et. al., Case No. 121752, by Joan Strauss et. al. and Case No. 121753, by Donna Allen et. al. The suits relate to alleged noxious and harmful emissions from our facility located in Marrero, Louisiana. The suits seek damages for physical and emotional injuries, pain and suffering, medical expenses and deprivation of the use and enjoyment of plaintiffs’ homes. We intend to vigorously defend ourselves and oppose the relief sought in the complaints, provided that at this stage of the litigation, the Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

Related Parties

From time to time, the Company consults with a related party law firm. During the period ended June 30, 2021, December 31, 2020 and December 31,2019, we paid $134,185, $62,185, and $100,683, respectively, to such law firm for services rendered.

NOTE 4. REVENUES

Disaggregation of Revenue

The following tables present the revenues of the UMO Business, disaggregated by geographical market and revenue source:

	Six Months Ended June 30, 2021
	Black Oil	Recovery	Total
Primary Geographical Markets
Northern United States	$26,506,093	$—	$26,506,093
Southern United States	40,008,551	2,526,317	42,534,868
	$66,514,644	$2,526,317	$69,040,961
Sources of Revenue
Base oil	$22,042,228		$22,042,228
Oil collection services	3,584,901	—	3,584,901
Metals	—	2,526,317	2,526,317
Other re-refinery products	3,534,237	—	3,534,237
VGO/Marine fuel sales	37,353,278	—	37,353,278
Total revenues	$66,514,644	$2,526,317	$69,040,961

	Year Ended December 31, 2020
	Black Oil	Recovery	Total
Primary Geographical Markets
Northern United States	$31,218,855	$—	$31,218,855
Southern United States	51,009,512	3,450,988	54,460,500
	$82,228,367	$3,450,988	$85,679,355
Sources of Revenue
Base oil	$24,317,358		$24,317,358
Industrial fuel	1,289,274	—	1,289,274
Oil collection services	7,780,115	—	7,780,115
Metals	—	3,450,988	3,450,988
Other re-refinery products	5,842,731		5,842,731
VGO/Marine fuel sales	42,998,889	—	42,998,889
Total revenues	$82,228,367	$3,450,988	$85,679,355

	Year Ended December 31, 2019
	Black Oil	Refining & Marketing	Recovery	Total
Primary Geographical Markets
Northern United States	$42,195,020	$—	$—	$42,195,020
Southern United States	97,074,144	—	3,148,103	100,222,247
	$139,269,164	$—	$3,148,103	$142,417,267
Sources of Revenue
Base oil	$31,987,834	$—		$31,987,834
Industrial fuel	6,841,302	—	—	6,841,302
Oil collection services	5,650,687	—	—	5,650,687
Metals	—	—	3,148,103	3,148,103
Other re-refinery products	13,022,622	—		13,022,622
VGO/Marine fuel sales	81,766,719	—	—	81,766,719
Total revenues	$139,269,164	$—	$3,148,103	$142,417,267

NOTE 5. ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following at June 30, 2021, December 31, 2020 and December 31, 2019:

	June 30, 2021	December 31, 2020	December 31, 2019
Accounts receivable trade	$13,456,075	$8,062,905	$7,089,798
Allowance for doubtful accounts	(598,131)	(612,746)	(402,475)
Accounts receivable trade, net	$12,857,944	$7,450,159	$6,687,323

Accounts receivable trade represents amounts due from customers. Accounts receivable trade are recorded at invoiced amounts, net of reserves and allowances and do not bear interest.

NOTE 6. LINE OF CREDIT AND LONG-TERM DEBT

On April 24, 2020, (a) Encina Business Credit, LLC (“EBC”) and the lenders under our Revolving Credit Agreement with EBC (the “EBC Lenders”), and Vertex Operating, entered into a Fourth Amendment and Limited Waiver to Credit Agreement, effective on April 24, 2020, pursuant to which the EBC Lenders agreed to amend the EBC Credit Agreement; and (b) the EBC Lenders and Vertex Operating entered into a Fourth Amendment and Limited Waiver to ABL Credit Agreement, effective on April 24, 2020, pursuant to which the EBC Lenders agreed to amend the Revolving Credit Agreement (collectively, the “Waivers”). The Waivers amended the credit agreements to extend the due date of amounts owed thereunder from February 1, 2021 to February 1, 2022.

On August 7, 2020, the Company and Vertex Operating entered into a Fifth Amendment to Credit Agreement with EBC (the “Fifth Amendment”), which amended the EBC Credit Agreement to provide the Company up to a $2 million term loan to be used for capital expenditures (the “CapEx Loan”), which amounts may be requested from time to time by the Company, provided that not more than four advances of such amount may be requested, with each advance being not less than $500,000 (in multiples of $100,000). The amendment also provided that any prepayments of the EBC Credit Agreement would first be applied to the term loan and then to the CapEx Loan. The CapEx Loan bears interest at the rate of LIBOR (1.15% at March 31, 2021) plus 7%, or to the extent that LIBOR is not available, the highest of the prime rate and the Federal Funds Rate plus 0.50%, in each case, plus 6%. We are required to repay the CapEx Loan in monthly installments of 1/48th of the amount borrowed, each month that the CapEx Loan is outstanding, with a final balloon payment due at maturity. The obligation of EBC to fund the CapEx Loan is subject to customary conditions and requirements set forth in the Fifth Amendment, including the requirement that the Company has maintained daily availability under the ABL Credit Agreement greater than $1 million for the last thirty days, and that such availability would remain over $1 million, on a pro forma basis with such new loan. We are also required to provide the agent for the EBC Credit Agreement, a first priority security interest in the rolling stock collection assets or other assets acquired with the CapEx Loan.

On November 27, 2020, the Company, Vertex Operating, the Agent and the EBC Lenders, entered into a Fifth Amendment and Limited Waiver to Credit Agreement (the “Amendment and Waiver”), pursuant to which the Lenders agreed to amend the Revolving Credit Agreement, to (1) provide for the Lender’s waiver of an event of default which occurred under the Revolving Credit Agreement, relating solely to the Company exceeding the $3 million capital expenditure limitation for 2020 set forth in the Revolving Credit Agreement; (2) amend the capital expenditure limit set forth in the Revolving Credit Agreement to $4 million for 2020 (compared to $3 million previously) and $3 million thereafter; and (3) amended the minimum required availability under the Revolving Credit Agreement to be $1 million prior to December 31, 2020 (which amount was previously $2 million) and $2 million thereafter. Notwithstanding the technical default under the Revolving Credit Agreement discussed above, the Lenders did not take any action to accelerate amounts due under the Revolving Credit Agreement, such amounts due thereunder were not automatically accelerated in connection with the default, and as discussed above, such technical default was waived by the Lenders according to the Amendment and Waiver.

On January 18, 2021, the Company, Vertex Operating and EBC as agent for the lenders named therein, and such lenders, entered into a Sixth Amendment to Credit Agreement (the “6th Amendments”), which amended the EBC Credit Agreement and a separate ABL Credit Agreement dated February 1, 2017, between Vertex Operating, the Company, substantially all of the Company’s subsidiaries, EBC, as agent for the lenders named therein, and such lenders (as amended to date, the “ABL Credit Agreement”), to permit availability at any time to be less than (a) $1,000,000 at any time during the period commencing on December 31, 2020 through and including March 31, 2021 and (b) $2,000,000 at any time from and after April 1, 2021.

On May 26, 2021, the Company, Vertex Operating and EBC as agent for the lenders named therein, and such lenders, entered into a Seventh Amendment to Credit Agreement and a Seventh Amendment to ABL Credit Agreement (collectively, the “7th Amendments”), which amended the EBC Credit Agreement and ABL Credit Agreement, to allow the Company to enter into the a purchase agreement, subject to the Company agreeing to not use any funds from the ABL Credit Agreement towards such purchase agreement or to pay amounts in connection with a $10 million deposit note in connection with such purchase agreement.

The Company’s outstanding debt facilities as of June 30, 2021 and December 31, 2020 and 2019 are summarized as follows:

Creditor	Loan Type	Origination Date	Maturity Date	Loan Amount	Balance on June 30, 2021	Balance on December 31, 2020	Balance on December 31, 2019
Encina Business Credit, LLC	Term Loan	February 1, 2017	February 1, 2022	$20,000,000	$4,983,000	$5,433,000	$13,333,000
Encina Business Credit SPV, LLC	Revolving Note	February 1, 2017	February 1, 2022	$10,000,000	1,165,183	133,446	3,276,230
Encina Business Credit, LLC	Capex Loan	August 7, 2020	February 1, 2022	$2,000,000	1,253,086	1,378,819	—
Wells Fargo Equipment Lease-Ohio	Finance Lease	April-May, 2019	April-May, 2024	$621,000	376,738	436,411	—
AVT Equipment Lease-Ohio	Finance Lease	April 2, 2020	April 2, 2023	$466,030	318,689	380,829	—
AVT Equipment Lease-HH	Finance Lease	May 22, 2020	May 22, 2023	$551,609	377,933	450,564	—
John Deere Note	Note	May 27, 2020	June 24, 2024	$152,643	112,768	131,303	—
Tetra Capital Lease	Finance Lease	May, 2018	May, 2022	$419,690	116,308	172,235	264,014
Well Fargo Equipment Lease-VRM LA	Finance Lease	March, 2018	March, 2021	$30,408	—	1,804	12,341
Texas Citizens Bank	PPP Loan	May 5, 2020	April 28, 2022	$4,222,000	—	4,222,000	—
Various institutions	Insurance premiums financed	Various	< 1 year	$2,902,428	—	1,183,543	1,165,172
Total					$8,703,705	$13,923,954	$18,050,757

Future contractual maturities of notes payable as of June 30, 2021 are summarized as follows:

Creditor	Year 1	Year 2	Year 3	Year 4	Year 5	Thereafter
Encina Business Credit, LLC	$4,983,000	$—	$—	$—	$—	$—
Encina Business Credit, LLC	1,194,386	413	1,273	1,321	1,371	54,322
John Deere Note	37,759	38,696	36,313	—	—	—
Well Fargo Equipment Lease- Ohio	124,041	130,574	122,123	—	—	—
AVT Equipment Lease-Ohio	132,443	186,246	—	—	—	—
AVT Equipment Lease-HH	154,805	223,128	—	—	—	—
Tetra Capital Lease	99,832	16,476	—	—	—	—
Totals	$7,891,449	$595,533	$159,709	$1,321	$1,371	$54,322

NOTE 7.  SEGMENT REPORTING

The UMO Business’s reportable segments include the (1) Black Oil and (2) Recovery segments.

(1) The Black Oil segment consists primary of the sale of (a) petroleum products which include base oil and industrial fuels—which consist of used motor oils, cutterstock and fuel oil generated by our facilities; (b) oil collection services—which consist of used oil sales, burner fuel sales, antifreeze sales and service charges; (c) the sale of other re-refinery products including asphalt, condensate, recovered products, and used motor oil; (d) transportation revenues; and (e) the sale of VGO (vacuum gas oil)/marine fuel.

(2) The Recovery segment consists primarily of revenues generated from the sale of ferrous and non-ferrous recyclable Metal(s) products that are recovered from manufacturing and consumption. It also includes revenues generated from trading/marketing of Group III Base Oils.

We also disaggregate our revenue by product category for each of our segments, as we believe such disaggregation helps depict how our revenue and cash flows are affected by economic factors.

Segment information for the UMO Business for the six months ended June 30, 2021, years ended 2020 and 2019 is as follows:

SIX MONTHS ENDED JUNE 30, 2021

	Black Oil	Recovery	Total
Revenues:
Base oil	$22,042,228	$—	$22,042,228
Oil collection services	3,584,901	—	3,584,901
Metals (1)	—	2,526,317	2,526,317
Other re-refinery products (2)	3,534,237	—	3,534,237
VGO/Marine fuel sales	37,353,278	—	37,353,278
Total revenues	66,514,644	2,526,317	69,040,961
Cost of revenues (exclusive of depreciation and amortization shown separately below)	44,001,840	1,060,524	45,062,364
Depreciation and amortization attributable to costs of revenues	2,163,678	161,133	2,324,811
Gross profit	20,349,126	1,304,660	21,653,786
Selling, general and administrative expenses	13,938,563	605,505	14,544,068
Depreciation and amortization attributable to operating expenses	707,895	40,900	748,795
Income from operations	$5,702,668	$658,255	$6,360,923

YEAR ENDED DECEMBER 31, 2020

	Black Oil	Recovery	Total
Revenues:
Base oil	$24,317,358	$—	$24,317,358
Industrial fuel	1,289,274	—	1,289,274
Oil collection services	7,780,115	—	7,780,115
Metals (1)	—	3,450,988	3,450,988
Other re-refinery products (2)	5,842,731	—	5,842,731
VGO/Marine fuel sales	42,998,889	—	42,998,889
Total revenues	82,228,367	3,450,988	85,679,355
Cost of revenues (exclusive of depreciation and amortization shown separately below)	62,557,304	5,727,153	68,284,457
Depreciation and amortization attributable to costs of revenues	4,033,274	268,982	4,302,256
Gross profit (loss)	15,637,789	(2,545,147)	13,092,642
Selling, general and administrative expenses	20,763,607	2,010,967	22,774,574
Depreciation and amortization attributable to operating expenses	1,426,825	81,800	1,508,625
Income (loss) from operations	$(6,552,643)	$(4,637,914)	$(11,190,557)

YEAR ENDED DECEMBER 31, 2019

	Black Oil	Recovery	Total
Revenues:
Base oil	$31,987,834	$—	$31,987,834
Industrial fuel	6,841,302	—	6,841,302
Oil collection services	5,650,687	—	5,650,687
Metals (1)	—	3,148,103	3,148,103
Other re-refinery products (2)	13,022,622	—	13,022,622
VGO/Marine fuel sales	81,766,719	—	81,766,719
Total revenues	139,269,164	3,148,103	142,417,267
Cost of revenues (exclusive of depreciation and amortization shown separately below)	113,196,583	5,102,540	118,299,123
Depreciation and amortization attributable to costs of revenues	4,224,726	221,805	4,446,531
Gross profit (loss)	21,847,855	(2,176,242)	19,671,613
Selling, general and administrative expenses	20,073,534	728,855	20,802,389
Depreciation and amortization attributable to operating expenses	1,340,420	81,800	1,422,220
Income (loss) from operations	$433,901	$(2,986,897)	$(2,552,996)

(1) Metals consist of recoverable ferrous and non-ferrous recyclable metals from manufacturing and consumption. Scrap metal can be recovered from pipes, barges, boats, building supplies, surplus equipment, tanks, and other items consisting of metal composition. These materials are segregated, processed, cut-up and sent back to a steel mill for re-purposing.

(2) Other re-refinery products include the sales of asphalt, condensate, recovered products, and other petroleum products.

NOTE 8 . INCOME TAXES

The Company accounts for income taxes in accordance with the FASB ASC Topic 740. The Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

As part of the process of preparing its combined financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. This process requires the Company to estimate its actual current tax liability and to assess temporary differences resulting from differing book versus tax treatment of items, such as deferred revenue, compensation and benefits expense and depreciation. These temporary differences result in deferred tax assets and liabilities, which are included within the Company’s combined balance sheet. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized and, when necessary, valuation allowances are established. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the level of historical taxable income, scheduled reversals of deferred taxes, projected future taxable income and tax planning strategies that can be implemented by the Company in making this assessment. If actual results differ from these estimates or the Company adjusts these estimates in future periods, the Company may need to adjust its valuation allowance, which could materially impact the Company’s combined financial position and results of operations.

Tax contingencies can involve complex issues and may require an extended period of time to resolve. Changes in the level of annual pre-tax income can affect the Company’s overall effective tax rate. Until all net operating losses are utilized, there is no impact on the effective tax rate. Furthermore, the Company’s interpretation of complex tax laws may impact its recognition and measurement of current and deferred income taxes.

The Company recognizes and measures a tax benefit from uncertain tax positions when it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company recognizes a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company adjusts these liabilities when its judgment changes as a result of the evaluation of new information not previously available. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate or future recognition of an unrecognized benefit. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined.

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the combined statements of operations. Accrued interest and penalties are included within deferred taxes, unrecognized tax benefits and other long-term liabilities line in the combined balance sheet.

NOTE 9. LEASES

Finance Leases

Finance leases are included in finance lease right-of-use lease assets and finance lease liability current and long-term liabilities on the unaudited combined balance sheets. The associated amortization expenses for the periods ended June 30, 2021, December 31, 2020 and December 31, 2019 were $207,972, $332,497 and $166,946, respectively, and are included in depreciation and amortization on the unaudited combined statements of operations. The associated interest expense for the periods ended June 30, 2021, December 31, 2020 and December 31, 2019 were $49,503, $91,061 and $41,889, respectively, and are included in interest expense on the unaudited combined statements of operations. Please see “Note 6. Line of Credit and Long-Term Debt” for more details.

Operating Leases

Operating leases are included in operating lease right-of-use lease assets, and operating current and long-term lease liabilities on the unaudited combined balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable lease expense is recognized in the period in which the obligation for those payments is incurred. Lease expense for equipment is included in cost of revenues and other rents are included in selling, general and administrative expense on the unaudited combined statements of operations and are reported net of lease income. Lease income is not material to the results of operations for the periods ended June 30, 2021, December 31, 2020 and December 31, 2019. Total operating lease costs for the periods ended June 30, 2021, December 31, 2020 and December 31, 2019 were $1.5 million for each period respectively.

Cash Flows

An initial right-of-use asset of $37.8 million was recognized as a non-cash asset addition with the adoption of the new lease accounting standard. Cash paid for amounts included in operating lease liabilities, including some small leases with initial terms less than twelve months was $0.2 million, $2.3 million and $2.3 million during the periods ended June 30, 2021, December 31, 2020 and December 31, 2019, respectively, and is included in operating cash flows. Cash paid for amounts included in finance lease was $252,175, $402,560 and $165,598 during the periods ended June 30, 2021, December 31, 2020 and December 31, 2019, respectively, and is included in financing cash flows.

Maturities of our lease liabilities for all operating leases are as follows as of June 30, 2021:

June 30, 2021

	Facilities	Equipment	Plant	Railcar	Total
Year 1	$608,589	$107,723	$3,410,150	$648,371	$4,774,833
Year 2	502,231	—	3,410,150	443,541	4,355,922
Year 3	375,639	—	3,410,150	219,412	4,005,201
Year 4	300,000	—	3,410,150	—	3,710,150
Year 5	300,000	—	3,410,150	—	3,710,150
Thereafter	1,925,000	—	23,586,871	—	25,511,871
Total lease payments	$4,011,459	$107,723	$40,637,621	$1,311,324	$46,068,127
Less: interest	(1,370,952)	(2,428)	(16,143,082)	(116,586)	(17,633,048)
Present value of lease liabilities	$2,640,507	$105,295	$24,494,539	$1,194,738	$28,435,079

The weighted average remaining lease terms and discount rates for all of our operating leases were as follows as of June 30, 2021:

Remaining lease term and discount rate:	June 30, 2021
Weighted average remaining lease terms (years)
Lease facilities	5.40
Lease equipment	0.80
Lease plant	11.80
Lease railcar	1.40
Weighted average discount rate
Lease facilities	9.10%
Lease equipment	8.00%
Lease plant	9.37%
Lease railcar	8.00%

Significant Judgments

Significant judgments include the discount rates applied, the expected lease terms, lease renewal options and residual value guarantees. There are several leases with renewal options or purchase options. Using the practical expedient, the Company utilized existing lease classifications as of June 30, 2021, December 31, 2020 and December 31, 2019.

The purchase options are not expected to have a material impact on the lease obligation. There are several facility and plant leases which have lease renewal options from one to twenty years.

The largest facility lease has an initial term through 2032. That lease does not have an extension option. The two plant leases both have multiple 5-year extension options for a total of 20 years. Two extension options have been included in the lease right-of-use asset and lease obligation at January 1, 2019.

The Company will reassess the lease terms and purchase options when there is a significant change in circumstances or when the Company elects to exercise an option that had previously been determined that it was not reasonably certain to do so.

NOTE 10. SUBSEQUENT EVENTS

Management has evaluated subsequent events and their potential effects on these financial statements through the date the financial statements were available to be issued.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holders of record of our common stock and Series A Convertible Preferred Stock, at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Special Meeting. At the close of business on the Record Date, there were (a) 61,295,456 shares of our common stock; and (b) 385,601 shares of our Series A Convertible Preferred Stock, outstanding. The common stock shares and Series A Convertible Preferred Stock shares each vote one vote on all stockholder matters to come before the Special Meeting. As such, a total of 61,681,057 voting shares are eligible to be voted at the Special Meeting. Other than our common stock and Series A Convertible Preferred Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock, preferred stock and voting securities by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers and significant employees; and (iv) all of our current executive officers, significant employees and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

Name	Number of Common Stock Shares (a)		Percent of Common Stock		Number of Series A Convertible Preferred Stock Shares (b)	Percent of Series A Convertible Preferred Stock	Total Voting Shares	Percent of Total Voting Shares
Named Executive Officers and Directors
Benjamin P. Cowart	7,688,772	(1)	12.4%		—	—%	7,688,722	12.3%
Chris Carlson	1,395,188	(2)	2.3%		—	—%	1,395,188	2.2%
John Strickland	528,610	(3)	*	%	—	—%	528,610	*	%
Dan Borgen	430,324	(4)	*	%	—	—%	430,324	*	%
David Phillips	162,828	(5)	*	%	—	—%	162,828	*	%
Christopher Stratton	235,000	(6)	*	%	—	—%	235,000	*	%
Timothy C. Harvey	57,753	(7)	*	%	—	—%	57,753	*	%
James P. Gregory	150,000	(8)	*	%	—	—%	150,000	*	%
All Named Executive Officers and Directors as a Group (8 persons)	10,628,475		16.8%		—	—%	10,628,475	16.7%

5% Stockholders (9)
Common Stock
Laurence W. Lytton (10)	4,093,561		6.7%		—	—%	4,093,561	6.6%
Richard Jacinto II (11)	4,306,597.75		7.1%		—	—%	4,306,597.75	7.0%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock, preferred stock or voting stock, as applicable.

(a) Includes (i) options, warrants and convertible securities exercisable or convertible for common stock, and (ii) shares of common stock issuable upon conversion of preferred stock, which shares are also provided separately in the table above where applicable, each within 60 days of the Record Date. The shares in the column “Number of Common Stock Shares” includes all shares which could be issued upon exercise or conversion of outstanding exercisable or convertible securities held by such stockholder, provided that the percentage set forth in the “Percent of Common Stock” column represents the total percentage of outstanding shares of common stock each holder is eligible to vote when taking into account the applicable beneficial ownership limitations described below.

(b) Each share of Series A Convertible Preferred Stock converts into common stock at the option of each holder on a one-for-one basis and votes one voting share on all stockholder matters.

(1) Includes 100,765 shares held by VTX, Inc. (“VTX”), 7,500 shares of common stock owned by Vertex Holdings, L.P. (“Holdings”) which Mr. Cowart has control over and which shares Mr. Cowart is deemed to beneficially own, includes 5,853,587 shares of common stock held through Mr. Cowart’s family partnership (B&S Cowart II Family LP), which shares he is deemed to beneficially own, 1,039,333 shares of common stock which Mr. Cowart holds personally, 174,085 shares held by Mr. Cowart’s wife and 70,214 shares held by a trust beneficially owned by Mr. Cowart’s wife, which shares Mr. Cowart is deemed to beneficially own. Also includes options to purchase 423,288 shares of common stock which options are exercisable within 60 days of the Record Date.

(2) Includes options to purchase 569,112 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date.

(3) Includes options to purchase 216,500 shares of common stock which options have vested and are exercisable within 60 days of the Record Date.

(4) Includes options to purchase 235,000 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date. Also includes 195,324 shares of common stock held by KKB Holdings LLC, a limited liability company which is owned by a Family Trust, which entity is owned by family members of Dan Borgen, who serves as a member of and as President of such entity, which securities Mr. Borgen is deemed to beneficially own.

(5) Includes options to purchase 30,000 shares of common stock which options have vested and are exercisable within 60 days of the Record Date.

(6) Includes options to purchase 235,000 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date.

(7) Includes 4,000 shares of common stock held in the name of the Caylyn Harvey Trust and 1,800 shares of common stock held in the name of the Lexie Harvey Irrevocable Trust, which shares Mr. Harvey is deemed to beneficially own.

(8) Includes options to purchase 150,000 shares of common stock which options have vested and are exercisable within 60 days of the Record Date.

(9) To our knowledge, except as noted in the table above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s common stock, or any series of preferred stock. Preferred Stock stockholders who have the right to convert such preferred stock into, and/or vote more than, 5% or more of our outstanding common stock, but which do not own more than 5% of our common stock prior to such conversion(s) as of the Record Date, are listed in the specific table relating to the preferred stock shares which they own.

(10) Address is 467 Central Park West, NY, NY 10025. Based on information reported on Schedule 13G/A filed by Laurence W. Lytton with the SEC on February 16, 2021, which has not been independently verified.

(11) Address is P.O. Box 7080, San Carlos, CA 94070. Based on information reported on Schedule 13G filed by Richard Jacinto II with the SEC on July 9, 2021, which has not been independently verified.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

FINANCING OF THE SALE TRANSACTION

Safety-Kleen has confirmed to the Company that it has sufficient available cash on hand to complete the acquisition of the UMO Business as contemplated by the Sale Agreement and the obligations of Safety-Kleen to consummate the Sale is not subject to a financing condition.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at an annual meeting of stockholders of the Company consistent with rules promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s proxy statement for such annual meeting. Proposals of holders of our voting securities intended to be presented at our 2022 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act, must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, not earlier than the close of business on January 26, 2022, and not later than the close of business on February 25, 2022, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2022 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after May 26, 2022. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the fiscal 2022 annual meeting or, if the first public announcement of the date of the fiscal 2022 annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the fiscal 2022 annual meeting.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. The Board of Directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in the Company’s Bylaws.

Stockholder nominations for director candidates must include (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

OTHER MATTERS

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Special Meeting other than that described above. If any other business should properly come before the Special Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Special Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders of the Company sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or direct your written request to Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Houston 77058, Attention: Investor Relations, or by telephone at (212) 321-5000 and we will promptly deliver such separate copy. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder of the Company at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investor Relations,” “SEC Filings” page of our website at www.vertexenergy.com. The web addresses of the SEC and the Company have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this proxy statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this proxy statement. This information statement is dated September 7, 2021. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Sale, the Company or the UMO Business that is different from, or in addition to, the information or representations contained in this proxy statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them.

Information on the Company’s website or the website of any subsidiary or affiliate of the Company is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the proxy statement, unless that information is also in this document.

Vertex has filed this proxy statement with the SEC in connection with the solicitation of proxies for the Vertex special meeting in connection with the Sale and related proposals. This proxy statement incorporates important business and financial information about Vertex from other documents that are not included in or delivered with this proxy statement. Vertex stockholders will be able to obtain copies of this proxy statement, any amendments or supplements to this proxy statement, and other documents filed by Vertex with the SEC in connection with the Vertex special meeting in connection with the Sale, or otherwise (including, but not limited to its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which each include various risk factors regarding the operations of Vertex, the UMO Business and the Continuing Operations, and the definitive proxy statement on Schedule 14A filed by Vertex in connection with its 2021 annual meeting of stockholders, which includes information regarding the employment agreements of our executive officers) for no charge at the SEC’s website at www.sec.gov. Copies of Vertex’s filings with the SEC are available to investors without charge by request made to Vertex in writing or by telephone with the following contact information:

Chris Carlson, Corporate Secretary

1331 Gemini Street, Suite 250

Houston, Texas 77058

Telephone: (866) 660-8156

Email: chrisc@vertexenergy.com

TO RECEIVE TIMELY DELIVERY OF THESE MATERIALS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE YOUR SHARES THROUGH THE INTERNET, FAX, BY TELEPHONE OR BY SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES OF COMMON STOCK ARE REPRESENTED AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$14,966,612	$10,895,044
Restricted cash	100,125	100,125
Accounts receivable, net	18,379,672	11,138,933
Accounts receivable, other	170,075	—
Inventory	8,869,840	4,439,839
Prepaid expenses and other current assets	1,324,816	3,211,448
Total current assets	43,811,140	29,785,389

Noncurrent assets
Fixed assets, at cost	78,549,353	75,777,552
Less accumulated depreciation	(31,865,623)	(29,337,036)
Fixed assets, net	46,683,730	46,440,516
Finance lease right-of-use assets	1,328,739	1,536,711
Operating lease right-of use assets	33,141,878	33,315,876
Intangible assets, net	8,431,703	9,397,441
Other assets	1,711,036	1,624,025
TOTAL ASSETS	$135,108,226	$122,099,958

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$15,383,088	$10,484,911
Accrued expenses	2,175,449	2,053,106
Dividends payable	—	606,550
Finance lease liability-current	511,121	496,231
Operating lease liability-current	5,540,226	5,614,785
Current portion of long-term debt, net of unamortized finance costs	6,215,145	4,367,169
Revolving note	1,165,183	133,446
Derivative commodity liability	8,707	94,214
Total current liabilities	30,998,919	23,850,412
Long-term liabilities
Long-term debt, net of unamortized finance costs	133,709	7,981,496
Finance lease liability-long-term	678,547	945,612
Operating lease liability-long-term	27,601,652	27,701,091
Derivative warrant liability	20,164,443	330,412
Total liabilities	79,577,270	60,809,023
COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 0 and 4,102,690 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively with a liquidation preference of $— and $12,718,339 at June 30, 2021 and December 31, 2020, respectively.	—	12,718,339

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 0 and 7,399,649 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively with a liquidation preference of $— and $11,543,452 at June 30, 2021 and December 31, 2020, respectively.	—	11,036,173

Redeemable non-controlling interest	37,027,813	31,611,674

	June 30, 2021	December 31, 2020
Total temporary equity	37,027,813	55,366,186
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 391,602 and 419,859 shares issued and outstanding at June 30, 2021 and December 31, 2020, with a liquidation preference of $583,487 at June 30, 2021 and December 31, 2020.	392	420

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, no shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 59,909,219 and 45,554,841 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	59,909	45,555
Additional paid-in capital	125,803,839	94,569,674
Accumulated deficit	(109,420,115)	(90,008,778)
Total Vertex Energy, Inc. stockholders’ equity	16,444,025	4,606,871
Non-controlling interest	2,059,118	1,317,878
Total equity	18,503,143	5,924,749
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$135,108,226	$122,099,958

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$65,194,911	$21,374,127	$123,278,904	$57,577,556
Cost of revenues (exclusive of depreciation and amortization shown separately below)	52,904,991	22,197,805	96,251,265	49,034,659
Depreciation and amortization attributable to costs of revenues	1,393,350	1,239,564	2,741,170	2,415,986
Gross profit (loss)	10,896,570	(2,063,242)	24,286,469	6,126,911

Operating expenses:
Selling, general and administrative expenses	8,825,940	6,030,560	16,752,520	12,731,078
Depreciation and amortization attributable to operating expenses	482,869	473,897	965,738	932,033

Total operating expenses	9,308,809	6,504,457	17,718,258	13,663,111

Income (loss) from operations	1,587,761	(8,567,699)	6,568,211	(7,536,200)

Other income (expense):
Other income	4,222,000	20	4,222,000	100
Gain on sale of assets	—	12,344	1,424	12,344
Loss on change in value of derivative warrant liability	(21,507,332)	(110,965)	(23,287,535)	1,587,782
Interest expense	(259,091)	(222,173)	(495,424)	(562,259)
Total other income (expense)	(17,544,423)	(320,774)	(19,559,535)	1,037,967
Loss before income tax	(15,956,662)	(8,888,473)	(12,991,324)	(6,498,233)
Income tax benefit (expense)	—	—	—	—
Net loss	(15,956,662)	(8,888,473)	(12,991,324)	(6,498,233)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	3,417,907	109,165	5,408,876	(289,444)
Net loss attributable to Vertex Energy, Inc.	(19,374,569)	(8,997,638)	(18,400,200)	(6,208,789)

Accretion of redeemable noncontrolling interest to redemption value	(388,245)	(1,381,889)	(761,993)	(12,348,238)
Accretion of discount on Series B and B1 Preferred Stock	(283,555)	(539,235)	(507,282)	(1,471,238)
Dividends on Series B and B1 Preferred Stock	—	(360,217)	258,138	(704,716)
Net loss available to common shareholders	$(20,046,369)	$(11,278,979)	$(19,411,337)	$(20,732,981)
Loss per common share
Basic	$(0.38)	$(0.25)	$(0.39)	$(0.46)
Diluted	$(0.38)	$(0.25)	$(0.39)	$(0.46)
Shares used in computing earnings per share
Basic	52,683,012	45,554,841	50,209,970	45,463,600
Diluted	52,683,012	45,554,841	50,209,970	45,463,600

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(UNAUDITED)

Six Months Ended June 30, 2021
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2021	45,554,841	$45,555	419,859	$420	—	$—	$94,569,674	$(90,008,778)	$1,317,878	$5,924,749
Exercise of options	22,992	23	—	—	—	—	(23)	—	—	—
Exercise of B1 warrants	1,079,753	1,080	—	—	—	—	2,756,877	—	—	2,757,957
Exchanges of Series B Preferred stock to common	2,359,494	2,359	—	—	—	—	4,114,570	630,321	—	4,747,250
Share based compensation expense	—	—	—	—	—	—	150,514	—	—	150,514
Conversion of Series B Preferred stock to common	638,224	638	—	—	—	—	1,977,856	—	—	1,978,494
Conversion of Series B1 Preferred stock to common	2,087,195	2,087	—	—	—	—	3,253,937	—	—	3,256,024
Dividends on Series B and B1	—	—	—	—	—	—	—	(372,183)	—	(372,183)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(223,727)	—	(223,727)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(373,748)	—	(373,748)
Net income	—	—	—	—	—	—	—	974,369	1,990,969	2,965,338
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(1,542,402)	(1,542,402)
Balance on March 31, 2021	51,742,499	$51,742	419,859	$420	—	$—	$106,823,405	$(89,373,746)	$1,766,445	$19,268,266
Exercise of options to common	505,376	505	—	—	—	—	229,007	—	—	229,512
Exercise of options to common- unissued	—	—	—	—	—	—	474,866	—	—	474,866
Leverage Lubricants contribution	—	—	—	—	—	—	—	—	(13,491)	(13,491)
Exercise of B1 warrants	156,792	157	—	—	—	—	1,634,409	—	—	1,634,566
Exercise of B1 warrants-unissued	—	—	—	—	—	—	1,185,831	—	—	1,185,831
Share based compensation expense	—	—	—	—	—	—	205,039	—	—	205,039
Conversion of Series A Preferred stock to common	28,257	28	(28,257)	(28)	—	—	—	—	—	—
Conversion of Series B Preferred stock to common	1,841,406	1,842	—	—	—	—	5,706,517	—	—	5,708,359
Conversion of Series B Preferred stock to common-unissued	—	—	—	—	—	—	759,983	—	—	759,983
Conversion of Series B1 Preferred stock to common	5,634,889	5,635	—	—	—	—	8,784,782	—	—	8,790,417
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(283,555)	—	(283,555)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(388,245)	—	(388,245)
Net loss	—	—	—	—	—	—	—	(19,374,569)	3,417,907	(15,956,662)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(3,111,743)	(3,111,743)
Balance on June 30, 2021	59,909,219	$59,909	391,602	$392	—	$—	$125,803,839	$(109,420,115)	$2,059,118	$18,503,143

Six Months Ended June 30, 2020
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non- controlling Interest	Total Equity
Balance on January 1, 2020	43,395,563	$43,396	419,859	$420	—	$—	$81,527,351	$(59,246,514)	$777,373	$23,102,026
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Share based compensation expense	—	—	—	—	—	—	163,269	—	—	163,269
Adjustment of carrying amount of non-controlling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Conversion of Series B1 Preferred stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Dividends on Series B and B1	—	—	—	—	—	—	—	(344,499)	—	(344,499)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(932,003)	—	(932,003)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(10,966,349)	—	(10,966,349)
Net income	—	—	—	—	—	—	—	2,788,860	(398,609)	2,390,251
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	517,877	517,877
Balance on March 31, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,076,832	$(68,700,505)	$896,641	$26,318,943
Share based compensation expense	—	—	—	—	—	—	156,539	—	—	156,539
Dividends on Series B and B1	—	—	—	—	—	—	—	(360,217)	—	(360,217)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(539,235)	—	(539,235)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(1,381,889)	—	(1,381,889)
Net income (loss)								(8,997,638)	109,165	(8,888,473)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(127,044)	(127,044)
Balance on June 30, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,233,371	$(79,979,484)	$878,762	$15,178,624

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (UNAUDITED)

	Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities
Net loss	$(12,991,324)	$(6,498,233)
Adjustments to reconcile net loss to cash provided by operating activities
Stock based compensation expense	355,553	319,809
Depreciation and amortization	3,706,908	3,348,008
Gain on forgiveness of debt	(4,222,000)	—
Gain on sale of assets	(1,424)	(12,344)
Bad debt expense	737,002	65,443
Increase (decrease) in fair value of derivative warrant liability	23,287,535	(1,587,782)
Loss (gain) on commodity derivative contracts	1,925,158	(4,484,798)
Net cash settlements on commodity derivatives	(1,960,424)	4,781,183
Amortization of debt discount and deferred costs	—	47,826
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable and other receivables	(8,093,446)	4,986,003
Inventory	(4,398,143)	3,711,239
Prepaid expenses	1,836,390	1,834,361
Accounts payable	4,828,808	(269,740)
Accrued expenses	120,577	(2,150,272)
Other assets	(84,953)	(378,547)
Net cash provided by operating activities	5,046,217	3,712,156
Cash flows from investing activities
Acquisition	—	(1,822,690)
Internally developed software	—	(49,229)
Purchase of fixed assets	(2,748,528)	(1,526,379)
Proceeds from sale of fixed assets	1,600	22,844
Net cash used in investing activities	(2,746,928)	(3,375,454)
Cash flows from financing activities
Payments on finance leases	(252,175)	(162,312)
Proceeds from exercise of options and warrants to common stock	2,829,228	—
Contributions received from noncontrolling interest and redeemable noncontrolling interest	—	21,000,000
Line of credit (payments) proceeds, net	1,031,737	(3,276,230)
Payments on note payable	(1,836,511)	(8,618,202)
Net cash provided by financing activities	1,772,279	13,317,899
Net change in cash, cash equivalents and restricted cash	4,071,568	13,654,601
Cash, cash equivalents, and restricted cash at beginning of the period	10,995,169	4,199,825
Cash, cash equivalents, and restricted cash at end of period	$15,066,737	$17,854,426
SUPPLEMENTAL INFORMATION
Cash paid for interest	$483,285	$562,259
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Exchanges of Series B Preferred Stock into common stock	$4,747,250	$—
Conversion of Series B Preferred Stock into common stock	$8,446,836	$—
Conversion of Series B1 Preferred Stock into common stock	$12,046,441	$3,368,474
Accretion of discount on Series B and B1 Preferred Stock	$507,282	$1,471,238
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$(258,138)	$704,716
Initial adjustment of carrying amount redeemable noncontrolling interests	$—	$9,091,068
Accretion of redeemable noncontrolling interest to redemption value	$761,993	$12,348,238

See accompanying notes to the consolidated financial statements.

VERTEX ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The accompanying unaudited interim consolidated financial statements of Vertex Energy, Inc. (the “Company” or “Vertex Energy”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2020, contained in the Company’s annual report, as filed with the SEC on Form 10-K on March 9, 2021 (the “Form 10-K”). The December 31, 2020 balance sheet was derived from the audited financial statements of our 2020 Form 10-K. In the opinion of management all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of financial position and the results of operations for the interim periods presented, have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosures contained in the audited consolidated financial statements for the most recent fiscal year 2020 as reported in Form 10-K have been omitted.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and local jurisdictions began issuing ‘stay-at-home’ orders, which continue in various forms as of the date of this report. Notwithstanding such ‘stay-at-home’ orders, to date, our operations have for the most part been deemed an essential business under applicable governmental orders based on the critical nature of the products we offer.

We sell products and services primarily in the U.S. domestic oil and gas commodity markets. Throughout the first quarter of 2020, the industry experienced multiple factors which lowered both the demand for, and prices of, oil and gas. First, the COVID-19 pandemic lowered global demand for hydrocarbons, as social distancing and travel restrictions were implemented across the world. Second, the lifting of Organization of the Petroleum Exporting Countries (OPEC)+ supply curtailments, and the associated increase in production of oil, drove the global supply of hydrocarbons higher through the first quarter of 2020. As a result of both dynamics, prices for hydrocarbons declined 67% from peak prices within the first quarter of 2020. While global gross domestic product (GDP) growth was impacted by COVID-19 during 2020 and into the first and second quarter of 2021, we expect GDP to continue to be impacted globally for the remainder of 2021, as a result of the COVID-19 pandemic. As a result, we expect oil and gas related markets will continue to experience significant volatility in the second half of 2021. Our goal through this downturn has been to remain disciplined in allocating capital and to focus on liquidity and cash preservation. We are taking the necessary actions to right-size the business for expected activity levels.

As a result of the impact of the COVID-19 outbreak, some of our feedstock suppliers have permanently or temporarily closed their businesses, limited our access to their businesses, and/or have experienced a decreased demand for services. As a result of the above, and due to ‘stay-at-home’ and other social distancing orders, as well as the decline in U.S. travel caused by COVID-19, we saw a significant decline in the volume of feedstocks (specifically used oil) that we were able to collect during 2020, and therefore process through our facilities. A prolonged economic slowdown, renewed periods of social quarantine (imposed by the government or otherwise), or another prolonged period of decreased travel due to COVID-19 or the responses thereto, similar to those experienced during 2020, will likely have a material negative adverse impact on our ability to produce products, and consequently our revenues and results of operations.

The full extent of the impact of COVID-19 on our business and operations currently cannot be estimated and will depend on a number of factors including the scope and duration of the global pandemic, the efficacy of, and the willingness of the general public to obtain, vaccines, as well as the rate of transmission of new COVID-19 variants.

Currently we believe that we have sufficient cash on hand and will generate sufficient cash through operations to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

The full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks, including, but not limited to the recent increase in infection rates, which may lead to further or extended stay-at-home and similar orders in the markets in which we operate, and the recent global roll out of vaccines, which may help slow the spread of the virus.

NOTE 2.  SUMMARY OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets to the same such amounts shown in the consolidated statements of cash flows.

	June 30, 2021 unaudited	June 30, 2020
Cash and cash equivalents	$14,966,612	$17,754,301
Restricted cash	100,125	100,125
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$15,066,737	$17,854,426

The Company placed all the restricted cash in a money market account, to serve as collateral for payment of a credit card.

Inventory

Inventories of products consist of feedstocks, refined petroleum products and recovered ferrous and non-ferrous metals and are reported at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (“FIFO”) method. The Company reviews its inventory commodities for impairment whenever events or circumstances indicate that the value may not be recoverable.

Impairment of long-lived assets

The Company evaluates the carrying value and recoverability of its long-lived assets when circumstances warrant such evaluation by applying the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) regarding long-lived assets. It requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets.  Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company determined that no long-lived asset impairment existed during the three and six months ended June 30, 2021.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from these estimates. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Reclassification of Prior Year Presentation

Certain prior period amounts have been reclassified to conform to current period presentation. These reclassifications had no effect on the reported results of operations.

Redeemable Noncontrolling Interests

As more fully described in “Note 14. Share Purchase and Subscription Agreements”, the Company is party to put/call option agreements with the holder of Vertex Refining Myrtle Grove LLC (“MG SPV”) and HPRM LLC, a Delaware limited liability company, (“Heartland SPV”), which entities were formed as special purpose vehicles in connection with the transactions described in greater detail below, non-controlling interests. The put options permit MG SPV’s and Heartland SPV’s non-controlling interest holders, at any time on or after the earlier of (a) the fifth anniversary of the applicable closing date of such issuances and (ii) the occurrence of certain triggering events (an “MG Redemption” and “Heartland Redemption”, as applicable) to require MG SPV and Heartland SPV to redeem the non-controlling interest from the holder of such interest. Per the agreements, the cash purchase price for such redeemed Class B Units (MG SPV) and Class A Units (Heartland SPV) is the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking an MG SPV Redemption and Heartland SPV Redemption and Vertex Operating, LLC, our wholly-owned subsidiary (“Vertex Operating”) (provided that Vertex Operating still owns Class A Units (as to MG SPV) or Class B Units (as to Heartland SPV) on such date, as applicable) and (z) the original per-unit price for such Class B Units/Class A Units plus any unpaid Class A/Class B preference. The preference is defined as the greater of (A) the aggregate unpaid “Class B/Class A Yield” (equal to an annual return of 22.5% per annum) and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class B/Class A Unit holders. The agreements also permit the Company to acquire the non-controlling interest from the holders thereof upon certain events. Applicable accounting guidance requires an equity instrument that is redeemable for cash or other assets to be classified outside of permanent equity if it is redeemable (a) at a fixed or determinable price on a fixed or determinable date, (b) at the option of the holder, or (c) upon the occurrence of an event that is not solely within the control of the issuer. Based on this guidance, the Company has classified the MG SPV and Heartland SPV non-controlling interests between the liabilities and equity sections of the accompanying June 30, 2021 and December 31, 2020 consolidated balance sheets. If an equity instrument subject to the guidance is currently redeemable, the instrument is adjusted to its maximum redemption amount at the balance sheet date. If the equity instrument subject to the guidance is not currently redeemable but it is probable that the equity instrument will become redeemable (for example, when the redemption depends solely on the passage of time), the guidance permits either of the following measurement methods: (a) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument using an appropriate methodology, or (b) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The amount presented in temporary equity should be no less than the initial amount reported in temporary equity for the instrument. Because the MG SPV and Heartland SPV equity instruments will become redeemable solely based on the passage of time, the Company determined that it is probable that the MG SPV and Heartland SPV equity instruments will become redeemable. The Company has elected to apply the second of the two measurement options described above. An adjustment to the carrying amount of a non-controlling interest from the application of the above guidance does not impact net income or loss in the consolidated financial statements. Rather, such adjustments are treated as equity transactions.

Variable Interest Entities

The Company accounts for the investments it makes in certain legal entities in which equity investors do not have (1) sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support, (2) as a group (the holders of the equity investment at risk), either the power, through voting or similar rights, to direct the activities of the legal entity that most significantly impacts the entity’s economic performance, or (3) the obligation to absorb the expected losses of the legal entity or the right to receive expected residual returns of the legal entity. These certain legal entities are referred to as “variable interest entities” or “VIEs.”

The Company consolidates the results of any such entity in which it determines that it has a controlling financial interest. The Company has a “controlling financial interest” in such an entity if the Company has both the power to direct the activities that most significantly affect the VIE’s economic performance and the obligation to absorb the losses of, or right to receive benefits from, the VIE that could be potentially significant to the VIE. On a quarterly basis, the Company reassesses whether it has a controlling financial interest in any investments it has in these certain legal entities.

NOTE 3. CONCENTRATIONS, SIGNIFICANT CUSTOMERS, COMMITMENTS AND CONTINGENCIES

At June 30, 2021 and 2020 and for each of the six months then ended, the Company’s revenues and receivables were comprised of the following customer concentrations:

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
	% of Revenues	% of Receivables	% of Revenues	% of Receivables
Customer 1	25%	12%	38%	7%
Customer 2	10%	23%	12%	16%
Customer 3	10%	5%	3%	7%

For each of the six months ended June 30, 2021 and 2020, the Company’s segment revenues were comprised of the following customer concentrations:

	% of Revenue by Segment			% Revenue by Segment
	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Black Oil	Refining	Recovery	Black Oil	Refining	Recovery
Customer 1	46%	—%	—%	53%	—%	—%
Customer 2	18%	—%	—%	17%	—%	—%
Customer 3	—%	27%	—%	—%	16%	—%
Customer 4	—%	—%	72%	—%	—%	22%

The Company had one and no vendors that represented 10% of total purchases or payables for the six months ended June 30, 2021 and 2020, respectively.

The Company’s revenue, profitability and future rate of growth are substantially dependent on prevailing prices for petroleum-based products. Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future. A substantial or extended decline in such prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, access to capital, and the quantities of petroleum-based products that the Company can economically produce.

Litigation

The Company, in its normal course of business, is involved in various other claims and legal action. In the opinion of management, the outcome of these claims and actions will not have a material adverse impact upon the financial position of the Company. We are currently party to the following material litigation proceedings:

Vertex Refining LA, LLC (“Vertex Refining LA”), the wholly-owned subsidiary of Vertex Operating was named as a defendant, along with numerous other parties, in five lawsuits filed on or about February 12, 2016, in the Second Parish Court for the Parish of Jefferson, State of Louisiana, Case No. 121749, by Russell Doucet et. al., Case No. 121750, by Kendra Cannon et. al., Case No. 121751, by Lashawn Jones et. al., Case No. 121752, by Joan Strauss et. al. and Case No. 121753, by Donna Allen et. al. The suits relate to alleged noxious and harmful emissions from our facility located in Marrero, Louisiana. The suits seek damages for physical and emotional injuries, pain and suffering, medical expenses and deprivation of the use and enjoyment of plaintiffs’ homes. We intend to vigorously defend ourselves and oppose the relief sought in the complaints, provided that at this stage of the litigation, the Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

On November 17, 2020, Vertex filed a lawsuit against Penthol LLC (“Penthol”) in the District Court for the 61st Judicial District, Harris County, Texas (Cause No. 2020-65269), for breach of contract and simultaneously sought a Temporary Injunction enjoining Penthol from, among other things, circumventing Vertex in violation of the terms of that certain June 5, 2016 Sales Representative and Marketing Agreement entered into between Vertex Operating and Penthol (the “Penthol Agreement”). On February 8, 2021, Penthol filed a complaint against Vertex Operating with the Federal District Court for the Southern District of Texas Houston division; Civil Action No. 4:21-CV-416 (the “Complaint”). Because the issues raised in the Complaint largely mirror those in the then pending state court action in the District Court of Harris County Texas, 61st Judicial District Court, the state court action was removed to federal court and combined with the pending federal court action. Penthol’s Complaint seeks damages from Vertex Operating for alleged violations of the Sherman Act, breach of contract, business disparagement, and misappropriation of trade secrets under the Defend Trade Secrets Act and Texas Uniform Trade Secrets Act. Penthol is seeking a declaration that the Penthol Agreement is invalid, unenforceable and was terminated on January 27, 2021, or that Penthol’s actions are excused due to Vertex’s breach of such agreement; that Vertex has materially breached the agreement; an injunction that prohibits enforcement of the agreement, Vertex from using Penthol’s trade secrets, and requires Vertex to return any of Penthol’s trade secrets; awards of actual, treble, consequential and exemplary damages, attorneys’ fees and costs of court; and other relief to which it may be entitled. Vertex contends the claims made by Penthol are completely without merit, and that the termination of the Penthol Agreement was wrongful and resulted in damages to Vertex that it will seek to recover. Further, Vertex contends that the termination of the Penthol Agreement by Penthol constitutes a breach by Penthol under the express terms of the Penthol Agreement, and that Vertex remains entitled to payment of the amounts due Vertex under the Penthol Agreement for unpaid commissions and unpaid performance incentives. On March 2, 2021, Vertex filed a Motion to Dismiss Penthol's lawsuit with the court. Vertex plans to seek the recovery of its legal fees and costs incurred in enforcing its rights under the terms of the Penthol Agreement. Vertex disputes Penthol’s allegations of wrongdoing and intends to vigorously defend itself in this matter.

We cannot predict the impact (if any) that any of the matters described above may have on our business, results of operations, financial position, or cash flows. Because of the inherent uncertainties of such matters, including the early stage and lack of specific damage claims in the Penthol matter, we cannot estimate the range of possible losses from them (except as otherwise indicated).

Related Parties

From time to time, the Company consults with a related party law firm. During the six months ended June 30, 2021 and 2020, we paid $134,185 and $30,061, respectively, to such law firm for services rendered.

Accounts receivable, other, represents the amounts due from our non interest holder partner, who have a 49% ownership of associated entities, which is not interest bearing. During the period ended June 30, 2021 and 2020, the related party balance was $170,075 and $0 respectively.

Leverage Lubricants, LLC

On May 1, 2021, Vertex Energy Operating, LLC obtained a 51% membership interest in Leverage Lubricants, LLC. Leverage Lubricants is in the business of wholesale specialty blending of lubricants and warehousing and distribution of petroleum based products and related services.

May 2021 Purchase Agreement

On May 26, 2021, Vertex Operating, entered into a definitive Sale and Purchase Agreement (the “Refinery Purchase Agreement”) with Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Seller”), to purchase the Seller’s Mobile, Alabama refinery, certain real property associated therewith, and related assets, including all inventory at the refinery as of closing and certain equipment, rolling stock, and other personal property associated with the Mobile refinery (collectively, the “Mobile Refinery” and the “Mobile Acquisition”). The Mobile Refinery is located on an 800+ acre site in the city and county of Mobile, Alabama. The 91,000 barrel-per-day nameplate capacity Mobile Refinery is capable of sourcing a flexible mix of cost-advantaged light-sweet domestic and international feedstocks. Approximately 70% of the refinery’s current annual production is distillate, gasoline and jet fuel, with the remainder being vacuum gas oil, liquefied petroleum gas (LPG) and other products. The facility distributes its finished product across the southeastern United States through a high-capacity truck rack, together with deep and shallow water distribution points capable of supplying waterborne vessels.

In addition to refining assets, the transaction will include the acquisition by the Company of approximately 3.2 million barrels of inventory and product storage, logistics and distribution assets, together with more than 800+ acres of developed and undeveloped land.

The initial base purchase price for the assets is $75 million. In addition, Vertex Operating will also pay for the hydrocarbon inventory located at the Mobile Refinery, as valued at closing, and the purchase price is subject to other customary purchase price adjustments and reimbursement for certain capital expenditures in the amount of approximately $225,000 and those relating to a turnaround at the Mobile Refinery that is slated to occur in fourth quarter of 2021, in the approximate amount of $13 million.

In connection with Vertex Operating’s execution of the Refinery Purchase Agreement, and as a required term and condition thereof, Vertex Operating provided the Seller a promissory note in the amount of $10 million (the “Deposit Note”). Pursuant to the terms of the Refinery Purchase Agreement, the terms of such agreement (other than exclusivity through December 31, 2021, or such earlier date that the Refinery Purchase Agreement is terminated), were not legally binding on the Seller until such time as Vertex Operating funds the Deposit Note in cash (which note has been paid in full to date). The Deposit Note did not accrue interest unless or until an event of default occurs under such note, at which time interest accrues at 12% per annum until paid. The entire balance of the Deposit Note was due upon the earlier of (i) 45 calendar days following the date of the Deposit Note (i.e., July 10, 2021); and (ii) five calendar days following the closing of any transaction between Vertex Operating and any third party, which Deposit Note was paid in full prior to such applicable due date.

In the event of the closing of the transactions contemplated by the Refinery Purchase Agreement, the funded portion of the Deposit Note, and any interest thereon (the “Deposit”) is credited against the purchase price due to the Seller. In the event the Refinery Purchase Agreement is terminated, the Deposit is non-refundable except as more particularly described in the Refinery Purchase Agreement, which provides that in some circumstances the Company may receive a complete refund of the Deposit or must pay a portion of (or in some cases all) the costs for the Swapkit (defined below) and/or the audit of the Seller’s operations, to the extent requested by the Company.

The Refinery Purchase Agreement is subject to termination prior to closing under certain circumstances, and may be terminated: at any time prior to the closing date by the mutual consent of the parties; by Vertex Operating or Seller in the event the closing has not occurred by May 26, 2022 (the “Outside Date”, subject to extensions as discussed in the Purchase and Sale Agreement), in the event such failure to close is not a result of Vertex Operating’s or Seller’s breach of the agreement, respectively, or the failure to obtain any government consent; by Vertex Operating or Seller, if the other party has breached any representation, warranty or covenant set forth in the agreement, subject to certain cases to the right to cure such breach, or required regulatory approvals have not been received as of the Outside Date; or by Seller if Vertex Operating fails to remit payment of the Deposit by the Deposit Note Due Date, at which time Seller also has the right to pursue collection under the terms of the Deposit Note, plus interest, if any, and to retain any amounts thereby collected.

The Refinery Purchase Agreement provides that if all conditions to closing are satisfied other than government approvals and required permits and registrations, then the Outside Date is extended to such date as the parties mutually agree; provided, however, in the event the parties do not mutually agree, then the Outside Date is automatically extended to May 26, 2023.

The Refinery Purchase Agreement contemplates the Company and the Seller entering into various supply and offtake agreements at closing.

The Mobile Acquisition is expected to close near the end of the third quarter of 2021, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of legal impediments prohibiting the Mobile Acquisition, receipt of regulatory approvals and required consents, absence of a material adverse effect and the Company raising sufficient cash to pay such aggregate purchase price. The Company anticipates financing the transaction through the entry into a debt facility and funds generated through the sale of common equity. The Company has not entered into any agreements regarding such fundings to date, and such fundings may not be available on favorable terms, if at all. The Company may also generate cash through asset divestitures. The conditions to the closing of the Mobile Acquisition may not be met, and such closing may not ultimately occur on the terms set forth in the Refinery Purchase Agreement, if at all.

Upon completion of the transaction and provided that Vertex’s fundraising initiatives are successful, Vertex plans to launch an $85 million capital project designed to modify the Mobile Refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis.

In connection with the entry into the Refinery Purchase Agreement, Vertex Operating and the Seller entered into a Swapkit Purchase Agreement (the “Swapkit Agreement”). Pursuant to the agreement, Vertex Operating agreed to fund a technology solution comprising the ecosystem required for the Company to run the Mobile Refinery after closing (the “Swapkit”), at a cost of $8.7 million, which is payable at closing (subject to certain adjustments), or in certain circumstances, upon termination of the Purchase and Sale Agreement.

Safety-Kleen Sale Agreement

On June 29, 2021, we entered into an Asset Purchase Agreement (the “Sale Agreement” and the transactions contemplated therein, the “Sale Transaction” or the “Sale”) with Vertex Operating, Vertex Refining LA, LLC (“Vertex LA”), Vertex Refining OH, LLC (“Vertex OH”), Cedar Marine Terminals, L.P. (“CMT”), H & H Oil, L.P. (“H&H”), as sellers, and Safety-Kleen Systems, Inc., as purchaser (“Safety-Kleen”), dated as of June 28, 2021.

Pursuant to the Sale Agreement, Safety-Kleen agreed to acquire the Company’s Marrero used oil refinery in Louisiana (currently owned by Vertex LA); our Heartland used oil refinery in Ohio (currently owned by Vertex OH); our H&H and Heartland used motor oil (“UMO”) collections business; our oil filters and absorbent materials recycling facility in East Texas; and the rights CMT holds to a lease on the Cedar Marine terminal in Baytown, Texas (the “UMO Business”).

The initial base purchase price for the assets is $140 million, which is subject to customary adjustments to account for working capital, taxes and assumed liabilities.

The Sale Agreement also requires us to place $7 million of shares of our common stock into escrow for a period of 18 months following the closing (the “Escrow Period”), in order to satisfy any indemnification claims made by Safety-Kleen pursuant to the terms of the Sale Agreement. Such shares are to be valued at the volume weighted average price of the Company’s common stock for the ten consecutive trading days ending on and including the closing date (the “10-Day VWAP”). On the last day of each fiscal quarter during the Escrow Period, the value of the shares of common stock held in escrow is calculated (based on the 10-Day VWAP, using the last day of each quarter as the ending trading day in lieu of the closing date), and if such value is less than $7 million (less any value of shares released from escrow to satisfy indemnification claims under the Sale Agreement, based on the 10-Day VWAP ending on the trading day immediately prior to the date any such shares are released from escrow), we are required to deposit additional shares into escrow such that the value of shares held in the escrow account is at least $7 million at all times. Notwithstanding the above, in no event will the number of shares issued into the escrow account, or otherwise pursuant to the terms of the Sale Agreement, exceed 19.9% of the Company’s outstanding common stock on the date the Sale Agreement was entered into. Upon termination of the Escrow Period, any shares remaining in escrow (subject to pending claims) are to be returned to the Company for cancellation.

The Sale Agreement is subject to termination prior to closing under certain circumstances, and may be terminated: at any time prior to the closing date by the mutual consent of the parties; by Safety-Kleen in the event the closing has not occurred by December 31, 2021 (the “Outside Date”, subject to certain extensions as discussed in the Sale Agreement), in the event such failure to close is not a result of Safety-Kleen’s breach of the agreement, provided that if the failure to close is the result of the failure to obtain certain government consents or the failure of the Company to obtain the required shareholder approval for the transaction, either party may extend the Outside Date for up to an additional 90 days; by the Company or Safety-Kleen, if the other party has breached the agreement, subject to certain cases to the right to cure such breach; by the Company if it becomes apparent that the closing of the Sale Agreement will not occur due to certain reasons, including if any of Safety-Kleen’s required conditions to closing conditions will not be fulfilled by the Outside Date, unless such failure is the result of the Company. In the event that the Sale Agreement is terminated as a result of the failure of the Company’s shareholders to approve the transaction, we are required to reimburse all of Safety-Kleen’s out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred in connection with the authorization, preparation, negotiation, execution and performance of the Sale Agreement and the transactions contemplated therein (the “Reimbursement”).

If Safety-Kleen terminates the Sale Agreement for certain reasons, including in certain cases due to a breach of the agreement by the Company in the event the Company solicits other competing transactions or takes other similar actions; because the Company considers a competing transaction and the shareholders of the Company fail to approve the Sale Agreement; or the Company’s board of directors refuses to complete the transaction due to a competing transaction, then we are required to pay Safety-Kleen a break-fee of $3,000,000, less amounts paid as Reimbursement (the “Break-Fee”), which will be the sole remedy of Safety-Kleen in such situation.

The Sale Agreement is expected to close in the fourth quarter of 2021, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of legal impediments prohibiting the transaction, and receipt of regulatory approvals and required consents. The Sale Agreement also requires us to hold a shareholders meeting to seek shareholder approval for the Sale Agreement, and the closing is conditioned on the Company’s shareholders approving such Sale Agreement. The conditions to the closing of the Sale Agreement may not be met, and such closing may not ultimately occur on the terms set forth in the Sale Agreement, if at all.

Houlihan Lokey acted as the exclusive financial advisor to the Company on the transaction. Vallum Advisors acted as financial communications counsel to the Company.

NOTE 4. REVENUES

Disaggregation of Revenue

The following tables present our revenues disaggregated by geographical market and revenue source:

	Three Months Ended June 30, 2021
	Black Oil	Refining & Marketing	Recovery	Total
Primary Geographical Markets
Northern United States	$15,641,683	$—	$—	$15,641,683
Southern United States	18,714,713	23,836,691	7,001,824	49,553,228
	$34,356,396	$23,836,691	$7,001,824	$65,194,911
Sources of Revenue
Base oil	$12,928,334	$—	$—	$12,928,334
Pygas	—	3,861,942	—	3,861,942
Industrial fuel	—	409,522	—	409,522
Distillates	—	19,565,227	—	19,565,227
Oil collection services	2,022,975	—	68,309	2,091,284
Metals	—	—	6,847,085	6,847,085
Other re-refinery products	2,066,008	—	86,430	2,152,438
VGO/Marine fuel sales	17,339,079	—	—	17,339,079
Total revenues	$34,356,396	$23,836,691	$7,001,824	$65,194,911

	Six Months Ended June 30, 2021
	Black Oil	Refining & Marketing	Recovery	Total
Primary Geographical Markets
Northern United States	$26,506,093	$—	$—	$26,506,093
Southern United States	40,008,551	43,110,644	13,653,616	96,772,811
	$66,514,644	$43,110,644	$13,653,616	$123,278,904
Sources of Revenue
Base oil	$22,042,228	$—	$295,315	$22,337,543
Pygas	—	6,834,373	—	6,834,373
Industrial fuel	—	721,215	—	721,215
Distillates	—	35,555,056	—	35,555,056
Oil collection services	3,584,901	—	144,739	3,729,640
Metals	—	—	13,127,132	13,127,132
Other re-refinery products	3,534,237	—	86,430	3,620,667
VGO/Marine fuel sales	37,353,278	—	—	37,353,278
Total revenues	$66,514,644	$43,110,644	$13,653,616	$123,278,904

	Three Months Ended June 30, 2020
	Black Oil	Refining & Marketing	Recovery	Total
Primary Geographical Markets
Northern United States	$6,167,062	$—	$—	$6,167,062
Southern United States	5,376,074	6,297,328	3,533,663	15,207,065
	$11,543,136	$6,297,328	$3,533,663	$21,374,127
Sources of Revenue
Base oil	$4,919,622	$—	$555,350	$5,474,972
Pygas	—	1,172,766	—	1,172,766
Industrial fuel	83,940	—	—	83,940
Distillates	—	5,124,562	—	5,124,562
Oil collection services	2,058,734	—	—	2,058,734
Metals	—	—	2,978,313	2,978,313
Other re-refinery products	849,885	—	—	849,885
VGO/Marine fuel sales	3,630,955	—	—	3,630,955
Total revenues	$11,543,136	$6,297,328	$3,533,663	$21,374,127

	Six Months Ended June 30, 2020
	Black Oil	Refining & Marketing	Recovery	Total
Primary Geographical Markets
Northern United States	$15,725,630	$—	$—	$15,725,630
Southern United States	25,348,876	8,807,920	7,695,130	41,851,926
	$41,074,506	$8,807,920	$7,695,130	$57,577,556
Sources of Revenue
Base oil	$12,282,349	$—	$1,358,250	$13,640,599
Pygas	—	3,630,606	—	3,630,606
Industrial fuel	1,241,076	52,752	—	1,293,828
Distillates	—	5,124,562	—	5,124,562
Oil collection services	3,257,562	—	—	3,257,562
Metals	—	—	6,336,880	6,336,880
Other re-refinery products	3,506,589	—	—	3,506,589
VGO/Marine fuel sales	20,786,930	—	—	20,786,930
Total revenues	$41,074,506	$8,807,920	$7,695,130	$57,577,556

NOTE 5. ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following at June 30, 2021 and December 31, 2020:

	June 30, 2021 Unaudited	December 31, 2020
Accounts receivable trade	$19,696,183	$11,751,679
Allowance for doubtful accounts	(1,316,511)	(612,746)
Accounts receivable trade, net	$18,379,672	$11,138,933

Accounts receivable trade represents amounts due from customers. Accounts receivable trade are recorded at invoiced amounts, net of reserves and allowances and do not bear interest.

NOTE 6. LINE OF CREDIT AND LONG-TERM DEBT

On April 24, 2020, (a) Encina Business Credit, LLC (“EBC”) and the lenders under our Revolving Credit Agreement with EBC (the “EBC Lenders”), and Vertex Operating, entered into a Fourth Amendment and Limited Waiver to Credit Agreement, effective on April 24, 2020, pursuant to which the EBC Lenders agreed to amend the EBC Credit Agreement; and (b) the EBC Lenders and Vertex Operating entered into a Fourth Amendment and Limited Waiver to ABL Credit Agreement, effective on April 24, 2020, pursuant to which the EBC Lenders agreed to amend the Revolving Credit Agreement (collectively, the “Waivers”). The Waivers amended the credit agreements to extend the due date of amounts owed thereunder from February 1, 2021 to February 1, 2022.

On August 7, 2020, the Company and Vertex Operating entered into a Fifth Amendment to Credit Agreement with EBC (the “Fifth Amendment”), which amended the EBC Credit Agreement to provide the Company up to a $2 million term loan to be used for capital expenditures (the “CapEx Loan”), which amounts may be requested from time to time by the Company, provided that not more than four advances of such amount may be requested, with each advance being not less than $500,000 (in multiples of $100,000). The amendment also provided that any prepayments of the EBC Credit Agreement would first be applied to the term loan and then to the CapEx Loan. The CapEx Loan bears interest at the rate of LIBOR (0.16% at June 30, 2021) plus 7%, or to the extent that LIBOR is not available, the highest of the prime rate and the Federal Funds Rate plus 0.50%, in each case, plus 6%. We are required to repay the CapEx Loan in monthly installments of 1/48th of the amount borrowed, each month that the CapEx Loan is outstanding, with a final balloon payment due at maturity. The obligation of EBC to fund the CapEx Loan is subject to customary conditions and requirements set forth in the Fifth Amendment, including the requirement that the Company has maintained daily availability under the ABL Credit Agreement greater than $1 million for the last thirty days, and that such availability would remain over $1 million, on a pro forma basis with such new loan. We are also required to provide the agent for the EBC Credit Agreement, a first priority security interest in the rolling stock collection assets or other assets acquired with the CapEx Loan.

On November 27, 2020, the Company, Vertex Operating, the Agent and the EBC Lenders, entered into a Fifth Amendment and Limited Waiver to Credit Agreement (the “Amendment and Waiver”), pursuant to which the Lenders agreed to amend the Revolving Credit Agreement, to (1) provide for the Lender’s waiver of an event of default which occurred under the Revolving Credit Agreement, relating solely to the Company exceeding the $3 million capital expenditure limitation for 2020 set forth in the Revolving Credit Agreement; (2) amend the capital expenditure limit set forth in the Revolving Credit Agreement to $4 million for 2020 (compared to $3 million previously) and $3 million thereafter; and (3) amended the minimum required availability under the Revolving Credit Agreement to be $1 million prior to December 31, 2020 (which amount was previously $2 million) and $2 million thereafter. Notwithstanding the technical default under the Revolving Credit Agreement discussed above, the Lenders did not take any action to accelerate amounts due under the Revolving Credit Agreement, such amounts due thereunder were not automatically accelerated in connection with the default, and as discussed above, such technical default was waived by the Lenders according to the Amendment and Waiver.

On January 18, 2021, the Company, Vertex Operating and EBC as agent for the lenders named therein, and such lenders, entered into a Sixth Amendment to Credit Agreement (the “6th Amendments”), which amended the EBC Credit Agreement and a separate ABL Credit Agreement dated February 1, 2017, between Vertex Operating, the Company, substantially all of the Company’s subsidiaries, EBC, as agent for the lenders named therein, and such lenders (as amended to date, the “ABL Credit Agreement”), to permit availability at any time to be less than (a) $1,000,000 at any time during the period commencing on December 31, 2020 through and including March 31, 2021 and (b) $2,000,000 at any time from and after April 1, 2021.

On May 26, 2021, the Company, Vertex Operating and EBC as agent for the lenders named therein, and such lenders, entered into a Seventh Amendment to Credit Agreement and a Seventh Amendment to ABL Credit Agreement (collectively, the “7th Amendments”), which amended the EBC Credit Agreement and ABL Credit Agreement, to allow the Company to enter into the a purchase agreement, subject to the Company agreeing to not use any funds from the ABL Credit Agreement towards such purchase agreement or to pay amounts in connection with a $10 million deposit note in connection with such purchase agreement.

As of the date of this filing, the Company is in discussions with EBC regarding the potential extension of the maturity date of the EBC debt to February 1, 2023. The Company presented the EBC debt in the current portion of long-term debt balance on the consolidated balance sheet at June 30, 2021.

Loan Agreements

On May 4, 2020, the Company applied for a loan from Texas Citizens Bank in the principal amount of $4.22 million, pursuant to the Paycheck Protection Program (the “PPP” and the “PPP Loan”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. On May 5, 2020, the Company received the loan funds. The Note was unsecured, was to mature on April 28, 2022, and accrued interest at a rate of 1.00% per annum, payable monthly commencing in February 2021, following an initial deferral period as specified under the PPP.

Under the terms of the CARES Act, PPP loan recipients can apply for, and the U.S. Small Business Administration (“SBA”), which administers the CARES Act, can grant forgiveness of, all or a portion of loans made under the PPP if the recipients use the PPP loan proceeds for eligible purposes, including payroll costs, mortgage interest, rent or utility costs and meet other requirements regarding, among other things, the maintenance of employment and compensation levels. The Company used the PPP Loan proceeds for qualifying expenses and applied for forgiveness of the PPP Loan in accordance with the terms of the CARES Act. On June 22, 2021, the Company received a notification from the Lender that the SBA approved the Company’s PPP Loan forgiveness application for the entire PPP Loan balance of $4.222 million and accrued interest and that the remaining PPP Loan balance is zero. The forgiveness of the PPP Loan was recognized during the quarter ending June 30, 2021.

On May 27, 2020, the Company entered into a loan contract security agreement with John Deere to finance $152,643 to purchase equipment. The Note matures on June 27, 2024, and bears interest at a rate of 2.45% per annum, payable monthly commencing on June 27, 2020. The payment of the note is secured by the equipment purchased.

On July 18, 2020, Leverage Lubricants LLC, which Vertex Energy Operating, LLC holds 51% interest, entered into a SBA loan in the amount of $58,700. The loan matures on July 18, 2050 and bears interest at the rate of 3.75% per annum.

Insurance Premiums

The Company financed insurance premiums through various financial institutions bearing interest rates from 4.00% to 4.90% per annum. All such premium finance agreements have maturities of less than one year and have a balance of $0 at June 30, 2021 and $1,183,543 at December 31, 2020.

Finance Leases

On April 2, 2020, the Company obtained one finance lease with payments of $9,322 per month for three years and on July 28, 2020, the Company entered into another finance lease with payments of $3,545 per month for three years. The amount of the finance lease obligation has been reduced to $318,689 at June 30, 2021.

On May 22, 2020, the Company entered into one finance lease. Payments are $15,078 per month for three years and the amount of the finance lease obligation has been reduced to $377,933 at June 30, 2021.

The Company’s outstanding debt facilities as of June 30, 2021 and December 31, 2020 are summarized as follows:

Creditor	Loan Type	Origination Date	Maturity Date	Loan Amount	Balance on June 30, 2021	Balance on December 31, 2020
Encina Business Credit, LLC	Term Loan	February 1, 2017	February 1, 2022	$20,000,000	$4,983,000	$5,433,000
Encina Business Credit SPV, LLC	Revolving Note	February 1, 2017	February 1, 2022	$10,000,000	1,165,183	133,446
Encina Business Credit, LLC	Capex Loan	August 7, 2020	February 1, 2022	$2,000,000	1,194,386	1,378,819
Wells Fargo Equipment Lease-Ohio	Finance Lease	April-May, 2019	April-May, 2024	$621,000	376,738	436,411
AVT Equipment Lease-Ohio	Finance Lease	April 2, 2020	April 2, 2023	$466,030	318,689	380,829
AVT Equipment Lease-HH	Finance Lease	May 22, 2020	May 22, 2023	$551,609	377,933	450,564
John Deere Note	Note	May 27, 2020	June 24, 2024	$152,643	112,768	131,303
Tetra Capital Lease	Finance Lease	May, 2018	May, 2022	$419,690	116,308	172,235
Loan-Leverage Lubricants	SBA Loan	July 18, 2020	July 18, 2050	$58,700	58,700	—
Well Fargo Equipment Lease-VRM LA	Finance Lease	March, 2018	March, 2021	$30,408	—	1,804
Texas Citizens Bank	PPP Loan	May 5, 2020	April 28, 2022	$4,222,000	—	4,222,000
Various institutions	Insurance premiums financed	Various	< 1 year	$2,902,428	—	1,183,543
Total					$8,703,705	$13,923,954

Future contractual maturities of notes payable as of June 30, 2021 are summarized as follows:

Creditor	Year 1	Year 2	Year 3	Year 4	Year 5	Thereafter
Encina Business Credit, LLC	$4,983,000	$—	$—	$—	$—	$—
Encina Business Credit SPV, LLC	1,165,183	—	—	—	—	—
Encina Business Credit, LLC	1,194,386	—	—	—	—	—
John Deere Note	37,759	38,696	36,313	—	—	—
Well Fargo Equipment Lease- Ohio	124,041	130,574	122,123	—	—	—
AVT Equipment Lease-Ohio	132,443	186,246	—	—	—	—
AVT Equipment Lease-HH	154,805	223,128	—	—	—	—
Tetra Capital Lease	99,832	16,476	—	—	—	—
Loan-Leverage Lubricants	—	413	1,273	1,321	1,371	54,322
Texas Citizens Bank	—	—	—	—	—	—
Various institutions	—	—	—	—	—	—
Totals	$7,891,449	$595,533	$159,709	$1,321	$1,371	$54,322

NOTE 7. EARNINGS PER SHARE

Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the periods presented. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, stock options, warrants or convertible securities. Due to their anti-dilutive effect, the calculation of diluted earnings per share for the three and six months ended June 30, 2021 and 2020 excludes: 1) options to purchase 5,641,778 and 5,140,288 shares, respectively, of common stock, 2) warrants to purchase 1,864,376 and 8,633,193 shares, respectively, of common stock, 3) Series B Preferred Stock which is convertible into 0 and 3,883,449 shares, respectively, of common stock, 4) Series B1 Preferred Stock which is convertible into 0 and 7,004,236 shares, respectively, of common stock, and 5) Series A Preferred Stock which is convertible into 391,602 and 419,859 shares of common stock as of June 30, 2021 and 2020.

NOTE 8. COMMON STOCK

The total number of authorized shares of the Company’s common stock is 750,000,000 shares, $0.001 par value per share. As of June 30, 2021, there were 59,909,219 common shares issued and outstanding.

During the six months ended June 30, 2021, the Company issued 13,826,010 shares of common stock in connection with the conversion of Series A, Series B and B1 Convertible Preferred Stock, and exercise of warrants into common stock of the Company, pursuant to the terms of such securities. In addition, the Company issued 528,368 shares of common stock in connection with the exercise of options.

During the six months ended June 30, 2020, the Company issued 2,159,278 shares of common stock in connection with the conversion of Series B1 Convertible Preferred Stock into common stock of the Company, pursuant to the terms of such securities.

Series B Exchange Agreements

On February 23, 2021, the Company entered into a Series B Preferred Stock Exchange Agreement with Pennington Capital LLC, the then holder of shares of Series B Preferred Stock, pursuant to which the holder exchanged 822,824 shares of the Series B Preferred Stock of the Company which it held, which had an aggregate liquidation preference of $2,550,754 ($3.10 per share), for 1,261,246 shares of the Company’s common stock (based on an exchange ratio equal to approximately the five-day volume-weighted average price per share of the Company’s common stock on the date the Exchange Agreement was entered into). The Series B Preferred Stock shares were subsequently returned to the Company and cancelled in consideration for the issuance of the 1,261,246 shares of common stock. The Exchange Agreement included customary representations and warranties of the parties. This resulted in a deemed dividend recognition of $267,899 due to more shares being issued than were provided in the original agreement.

On March 2, 2021, the Company entered into a Series B Preferred Stock Exchange Agreement with Carrhae & Co FBO Wasatch Micro Cap Value Fund, the then holder of shares of Series B Preferred Stock, pursuant to which the holder exchanged 708,547 shares of the Series B Preferred Stock of the Company which it held, which had an aggregate liquidation preference of $2,196,496 ($3.10 per share), for 1,098,248 shares of the Company’s common stock (based on an exchange ratio equal to $2.00 per share of common stock). The Series B Preferred Stock returned to the Company and cancelled in consideration for the issuance of the 1,098,248 shares of common stock. The Exchange Agreement included customary representations and warranties of the parties. This resulted in a deemed dividend recognition of $362,422 due to more shares being issued than were provided in the original agreement.

As described in ASC 260-10-S99-2, when preferred stock is exchanged, the difference between fair value of the consideration transferred to the holders of the preferred stock and (2) the carrying amount of the preferred stock in the registrant’s balance sheet (net of issuance costs) should be subtracted from (or added to) net income to arrive at income available to common shareholders in the calculation of earnings per share. As a result, the Company recorded a credit to retained earnings with a corresponding debit to additional paid in capital (APIC) of $630,321 which was added to net income to arrive at net income available to common shareholders, as a result of the transactions above.

Series B and B1 Conversions

During the three months ended June 30, 2021, holders our Series B and Series B1 Preferred Stock converted 58,114 and 2,500,000 shares, respectively, of such preferred stock into the same number of shares of common stock, on a one-for-one basis, pursuant to the terms of such preferred stock.

During the three months ended March 31, 2021, holders our Series B and Series B1 Preferred Stock converted 638,224 and 2,087,195 shares, respectively, of such preferred stock into the same number of shares of common stock, on a one-for-one basis, pursuant to the terms of such preferred stock.

Series B and B1 Automatic Conversions

Pursuant to the terms of the Series B Preferred Stock and Series B1 Preferred Stock of the Company, in the event that the closing sales price of the Company’s common stock was at least $6.20 (as to the Series B Preferred Stock) and $3.90 (as to the Series B1 Preferred Stock) per share for at least 20 consecutive trading days, such shares of Series B Preferred Stock and Series B1 Preferred Stock were to convert automatically into common stock of the Company on a one-for-one basis (the “Automatic Conversion Provisions”).

Effective on June 24, 2021 (as to the Series B1 Preferred Stock) and June 25, 2021 (as to the Series B Preferred Stock), the Automatic Conversion Provisions of the Series B Preferred Stock and Series B1 Preferred Stock were triggered, and the outstanding shares of the Company’s Series B Preferred Stock and Series B1 Preferred Stock automatically converted into common stock of the Company.

Specifically, the 1,783,292 then outstanding shares of Series B Preferred Stock automatically converted into 1,783,292 shares of common stock and the 3,134,889 then outstanding shares of Series B1 Preferred Stock automatically converted into 3,134,889 shares of common stock (or 4,918,181 shares of common stock in total).

NOTE 9.  PREFERRED STOCK AND DETACHABLE WARRANTS

The total number of authorized shares of the Company’s preferred stock is 50,000,000 shares, $0.001 par value per share. The total number of designated shares of the Company’s Series A Convertible Preferred Stock is 5,000,000 (“Series A Preferred”). The total number of designated shares of the Company’s Series B Convertible Preferred Stock is 10,000,000. The total number of designated shares of the Company’s Series B1 Convertible Preferred Stock is 17,000,000. As of June 30, 2021 and December 31, 2020, there were 391,602 and 419,859 shares, respectively, of Series A Preferred Stock issued and outstanding. As of June 30, 2021 and December 31, 2020, there were 0 and 4,102,690 shares of Series B Preferred Stock issued and outstanding, respectively. As of June 30, 2021 and December 31, 2020, there were 0 and 7,399,649 shares of Series B1 Preferred Stock issued and outstanding, respectively.

Series B Preferred Stock and Temporary Equity

The following table represents the activity related to the Series B Preferred Stock, classified as Temporary Equity on the accompanying unaudited consolidated balance sheet, during the six months ended June 30, 2021 and 2020:

	2021	2020
Balance at beginning of period	$12,718,339	$11,006,406
Less: conversions of shares to common	(8,446,837)	—
Less: exchanges of shares to common	(4,747,250)	—
Plus: discount accretion	—	854,364
Plus: dividends in kind	475,748	358,512
Balance at end of period	$—	$12,219,282

At June 30, 2021 and December 31, 2020, a total of $0 and $317,970 of dividends were accrued on our outstanding Series B Preferred Stock, respectively. During the three months ended June 30, 2021 and 2020, we paid dividends in-kind in additional shares of Series B Preferred Stock of $157,778 and $180,591, respectively. Because such preferred stock was not redeemed on June 24, 2020, the preferred stock accrued a 10% per annum dividend (payable in-kind at the option of the Company), until such preferred stock was redeemed or converted into common stock, which preferred stock was automatically converted into common stock effective on June 25, 2021.

Series B1 Preferred Stock and Temporary Equity

The following table represents the activity related to the Series B1 Preferred Stock, classified as Temporary Equity on the accompanying unaudited consolidated balance sheet, for the six months ended June 30, 2021 and 2020:

	2021	2020
Balance at beginning of period	$11,036,173	$12,743,047
Less: conversions of shares to common	(12,046,441)	(3,368,474)
Plus: discount accretion	507,282	616,874
Plus: dividends in kind	502,986	375,177
Balance at end of period	$—	$10,366,624

As of June 30, 2021 and December 31, 2020, respectively, a total of $0 and $288,594 of dividends were accrued on our outstanding Series B1 Preferred Stock. During the three months ended June 30, 2021 and 2020, we paid dividends in-kind in additional shares of Series B1 Preferred Stock of $214,405 and $163,908, respectively. Because such preferred stock was not redeemed on June 24, 2020, the preferred stock accrued a 10% per annum dividend (payable in-kind at the option of the Company), until such preferred stock was redeemed or converted into common stock, which preferred stock was automatically converted into common stock effective on June 24, 2021.

The Series B1 Warrants were revalued at June 30, 2021 and December 31, 2020 using the Dynamic Black Scholes model that computes the impact of a possible change in control transaction upon the exercise of the warrant shares at approximately $20,164,443 and $330,412, respectively. The Dynamic Black Scholes Merton inputs used were: expected dividend rate of 0%, expected volatility of 66%-202%, risk free interest rate of 0.06% and expected term of 0.50 years. The Series B Warrants expired pursuant to their terms on December 24, 2020.

The following is an analysis of changes in the derivative liability for the six months ended June 30:

Level Three Roll-Forward
	2021	2020
Balance at beginning of period	$330,412	$1,969,216
Value of warrants exercised	(3,453,504)	—
Change in valuation of warrants	23,287,535	(1,587,782)
Balance at end of period	$20,164,443	$381,434

NOTE 10.  SEGMENT REPORTING

The Company’s reportable segments include the (1) Black Oil, (2) Refining and Marketing, and (3) Recovery segments.

(1) The Black Oil segment consists primarily of the sale of (a) petroleum products which include base oil and industrial fuels—which consist of used motor oils, cutterstock and fuel oil generated by our facilities; (b) oil collection services—which consist of used oil sales, burner fuel sales, antifreeze sales and service charges; (c) the sale of other re-refinery products including asphalt, condensate, recovered products, and used motor oil; (d) transportation revenues; and (e) the sale of VGO (vacuum gas oil)/marine fuel.

(2) The Refining and Marketing segment consists primarily of the sale of pygas; industrial fuels, which are produced at a third-party facility; and distillates.

(3) The Recovery segment consists primarily of revenues generated from the sale of ferrous and non-ferrous recyclable Metal(s) products that are recovered from manufacturing and consumption. It also includes revenues generated from trading/marketing of Group III Base Oils.

We also disaggregate our revenue by product category for each of our segments, as we believe such disaggregation helps depict how our revenue and cash flows are affected by economic factors.

Segment information for the three and six months ended June 30, 2021 and 2020 is as follows:

THREE MONTHS ENDED JUNE 30, 2021
	Black Oil	Refining & Marketing	Recovery	Total
Revenues:
Base oil	$12,928,334	$—	$—	$12,928,334
Pygas	—	3,861,942	—	3,861,942
Industrial fuel	—	409,522	—	409,522
Distillates (1)	—	19,565,227	—	19,565,227
Oil collection services	2,022,975	—	68,309	2,091,284
Metals (2)	—	—	6,847,085	6,847,085
Other re-refinery products (3)	2,066,008	—	86,430	2,152,438
VGO/Marine fuel sales	17,339,079	—	—	17,339,079
Total revenues	34,356,396	23,836,691	7,001,824	65,194,911
Cost of revenues (exclusive of depreciation and amortization shown separately below)	24,165,394	22,467,363	6,272,234	52,904,991
Depreciation and amortization attributable to costs of revenues	1,089,417	126,429	177,504	1,393,350
Gross profit	9,101,585	1,242,899	552,086	10,896,570
Selling, general and administrative expenses	7,516,867	688,108	620,965	8,825,940
Depreciation and amortization attributable to operating expenses	353,947	108,472	20,450	482,869
Income from operations	$1,230,771	$446,319	$(89,329)	$1,587,761

THREE MONTHS ENDED JUNE 30, 2020
	Black Oil	Refining & Marketing	Recovery	Total
Revenues:
Base oil	$4,919,622	$—	$555,350	$5,474,972
Pygas	—	1,172,766	—	1,172,766
Industrial fuel	83,940	—	—	83,940
Distillates (1)	—	5,124,562	—	5,124,562
Oil collection services	2,058,734	—	—	2,058,734
Metals (2)	—	—	2,978,313	2,978,313
Other re-refinery products (3)	849,885	—	—	849,885
VGO/Marine fuel sales	3,630,955	—	—	3,630,955
Total revenues	11,543,136	6,297,328	3,533,663	21,374,127
Cost of revenues (exclusive of depreciation and amortization shown separately below)	11,848,334	5,958,778	4,390,693	22,197,805
Depreciation and amortization attributable to costs of revenues	982,085	113,986	143,493	1,239,564
Gross profit (loss)	(1,287,283)	224,564	(1,000,523)	(2,063,242)
Selling, general and administrative expenses	4,869,390	578,027	583,143	6,030,560
Depreciation and amortization attributable to operating expenses	347,667	105,780	20,450	473,897
Loss from operations	$(6,504,340)	$(459,243)	$(1,604,116)	$(8,567,699)

SIX MONTHS ENDED JUNE 30, 2021
	Black Oil	Refining & Marketing	Recovery	Total
Revenues:
Base oil	$22,042,228	$—	$295,315	$22,337,543
Pygas	—	6,834,373	—	6,834,373
Industrial fuel	—	721,215	—	721,215
Distillates (1)	—	35,555,056	—	35,555,056
Oil collection services	3,584,901	—	144,739	3,729,640
Metals (2)	—	—	13,127,132	13,127,132
Other re-refinery products (3)	3,534,237	—	86,430	3,620,667
VGO/Marine fuel sales	37,353,278	—	—	37,353,278
Total revenues	66,514,644	43,110,644	13,653,616	123,278,904
Cost of revenues (exclusive of depreciation and amortization shown separately below)	44,001,840	40,618,133	11,631,292	96,251,265
Depreciation and amortization attributable to costs of revenues	2,163,678	252,062	325,430	2,741,170
Gross profit	20,349,126	2,240,449	1,696,894	24,286,469
Selling, general and administrative expenses	13,938,563	1,447,518	1,366,439	16,752,520
Depreciation and amortization attributable to operating expenses	707,895	216,943	40,900	965,738
Income from operations	$5,702,668	$575,988	$289,555	$6,568,211

SIX MONTHS ENDED JUNE 30, 2020
	Black Oil	Refining & Marketing	Recovery	Total
Revenues:
Base oil	$12,282,349	$—	$1,358,250	$13,640,599
Pygas	—	3,630,606	—	3,630,606
Industrial fuel	1,241,076	52,752	—	1,293,828
Distillates (1)	—	5,124,562	—	5,124,562
Oil collection services	3,257,562	—	—	3,257,562
Metals (2)	—	—	6,336,880	6,336,880
Other re-refinery products (3)	3,506,589	—	—	3,506,589
VGO/Marine fuel sales	20,786,930	—	—	20,786,930
Total revenues	41,074,506	8,807,920	7,695,130	57,577,556
Cost of revenues (exclusive of depreciation and amortization shown separately below)	31,914,575	8,554,830	8,565,254	49,034,659
Depreciation and amortization attributable to costs of revenues	1,918,980	219,754	277,252	2,415,986
Gross profit (loss)	7,240,951	33,336	(1,147,376)	6,126,911
Selling, general and administrative expenses	10,280,613	1,170,416	1,280,049	12,731,078
Depreciation and amortization attributable to operating expenses	682,783	206,178	43,072	932,033
Loss from operations	$(3,722,445)	$(1,343,258)	$(2,470,497)	$(7,536,200)

(1) Distillates are finished fuel products such as gasoline and diesel fuels.

(2) Metals consist of recoverable ferrous and non-ferrous recyclable metals from manufacturing and consumption. Scrap metal can be recovered from pipes, barges, boats, building supplies, surplus equipment, tanks, and other items consisting of metal composition. These materials are segregated, processed, cut-up and sent back to a steel mill for re-purposing.

(3) Other re-refinery products include the sales of asphalt, condensate, recovered products, and other petroleum products.

NOTE 11. INCOME TAXES

Our effective tax rate of 0% on pretax income differs from the U.S. federal income tax rate of 21% because of the change in our valuation allowance.

The year to date loss at June 30, 2021 puts the Company in an accumulated loss position for the cumulative 12 quarters then ended. For tax reporting purposes, we have net operating losses (“NOLs”) of approximately $37.9 million as of June 30, 2021 that are available to reduce future taxable income. In determining the carrying value of our net deferred tax asset, the Company considered all negative and positive evidence. The Company has generated pre-tax loss of approximately $13.0 million from January 1, 2021 through June 30, 2021.

NOTE 12. COMMODITY DERIVATIVE INSTRUMENTS

The Company utilizes derivative instruments to manage its exposure to fluctuations in the underlying commodity prices of its inventory. The Company’s management sets and implements hedging policies, including volumes, types of instruments and counterparties, to support oil prices at targeted levels and manage its exposure to fluctuating prices.

The Company’s derivative instruments consist of swap and futures arrangements for oil. In a commodity swap agreement, if the agreed-upon published third-party index price (“index price”) is lower than the swap fixed price, the Company receives the difference between the index price and the swap fixed price. If the index price is higher than the swap fixed price, the Company pays the difference. For futures arrangements, the Company receives the difference positive or negative between an agreed-upon strike price and the market price.

The mark-to-market effects of these contracts as of June 30, 2021 and December 31, 2020, are summarized in the following table. The notional amount is equal to the total net volumetric derivative position during the period indicated. The fair value of the crude oil futures agreements is based on the difference between the strike price and the New York Mercantile Exchange futures price for the applicable trading months.

As of June 30, 2021
Contract Type	Contract Period	Weighted Average Strike Price (Barrels)	Remaining Volume (Barrels)	Fair Value

Futures	Jun. 2021- Aug. 2021	$89.39	40,000	$(8,707)

As of December 31, 2020
Contract Type	Contract Period	Weighted Average Strike Price (Barrels)	Remaining Volume (Barrels)	Fair Value

Futures	Dec. 2020-Mar. 2021	$62.33	55,000	$(94,214)

The carrying values of the Company’s derivatives positions and their locations on the consolidated balance sheets as of June 30, 2021 and December 31, 2020 are presented in the table below.

Balance Sheet Classification	Contract Type	2021	2020

Derivative commodity liability	Futures	$(8,707)	$(94,214)

For the three months ended June 30, 2021 and 2020, we recognized a $1,203,628 loss and a $57,016 gain, respectively, on commodity derivative contracts on the consolidated statements of operations as part of our cost of revenues. For the six months ended June 30, 2021 and 2020, we recognized a $1,925,158 loss and a $4,484,798 gain, respectively, on commodity derivative contracts on the consolidated statements of operations as part of our cost of revenues.

NOTE 13. LEASES

Finance Leases

Finance leases are included in finance lease right-of-use lease assets and finance lease liability current and long-term liabilities on the unaudited consolidated balance sheets. The associated amortization expenses for the three months ended June 30, 2021 and 2020 were $103,989 and $73,552, respectively, and are included in depreciation and amortization on the unaudited consolidated statements of operations. The associated interest expense for the three months ended June 30, 2021 and 2020 were $22,880 and $22,019, respectively, and are included in interest expense on the unaudited consolidated statements of operations. The associated amortization expenses for the six months ended June 30, 2021 and 2020 were $207,972 and $126,673, respectively, and are included in depreciation and amortization on the unaudited consolidated statements of operations. The associated interest expense for the six months ended June 30, 2021 and 2020 were $49,503 and $32,938, respectively, and are included in interest expense on the unaudited consolidated statements of operations. Please see “Note 6. Line of Credit and Long-Term Debt” for more details.

Operating Leases

Operating leases are included in operating lease right-of-use lease assets, and operating current and long-term lease liabilities on the consolidated balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable lease expense is recognized in the period in which the obligation for those payments is incurred. Lease expense for equipment is included in cost of revenues and other rents are included in selling, general and administrative expense on the unaudited consolidated statements of operations and are reported net of lease income. Lease income is not material to the results of operations for the three and six months ended June 30, 2021 and 2020. Total operating lease costs for both the three months ended June 30, 2021 and 2020 were $1.5 million. Total operating lease costs for both the six months ended June 30, 2021 and 2020 were $3.0 million.

Cash Flows

Cash paid for amounts included in operating lease liabilities, including some small leases with initial terms less than twelve months was $0.2 million and $0.9 million during the six months ended June 30, 2021 and 2020, and is included in operating cash flows. Cash paid for amounts included in finance lease was $252,175 and $162,312 during the six months ended June 30, 2021 and 2020, respectively, and is included in financing cash flows.

Maturities of our lease liabilities for all operating leases are as follows as of June 30, 2021:

June 30, 2021
	Facilities	Equipment	Plant	Railcar	Total
Year 1	$716,215	$115,223	$4,060,417	$648,371	$5,540,226
Year 2	574,638	7,500	4,060,417	443,541	5,086,096
Year 3	414,039	7,500	4,060,417	219,412	4,701,368
Year 4	338,400	6,250	4,060,417	—	4,405,067
Year 5	322,400	—	4,060,417	—	4,382,817
Thereafter	1,925,000	—	27,434,282	—	29,359,282
Total lease payments	$4,290,692	$136,473	$47,736,367	$1,311,324	$53,474,856
Less: interest	(1,413,113)	(5,424)	(18,797,855)	(116,586)	(20,332,978)
Present value of lease liabilities	$2,877,579	$131,049	$28,938,512	$1,194,738	$33,141,878

The weighted average remaining lease terms and discount rates for all of our operating leases were as follows as of June 30, 2021:

Remaining lease term and discount rate:	June 30, 2021
Weighted average remaining lease terms (years)
Lease facilities	5.40
Lease equipment	0.80
Lease plant	11.80
Lease railcar	1.40
Weighted average discount rate
Lease facilities	9.10%
Lease equipment	8.00%
Lease plant	9.37%
Lease railcar	8.00%

Significant Judgments

Significant judgments include the discount rates applied, the expected lease terms, lease renewal options and residual value guarantees. There are several leases with renewal options or purchase options.

The purchase options are not expected to have a material impact on the lease obligation. There are several facility and plant leases which have lease renewal options from one to twenty years.

The largest facility lease has an initial term through 2032. That lease does not have an extension option. The two plant leases both have multiple 5-year extension options for a total of 20 years. Two extension options have been included in the lease right-of-use asset and lease obligation.

The Company will reassess the lease terms and purchase options when there is a significant change in circumstances or when the Company elects to exercise an option that had previously been determined that it was not reasonably certain to do so.

NOTE 14. SHARE PURCHASE AND SUBSCRIPTION AGREEMENTS

Myrtle Grove Share Purchase and Subscription Agreement

Amounts received by MG SPV from its direct sale of Class B Units to Tensile-Myrtle Grove Acquisition Corporation (“Tensile-MG”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”) may only be used for additional investments in the Company’s former Belle Chasse, Louisiana, re-refining complex (the “MG Refinery”) or for day to day operations at the MG Refinery. At June 30, 2021, $0.1 million reported as cash and cash equivalents on the balance sheet is restricted to MG Refinery investments or operating expenses.

The Class B Unit holders may force MG SPV to redeem the outstanding Class B Units at any time on or after the earlier of (a) the fifth anniversary of July 26, 2019 (the “MG Closing Date”) and (ii) the occurrence of a Triggering Event (defined below)(an “MG Redemption”). The cash purchase price for such redeemed Class B Units is the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking an MG Redemption and Vertex Operating (provided that Vertex Operating still owns Class A Units on such date) and (z) the original per-unit price for such Class B Units plus any unpaid Class B preference. The preference is defined as the greater of (A) the aggregate unpaid “Class B Yield” (equal to an annual return of 22.5% per annum) and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class B Unit holders. The Company did not pay the preferential yield during the six months ended June 30, 2021. “Triggering Events” mean (a) any dissolution, winding up or liquidation of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, (b) any sale, lease, license or disposition of any material assets of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, (c) any transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) involving the Company, Vertex Operating or any significant subsidiary of Vertex Operating, the result of which is that the holders of the voting securities of the relevant entity as of the Closing Date are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of transactions, directly or indirectly, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the entity, subject to certain other requirements set forth in the MG Company Agreement, (d) the failure to consummate the Heartland Closing (defined below) by June 30, 2020 (a “Failure to Close”), provided that such Heartland Closing was consummated by June 30, 2020, (e) the failure of Vertex Operating to operate MG SPV in good faith with appropriate resources, or (f) the material failure of the Company and its affiliates to comply with the terms of the contribution agreement, whereby the Company contributed assets and operations to MG SPV. No triggering events occurred during the six months ended June 30, 2021.

Myrtle Grove Redeemable Noncontrolling Interest

As a result of the Share Purchase and Subscription Agreement (the “MG Share Purchase”), Tensile, through Tensile-Myrtle Grove Acquisition Corporation, acquired an approximate 15.58% ownership interest in Vertex Refining Myrtle Grove LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle in connection with the transactions. This is considered a redeemable noncontrolling equity interest, as it is redeemable in the future and not solely within our control.

After initial recognition, in accordance with ASC 480-10-S99-3A, the Company applied a two-step approach to measure noncontrolling interests associated with MG SPV at the balance sheet date. First, the Company applied the measurement guidance in ASC 810-10 by attributing a portion of the subsidiary’s net loss of $128,981 to the noncontrolling interest. Second, the Company applied the subsequent measurement guidance in ASC 480-10-S99-3A, which indicates that the noncontrolling interest’s carrying amount is the higher of (1) the cumulative amount that would result from applying the measurement guidance in ASC 810-10 in the first step or (2) the redemption value. Pursuant to ASC 480-10-S99-3A, for a security that is probable of becoming redeemable in the future, the Company adjusted the carrying amount of the redeemable noncontrolling interests to what would be the redemption value assuming the security was redeemable at the balance sheet date. This adjustment of $761,993 increased the carrying amount of redeemable noncontrolling interests to the redemption value as of June 30, 2021 of $6,105,853. Adjustments to the carrying amount of redeemable noncontrolling interests to redemption value are reflected in retained earnings.

The table below presents the reconciliation of changes in redeemable noncontrolling interest relating to MG SPV as of June 30, 2021 and 2020.

	June 30, 2021	June 30, 2020
Beginning balance	$5,472,841	$4,396,894

Net loss attributable to redeemable non-controlling interest	(128,981)	(82,401)
Change in ownership	—	71,171
Accretion of non-controlling interest to redemption value	761,993	519,792
Ending balance	$6,105,853	$4,905,456

Heartland Share Purchase and Subscription Agreement

On January 17, 2020 (the “Heartland Closing Date”), Vertex Operating, Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile, and solely for the purposes of the Heartland Guaranty (defined below), the Company, and Heartland SPV, entered into a Share Purchase and Subscription Agreement (the “Heartland Share Purchase”).

Prior to entering into the Heartland Share Purchase, the Company transferred 100% of the ownership of Vertex Refining OH, LLC, its indirect wholly-owned subsidiary (“Vertex OH”) to Heartland SPV in consideration for 13,500 Class A Units, 13,500 Class A-1 Preferred Units and 11,300 Class B Units of Heartland SPV and immediately thereafter contributed 248 Class B Units to the Company’s wholly-owned subsidiary, Vertex Splitter Corporation, a Delaware corporation (“Vertex Splitter”), as a contribution to capital.

Vertex OH owns the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors.

Pursuant to the Heartland Share Purchase, Vertex Operating sold Tensile-Heartland the 13,500 Class A Units and 13,500 Class A-1 Preferred Units of Heartland SPV in consideration for $13.5 million. Also, on the Heartland Closing Date, Tensile-Heartland purchased 7,500 Class A Units and 7,500 Class A-1 Units in consideration for $7.5 million (less the expenses of Tensile-Heartland in connection with the transaction) directly from Heartland SPV.

Concurrently with the closing of the transactions described above, and pursuant to the terms of the Heartland Share Purchase, the Company, through Vertex Operating, purchased 1,000 newly issued Class A Units from MG SPV at a cost of $1,000 per unit ($1 million in aggregate). As a result of this transaction, MG SPV is owned 85.00% by Vertex Operating and 15.00% by Tensile-MG.

The Heartland Share Purchase provides Tensile-Heartland an option, exercisable at its election, at any time, subject to the terms of the Heartland Share Purchase, to purchase up to an additional 7,000 Class A-2 Preferred Units at a cost of $1,000 per Class A-2 Preferred Unit from Heartland SPV.

The Heartland SPV is currently owned 35% by Vertex Operating and 65% by Tensile-Heartland. Heartland SPV is managed by a five-member Board of Managers, of which three members are appointed by Tensile-Heartland and two are appointed by the Company. The Class A Units held by Tensile-Heartland are convertible into Class B Units as provided in the Limited Liability Company Agreement of Heartland SPV (the “Heartland Company Agreement”), based on a conversion price (initially one-for-one) which may be reduced from time to time if new Units of Heartland SPV are issued and will automatically convert into Series B Units upon certain events described in the Heartland Company Agreement.

The Class A-1 and A-2 Preferred Units (“Class A Preferred Units”), which are 100% owned by Tensile-Heartland, accrue a 22.5% per annum preferred return subject to terms of the Heartland Company Agreement (the “Class A Yield”).

Additionally, the Class A Unit holders (common and preferred) may force Heartland SPV to redeem the outstanding Class A Units at any time on or after the earlier of (a) the fifth anniversary of the Heartland Closing Date and (b) the occurrence of a Heartland Triggering Event (defined below)(a “Heartland Redemption”). The cash purchase price for such redeemed Class A Unit will be the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking Heartland Redemption and Vertex Operating (provided that Vertex Operating still owns Class B Units on such date) and (z) the original per-unit price for such Class A Units plus any unpaid Class A preference. The Class A preference is defined as the greater of (A) the aggregate unpaid Class A yield and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class A Unit holders through such Heartland Redemption date. “Heartland Triggering Events” include (a) any termination of an Administrative Services Agreement entered into with Tensile, pursuant to its terms and/or any material breach by us of the environmental remediation and indemnity agreement entered into with Tensile, (b) any dissolution, winding up or liquidation of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, (c) any sale, lease, license or disposition of any material assets of the Company, Vertex Operating or any significant subsidiary of Vertex Operating, or (d) any transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) involving the Company, Vertex Operating or any significant subsidiary of Vertex Operating, the result of which is that the holders of the voting securities of the relevant entity as of the Heartland Closing Date are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of transactions, directly or indirectly, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the entity, subject to certain other requirements set forth in the Heartland Company Agreement.

In the event that Heartland SPV fails to redeem such Class A Units within 180 days after a redemption is triggered, the Class A Yield is increased to 25% until such time as such redemption is completed (with such increase being effective back to the original date of a notice of redemption). In addition, in such event, the Class A Unit holders may cause Heartland SPV to initiate a process intended to result in a sale of Heartland SPV.

Distributions of available cash of Heartland SPV pursuant to the Heartland Company Agreement (including pursuant to liquidations of Heartland SPV), subject to certain exceptions set forth therein, are to be made (a) first, to the holders of the Class A Preferred Units, in an amount equal to the Class A preference; (b) second, the Class A Preferred Unit holders, together as a separate and distinct class, are entitled to receive an amount equal to the aggregate Heartland Invested Capital; (c) third, the Class B Unitholders (other than Class B Unitholders which received Class B Units upon conversion of Class A Preferred Units), together as a separate and distinct class, are entitled to receive all or a portion of any distribution equal to the sum of all distributions made under sections (a) and (b) above; and (d) fourth, to the holders of Units who are eligible to receive such distributions in proportion to the number of Units held by such holders.

Heartland Variable interest entity

The Company has assessed the Heartland SPV under the variable interest guidance in ASC 810. The Company determined that the Class A Units are not at risk due to a 22.5% preferred return and a redemption provision that, if elected, would require Heartland SPV to repurchase the Class A Units at their original cost plus the preferred return. The Company further determined that as a minority shareholder, holding only 35% of the voting rights, the Company does not have the ability to direct the activities of Heartland SPV that most significantly impact the entity’s performance. Based on this assessment, the Company concluded that Heartland SPV is a variable interest entity.

In assessing if the Company is the primary beneficiary of Heartland SPV, the Company determined that certain provisions of the Heartland Company Agreement prohibiting the transfer of its Class B Units result in the Class A Unit holders being related parties under the de facto agents criteria in ASC 810. The Company and the Class A Unit holders, as a group, have the power to direct the significant activities of Heartland SPV and the obligations to absorb the losses and the right to receive the benefits that could potentially be significant to Heartland SPV. The Company concluded that substantially all of the activities of Heartland SPV are conducted on its behalf, and not on behalf of the Class A Unit holders, the decision maker, thus the Company is the primary beneficiary and required to consolidate Heartland SPV in accordance with ASC 810.

The Company’s consolidated financial statements include the assets, liabilities and results of operations of Heartland SPV for which the Company is the primary beneficiary. The other equity holders’ interests are reflected in net loss attributable to noncontrolling interests and redeemable noncontrolling interest in the consolidated statements of income and noncontrolling interests in the consolidated balance sheets.

The following table summarizes the carrying amounts of Heartland SPV’s assets and liabilities included in the Company’s consolidated balance sheets at June 30, 2021 and December 31, 2020:

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$11,417,106	$7,890,886
Accounts receivable, net	8,056,815	3,591,468
Inventory	800,575	629,667
Prepaid expense and other current assets	239,730	926,203
Total current assets	20,514,226	13,038,224

Fixed assets, net	7,102,863	6,549,139
Finance lease right-of-use assets	880,717	1,031,353
Operating lease right-of-use assets	306,866	299,758
Intangible assets, net	939,168	1,064,624
Other assets	106,643	108,643
Total assets	$29,850,483	$22,091,741

Accounts payable	$2,235,371	$1,753,160
Accrued expenses	395,845	307,340
Finance lease liability-current	356,317	346,029
Operating lease liability-current	235,644	251,037
Total current liabilities	3,223,177	2,657,566

Finance lease liability-long term	455,419	643,446
Operating lease liability-long term	71,222	48,721
Total liabilities	$3,749,818	$3,349,733

The assets of Heartland SPV may only be used to settle the obligations of Heartland SPV, and may not be used for other consolidated entities. The liabilities of Heartland SPV are non-recourse to the general credit of the Company’s other consolidated entities.

Heartland Redeemable Noncontrolling Interest

As a result of the Heartland Share Purchase (as defined and discussed above), Tensile, through Tensile-Heartland, acquired an approximate 65.00% ownership interest in Heartland SPV, a Delaware limited liability company, which entity was formed as a special purpose vehicle in connection with the transactions. This is considered a redeemable noncontrolling equity interest, as it is redeemable in the future and not solely within our control.

The initial carrying amount that is recognized in temporary equity for redeemable noncontrolling interests is the initial carrying amount determined in accordance with the accounting requirements for noncontrolling interests in ASC 810-10. In accordance with ASC 810-10-45-23, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary are accounted for as equity transactions. Therefore, the Company recognized no gain or loss in consolidated net income and the carrying amount of the noncontrolling interest was adjusted to reflect the change in our ownership interest of the subsidiary. The difference of $9,091,068 between the fair value of the consideration received of $21,000,000 and the carrying amount of the noncontrolling interest determined in accordance with ASC 810-10 of $11,908,932, was recognized in additional paid in capital.

After initial recognition, in accordance with ASC 480-10-S99-3A, the Company applied a two-step approach to measure noncontrolling interests associated with Heartland SPV at the balance sheet date. First, the Company applied the measurement guidance in ASC 810-10 by attributing a portion of the subsidiary’s net income of $4,783,127 to the noncontrolling interest. Second, the Company applied the subsequent measurement guidance in ASC 480-10-S99-3A, which indicates that the noncontrolling interest’s carrying amount is the higher of (1) the cumulative amount that would result from applying the measurement guidance in ASC 810-10 in the first step or (2) the redemption value. At June 30, 2021, the cumulative amount resulting from the application of the measurement guidance in ASC 810-10 exceeded the redemption value of $29,162,156.

The table below presents the reconciliation of changes in redeemable noncontrolling interest relating to Heartland SPV as of June 30, 2021 and 2020.

	June 30, 2021	June 30, 2020
Beginning balance	$26,138,833	$—
Initial adjustment of carrying amount of non-controlling interest	—	11,908,932
Net income (loss) attributable to redeemable non-controlling interest	4,783,127	(308,432)
Accretion of non-controlling interest to redemption value	—	11,828,445
Ending balance	$30,921,960	$23,428,945

The amount of accretion of redeemable noncontrolling interest to redemption value of $761,994 is presented as an adjustment to net income attributable to Vertex Energy, Inc., to arrive at net income available to common shareholders on the consolidated statements of operations which represent the MG SPV and Heartland SPV accretion of redeemable noncontrolling interest to redemption value combined for the six months ended June 30, 2021.

NOTE 15. SUBSEQUENT EVENTS

Encina Credit Agreement Term Loan

On July 1, 2021, the Company and Vertex Operating entered into an Eighth Amendment to Credit Agreement with EBC (the “8th Amendment”), which amendment amended the EBC Credit Agreement between the Company and certain of its subsidiaries, including Vertex Operating. Pursuant to the 8th Amendment, Encina Business Credit SPV, LLC agreed to loan the Company $5 million under the terms of the EBC Credit Agreement (the “Term Loan”), under the stipulation that the Company use such loaned funds solely to paydown amounts owed under the $10 million deposit note payable in connection with the entry into a purchase agreement ( the “Deposit Note”). The $5 million Term Loan bears interest at the variable-rate of LIBOR (0.16% at June 30, 2021) plus 6.5% per year, or to the extent that LIBOR is not available, the highest of the prime rate and the Federal Funds Rate plus 0.50%, in each case, plus 6%. We are required to repay the Term Loan in monthly installments of 1/48th of the amount borrowed, each month that the Term Loan is outstanding, with a final balloon payment due at maturity. The Term Loan is subject to customary events of defaults and other covenants set forth in the EBC Credit Agreement. The Term Loan is secured by Encina’s security interests over substantially all of our assets.

Tensile Transactions

On July 1, 2021, the Operating Agreement of MG SPV was amended to provide that from the date of such agreement until December 31, 2021, the Company (through Vertex Operating), is required to fund the working capital requirements of MG SPV, which advances are initially characterized as debt, but that Tensile MG may convert such debt into additional Class A Units of MG SPV (after December 31, 2021), at $1,000 per unit (the “MG SPV Amendment”).

On July 1, 2021, Heartland SPV loaned Vertex Operating $7,000,000, which was evidenced by a Promissory Note (the “Heartland Note”). The Heartland Note accrues interest at the applicable federal rate of interest from time to time, increasing to 12% upon an event of default. Amounts borrowed under the Heartland Note are due ninety days after the date of the note or within five (5) days of the closing of the Sale Agreement describe below (whichever is earlier), and may be prepaid at any time without penalty. In the event the Heartland Note is not paid on or before the applicable due date, we agreed to use our best efforts to raise the funds necessary to repay the note as soon as possible. The Heartland Note includes customary events of defaults. The Company used the funds borrowed under the Heartland Note, to paydown a portion of the Deposit Note, with the remaining funds coming from a loan from EBC as discussed above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Vertex Energy, Inc.

Houston, Texas

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Vertex Energy, Inc. (the “Company”) and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and their cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matter arisings from the current-period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) represented especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Consolidated Financial Statements - Heartland Share Purchase and Subscription Agreement – See Notes 1 and 6 to the consolidated financial statements

Critical Audit Matter Description

The Company, through its wholly-owned subsidiary, Vertex Operating, transferred 100% of its ownership in Vertex Refining OH, LLC (“Vertex OH”) to HPRM LLC (“Heartland SPV”), a special purpose vehicle formed to enter into a Share Purchase and Subscription Agreement (“Heartland Share Purchase”) with Tensile-Heartland Acquisition Corporation (“Tensile Heartland”). Under the Heartland Share Purchase, Tensile Heartland purchased a 65% ownership interest in Heartland SPV for approximately $21 million and the Company retained a 35% ownership interest in Heartland SPV. In connection with this transaction Heartland SPV was ultimately determined by management to be a variable interest entity (“VIE”) for which the Company was deemed to be the primary beneficiary.

We identified the designation of Heartland SPV as a VIE, requiring consolidation by the Company as the primary beneficiary, to be a critical audit matter based on the significant judgements and interpretations required of management in its VIE assessment, the complexity of the Heartland Share Purchase and the impact that consolidation of Heartland SPV has on the presentation of the Company’s consolidated financial statements.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to management’s Heartland SPV VIE assessment included the following, among others:

We obtained managements analysis of the Heartland Share Purchase and analyzed the related agreements and documents to determine if management’s assessment considered all significant provisions of the Heartland Share Purchase and related agreements that might impact their VIE and primary beneficiary assessment.

We discussed the Heartland Share Purchase with key members of management, outside specialists consulted by management in making its assessment and the Company’s legal counsel to confirm our understanding of key provisions of the Heartland Share Purchase and related agreements.

We evaluated the Company’s disclosures related to the Heartland Share Purchase including disclosures related to management’s VIE assessment and the important factors considered by management in its determination.

Valuation of Long-lived Assets - See Note 2 to the consolidated financial statements

Critical Audit Matter Description

The Company evaluates the carrying amounts of its long-lived assets, other than goodwill and indefinite-lived intangible assets, for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. Recoverability is evaluated by comparing the estimated future cash flows of the asset, on an undiscounted basis, to the asset’s carrying amount. If the undiscounted future cash flows do not exceed the carrying amount, impairment is measured based on the difference between the asset’s estimated fair value and the carrying amount. The Company’s long-lived asset impairment tests are performed at the reporting unit level. The impact of COVID-19 on the demand for oil and the significant decrease in oil prices, including petroleum-based prices, during the first quarter of 2020 triggered an assessment of these long-lived assets for impairment.

Auditing the Company’s impairment assessments were challenging, as the assumptions used by management are highly subjective and judgmental and incorporate inherent uncertainties that are difficult to predict in the current economic environment. These assumptions include projected operating results, which are dependent on market conditions, change in regulations, consumer preferences and events affecting various forms of travel.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to management’s evaluation of impairment of long-lived assets included the following, among others:

We obtained management’s assessment of indicators of impairment of long-lived assets, evaluated the methodologies and the completeness and accuracy of the Company’s analysis of events or changes in circumstances.

We obtained the Company’s undiscounted cash flow analysis for each reporting units and evaluated the accuracy of historical financial data and the reasonableness of assumptions used in the projection of historical data to future results, including sensitivity analysis of growth rates.

/s/ Ham, Langston & Brezina, L.L.P.

We have served as the Company’s auditor since 2017.

Houston, Texas

March 8, 2021

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$10,895,044	$4,099,655
Restricted cash	100,125	100,170
Accounts receivable, net	11,138,933	12,138,078
Federal income tax receivable	—	68,606
Inventory	4,439,839	6,547,479
Prepaid expenses and other current assets	3,211,448	4,452,920
Total current assets	29,785,389	27,406,908

Fixed assets, at cost	75,777,552	69,469,548
Less accumulated depreciation	(29,337,036)	(24,708,151)
Fixed assets, net	46,440,516	44,761,397
Finance lease right-of-use assets	1,536,711	851,570
Operating lease right-of-use assets	33,315,876	35,586,885
Intangible assets, net	9,397,441	11,243,800
Deferred income taxes	—	68,605
Other assets	1,624,025	840,754
TOTAL ASSETS	$122,099,958	$120,759,919

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	$10,484,911	$7,620,098
Accrued expenses	2,053,106	5,016,132
Dividends payable	606,550	389,176
Finance lease-current	496,231	217,164
Operating lease-current	5,614,785	5,885,304
Current portion of long-term debt, net of unamortized finance costs	4,367,169	2,017,345
Revolving note	133,446	3,276,230
Derivative commodity liability	94,214	375,850
Total current liabilities	23,850,412	24,797,299

Long-term debt	7,981,496	12,433,000
Finance lease-non-current	945,612	610,450
Operating lease-non-current	27,701,091	29,701,581
Derivative warrant liability	330,412	1,969,216
Total liabilities	60,809,023	69,511,546

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY
Series B Preferred Stock, $0.001 par value per share; 10,000,000 shares authorized, 4,102,690 and 3,826,055 shares issued and outstanding at December 31, 2020 and 2019, respectively with liquidation preference of $12,718,339 and $11,860,771 at December 31, 2020 and 2019, respectively.	12,718,339	11,006,406
Series B1 Preferred Stock, $0.001 par value per share; 17,000,000 shares authorized, 7,399,649 and 9,028,085 shares issued and outstanding at December 31, 2020 and 2019, respectively with liquidation preference of $11,543,452 and $14,083,813 at December 31, 2020 and 2019, respectively.	11,036,173	12,743,047
Redeemable non-controlling interest	31,611,674	4,396,894
Total Temporary Equity	55,366,186	28,146,347
EQUITY
Series A Convertible Preferred stock, $0.001 par value; 5,000,000 shares authorized and 419,859 and 419,859 shares issued and outstanding at December 31, 2020 and 2019, respectively, with a liquidation preference of $625,590 and $625,590 at December 31, 2020 and December 31, 2019, respectively.	420	420
Series C Convertible Preferred stock, $0.001 par value per share; 44,000 shares designated; zero and zero issued and outstanding at December 31, 2020 and 2019, respectively with a liquidation preference of zero and zero at December 31, 2020 and December 31, 2019, respectively.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 45,554,841 and 43,395,563 issued and outstanding at December 31, 2020 and 2019, respectively.	45,555	43,396
Additional paid-in capital	94,569,674	81,527,351
Accumulated deficit	(90,008,778)	(59,246,514)
Total Vertex Energy, Inc. stockholders’ equity	4,606,871	22,324,653
Non-controlling interest	1,317,878	777,373
Total Equity	5,924,749	23,102,026
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$122,099,958	$120,759,919

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	2020	2019
Revenues	$135,028,488	$163,365,565
Cost of revenues (exclusive of depreciation and amortization shown separately below)	113,766,009	134,777,113
Depreciation and amortization attributable to costs of revenues	5,090,352	5,356,277
Gross profit	16,172,127	23,232,175

Operating expenses:
Selling, general and administrative expenses	26,144,264	24,182,407
Depreciation and amortization attributable to operating expenses	1,895,588	1,823,812
Total operating expenses	28,039,852	26,006,219
Loss from operations	(11,867,725)	(2,774,044)
Other income (expense):
Other income	101	920,197
Loss on sale of assets	(124,515)	(74,111)
Gain (loss) on change in value of derivative warrant liability	1,638,804	(487,524)
Interest expense	(1,042,840)	(3,070,071)
Total other income (expense)	471,550	(2,711,509)
Loss before income taxes	(11,396,175)	(5,485,553)
Income tax benefit	—	—
Net loss	(11,396,175)	(5,485,553)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	639,940	(436,974)
Net loss attributable to Vertex Energy, Inc.	(12,036,115)	(5,048,579)

Accretion of redeemable noncontrolling interest to redemption value	(15,135,242)	(2,279,371)
Accretion of discount on Series B and B-1 Preferred Stock	(1,687,850)	(2,489,722)
Dividends on Series B and B-1 Preferred Stock	(1,903,057)	(1,627,956)
Net loss available to common stockholders	$(30,762,264)	$(11,445,628)

Loss per common share
Basic	$(0.68)	$(0.28)
Diluted	$(0.68)	$(0.28)
Shares used in computing loss per share
Basic	45,509,470	40,988,946
Diluted	45,509,470	40,988,946

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDING DECEMBER 31, 2020 AND 2019

	Common Stock		Series A Preferred		Series C Preferred		Additional Paid-in Capital	Accumulated Deficit	Non-controlling Interest	Total Equity
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par
Balance on December 31, 2018	40,174,821	$40,175	419,859	$420	—	$—	$75,131,122	$(47,800,886)	$1,438,213	$28,809,044
Distribution to noncontrolling	—	—	—	—	—	—	—	—	(285,534)	(285,534)
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,627,956)	—	(1,627,956)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(2,489,722)	—	(2,489,722)
Share based compensation expense	—	—	—	—	—	—	642,840	—	—	642,840
Exercise of options to common	78,425	79	—	—	—	—	6,996	—	—	7,075
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	970,809	—	—	970,809
Conversion of Series B1 Preferred stock to common	1,642,317	1,642	—	—	—	—	2,560,373	—	—	2,562,015
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(2,279,371)	—	(2,279,371)
Issue of common stock and warrants	1,500,000	1,500	—	—	—	—	2,215,211	—	—	2,216,711
Net loss	—	—	—	—	—	—	—	(5,048,579)	(436,974)	(5,485,553)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	61,668	61,668
Balance on December 31, 2019	43,395,563	43,396	419,859	420	—	—	81,527,351	(59,246,514)	777,373	23,102,026
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,903,057)	—	(1,903,057)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,687,850)	—	(1,687,850)
Conversion of B1 Preferred Stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Share based compensation expense	—	—	—	—	—	—	656,111	—	—	656,111
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(15,135,242)	—	(15,135,242)
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Net loss	—	—	—	—	—	—	—	(12,036,115)	639,940	(11,396,175)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(99,435)	(99,435)
Balance on December 31, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,569,674	$(90,008,778)	$1,317,878	$5,924,749

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDING DECEMBER 31, 2020 AND 2019

	2020	2019
Cash flows from operating activities
Net loss	$(11,396,175)	$(5,485,553)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Stock-based compensation expense	656,111	642,840
Depreciation and amortization	6,985,940	7,180,089
Provision (recovery) for bad debt	297,289	(320,013)
(Gain) loss on commodity derivative contracts	(3,456,487)	2,458,359
Net cash settlement on commodity derivatives	4,233,092	(2,841,052)
Loss on sale of assets	124,515	74,111
Amortization of debt discount and deferred costs	47,826	573,908
(Gain) loss on change in value of derivative warrant liability	(1,638,804)	487,524
Reduction in contingent consideration	—	(15,564)
Changes in operating assets and liabilities:
Accounts receivable	2,641,220	(2,652,864)
Inventory	3,084,152	1,543,918
Prepaid expenses	197,715	(257,894)
Accounts payable	1,840,874	(1,171,433)
Accrued expenses	(3,047,606)	2,480,786
Other assets	(646,059)	(223,995)
Net cash (used in) provided by operating activities	(76,397)	2,473,167
Cash flows from investing activities
Internally developed software	(49,229)	(489,093)
Proceeds from the sale of assets	74,965	232,020
Acquisition of Crystal Energy, LLC	(1,822,690)	—
Purchase of fixed assets	(6,636,455)	(3,369,367)
Net cash used in investing activities	(8,433,409)	(3,626,440)
Cash flows from financing activities
Line of credit payments, net	(3,142,784)	(568,406)
Proceeds received from issuance of common stock and warrants	—	2,216,711
Proceeds from exercise of stock options	—	7,075
Distribution VRM LA	—	(285,534)
Contribution received from redeemable noncontrolling interest	21,000,000	3,150,000
Payments on finance leases	(402,560)	(165,598)
Proceeds from notes payable	8,217,195	2,809,139
Payments made on notes payable	(10,366,701)	(4,660,120)
Net cash provided by financing activities	15,305,150	2,503,267
Net change in cash and cash equivalents and restricted cash	6,795,344	1,349,994
Cash and cash equivalents and restricted cash at beginning of the year	4,199,825	2,849,831
Cash and cash equivalents and restricted cash at end of year	$10,995,169	$4,199,825

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,050,741	$2,505,852
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B and B1 Preferred Stock into common stock	$3,368,474	$2,562,015
Dividends on Series B and B-1 Preferred Stock	$1,903,057	$1,627,956
Initial adjustment of carrying amount of redeemable noncontrolling interest	$9,091,068	$970,809
Accretion of discount on Series B and B-1 Preferred Stock	$1,687,850	$2,489,722
Accretion of redeemable noncontrolling interest to redemption value	$15,135,242	$2,279,371
Equipment acquired under capital leases	$1,017,638	$621,000

See accompanying notes to the consolidated financial statements

VERTEX ENERGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Vertex Energy, Inc. (“Vertex Energy” or the “Company”), provides a range of services designed to aggregate, process and recycle industrial and commercial waste systems. Vertex Energy currently provides these services in 15 states, primarily in the Gulf Coast and Central Midwest Region of the United States.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and local jurisdictions began issuing ’stay-at-home’ orders, which continue in various forms as of the date of this report. Notwithstanding such ’stay-at-home’ orders, to date, our operations have for the most part been deemed an essential business under applicable governmental orders based on the critical nature of the products we offer.

We sell products and services primarily in the U.S. domestic oil and gas commodity markets. Throughout the first quarter of 2020, the industry experienced multiple factors which lowered both the demand for, and prices of, oil and gas. First, the COVID-19 pandemic lowered global demand for hydrocarbons, as social distancing and travel restrictions were implemented across the world. Second, the lifting of Organization of the Petroleum Exporting Countries (OPEC)+ supply curtailments, and the associated increase in production of oil, drove the global supply of hydrocarbons higher through the first quarter of 2020. As a result of both dynamics, prices for hydrocarbons declined 67% from peak prices within the first quarter of 2020. While global gross domestic product (GDP) growth was impacted by COVID-19 during 2020, we expect GDP to continue to decline globally in the early part of 2021, as a result of the COVID-19 pandemic. As a result, we expect oil and gas related markets will continue to experience significant volatility in 2021. Our goal through this downturn has been to remain disciplined in allocating capital and to focus on liquidity and cash preservation. We are taking the necessary actions to right-size the business for expected activity levels.

As a result of the impact of the COVID-19 outbreak, some of our feedstock suppliers have permanently or temporarily closed their businesses, limited our access to their businesses, and/or have experienced a decreased demand for services. As a result of the above, and due to ’stay-at-home’ and other social distancing orders, as well as the decline in U.S. travel caused by COVID-19, we have seen a significant decline in the volume of feedstocks (specifically used oil) that we have been able to collect, and therefore process through our facilities. A prolonged economic slowdown, period of social quarantine (imposed by the government or otherwise), or a prolonged period of decreased travel due to COVID-19 or the responses thereto, will likely continue to have a material negative adverse impact on our ability to produce products, and consequently our revenues and results of operations.

The full extent of the impact of COVID-19 on our business and operations currently cannot be estimated and will depend on a number of factors including the scope and duration of the global pandemic.

Currently we believe that we have sufficient cash on hand and will generate sufficient cash through operations to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

The pandemic is developing rapidly and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks, including, but not limited to the recent increase in infection rates, which may lead to further or extended stay-at-home and similar orders in the markets in which we operate, and the recent global roll out of vaccines, which may help slow the spread of the virus.

Uses and Sources of Liquidity

The Company’s primary need for liquidity is to fund working capital requirements of the Company’s businesses, capital expenditures and for general corporate purposes, including debt repayment. The Company has incurred operating losses for the past several years, and accordingly, the Company has taken a number of actions to continue to support its operations and meet its obligations.

We had working capital of $5,934,977 as of December 31, 2020, compared to working capital of $2,609,609 as of December 31, 2019. The increase in working capital is mainly due to the generation of additional liquidity from the closing of the Heartland SPV transaction during the year ended December 31, 2020. Our working capital includes the consolidated assets of certain subsidiaries which may only be used to settle the obligations of the respective subsidiaries. The consolidated liabilities of these subsidiaries are non-recourse to the general credit of our consolidated entity.

To address the liquidity deficiency and operating losses, the Company is considering pursuing a number of actions, including: 1) seeking to obtain additional funds through public or private financing sources; 2) restructuring existing debts from creditors; 3) seeking to reduce operating costs; 4) minimizing projected capital costs for the remainder of 2021; 5) going private; 6) exploring opportunities to sell or lease assets; 7) maintaining availability under credit agreement and 8) obtaining proceeds from option and warrants exercises.

The Company believes it is probable that the actions discussed above will occur and mitigate the substantial doubt raised by its historical operating results and satisfy its estimated liquidity needs 12 months from the issuance of the financial statements. However, the Company cannot predict, with certainty, the outcome of its actions to generate liquidity, including the availability of additional debt or equity financing, or whether such actions would generate the expected liquidity as currently planned. In addition, the Company’s Preferred Stock contains certain limitations on the Company’s ability to sell assets, which could impact the Company’s ability to complete asset sale transactions or the Company’s ability to use proceeds from those transactions to fund its operations. Therefore, any planned actions must take into account the ability to transact within any applicable restrictions under these agreements and securities. If the Company continues to experience operating losses and is not able to generate additional liquidity through the mechanisms described above or through some combination of other actions, while not expected, it may be forced to secure additional sources of funds, which may or may not be available to us. Additionally, a failure to generate additional liquidity could negatively impact the Company’s access to materials or services that are important to the operation of its business.

COMPANY OPERATIONS

Vertex Energy’s operations are primarily focused on recycling industrial waste streams and off-specification commercial chemical products. The waste streams are purchased from an established network of local and regional collectors and generators. The Company manages the transport, storage and delivery of the aggregated feedstock and product streams to end users. Vertex Energy’s three principal segments are comprised of Black Oil, Refining and Marketing, and Recovery.

Black Oil

Through its Black Oil segment, which has been operational since 2001, Vertex Energy aggregates and sells used motor oil. The Company has a network of approximately 50 suppliers that collect used oil from businesses such as oil change service stations, automotive repair shops, manufacturing facilities, petroleum refineries, and petrochemical manufacturing operations. The Company procures the used oil from collectors and manages the logistics of transport, storage and delivery to its customers. Typically, the used oil is sold in bulk to ensure the efficient delivery by truck, rail, or barge. In many cases, there are contractual procurement and sale agreements with the suppliers and customers, respectively. The Company believes these contracts are beneficial to all parties involved because they help ensure a minimum volume is procured from collectors, a minimum volume is sold to the customers, and the Company is insulated from inventory risk by a spread between the costs to acquire used oil and the revenues received from the sale and delivery of used oil. In addition, the Company operates its own re-refining operations at the Cedar Marine Terminal, in Baytown, Texas, which uses the Company’s proprietary Thermal Chemical Extraction Process (“TCEP”) technology to re-refine the used oil into marine fuel cutterstock (when such use makes economic sense) and a higher-value feedstock for further processing. The finished product can then be sold by barge as a fuel oil cutterstock and a feedstock component for major refineries. Through the operations at our Marrero, Louisiana facility, we produce a Vacuum Gas Oil (VGO) product from used oil re-refining which is then sold via barge to end users to utilize in a refining process or a fuel oil blend. Through the operations at our Columbus, Ohio facility, the ownership of 65% of which was transferred to Tensile in connection with the Heartland SPV (discussed below under “Note 6. Share Purchase, Subscription Agreements and Acquisition” - “Heartland Share Purchase and Subscription Agreement”), effective January 1, 2020, we produce a base oil finished product which is then sold via truck or rail car to end users for blending, packaging and marketing of lubricants.

Refining and Marketing

Through its Refining and Marketing segment, which has been operational since 2004, Vertex Energy aggregates used motor oil, petroleum distillates, transmix and other off-specification chemical products. These feedstock streams are purchased from pipeline operators, refineries, chemical processing facilities and third-party providers. The Company has a toll-based processing agreement in place with KMTEX, LLC. (“KMTEX”) to re-refine these feedstock streams, under the Company’s direction, into various end products. KMTEX uses industry standard processing technologies to re-refine the feedstock into pygas, gasoline blendstock and marine fuel cutterstock. The Company sells the re-refined products directly to end customers or to processing facilities for further refinement. In addition, we are distributing refined motor fuels such as gasoline, blended gasoline products and diesel used as engine fuels, to third party customers who typically resell these products to retailers and end consumers.

Recovery

Through its Recovery segment, Vertex Energy aggregates sales of ferrous and non-ferrous recyclable Metal(s) products that are recovered from manufacturing and consumption. It also includes trading/marketing of Group III Base Oils.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying Consolidated Financial Statements include the accounts of the Company, its wholly-owned subsidiaries, entities controlled by the Company through a greater than 50% voting interest and certain variable interest entities (“VIE”) for which the Company is the primary beneficiary. All intercompany transactions have been eliminated. For consolidated entities where the Company owns or is exposed to less than 100% of the economics, the Company records net income (loss) attributable to noncontrolling interests in the consolidated statements of operations equal to the percentage of the economic or ownership interest retained in such entities by the respective noncontrolling parties.

The Company assesses whether it is the primary beneficiary of a VIE at the inception of the arrangement and at each reporting date. This assessment is based on the Company’s power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and its obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The following is a description of the Company’s consolidated wholly-owned subsidiaries and consolidated VIEs:

•Cedar Marine Terminals, L.P. (“CMT”) operates a 19-acre bulk liquid storage facility on the Houston Ship Channel.  The terminal serves as a truck-in, barge-out facility and provides throughput terminal operations. CMT is also the site of the TCEP.

•Crossroad Carriers, L.P. (“Crossroad”) is a common carrier that provides transportation and logistical services for liquid petroleum products, as well as other hazardous materials and product streams.

•Vertex Recovery, L.P. (“Vertex Recovery”) is a generator solutions company for the recycling and collection of used oil and oil-related residual materials from large regional and national customers throughout the U.S.  It facilitates its services through a network of independent recyclers and franchise collectors.

•H&H Oil, L.P. (“H&H Oil”) collects and recycles used oil and residual materials from customers based in Austin, Baytown, Dallas, San Antonio and Corpus Christi, Texas.

•Vertex Refining, LA, LLC which owned a used oil re-refinery based in Marrero, Louisiana and also has assets in Belle Chasse, Louisiana, prior to the consummation of the MG Share Purchase in July 2019, as discussed below under “Note 6. Share Purchase, Subscription Agreements, and Acquisition” - “Myrtle Grove Share Purchase and Subscription Agreement.

•Vertex Refining, NV, LLC (“Vertex Refining”) is a base oil marketing and distribution company with customers throughout the United States.

•Vertex Recovery Management, LLC is currently buying and preparing ferrous and non-ferrous scrap intended for large haul barge sales.

•Vertex Refining, OH, LLC collects and re-refines used oil and residual materials from customers throughout the Midwest. Refinery operations are based in Columbus, Ohio with collection branches located in Norwalk, Ohio, Zanesville, Ohio, Ravenswood, West Virginia, and Mt. Sterling, Kentucky. Effective January 1, 2020, the ownership of 65% of the assets of Vertex OH, LLC were transferred to Tensile in connection with the Heartland SPV (discussed below under “Note 6. Share Purchase, Subscription Agreements, and Acquisition” - “Heartland Share Purchase and Subscription Agreement”).

•Vertex Refining Myrtle Grove LLC (“MG SPV”), is a special purpose entity formed to hold the Belle Chasse, Louisiana, re-refining complex, which entity is 85% owned by Vertex Operating.

•Crystal Energy, LLC (“Crystal”) purchases, stores, sells, and distributes refined motor fuels. These activities include the wholesale distribution of gasoline, blended gasoline, and diesel for use as engine fuel to operate automobiles, trucks, locomotives, and construction equipment.

•Vertex Energy Operating, LLC (“Vertex Operating”), is a holding company for various of the subsidiaries described above.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets to the same such amounts shown in the consolidated statements of cash flows.

	December 31, 2020	December 31, 2019
Cash and cash equivalents	$10,895,044	$4,099,655
Restricted cash	100,125	100,170
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$10,995,169	$4,199,825

The Company has placed $100,000 of restricted cash in a money market account, to serve as collateral for payment of a credit card.

Accounts Receivable

Accounts receivable represents amounts due from customers.  Accounts receivable are recorded at invoiced amounts, net of reserves and allowances, do not bear interest and are not collateralized.  The Company uses its best estimate to determine the required allowance for doubtful accounts based on a variety of factors, including the length of time receivables are past due, economic trends and conditions affecting its customer base, significant one-time events and historical write-off experience.  Specific provisions are recorded for individual receivables when we become aware of a customer’s inability to meet its financial obligations.  The Company reviews the adequacy of its reserves and allowances quarterly.

Receivable balances greater than 90 days past due are individually reviewed for collectability and if deemed uncollectible, are charged off against the allowance accounts after all means of collection have been exhausted and the potential for recovery is considered remote.  The allowance was $612,746 and $402,475 at December 31, 2020 and 2019, respectively.

Inventory

Inventories of products consist of feedstocks and refined petroleum products and are reported at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (“FIFO”) method. The Company reviews its inventory commodities whenever events or circumstances indicate that the value may not be recoverable.

Fixed Assets

Fixed assets are stated at historical costs. Depreciation of fixed assets placed in operations is provided using the straight-line method over the estimated useful lives of the assets. The policy of the Company is to charge amounts for major maintenance and repairs to expenses, and to capitalize expenditures for major replacements and betterments.

Internal-Use Software

The Company incurs costs related to internal-use software and cloud computing implementation costs, including purchased software and internally-developed software. Costs incurred in the planning and evaluation stage of internally-developed software and cloud computing development are expensed as incurred. Certain costs incurred and accumulated during the application development stage are capitalized and included within intangibles, net on the consolidated balance sheets. Amortization of internal-use software is recognized on a straight-line basis over the estimated useful life of the assets.

Cloud Computing Costs

The Company has non-cancellable cloud computing hosting arrangements for which it incurs implementation costs. Costs incurred in the planning and evaluation stage of the cloud computing hosting arrangement are expensed as incurred. Costs incurred during the application development stage related to implementation of the hosting arrangement are capitalized and included within prepaid expenses on the consolidated balance sheets. Amortization of implementation costs is recognized on a straight-line basis over the term of the associated hosting arrangement for each module or component of the related hosting arrangement when it is ready for its intended use. Amortization costs are presented in selling, general and administrative expense on the consolidated statements of operations.

Asset Retirement Obligations

The Company records a liability, which is referred to as an asset retirement obligation, at fair value for the estimated cost to retire a tangible long-lived asset at the time the Company incurs that liability, which is generally when the asset is purchased, constructed, or leased. The Company records the liability when it has a legal obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, the Company records the liability when sufficient information is available to estimate the liability’s fair value.

Intangible Assets

Intangible assets are amortized over their estimated useful lives. Amortizable intangible assets are reviewed at least annually to determine whether events and circumstances warrant a revision to the remaining period of amortization or an impairment.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting. The results of operations for the acquired entities are included in the Company’s consolidated financial results from their associated acquisition dates. The Company allocates the purchase price of acquisitions to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. A portion of the purchase price for certain of our acquisitions is contingent upon the realization of certain operating results. The fair values assigned to identifiable intangible assets acquired and contingent consideration were determined by third party specialists engaged by the Company on a case-by-case basis. The excess of the purchase price over the fair value of the identified assets and liabilities is recorded as goodwill. If the purchase price is under the fair value of the identified assets and liabilities, a bargain purchase is recognized and included in income from continuing operations.

Fair Value of Financial Instruments

Under the FASB ASC, the Company is permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. The Company has elected not to measure any eligible items using the fair value option. Consistent with the Fair Value Measurement Topic of the FASB ASC, the Company implemented guidelines relating to the disclosure of its methodology for periodic measurement of our assets and liabilities recorded at fair market value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Our Level 1 assets primarily include our cash and cash equivalents. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate their fair values due to the immediate or short-term maturities of these financial instruments.

Our Level 2 liabilities include our marked to market changes in the estimated value of our open derivative contracts held at the balance sheet date. The Company estimates the fair values of the crude oil swaps and collars based on published forward commodity price curves for the underlying commodity as of the date of the estimate for which published forward pricing is readily available. The determination of the fair values above incorporates various factors including the impact of the Company’s non-performance risk and the credit standing of the counterparty involved in the Company’s derivative contracts. In addition, the Company routinely monitors the creditworthiness of its counterparty.

Our Level 3 liabilities include our marked to market changes in the estimated value of our derivative warrants issued in connection with our Series B Preferred Stock and Series B1 Preferred Stock.

Nonfinancial assets and liabilities measured at fair value on a nonrecurring basis include certain nonfinancial assets and liabilities as may be acquired in a business combination and thereby measured initially at fair value.

Debt Issuance Costs

The Company follows the accounting guidance of ASC 835-30, Interest-Imputation of Interest, which requires that debt issuance costs related to a recognized debt liability be reported on the Consolidated Balance Sheet as a direct reduction from the carrying amount of that debt liability.

Revenue Recognition

We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. Revenue is recognized when our performance obligations under the terms of a contract with our customers are satisfied. Recognition occurs when the Company transfers control by completing the specified services at the point in time the customer benefits from the services performed or once our products are delivered. Revenue is measured as the amount of consideration we expect to receive in exchange for completing our performance obligations. Sales tax and other taxes we collect with revenue-producing activities are excluded from revenue. In the case of contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the relative stand-alone selling prices of the various goods and/or services encompassed by the contract. We do not have any material significant payment terms, as payment is generally due within 30 days after the performance obligation has been satisfactorily completed. The Company has elected the practical expedient to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that we otherwise would have recognized is one year or less. In applying the guidance in Topic 606, there were no judgments or estimates made that the Company deems significant.

The nature of the Company’s contracts give rise to certain types of variable consideration. The Company estimates the amount of variable consideration to include in the estimated transaction price based on historical experience, anticipated performance and its best judgment at the time and to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved.

From time to time, our fuel oil customers in our black oil segment may request that we store product at our facilities which they purchase from us. We recognize revenues for these “bill and hold” sales once the following criteria have been met: (1) there is a substantive reason for the arrangement, (2) the product is segregated and identified as the customer’s asset, (3) the product is ready for delivery to the customer, and (4) we cannot use the product or direct it to another customer.

Reclassification of Prior Year Presentation

Certain prior period amounts have been reclassified to conform to current period presentation. These reclassifications had no effect on the reported results of operations, stockholders’ equity or cash flows. The Company reclassified $5,356,277 of depreciation and amortization from operating expenses to a component of cost of revenues in the accompanying 2019 consolidated statement of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from these estimates. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Significant items subject to estimates and assumptions include the carrying amount and useful lives of property and equipment and intangible assets, impairment assessments, share-based compensation expense, and valuation allowances for accounts receivable, inventories, deferred tax assets, and redemption value of noncontrolling interest.

Leases

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 requires companies to recognize lease assets and lease liabilities on the balance sheet and disclose key information about leasing arrangements.  The Company adopted ASU No. 2016-02, Leases (Topic 842) effective January 1, 2019 and elected certain practical expedients which permit us to not reassess whether existing contracts are or contain leases, to not reassess the lease classification of any existing leases, to not reassess initial direct costs for any existing leases, and to not separate lease and nonlease components for all classes of underlying assets.  We also made an accounting policy election to keep leases with an initial term of 12 months or less off of the balance sheet for all classes of underlying assets. Additional information and disclosures required by this new standard are contained in “Note 18. Leases”.

Impairment of Long-Lived Assets

The Company evaluates the carrying value and recoverability of its long-lived assets when circumstances warrant such evaluation by applying the provisions of the FASB ASC regarding long-lived assets. It requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets.  Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company determined that no long-lived asset impairment existed at December 31, 2020 and 2019.

Income Taxes

The Company accounts for income taxes in accordance with the FASB ASC Topic 740. The Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and when temporary differences become deductible. The Company considers, among other available information, uncertainties surrounding the recoverability of deferred tax assets, scheduled reversals of deferred tax liabilities, projected future taxable income, and other matters in making this assessment.

As part of the process of preparing its consolidated financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. This process requires the Company to estimate its actual current tax liability and to assess temporary differences resulting from differing book versus tax treatment of items, such as deferred revenue, compensation and benefits expense and depreciation. These temporary differences result in deferred tax assets and liabilities, which are included within the Company’s consolidated balance sheet. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized and, when necessary, valuation allowances are established. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the level of historical taxable income, scheduled reversals of deferred taxes, projected future taxable income and tax planning strategies that can be implemented by the Company in making this assessment. If actual results differ from these estimates or the Company adjusts these estimates in future periods, the Company may need to adjust its valuation allowance, which could materially impact the Company’s consolidated financial position and results of operations.

Tax contingencies can involve complex issues and may require an extended period of time to resolve. Changes in the level of annual pre-tax income can affect the Company’s overall effective tax rate. Until all net operating losses are utilized, there is no impact on the effective tax rate. Furthermore, the Company’s interpretation of complex tax laws may impact its recognition and measurement of current and deferred income taxes.

The Company recognizes and measures a tax benefit from uncertain tax positions when it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company recognizes a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company adjusts these liabilities when its judgment changes as a result of the evaluation of new information not previously available. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate or future recognition of an unrecognized benefit. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined.

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the consolidated statements of operations. Accrued interest and penalties are included within deferred taxes, unrecognized tax benefits and other long-term liabilities line in the consolidated balance sheet.

Derivative Transactions

All derivative instruments are recorded on the accompanying balance sheets at fair value. Commodity derivative transactions are not designated as cash flow hedges under FASB ASC 815, Derivatives and Hedges. Accordingly, these commodity derivative contracts are marked-to-market and any changes in the estimated value of commodity derivative contracts held at the balance sheet date are recognized in the accompanying statements of operations as increases (losses) or decreases (gains) in cost of revenues. The derivative assets or liabilities are classified as either current or noncurrent assets or liabilities based on their anticipated settlement date. The Company nets derivative assets and liabilities for counterparties where it has a legal right of offset.

In accordance with ASC 815-40-25 and ASC 815-10-15, Derivatives and Hedging and ASC 480-10-25, Liabilities-Distinguishing from Equity, convertible preferred shares are accounted for net, outside of shareholders’ equity and warrants are accounted for as liabilities at their fair value during periods where they can be net cash settled in case of a change in control transaction. The warrants are accounted for as a liability at their fair value at each reporting period. The value of the derivative warrant liability will be re-measured at each reporting period with changes in fair value recorded in earnings. To derive an estimate of the fair value of these warrants, a Dynamic Black Scholes model is utilized which computes the impact of a possible change in control transaction upon the exercise of the warrant shares. This process relies upon inputs such as shares outstanding, our quoted stock prices, strike price and volatility assumptions to dynamically adjust the payoff of the warrants in the presence of the dilution effect.

Preferred Stock Classification

A mandatorily redeemable financial instrument shall be classified as a liability unless the redemption is required to occur only upon the liquidation or termination of the reporting entity. A financial instrument issued in the form of shares is mandatorily redeemable if it embodies an unconditional obligation requiring the issuer to redeem the instrument by transferring its assets at a specified or determinable date (or dates) or upon an event certain to occur. A financial instrument that embodies a conditional obligation to redeem the instrument by transferring assets upon an event not certain to occur becomes mandatorily redeemable-and, therefore, becomes a liability-if that event occurs, the condition is resolved, or the event becomes certain to occur. The Series B Preferred Stock and Series B1 Preferred Stock requires the Company to redeem such preferred stock on the fifth anniversary of the issuance of the Series B Preferred Stock and Series B1 Preferred Stock if the redemption would not be subject to the existing restrictions under the Company’s senior credit agreement and if the Company is not prohibited from completing such redemption under Nevada law. SEC reporting requirements provide that any possible redemption outside of the control of the Company requires the preferred stock to be classified outside of permanent equity.

Stock Based Compensation

The Company accounts for stock-based expense and activity in accordance with FASB ASC Topic 718, which establishes accounting for equity instruments exchanged for services. Under this topic, stock-based compensation costs are measured at the grant date, based on the calculated fair value of the award, and are recognized as an expense over both the employee and non-employee’s requisite service period, generally the vesting period of the equity grant.

The Company estimates the fair value of stock options using the Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the exercise price of the award, expected option term, expected volatility of the stock over the option’s expected term, risk-free interest rate over the option’s expected term, and the expected annual dividend yield. The Company believes that the valuation technique and approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of the stock options granted.

Earnings Per Share

Basic earnings per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the periods presented. The calculation of basic earnings per share for the years ended December 31, 2020 and December 31, 2019, respectively, includes the weighted average of common shares outstanding. Diluted net income (loss) per share is computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of common and common equivalent shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, stock options, warrants or convertible securities.

Redeemable Noncontrolling Interest

As more fully described in “Note 6. Share Purchase, Subscription Agreements and acquisitions”, the Company is party to put/call option agreements with the holder of MG SPV’s and Heartland SPV’s non-controlling interests. The put options permit MG SPV’s and Heartland SPV’s non-controlling interest holders, at any time on or after the earlier of (a) the fifth anniversary of the applicable closing date of such issuances and (ii) the occurrence of certain triggering events (an “MG Redemption” and “Heartland Redemption”, as applicable) to require MG SPV and Heartland SPV to redeem the non-controlling interest from the holder of such interest. Per the agreements, the cash purchase price for such redeemed Class B Units (MG SPV) and Class A Units (Heartland SPV) is the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking an MG SPV Redemption and Heartland SPV Redemption and Vertex Operating, LLC, our wholly-owned subsidiary (“Vertex Operating”) (provided that Vertex Operating still owns Class A Units (as to MG SPV) or Class B Units (as to Heartland SPV) on such date, as applicable) and (z) the original per-unit price for such Class B Units/Class A Units plus any unpaid Class A/Class B preference. The preference is defined as the greater of (A) the aggregate unpaid “Class B/Class A Yield” (equal to an annual return of 22.5% per annum) and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class B/Class A Unit holders. The agreements also permit the Company to acquire the non-controlling interest from the holders thereof upon certain events. Applicable accounting guidance requires an equity instrument that is redeemable for cash or other assets to be classified outside of permanent equity if it is redeemable (a) at a fixed or determinable price on a fixed or determinable date, (b) at the option of the holder, or (c) upon the occurrence of an event that is not solely within the control of the issuer. Based on this guidance, the Company has classified the MG SPV and Heartland SPV non-controlling interests between the liabilities and equity sections of the accompanying consolidated balance sheets. If an equity instrument subject to the guidance is currently redeemable, the instrument is adjusted to its maximum redemption amount at the balance sheet date. If the equity instrument subject to the guidance is not currently redeemable but it is probable that the equity instrument will become redeemable (for example, when the redemption depends solely on the passage of time), the guidance permits either of the following measurement methods: (a) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument using an appropriate methodology, or (b) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The amount presented in temporary equity should be no less than the initial amount reported in temporary equity for the instrument. Because the MG SPV and Heartland SPV equity instruments will become redeemable solely based on the passage of time, the Company determined that it is probable that the MG SPV and Heartland SPV equity instruments will become redeemable. The Company has elected to apply the second of the two measurement options described above. An adjustment to the carrying amount of a non-controlling interest from the application of the above guidance does not impact net loss in the consolidated financial statements. Rather, such adjustments are treated as equity transactions and adjustment to net loss in determining net loss available to common stockholders for the purpose of calculating earnings per share.

Variable Interest Entities

The Company determines whether each business entity in which it has equity interests, debt, or other investments constitutes a variable interest entity (“VIE”) based on consideration of the following criteria: (i) the entity lacks sufficient equity at-risk to finance its activities without additional subordinated financial support, or (ii) equity holders, as a group, lack the characteristics of a controlling financial instrument.

If an entity is determined to be a VIE, the Company then determines whether to consolidate the entity as the primary beneficiary. The primary beneficiary has both (i) the power to direct the activities that most significantly impact the VIE’s economic performance, and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the entity.

NOTE 3. REVENUES

Disaggregation of Revenue

The following table presents our revenues disaggregated by geographical market and source:

	Year ended December 31, 2020
	Black Oil	Refining & Marketing	Recovery	Total
Primary Geographical Markets
Northern United States	$31,218,855	$—	$—	$31,218,855
Southern United States	51,009,512	35,804,385	16,995,736	103,809,633
	$82,228,367	$35,804,385	$16,995,736	$135,028,488
Sources of Revenue
Base oil	$24,317,358	$—	$2,854,132	$27,171,490
Pygas	—	6,627,128	—	6,627,128
Industrial fuel	1,289,274	234,792	—	1,524,066
Distillates	—	28,942,465	—	28,942,465
Oil collection services	7,780,115	—	—	7,780,115
Metals	—	—	14,141,604	14,141,604
Other re-refinery products	5,842,731	—	—	5,842,731
VGO/Marine fuel sales	42,998,889	—	—	42,998,889
Total revenues	$82,228,367	$35,804,385	$16,995,736	$135,028,488

	Year ended December 31, 2019
	Black Oil	Refining & Marketing	Recovery	Total
Primary Geographical Markets
Northern United States	$42,195,020	$—	$—	$42,195,020
Southern United States	97,074,144	12,957,767	11,138,634	121,170,545
	$139,269,164	$12,957,767	$11,138,634	$163,365,565
Sources of Revenue
Base oil	$31,987,834	$—	$2,590,723	34,578,557
Pygas	—	10,873,699	—	10,873,699
Industrial fuel	6,841,302	2,029,371	—	8,870,673
Distillates	—	54,697	—	54,697
Oil collection services	5,650,687	—	—	5,650,687
Metals	—	—	8,472,556	8,472,556
Other re-refinery products	13,022,622	—	75,355	13,097,977
VGO/Marine fuel sales	81,766,719	—	—	81,766,719
Total revenues	$139,269,164	$12,957,767	$11,138,634	$163,365,565

NOTE 4. CONCENTRATIONS, SIGNIFICANT CUSTOMERS, COMMITMENTS AND CONTINGENCIES

The Company has concentrated credit risk for cash by maintaining deposits in one bank.  These balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  From time to time during the years ended December 31, 2020 and 2019, the Company’s cash balances exceeded the federally insured limits. No losses have been incurred relating to this concentration.

For the years ended December 31, 2020 and 2019, the Company’s revenues and receivables were comprised of the following customer concentrations:

	2020		2019
	% of Revenues	% of Receivables	% of Revenues	% of Receivables
Customer 1	33%	12%	40%	36%
Customer 2	10%	12%	8%	14%

At December 31, 2020 and 2019, and for the years then ended, the Company’s segment revenues were comprised of the following customer concentrations:

	% of Revenue by Segment 2020			% of Revenue by Segment 2019
	Black Oil	Refining	Recovery	Black Oil	Refining	Recovery
Customer 1	54%	—%	—%	47%	—%	—%
Customer 2	16%	—%	—%	10%	—%	—%
Customer 3	—%	—%	—%	10%	—%	—%

As of and for the year ended December 31, 2020, the Company had one vendor which accounted for 24% of total purchases and 26% of total payables. No vendor represented 10% or more of total purchases or payables as of and for the year ended December 31, 2019.

The Company’s revenue, profitability and future rate of growth are substantially dependent on prevailing prices for petroleum-based products. Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future. A substantial or extended decline in such prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows, and access to capital and on the quantities of petroleum-based products that the Company can economically produce.

Business commitment:

On June 5, 2016, the Company and Penthol LLC reached an agreement for the Company to act as Penthol’s exclusive agent to market and promote Group III base oil from the United Arab Emirates to the United States. The Company also agreed to provide logistical support. The start-up date was July 25, 2016, with a 5-year term through 2021. Over the Company’s objection, Penthol terminated the Agreement effective January 19, 2021. The Company and Penthol are currently involved in litigation involving such termination and related matters as described below.

Litigation:

The Company, in its normal course of business, is involved in various other claims and legal action. In the opinion of management, the outcome of these claims and actions will not have a material adverse impact upon the financial position of the Company. We are currently party to the following material litigation proceedings:

Vertex Refining LA, LLC (“Vertex Refining LA”), the wholly-owned subsidiary of Vertex Operating was named as a defendant, along with numerous other parties, in five lawsuits filed on or about February 12, 2016, in the Second Parish Court for the Parish of Jefferson, State of Louisiana, Case No. 121749, by Russell Doucet et. al., Case No. 121750, by Kendra Cannon et. al., Case No. 121751, by Lashawn Jones et. al., Case No. 121752, by Joan Strauss et. al. and Case No. 121753, by Donna Allen et. al. The suits relate to alleged noxious and harmful emissions from our facility located in Marrero, Louisiana. The suits seek damages for physical and emotional injuries, pain and suffering, medical expenses and deprivation of the use and enjoyment of plaintiffs’ homes. We intend to vigorously defend ourselves and oppose the relief sought in the complaints, provided that at this stage of the litigation, the Company has no basis for determining whether there is any likelihood of material loss associated with the claims and/or the potential and/or the outcome of the litigation.

On November 17, 2020, Vertex filed a lawsuit against Penthol LLC (“Penthol”) in the District Court for the 61st Judicial District, Harris County, Texas (Cause No. 2020-65269), for breach of contract and simultaneously sought a Temporary Injunction enjoining Penthol from, among other things, circumventing Vertex in violation of the terms of that certain June 5, 2016 Sales Representative and Marketing Agreement entered into between Vertex Operating and Penthol (the “Penthol Agreement”). On February 8, 2021, Penthol filed a complaint against Vertex Operating with the Federal District Court for the Southern District of Texas Houston Division; Civil Action No. 4:21-CV-416 (the “Complaint”). Because the issues raised in the Complaint largely mirror those in the then pending state court action in the District Court of Harris County Texas, 61st Judicial District Court, the state court action was removed to federal court and combined with the pending federal court action. Penthol’s Complaint seeks damages from Vertex Operating for alleged violations of the Sherman Act, breach of contract, business disparagement, and misappropriation of trade secrets under the Defend Trade Secrets Act and Texas Uniform Trade Secrets Act. Penthol is seeking a declaration that the Penthol Agreement is invalid, unenforceable and was terminated on January 27, 2021, or that Penthol’s actions are excused due to Vertex’s breach of such agreement; that Vertex has materially breached the agreement; an injunction that prohibits enforcement of the agreement, Vertex from using Penthol’s trade secrets, and requires Vertex to return any of Penthol’s trade secrets; awards of actual, treble, consequential and exemplary damages, attorneys’ fees and costs of court; and other relief to which it may be entitled. Vertex contends the claims made by Penthol are completely without merit, and that the termination of the Penthol Agreement was wrongful and resulted in damages to Vertex that it will seek to recover. Further, Vertex contends that the termination of the Penthol Agreement by Penthol constitutes a breach by Penthol under the express terms of the Penthol Agreement, and that Vertex remains entitled to payment of the amounts due Vertex under the Penthol Agreement for unpaid commissions and unpaid performance incentives. On March 2, 2021, Vertex filed a Motion to Dismiss Penthol’s lawsuit with the court. Vertex plans to seek the recovery of its legal fees and costs incurred in enforcing its rights under the terms of the Penthol Agreement. Vertex disputes Penthol’s allegations of wrongdoing and intends to vigorously defend itself in this matter.

We cannot predict the impact (if any) that any of the matters described above may have on our business, results of operations, financial position, or cash flows. Because of the inherent uncertainties of such matters, including the early stage and lack of specific damage claims in the Penthol matter, we cannot estimate the range of possible losses from them (except as otherwise indicated).

Related Parties

The Company has a Related Party Transaction committee including at least two independent directors who review and pre-approve all related party transactions.

From time to time, the Company consults with a related party law firm. During the years ended December 31, 2020 and 2019, we paid $62,185 and $100,683, respectively, to such law firm for services rendered.

NOTE 5. FIXED ASSETS, NET

Fixed assets consist of the following:

	Useful Life (in years)	December 31, 2020	December 31, 2019
Equipment	7-20	$44,530,966	$42,879,308
Furniture and fixtures	7	108,896	108,896
Leasehold improvements	15	2,442,190	2,434,690
Office equipment	5	1,235,545	1,213,865
Vehicles	5	9,438,325	7,114,001
Building	20	274,203	274,203
Construction in progress		14,663,876	12,361,034
Land		3,083,551	3,083,551
Total fixed assets		75,777,552	69,469,548
Less accumulated depreciation		(29,337,036)	(24,708,151)
Net fixed assets		$46,440,516	$44,761,397

Depreciation expense was $4,757,855 and $5,189,331 for the years ended December 31, 2020 and 2019, respectively.

Construction in progress is related to refining equipment at our various facilities.

Asset Retirement Obligations:

The Company has asset retirement obligations with respect to certain of its refinery assets due to various legal obligations to clean and/or dispose of various component parts of each refinery at the time they are retired. However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded. It is the Company’s practice and current intent to maintain its refinery assets and continue making improvements to those assets based on technological advances. As a result, the Company believes that its refinery assets have indeterminate lives for purposes of estimating asset retirement obligations because dates, or ranges of dates, upon which the Company would retire refinery assets cannot reasonably be estimated. When a date or range of dates can reasonably be estimated for the retirement of any component part of a refinery, the Company estimates the cost of performing the retirement activities and records a liability for the fair value of that cost using established present value techniques.

NOTE 6. SHARE PURCHASE, SUBSCRIPTION AGREEMENTS, AND ACQUISITION

Myrtle Grove Share Purchase and Subscription Agreement

Amounts received by MG SPV from its direct sale of Class B Units to Tensile-Myrtle Grove Acquisition Corporation (“Tensile-MG”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”) may only be used for additional investments in the Company’s former Belle Chasse, Louisiana, re-refining complex (the “MG Refinery”) or for day-to-day operations at the MG Refinery. At December 31, 2020, $1.4 million reported as cash and cash equivalents on the balance sheet is restricted to MG Refinery investments or operating expenses.

The Class B Unit holders may force MG SPV to redeem the outstanding Class B Units at any time on or after the earlier of (a) the fifth anniversary of July 26, 2019 (the “MG Closing Date”) and (ii) the occurrence of a Triggering Event (defined below)(an “MG Redemption”). The cash purchase price for such redeemed Class B Units is the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking an MG Redemption and Vertex Operating (provided that Vertex Operating still owns Class A Units on such date) and (z) the original per-unit price for such Class B Units plus any unpaid Class B preference. The preference is defined as the greater of (A) the aggregate unpaid “Class B Yield” (equal to an annual return of 22.5% per annum) and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class B Unit holders. MG SPV did not pay the preferential yield during the year ended December 31, 2020. “Triggering Events” mean (a) any dissolution, winding up or liquidation of the Company, (b) any sale, lease, license or disposition of any material assets of the Company, (c) any transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) involving the Company, the result of which is that the holders of the voting securities of the relevant entity as of the Closing Date are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of transactions, directly or indirectly, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the entity, subject to certain other requirements set forth in the MG Company Agreement, (d) the failure to consummate the Heartland Closing (defined below) by June 30, 2020 (a “Failure to Close”), provided that such Heartland Closing was consummated by June 30, 2020, (e) the failure of the Company to operate MG SPV in good faith with appropriate resources, or (f) the material failure of the Company and its affiliates to comply with the terms of the contribution agreement, whereby the Company contributed assets and operations to MG SPV. No triggering events occurred during the year ended December 31, 2020.

Myrtle Grove Redeemable Noncontrolling Interest

As a result of the Share Purchase and Subscription Agreement (the “MG Share Purchase”), Tensile, through Tensile-Myrtle Grove Acquisition Corporation, acquired an approximate 15.58% ownership interest in Vertex Refining Myrtle Grove LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle in connection with the transactions. This is considered a redeemable noncontrolling equity interest, as it is redeemable in the future and not solely within our control.

The initial carrying amount that is recognized in temporary equity for redeemable noncontrolling interests is the initial carrying amount determined in accordance with the accounting requirements for noncontrolling interests in ASC 810-10. In accordance with ASC 810-10-45-23, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary are accounted for as equity transactions. Therefore, the Company recognized no gain or loss in consolidated net income and the carrying amount of the noncontrolling interest was adjusted to reflect the change in our ownership interest of the subsidiary. The difference of $970,809 between the fair value of the consideration received of $3,150,000 and the carrying amount of the noncontrolling interest determined in accordance with ASC 810-10 of $2,179,191, was recognized in additional paid in capital.

After initial recognition, in accordance with ASC 480-10-S99-3A, the Company applied a two-step approach to measure noncontrolling interests associated with MG SPV at the balance sheet date. First, the Company applied the measurement guidance in ASC 810-10 by attributing a portion of the subsidiary’s net loss of $176,774 to the noncontrolling interest. Second, the Company applied the subsequent measurement guidance in ASC 480-10-S99-3A, which indicates that the noncontrolling interest’s carrying amount is the higher of (1) the cumulative amount that would result from applying the measurement guidance in ASC 810-10 in the first step or (2) the redemption value. Pursuant to ASC 480-10-S99-3A, for a security that is probable of becoming redeemable in the future, the Company adjusted the carrying amount of the redeemable noncontrolling interests to what would be the redemption value assuming the security was redeemable at the balance sheet date. This adjustment of $1,181,550 increased the carrying amount of redeemable noncontrolling interests to the redemption value as of December 31, 2020, of $5,472,841. Adjustments to the carrying amount of redeemable noncontrolling interests to redemption value are reflected in accumulated deficit.

The table below presents the reconciliation of changes in redeemable noncontrolling interest during the years ended December 31, 2020 and 2019:

	2020	2019
Beginning balance	$4,396,894	$—
Capital contribution from non-controlling interest	—	3,150,000
Initial adjustment of carrying amount of non-controlling interest	—	(970,809)
Net loss attributable to redeemable non-controlling interest	(176,774)	(61,668)
Change in ownership	71,171	—
Accretion of non-controlling interest to redemption value	1,181,550	2,279,371
Ending balance	$5,472,841	$4,396,894

Heartland Share Purchase and Subscription Agreement

On January 17, 2020 (the “Heartland Closing Date”), Vertex Operating, Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile, and solely for the purposes of the Heartland Guaranty (defined below), the Company, and HPRM LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle in connection with the transactions, described in greater detail below (“Heartland SPV”), entered into a Share Purchase and Subscription Agreement (the “Heartland Share Purchase”).

Prior to entering into the Heartland Share Purchase, the Company transferred 100% of the ownership of Vertex Refining OH, LLC, its indirect wholly-owned subsidiary (“Vertex OH”) to Heartland SPV in consideration for 13,500 Class A Units, 13,500 Class A-1 Preferred Units and 11,300 Class B Units of Heartland SPV and immediately thereafter contributed 248 Class B Units to the Company’s wholly-owned subsidiary, Vertex Splitter Corporation, a Delaware corporation (“Vertex Splitter”), as a contribution to capital.

Vertex OH owned the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors.

Pursuant to the Heartland Share Purchase, Vertex Operating sold Tensile-Heartland the 13,500 Class A Units and 13,500 Class A-1 Preferred Units of Heartland SPV in consideration for $13.5 million. Also, on the Heartland Closing Date, Tensile-Heartland purchased 7,500 Class A Units and 7,500 Class A-1 Units in consideration for $7.5 million directly from Heartland SPV.

The approximate $7.5 million purchase amount and future free cash flows from the operation of Heartland SPV is being used to increase self-collections, maximize the throughput of the refinery, enhance the quality of the output and complete other projects.

Concurrently with the closing of the transactions described above, and pursuant to the terms of the Heartland Share Purchase, the Company, through Vertex Operating, purchased 1,000 newly issued Class A Units from MG SPV at a cost of $1,000 per unit ($1 million in aggregate). As a result of this transaction, MG SPV is owned 85.00% by Vertex Operating and 15.00% by Tensile-MG.

The Heartland Share Purchase provides Tensile-Heartland an option, exercisable at its election, at any time, subject to the terms of the Heartland Share Purchase, to purchase up to an additional 7,000 Class A-2 Preferred Units at a cost of $1,000 per Class A-2 Preferred Unit from Heartland SPV.

The Heartland SPV is currently owned 35% by Vertex Operating and 65% by Tensile-Heartland. Heartland SPV is managed by a five-member Board of Managers, of which three members are appointed by Tensile-Heartland and two are appointed by the Company. The Class A Units held by Tensile-Heartland are convertible into Class B Units as provided in the Limited Liability Company Agreement of Heartland SPV (the “Heartland Company Agreement”), based on a conversion price (initially one-for-one) which may be reduced from time to time if new Units of Heartland SPV are issued and will automatically convert into Series B Units upon certain events described in the Heartland Company Agreement.

The Class A-1 and A-2 Preferred Units (“Class A Preferred Units”), which are 100% owned by Tensile-Heartland, accrue a 22.5% per annum preferred return subject to terms of the Heartland Company Agreement (the “Class A Yield”).

Additionally, the Class A Unit holders (common and preferred) may force Heartland SPV to redeem the outstanding Class A Units at any time on or after the earlier of (a) the fifth anniversary of the Heartland Closing Date and (ii) the occurrence of a Heartland Triggering Event (defined below)(a “Heartland Redemption”). The cash purchase price for such redeemed Class A Unit will be the greater of (y) the fair market value of such units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the holders seeking Heartland Redemption and Vertex Operating (provided that Vertex Operating still owns Class B Units on such date) and (z) the original per-unit price for such Class A Units plus any unpaid Class A preference. The Class A preference is defined as the greater of (A) the aggregate unpaid Class A yield and (B) an amount equal to fifty percent (50%) of the aggregate capital invested by the Class A Unit holders through such Heartland Redemption date. “Heartland Triggering Events” include (a) any termination of an Administrative Services Agreement entered into with Tensile, pursuant to its terms and/or any material breach by us of the environmental remediation and indemnity agreement entered into with Tensile, (b) any dissolution, winding up or liquidation of the Company, (c) any sale, lease, license or disposition of any material assets of the Company, or (d) any transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) involving the Company, the result of which is that the holders of the voting securities of the relevant entity as of the Heartland Closing Date are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of transactions, directly or indirectly, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the entity, subject to certain other requirements set forth in the Heartland Company Agreement.

In the event that Heartland SPV fails to redeem such Class A Units within 180 days after a redemption is triggered, the Class A Yield is increased to 25% until such time as such redemption is completed (with such increase being effective back to the original date of a notice of redemption). In addition, in such event, the Class A Unit holders may cause Heartland SPV to initiate a process intended to result in a sale of Heartland SPV.

Distributions of available cash of Heartland SPV pursuant to the Heartland Company Agreement (including pursuant to liquidations of Heartland SPV), subject to certain exceptions set forth therein, are to be made (a) first, to the holders of the Class A Preferred Units, in an amount equal to the Class A preference; (b) second, the Class A Preferred Unit holders, together as a separate and distinct class, are entitled to receive an amount equal to the aggregate Heartland Invested Capital; (c) third, the Class B Unitholders (other than Class B Unitholders which received Class B Units upon conversion of Class A Preferred Units), together as a separate and distinct class, are entitled to receive all or a portion of any distribution equal to the sum of all distributions made under sections (a) and (b) above; and (d) fourth, to the holders of Units who are eligible to receive such distributions in proportion to the number of Units held by such holders.

The Heartland Share Purchase also provided for a guarantee by the Company to Tensile-Heartland of the payment obligations of Vertex Operating as set forth in the Heartland Share Purchase (the “Heartland Guaranty”).

Heartland Variable interest entity

The Company has assessed the Heartland SPV under the variable interest guidance in ASC 810. The Company determined that the Class A Units are not at risk due to a 22.5% preferred return and a redemption provision that, if elected, would require Heartland SPV to repurchase the Class A Units at their original cost plus the preferred return. The Company further determined that as a minority shareholder, holding only 35% of the voting rights, the Company does not have the ability to direct the activities of Heartland SPV that most significantly impact the entity’s performance. Based on this assessment, the Company concluded that Heartland SPV is a variable interest entity.

In assessing if the Company is the primary beneficiary of Heartland SPV, the Company determined that certain provisions of the Heartland Company Agreement prohibiting the transfer of its Class B Units result in the Class A Unit holders being related parties under the de facto agents criteria in ASC 810. The Company and the Class A Unit holders, as a group, have the power to direct the significant activities of Heartland SPV and the obligations to absorb the losses and the right to receive the benefits that could potentially be significant to Heartland SPV. The Company concluded that substantially all of the activities of Heartland SPV are conducted on its behalf, and not on behalf of the Class A Unit holders, the decision maker, thus the Company is the primary beneficiary and required to consolidate Heartland SPV in accordance with ASC 810.

The Company’s consolidated financial statements include the assets, liabilities and results of operations of Heartland SPV for which the Company is the primary beneficiary. The other equity holders’ interests are reflected in net loss attributable to noncontrolling interests and redeemable noncontrolling interest in the consolidated statements of income and redeemable noncontrolling interests in the consolidated balance sheets.

The following table summarizes the carrying amounts of Heartland SPV’s assets and liabilities included in the Company’s consolidated balance sheets at December 31, 2020:

December 31, 2020
Cash and cash equivalents	$7,890,886
Accounts receivable, net	3,591,468
Inventory	629,667
Prepaid expense and other current assets	926,203
Total current assets	13,038,224

Fixed assets, net	6,549,139
Finance lease right-of-use assets	1,031,353
Operating lease right-of-use assets	299,758
Intangible assets, net	1,064,624
Other assets	108,643
Total assets	$22,091,741

Accounts payable	$1,753,160
Accrued expenses	307,340
Finance lease liability-current	346,029
Operating lease liability-current	251,037
Total current liabilities	2,657,566

Finance lease liability-long term	643,446
Operating lease liability-long term	48,721
Total liabilities	$3,349,733

The assets of Heartland SPV may only be used to settle the obligations of Heartland SPV, and may not be used for other consolidated entities. The liabilities of Heartland SPV are non-recourse to the general credit of the Company’s other consolidated entities.

Heartland Redeemable Noncontrolling Interest

As a result of the Heartland Share Purchase (as defined and discussed above), Tensile, through Tensile-Heartland, acquired an approximate 65.00% ownership interest in Heartland SPV. This is considered a redeemable noncontrolling equity interest, as it is redeemable in the future and not solely within our control.

The initial carrying amount that is recognized in temporary equity for redeemable noncontrolling interests is the initial carrying amount determined in accordance with the accounting requirements for noncontrolling interests in ASC 810-10. In accordance with ASC 810-10-45-23, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary are accounted for as equity transactions. Therefore, the Company recognized no gain or loss in consolidated net income and the carrying amount of the noncontrolling interest was adjusted to reflect the change in our ownership interest of the subsidiary. The difference of $9,091,068 between the fair value of the consideration received of $21,000,000 and the carrying amount of the noncontrolling interest determined in accordance with ASC 810-10 of $11,908,932, was recognized in additional paid in capital.

After initial recognition, in accordance with ASC 480-10-S99-3A, the Company applied a two-step approach to measure noncontrolling interests associated with Heartland SPV at the balance sheet date. First, the Company applied the measurement guidance in ASC 810-10 by attributing a portion of the subsidiary’s net income of $276,209 to the noncontrolling interest. Second, the Company applied the subsequent measurement guidance in ASC 480-10-S99-3A, which indicates that the noncontrolling interest’s carrying amount is the higher of (1) the cumulative amount that would result from applying the measurement guidance in ASC 810-10 in the first step or (2) the redemption value. Pursuant to ASC 480-10-S99-3A, for a security that is probable of becoming redeemable in the future, the Company adjusted the carrying amount of the redeemable noncontrolling interests to what would be the redemption value assuming the security was redeemable at the balance sheet date.

This adjustment of $13,953,692 increased the carrying amount of redeemable noncontrolling interests to the redemption value as of December 31, 2020 of $26,138,833. Adjustments to the carrying amount of redeemable noncontrolling interests to redemption value are reflected in retained earnings.

The table below presents the reconciliation of changes in redeemable noncontrolling interest relating to Heartland SPV as of December 31, 2020.

December 31, 2020
Beginning balance	$—
Initial carrying amount of non-controlling interest	11,908,932
Net income attributable to redeemable non-controlling interest	276,209
Accretion of non-controlling interest to redemption value	13,953,692
Ending balance	$26,138,833

Crystal Energy, LLC

On June 1, 2020, the Company entered into and closed a Member Interest Purchase Agreement with Crystal Energy, LLC (“Crystal”) pursuant to which the Company agreed to buy all of the outstanding membership interests of Crystal for aggregate cash consideration of $1,822,690. This resulted in the recognition of $1,939,364 in accounts receivable, $976,512 in inventory, $14,484 in other current assets, and $1,107,670 in current liabilities. Upon the closing of the acquisition, Crystal became a wholly-owned subsidiary of the Company. The acquisition was accounted for as a business combination.

Crystal is an Alabama limited liability company that was organized on September 7, 2016, for the purpose of purchasing, storing, selling, and distributing refined motor fuels. These activities include the wholesale distribution of gasoline, blended gasoline, and diesel for use as engine fuel to operate automobiles, trucks, locomotives, and construction equipment. Crystal markets its products to third-party customers, and customers will typically resell these products to retailers, end use consumers, and others. These assets are used in our Refining segment.

The following table presents summarized results of operations of Crystal for the period from June 1, 2020 to December 31, 2020, and are included in the accompanying consolidated statement of operations for the year ended December 31, 2020.

Revenue	$28,942,465
Net loss	(205,054)

The following table presents unaudited pro forma results of operations reflecting the acquisition of Crystal as if the acquisition had occurred as of January 1, 2019. This information has been compiled from current and historical financial statements and is not necessarily indicative of the results that actually would have been achieved had the transaction occurred at the beginning of the periods presented or that may be achieved in the future.

	2020	2019
Revenue	$192,538,120	$261,669,500
Net loss	(11,881,125)	(5,724,176)

NOTE 7. INTANGIBLE ASSETS, NET

Components of intangible assets (subject to amortization) consist of the following items:

		December 31, 2020			December 31, 2019
	Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relations	5-8	$1,329,580	$1,050,945	$278,635	$1,329,580	$884,917	$444,663
Vendor relations	10	6,654,497	4,862,663	1,791,834	6,654,497	4,197,213	2,457,284
Trademark/Trade name	6-16	1,249,887	626,899	622,988	1,249,887	531,885	718,002
TCEP Technology/Patent	15	13,287,000	7,066,443	6,220,557	13,287,000	6,180,643	7,106,357
Non-compete agreements	3-5	196,601	179,720	16,881	196,601	168,200	28,401
Internally-developed software	3-5	538,322	71,776	466,546	489,093	—	489,093
		$23,255,887	$13,858,446	$9,397,441	$23,206,658	$11,962,858	$11,243,800

Intangible assets are amortized on a straight-line basis. We continually evaluate the amortization period and carrying basis of intangible assets to determine whether subsequent events and circumstances warrant a revised estimated useful life or reduction in value.

Total amortization expense of intangibles was $1,895,588 and $1,823,812 for the years ended December 31, 2020 and 2019, respectively.

Estimated future amortization expense is as follows:

2021	$1,895,588
2022	1,680,660
2023	1,323,276
2024	1,266,833
2025	1,078,630
Thereafter	2,152,454
$9,397,441

NOTE 8. ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following at December 31:

	2020	2019
Accounts receivable trade	$11,751,679	$12,540,553
Allowance for doubtful accounts	(612,746)	(402,475)
Accounts receivable trade, net	$11,138,933	$12,138,078

NOTE 9. LINE OF CREDIT AND LONG-TERM DEBT

Credit and Guaranty Agreement and Revolving Credit Facility with Encina Business Credit, LLC

Effective February 1, 2017, the Company entered into a Credit Agreement (as amended to date, the “EBC Credit Agreement”) with Encina Business Credit, LLC as agent (the “Agent” or “EBC”) and Encina Business Credit SPV, LLC and CrowdOut Capital LLC as lenders thereunder (the “EBC Lenders”). Pursuant to the EBC Credit Agreement, and the terms thereof, the EBC Lenders agreed to loan us up to $20 million, provided that the amount outstanding under the EBC Credit Agreement at any time cannot exceed 50% of the value of the Company’s operating plant facilities and related machinery and equipment.

Amounts borrowed under the EBC Credit Agreement bear interest at 12%, 13% or 14% per annum, based on the ratio of (a) (i) consolidated EBITDA for such applicable period minus (ii) capital expenditures made during such period, minus (iii) the aggregate amount of income taxes paid in cash during such period (but not less than zero) to (b) the sum of (i) debt service charges plus (ii) the aggregate amount of all dividend or other distributions paid on capital stock in cash for the most recently completed 12 month period (which ratio falls into one of the three following tiers: less than 1 to 1; from 1 to 1 to less than 1.45 to 1; or equal to or greater than 1.45 to 1, which together with the value below, determines which interest rate is applicable) and average availability under the Revolving Credit Agreement (defined below) (which falls into two tiers: less than $2.5 million and greater than or equal to $2.5 million, which together with the calculation above, determines which interest rate is applicable), as described in greater detail in the EBC Credit Agreement (increasing by 2% per annum upon the occurrence of an event of default). Interest on amounts borrowed under the EBC Credit Agreement is payable by us in arrears, on the first business day of each month, beginning on the first business day of the first full month following the closing, together with required $75,000 monthly principal repayments. We also have the right to make voluntary repayments of the amount owed under the EBC Credit Agreement in amounts equal to or greater than $100,000, from time to time. The interest rate is 13% at December 31, 2020.

The EBC Credit Agreement was originally to mature on February 1, 2020, and has since been extended until February 1, 2022, as discussed below, on which date we are required to repay the outstanding balance owed thereunder and any accrued and unpaid interest thereon.

The amounts borrowed under the EBC Credit Agreement are guaranteed by us and our subsidiaries pursuant to a Guaranty and Security Agreement (the “Guaranty and Security Agreement”), whereby we also pledged substantially all of our assets and all of the securities of our subsidiaries as collateral securing the amount due under the terms of the EBC Credit Agreement. We also provided EBC mortgages on our Marrero, Louisiana, and Columbus, Ohio facilities, the ownership of 65% of which was transferred to Tensile in connection with the Heartland SPV (discussed above under “Note 6. Share Purchase, Subscription Agreements and Acquisition” - “Heartland Share Purchase and Subscription Agreement”), effective January 1, 2020, to secure the repayment of outstanding amounts and agreed to provide mortgages on certain other real property to be delivered post-closing. The post-closing mortgage properties provided were in Baytown, Pflugerville and Corpus Christi, Texas.

The EBC Credit Agreement contains customary representations, warranties and requirements for the Company to indemnify the EBC Lenders and their affiliates. The EBC Credit Agreement also includes various covenants (positive and negative) binding upon the Company, including, prohibiting us from undertaking acquisitions or dispositions unless they meet the criteria set forth in the EBC Credit Agreement, not incurring any capital expenditures in amount exceeding $3 million in any fiscal year that the EBC Credit Agreement is in place, and requiring us to maintain at least $2.0 million of borrowing availability under the Revolving Credit Agreement (defined below) at any time ($1 million prior to December 31, 2020). As of December 31, 2020, the borrowing availability was $1,288,750, and the Company was in compliance with all covenants thereunder, following the Amendment and Waiver, discussed below.

The EBC Credit Agreement includes customary events of default for facilities of a similar nature and size as the EBC Credit Agreement, including if an event of default occurs under any agreement evidencing $500,000 or more of indebtedness of the Company; we fail to make any payment when due under any material agreement; subject to certain exceptions, any judgment is entered against the Company in an amount exceeding $500,000; and also provides that an event of default occurs if a change in control of the Company occurs, which includes if (a) Benjamin P. Cowart, the Company’s Chief Executive Officer, Chairman of the Board and largest shareholder, and Chris Carlson, the Chief Financial Officer of the Company, cease to own and control legally and beneficially, collectively, either directly or indirectly, equity securities in Vertex Energy, Inc., representing more than 15% of the combined voting power of all securities entitled to vote for members of the board of directors or equivalent on a fully-diluted basis, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group of securities representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding securities of Vertex Energy, Inc., or (c) during any period of 12 consecutive months, a majority of the members of the board of directors of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (collectively “Events of Default”). An event of default under the Revolving Credit Agreement (defined below), is also an event of default under the EBC Credit Agreement.

Effective February 1, 2017, we, Vertex Operating and substantially all of our operating subsidiaries entered into a Revolving Credit Agreement ( as amended to date, the “Revolving Credit Agreement”) with Encina Business Credit SPV, LLC as lender (“Encina”) and EBC as the administrative agent. Pursuant to the Revolving Credit Agreement, and the terms thereof, Encina agreed to loan us, on a revolving basis, up to $10 million, subject to the terms of the Revolving Credit Agreement and certain lending ratios set forth therein, which provide that the amount outstanding thereunder cannot exceed an amount equal to the total of (a) the lesser of (A) the value (as calculated in the Revolving Credit Agreement) of our inventory which are raw materials or finished goods that are merchantable and readily saleable to the public in the ordinary course of our business (“EBC Eligible Inventory”), net of certain inventory reserves, multiplied by 85% of the appraised value of EBC Eligible Inventory, or (B) the value (as calculated in the Revolving Credit Agreement) of EBC Eligible Inventory, net of certain inventory reserves, multiplied by 65%, subject to a ceiling of $4 million, plus (b) the face amount of certain accounts receivables (net of certain reserves applicable thereto) multiplied by 85% (subject to adjustment as provided in the Revolving Credit Agreement); minus (c) the then-current amount of certain reserves that the agent may determine necessary for the Company to maintain. At December 31, 2020, the maximum amount available to be borrowed was $1,288,750, based on the above borrowing base calculation.

Amounts borrowed under the Revolving Credit Agreement bear interest, subject to the terms of the Revolving Credit Agreement, at the one month LIBOR interest rate then in effect, subject to a floor of 0.25% (which interest rate is currently approximately 0.15% per annum), plus an additional 6.50% per annum (increasing by 2% per annum upon the occurrence of an event of default), provided that under certain circumstances amounts borrowed bear interest at the higher of (a) the “prime rate”; (b) the Federal Funds Rate, plus 0.50%; and (c) the LIBOR Rate for a one month interest period, plus 1.00%. Interest on amounts borrowed under the Revolving Credit Agreement is payable by us in arrears, on the first business day of each month, beginning on the first business day of the first full month following the closing.

The Revolving Credit Agreement was originally to mature on February 1, 2020, but has since been extended until February 1, 2022, as discussed below, on which date we are required to repay the outstanding balance owed thereunder and any accrued and unpaid interest thereon. Borrowings under a revolving credit agreement that contain a subjective acceleration clause and also require a borrower to maintain a lockbox with the lender (whereby lockbox receipts may be applied to reduce the amount outstanding under the revolving credit agreement) are considered short-term obligations. As a result, the debt is classified as a current liability at both December 31, 2020 and 2019.

The amounts borrowed under the Revolving Credit Agreement are guaranteed by us and our subsidiaries pursuant to a separate Guaranty and Security Agreement, similar to the EBC Credit Agreement, described in greater detail above. We also provided Encina mortgages on our Marrero, Louisiana, and Columbus, Ohio facilities, the ownership of 65% of which was transferred to Tensile in connection with the Heartland SPV (discussed above under “Note 6. Share Purchase, Subscription Agreements, and Acquisition” - “Heartland Share Purchase and Subscription Agreement”), effective January 1, 2020, to secure the repayment of outstanding amounts.

The Revolving Credit Agreement contains customary representations, warranties and requirements for the Company to indemnify Encina and its affiliates. The Revolving Credit Agreement also includes various covenants (positive and negative) binding upon the Company, including, prohibiting us from undertaking acquisitions or dispositions unless they meet the criteria set forth in the Revolving Credit Agreement, not incurring any capital expenditures in amount exceeding $3 million in any fiscal year that the Revolving Credit Agreement is in place ($4 million for 2020), and requiring us to maintain at least $2.0 million of borrowing availability (reduced to $1.0 million prior to December 31, 2020, pursuant to the amendments described below) under the Revolving Credit Agreement in any 30 day period. During the year ended December 31, 2020, the Company was not in compliant with the capital expenditure limitation; however, the non-compliance was waived pursuant to the Amendment and Waiver, discussed below.

The Revolving Credit Agreement includes customary events of default for facilities of a similar nature and size as the Revolving Credit Agreement, including the same Events of Default as are described above under the description of the EBC Credit Agreement.

The balance of the EBC Credit Agreement and the Revolving Credit Agreement as of December 31, 2020 are $5,433,000 and $133,446, respectively.

Credit Agreement Amendments

On April 24, 2020, (a) Encina Business Credit, LLC (“EBC”) and the lenders under our Revolving Credit Agreement with EBC (the “EBC Lenders”), and Vertex Operating, entered into a Fourth Amendment and Limited Waiver to Credit Agreement, effective on April 24, 2020, pursuant to which the EBC Lenders agreed to amend the EBC Credit Agreement; and (b) the EBC Lenders and Vertex Operating entered into a Fourth Amendment and Limited Waiver to ABL Credit Agreement, effective on April 24, 2020, pursuant to which the EBC Lenders agreed to amend the Revolving Credit Agreement (collectively, the “Waivers”). The Waivers amended the credit agreements to extend the due date of amounts owed thereunder from February 1, 2021 to February 1, 2022.

On August 7, 2020, the Company and Vertex Operating entered into a Fifth Amendment to Credit Agreement with EBC (the “Fifth Amendment”), which amended the EBC Credit Agreement to provide the Company up to a $2 million term loan to be used for capital expenditures (the “CapEx Loan”), which amounts may be requested from time to time by the Company, provided that not more than four advances of such amount may be requested, with each advance being not less than $500,000 (in multiples of $100,000). The amendment also provided that any prepayments of the EBC Credit Agreement would first be applied to the term loan and then to the CapEx Loan. The CapEx Loan bears interest at the rate of LIBOR (0.15% at December 31, 2020) plus 7%, or to the extent that LIBOR is not available, the highest of the prime rate and the Federal Funds Rate plus 0.50%, in each case, plus 6%. We are required to repay the CapEx Loan in monthly installments of 1/48th of the amount borrowed, each month that the CapEx Loan is outstanding, with a final balloon payment due at maturity. The obligation of EBC to fund the CapEx Loan is subject to customary conditions and requirements set forth in the Fifth Amendment, including the requirement that the Company has maintained daily availability under the ABL Credit Agreement greater than $1 million for the last thirty days, and that such availability would remain over $1 million, on a pro forma basis with such new loan. We are also required to provide the agent for the EBC Credit Agreement, a first priority security interest in the rolling stock collection assets or other assets acquired with the CapEx Loan. The CapEx Loan had a balance of $1,378,819 as of December 31, 2020.

On November 27, 2020, the Company, Vertex Operating, the Agent and the EBC Lenders, entered into a Fifth Amendment and Limited Waiver to Credit Agreement (the “Amendment and Waiver”), pursuant to which the Lenders agreed to amend the Revolving Credit Agreement, to (1) provide for the Lender’s waiver of an event of default which occurred under the Revolving Credit Agreement, relating solely to the Company exceeding the $3 million capital expenditure limitation for 2020 set forth in the Revolving Credit Agreement; (2) amend the capital expenditure limit set forth in the Revolving Credit Agreement to $4 million for 2020 (compared to $3 million previously) and $3 million thereafter; and (3) amended the minimum required availability under the Revolving Credit Agreement to be $1 million prior to December 31, 2020 (which amount was previously $2 million) and $2 million thereafter. Notwithstanding the technical default under the Revolving Credit Agreement discussed above, the Lenders did not take any action to accelerate amounts due under the Revolving Credit Agreement, such amounts due thereunder were not automatically accelerated in connection with the default, and as discussed above, such technical default was waived by the Lenders according to the Amendment and Waiver.

Loan Agreements

On May 4, 2020, the Company applied for a loan from Texas Citizens Bank in the principal amount of $4.22 million, pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020. On May 5, 2020, the Company received the loan funds. The Note is unsecured, matures on April 28, 2022, and bears interest at a rate of 1.00% per annum, payable monthly commencing in February 2021, following an initial deferral period as specified under the PPP. Under the terms of the PPP, the entire amount may be forgiven to the extent loan proceeds are used for qualifying expenses. As of the date of this report, the Company believes it has used the PPP funds for qualifying expenses.

On May 27, 2020, the Company entered into a loan contract security agreement with John Deere to finance the purchase of $152,643 of equipment. The Note matures on June 27, 2024, and bears interest at a rate of 2.45% per annum, payable monthly commencing on June 27, 2020. The payment of the note is secured by the equipment purchased.

Insurance Premiums

The Company financed insurance premiums through various financial institutions bearing interest at rates ranging from 4.00% to 4.90%. All such premium finance agreements have maturities of less than one year and have a balance of $1,183,543 at December 31, 2020 and $1,165,172 at December 31, 2019.

Finance Leases

On April 2, 2020, the Company obtained one finance lease with payments of $9,322 per month for three years and on July 28, 2020, the Company entered into another finance lease with payments of $3,545 per month for three years. The amount of the finance lease obligations related to these leases is $380,829 at December 31, 2020.

On May 22, 2020, the Company entered into one finance lease. Payments are $15,078 per month for three years and the amount of the finance lease obligation is $450,564 at December 31, 2020.

During April and May 2019, the Company obtained five finance leases. Payments are approximately $ 11,710 per month for five years and the amount of the finance lease is $436,411 at December 31, 2020.

On March 1, 2018, the Company obtained one finance lease. Payments are $908 per month for three years and the amount of the finance lease obligation is $1,804 at December 31, 2020.

On May 29, 2018, the Company obtained one finance lease. Payments are $26,305 per quarter for four years and the amount of the finance lease obligation is $172,235 at December 31, 2020.

The Company’s outstanding debt as of December 31, 2020 and December 31, 2019 is summarized as follows:

Creditor	Loan Type	Origination Date	Maturity Date	Loan Amount	Balance on December 31, 2020	Balance on December 31, 2019
Encina Business Credit, LLC	Term Loan	February 1, 2017	February 1, 2022	$20,000,000	$5,433,000	$13,333,000
Encina Business Credit SPV, LLC	Revolving Note	February 1, 2017	February 1, 2022	$10,000,000	133,446	3,276,230
Encina Business Credit, LLC	Capex Loan	August 7, 2020	February 1, 2022	$2,000,000	1,378,819	—
AVT Equipment Lease-Ohio	Finance Lease	April 2, 2020	April 2, 2023	$337,155	380,829	—
AVT Equipment Lease-HH	Finance Lease	May 22, 2020	May 22, 2023	$551,609	450,564	—
John Deere Note	Note	May 27, 2020	June 27, 2024	$152,643	131,303	—
Texas Citizens Bank	PPP Loan	May 5, 2020	April 28, 2022	$4,222,000	4,222,000	—
Tetra Capital Lease	Finance Lease	May, 2018	May, 2022	$419,690	172,235	264,014
Wells Fargo Equipment Lease-VRM LA	Finance Lease	March, 2018	March, 2021	$30,408	1,804	12,341
Wells Fargo Equipment Lease-Ohio	Finance Lease	April-May, 2019	April-May, 2024	$621,000	436,411	551,260
Various institutions	Insurance premiums financed	Various	< 1 year	$2,902,428	1,183,543	1,165,172
Total					13,923,954	18,602,017
Deferred finance costs					—	(47,826)
Total, net of deferred finance costs					$13,923,954	$18,554,191

Future maturities of debt are summarized as follows:

Creditor	2021	2022	2023	2024	2025	Thereafter
Encina Business Credit, LLC	$900,000	$4,533,000	$—	$—	$—	$—
Encina Business Credit SPV, LLC	133,446	—	—	—	—	—
Encina Business Credit, LLC	368,867	1,009,952	—	—	—	—
AVT Equipment Lease-Ohio	126,965	138,162	115,702	—	—	—
AVT Equipment Lease-HH	148,398	161,487	140,679	—	—	—
John Deere Note	37,299	37,225	39,173	17,606	—	—
Texas Citizens Bank	1,877,461	2,344,539	—	—	—	—
Tetra Capital Lease	98,167	74,068	—	—	—	—
Wells Fargo Equipment Lease-VRM LA	1,804	—	—	—	—	—
Wells Fargo Equipment Lease-Ohio	120,896	127,265	133,968	54,282	—	—
Various institutions	1,183,543	—	—	—	—	—
Totals	$4,996,846	$8,425,698	$429,522	$71,888	$—	$—

NOTE 10. INCOME TAXES

The components of income tax (benefit) expense for the years ended December 31, 2020 and 2019 are as follows:

	December 31, 2020	December 31, 2019
Current federal tax (expense)/benefit	$(69,000)	$(68,606)
Deferred federal tax (expense)/benefit	69,000	68,606
Total federal tax (expense)/benefit	$—	$—

Reconciliation between the amount determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations and income tax expense presented in the accompanying consolidated statements of operations was as follows for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Statutory tax on book income	$(2,393,000)	$(1,152,000)
Permanent differences	7,000	139,000
Change in derivative liability	(344,000)	102,000
Tensile transaction gain	1,745,000	210,000
Change in valuation allowance	904,000	1,344,000
Prior year return true up	81,000	(643,000)
Income tax expense (benefit)	$—	$—

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2020 and 2019 are presented below:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Alternative minimum tax credits	$—	$69,000
Accrued bonus and stock based compensation	403,000	386,000
Basis of intangible assets	1,406,000	1,687,000
Bad debt reserve	120,000	85,000
Contribution carryover	41,000	38,000
Interest expense carryforward	—	487,000
Net operating loss carry forwards	15,168,000	13,682,000
Less valuation allowance	(14,357,000)	(13,453,000)
Total deferred tax assets	$2,781,000	$2,981,000

	December 31, 2020	December 31, 2019
Deferred tax liabilities:
Basis of fixed assets	$(2,163,000)	$(2,788,000)
Contingent liability	—	—
Partnership income	(618,000)	(124,000)
Total deferred tax liabilities	$(2,781,000)	$(2,912,000)

Net deferred tax assets	$—	$69,000

The Company provides a valuation allowance when it is more likely than not that some portion of the deferred tax assets will not be realized. Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets. Based on this evaluation, as of December 31, 2020 and 2019, valuation allowances of approximately $14,357,000 and $13,453,000, respectively, has been recorded to reduce net deferred tax assets to an amount that management believes is more than likely not to be realized.

The Company is subject to examination by Federal and State tax authorities for fiscal years 2017 through 2020, except for utilization of net operating losses.

At December 31, 2020, the Company had federal net operating loss carry-forwards (“NOLs”) of approximately $72.1 million acquired as part of the April 2009 merger between World Waste Technologies, Inc. and the Company’s wholly-owned subsidiary Vertex Merger Sub, LLC and subsequent operating losses incurred by the Company. IRC Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes against future U.S. taxable income in the event of a change in ownership. The net operating loss carry-forwards at December 31, 2020 reflect a reduction of approximately $31.6 million as a result of an ownership change triggering event in May 2016, as defined under IRC Section 382. The net operating loss carryforward will begin to expire in 2026. Those arising in tax years after 2017 will never expire.

NOTE 11. STOCK BASED COMPENSATION

The stock based compensation cost that has been charged against income by the Company was $656,111 and $642,840 for the years ended December 31, 2020 and 2019, respectively, for options awarded by the Company.

Stock option activity for the years ended December 31, 2020 and 2019 is summarized as follows:

OPTIONS ISSUED FOR COMPENSATION:	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Grant Date Fair Value
Outstanding at December 31, 2018	3,460,750	$2.05	3.50	$3,469,298
Options granted	1,150,000	1.40	8.76	1,148,662
Options exercised	(112,500)	0.46	—	(41,789)
Options cancelled/forfeited/expired	(80,000)	0.46	—	(28,800)
Outstanding at December 31, 2019	4,418,250	$1.95	6.25	$4,547,371
Vested at December 31, 2019	2,383,625	$2.50	4.84	$2,625,779
Exercisable at December 31, 2019	2,383,625	$2.50	4.84	$2,625,779

Outstanding at December 31, 2019	4,418,250	$1.95	6.25	$4,547,371
Options granted	686,038	0.81	7.51	355,404
Options exercised	—	—	—	—
Options cancelled/forfeited/expired	—	—	—	—
Outstanding at December 31, 2020	5,104,288	$1.80	5.55	$4,902,775
Vested at December 31, 2020	3,096,000	$2.14	4.46	$3,110,775
Exercisable at December 31, 2020	3,096,000	$2.14	4.46	$3,110,775

On June 19, 2020, the Board of Directors approved the grant to three employees and one officer/director (Benjamin P. Cowart, the Company’s Chief Executive Officer) of options to purchase an aggregate of 416,885 and 269,153 shares of common stock, respectively, at an exercise price of $0.78 and $0.86 per share, respectively, with a ten year and five year term, respectively (subject to continued employment/directorship), vesting at the rate of 1/4th of such options per year on the first four anniversaries of the grant date, under our 2019 Stock Incentive Plan, as amended, in consideration for services rendered and to be rendered to the Company. The grant date fair value is $355,404 which amount is being amortized at the rate of $7,404 per month starting in July 2020.

On October 9, 2019, the Board of Directors granted one employee options to purchase an aggregate of 75,000 shares of common stock at an exercise price of $1.13 per share with a 5-year term (subject to continued employment), vesting at the rate of 1/4th of such options per year on the first 4 anniversaries of the grant date, under our 2013 Stock Incentive Plan, as amended, in consideration for services rendered and to be rendered to the Company. The grant date fair value is $65,293 which amount is being amortized at the rate of $1,360 per month.

On October 29, 2019, the Board of Directors granted the same employee above options to purchase an aggregate of 125,000 shares of common stock at an exercise price of $1.00 per share with a 5-year term (subject to continued employment), vesting at the rate of 1/4th of such options per year on the first 4 anniversaries of the grant date, under our 2019 Equity Incentive Plan, in consideration for services rendered and to be rendered to the Company. The grant date fair value is $93,471 which amount is being amortized at the rate of $1,947 per month.

On May 20, 2019, the Board of Directors granted 12 employees, 1 officer/director (Benjamin P. Cowart, the Company’s Chief Executive Officer), and 5 board members options to purchase an aggregate of 487,000, 163,000 and 300,000 shares of common stock, respectively, at an exercise price of $1.45, $1.60, and $1.45 per share, respectively, with a ten year, five year, and ten year term, respectively (subject to continued employment/directorship), vesting at the rate of 1/4th of such options per year on the first 4 anniversaries of the grant date, under our 2013 Stock Incentive Plan, as amended, in consideration for services rendered and to be rendered to the Company. The grant date fair value is $989,898 which amount is being amortized at the rate of $20,623 per month.

A summary of the Company’s stock warrant activity and related information for the years ended December 31, 2020 and 2019 is as follows:

WARRANTS ISSUED AND OTHER THAN SERIES B AND B1 PREFERRED STOCK:	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Grant Date Fair Value
Outstanding at December 31, 2018	219,868	$3.01	0.93	$140,249
Warrants granted	1,500,000	2.25	9.70	1,496,372
Warrants exercised	—	—	—	—
Warrants canceled/forfeited/expired	(219,868)	3.01	—	(140,249)
Warrants at December 31, 2019	1,500,000	$2.25	9.70	$1,496,372
Vested at December 31, 2019	—	$—	0.00	$—
Exercisable at December 31, 2019	—	$—	0.00	$—

Outstanding at December 31, 2019	1,500,000	$2.25	9.70	$1,496,372
Warrants granted	—	—	—	—
Warrants exercised	—	—	—	—
Warrants canceled/forfeited/expired	—	—	—	—
Warrants at December 31, 2020	1,500,000	$2.25	8.70	$1,496,372
Vested at December 31, 2020	—	$—	0.00	$—
Exercisable at December 31, 2020	—	$—	0.00	$—

See “Note 14. Preferred Stock and Temporary Equity” for a description of the warrants that were granted in conjunction with our Series B and B1 Preferred stock.

NOTE 12. EARNINGS PER SHARE

Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the periods presented. The calculation of basic earnings per share for the years ended December 31, 2020 and December 31, 2019, respectively, includes the weighted average of common shares outstanding.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, stock options, warrants or convertible securities.  Due to their anti-dilutive effect, the calculation of diluted earnings per share for the years ended December 31, 2020 and December 31, 2019 excludes: 1) options to purchase 5,104,288 and 4,418,250 shares, respectively, of common stock, 2) warrants to purchase 4,600,921 and 8,633,188 shares, respectively, of common stock, 3) Series B Preferred Stock which is convertible into 4,102,690 and 3,826,055 shares, respectively, of common stock, 4) Series B1 Preferred Stock which is convertible into 7,399,649 and 9,028,085 shares, respectively, of common stock, and 5) Series A Preferred Stock which is convertible into 419,859 shares of common stock.

The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the years ended December 31, 2020 and 2019:

	2020	2019
Basic loss per Share
Numerator:
Net loss available to common shareholders	$(30,762,264)	$(11,445,628)
Denominator:
Weighted-average common shares outstanding	45,509,470	40,988,946
Basic loss per share	$(0.68)	$(0.28)

Diluted Earnings per Share
Numerator:
Net loss available to common shareholders	$(30,762,264)	$(11,445,628)
Denominator:
Weighted-average shares outstanding	45,509,470	40,988,946
Effect of dilutive securities
Stock options and warrants	—	—
Preferred stock	—	—
Diluted weighted-average shares outstanding	45,509,470	40,988,946
Diluted loss per share	$(0.68)	$(0.28)

NOTE 13. COMMON STOCK

The total number of authorized shares of the Company’s common stock is 750,000,000 shares, $0.001 par value per share. As of December 31, 2020 and December 31, 2019, there were 45,554,841 and 43,395,563, respectively, shares of common stock issued and outstanding.

Each share of the Company’s common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Company’s board of directors. No holder of any shares of the Company’s common stock has a preemptive right to subscribe for any of the Company’s securities, nor are any shares of the Company’s common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company and after payment of creditors and preferred shareholders of the Company, if any, the assets of the Company will be divided pro rata on a share-for-share basis among the holders of the Company’s common stock. Each share of the Company’s common stock is entitled to one vote. Shares of the Company’s common stock do not possess any cumulative voting rights.

During the year ended December 31, 2020, the Company issued 2,159,278 shares of common stock in connection with the conversion of Series B1 Preferred Stock, pursuant to the terms of such securities.

During the year ended December 31, 2019, the Company issued 1,642,317 shares of common stock in connection with the conversion of Series B1 Preferred Stock, pursuant to the terms of such securities. In addition, the Company issued 1,500,000 shares of common stock pursuant to the provisions of a subscription agreement entered into with Tensile. Also, the Company issued 12,500 shares of common stock in connection with the cashless exercise of options. Finally, the Company issued 65,925 shares of common stock in connection with the exercise of options for cash.

NOTE 14.  PREFERRED STOCK AND TEMPORARY EQUITY

The total number of authorized shares of the Company’s preferred stock is 50,000,000 shares, $0.001 par value per share. The total number of designated shares of the Company’s Series A Preferred Stock is 5,000,000 (“Series A Preferred”).  The total number of designated shares of the Company’s Series B Preferred Stock is 10,000,000. The total number of designated shares of the Company’s Series B1 Preferred Stock is 17,000,000. As of December 31, 2020 and December 31, 2019, there were 419,859 shares of Series A Preferred Stock issued and outstanding. As of December 31, 2020 and December 31, 2019, there were 4,102,690 and 3,826,055 Series B Preferred shares issued and outstanding, respectively. As of December 31, 2020 and December 31, 2019, there were 7,399,649 and 9,028,085 shares of Series B1 Preferred Stock issued and outstanding, respectively. There were no shares of Series C Preferred Stock issued or outstanding as of December 31, 2020 or 2019.

Series A Preferred

Holders of outstanding shares of Series A Preferred are entitled to receive dividends, when, as, and if declared by our Board of Directors. No dividends or similar distributions may be made on shares of capital stock or securities junior to our Series A Preferred until dividends in the same amount per share on our Series A Preferred have been declared and paid. In connection with a liquidation, winding-up, dissolution or sale of the Company, each share of our Series A Preferred is entitled to receive $1.49 prior to similar liquidation payments due on shares of our common stock or any other class of securities junior to the Series A Preferred. Shares of Series A Preferred are not entitled to participate with the holders of our common stock with respect to the distribution of any remaining assets of the Company.

Each share of Series A Preferred is entitled to that number of votes equal to the number of whole shares of common stock into which it is convertible. Generally, holders of our common stock and Series A Preferred vote together as a single class.

Shares of Series A Preferred automatically convert into shares of our common stock on the earliest to occur of the following:

●The affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Series A Preferred;

●If the closing market price of our common stock averages at least $15.00 per share over a period of 20 consecutive trading days and the daily trading volume averages at least 7,500 shares over such period;

●If we consummate an underwritten public offering of our securities at a price per share not less than $10.00 and for a total gross offering amount of at least $10 million; or

●If a sale of the Company occurs resulting in proceeds to the holders of Series A Preferred of a per share amount of at least $10.00.

Each share of Series A Preferred converts into one share of common stock, subject to adjustment.

Series B Preferred Stock and Temporary Equity

Dividends on our Series B Preferred Stock accrue at an annual rate of 6% of the original issue price of the preferred stock ($3.10 per share), subject to increase under certain circumstances, and are payable on a quarterly basis. The dividends are payable by the Company, at the Company’s election, in registered common stock of the Company (if available) or cash. In the event dividends are paid in registered common stock of the Company, the number of shares payable will be calculated by dividing (a) the accrued dividend by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination (the “June 2015 Dividend Stock Payment Price”). Notwithstanding the foregoing, in no event may the Company pay dividends in common stock unless the applicable June 2015 Dividend Stock Payment Price is above $2.91. If the Company is prohibited from paying or chooses not to pay, the dividend in cash (due to contractual senior credit agreements or other restrictions) or is unable to pay the dividend in registered common stock, the dividend can be paid in kind in Series B Preferred Stock shares at $3.10 per share.

The Series B Preferred Stock includes a liquidation preference (in the amount of $3.10 per share) which is junior to the Company’s previously outstanding shares of preferred stock, senior credit facilities and other debt holders as provided in further detail in the designation and senior to the Series C Preferred Stock and pari passu with the Series B1 Preferred Stock.

The Series B Preferred Stock (including accrued and unpaid dividends) is convertible into shares of the Company’s common stock at the holder’s option at $3.10 per share (initially a one-for-one basis). If the Company’s common stock trades at or above $6.20 per share for a period of 20 consecutive trading days, the Company may at such time force conversion of the Series B Preferred Stock (including accrued and unpaid dividends) into common stock of the Company.

The Series B Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Series B Beneficial Ownership Limitation described below.

The Company has the option to redeem the outstanding shares of Series B Preferred Stock at $3.10 per share, plus any accrued and unpaid dividends on such Series B Preferred Stock redeemed, at any time beginning on June 24, 2017, and the Company is required to redeem the Series B Preferred Stock at $3.10 per share, plus any accrued and unpaid dividends, on June 24, 2020. Notwithstanding either of the foregoing, the Series B Preferred Stock may not be redeemed unless and until amounts outstanding under the Company’s senior credit facility have been paid in full and such redemption is legal under Nevada law.

The Series B Preferred Stock contains a provision prohibiting the conversion of such Series B Preferred Stock into common stock of the Company, if upon such conversion, the holder thereof would beneficially own more than 9.999% of the Company’s then outstanding common stock (the “Series B Beneficial Ownership Limitation”). The Series B Beneficial Ownership Limitation does not apply to forced conversions undertaken by the Company pursuant to the terms of the designation (summarized above).

On June 24, 2015, we closed the transactions contemplated by the June 19, 2015 Unit Purchase Agreement (the “June 2015 Purchase Agreement”) we entered into with certain institutional investors (the “June 2015 Investors”), pursuant to which the Company sold the June 2015 Investors an aggregate of 8,064,534 units (the “ June 2015 Units”), each consisting of (i) one share of Series B Preferred Stock and (ii) one warrant to purchase one-half of a share of common stock of the Company (each a “June 2015 Warrant” and collectively, the “June 2015 Warrants”). The June 2015 Units were sold at a price of $3.10 per June 2015 Unit (the “June 2015 Unit Price”) (a 6.1% premium to the closing bid price of the Company’s common stock on The NASDAQ Capital Market on the date the June 2015 Purchase Agreement was entered into which was $2.91 per share (the “June 2015 Closing Bid Price”)). The June 2015 Warrants have an exercise price of $2.92 per share ($0.01 above the June 2015 Closing Bid Price). Total gross proceeds from the offering of the June 2015 Units (the “June 2015 Offering”) were $25.0 million.

The Placement Agent received a commission equal to 6.5% of the gross proceeds (less $4.0 million raised from certain investors in the June 2015 Offering for which they received no fee) from the June 2015 Offering, for an aggregate commission of $1.4 million which was netted against the proceeds.

In addition, under the June 2015 Purchase Agreement, the Company agreed to register the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the June 2015 Warrants under the Securities Act of 1933, as amended, for resale by the June 2015 Investors. The Company committed to file a registration statement on Form S-1 by the 30th day following the closing of the June 2015 Offering (which filing date was met) and to cause the registration statement to become effective by the 90th day following the closing (or, in the event of a “full review” by the Securities and Exchange Commission, the 120th day following the closing), which registration statement was declared effective by the Securities and Exchange Commission on August 6, 2015. The June 2015 Purchase Agreement provides for liquidated damages upon the occurrence of certain events, including, but not limited to, the failure by the Company to cause the registration statement to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by a June 2015 Investor for the June 2015 Units affected by the event that are still held by the June 2015 Investor upon the occurrence of the event, due on the date immediately following the event that caused such failure (or the 30th day following such event if the event relates to the suspension of the registration statement as described in the June 2015 Purchase Agreement), and each 30 days thereafter, with such payments to be prorated on a daily basis during each 30 day period, subject to a maximum of an aggregate of 6% per annum.

Under the June 2015 Purchase Agreement, the Company agreed to indemnify the June 2015 Investors for liabilities arising out of or relating to (i) any untrue statement of a material fact contained in the registration statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the June 2015 Purchase Agreement or the failure of the Company to perform its obligations under the June 2015 Purchase Agreement and (iii) any failure by the Company to fulfill any undertaking included in the registration statement, subject to certain exceptions. The Investors, severally, and not jointly agreed to indemnify the Company against (i) any failure by such Investor to comply with the covenants and agreements contained in the June 2015 Purchase Agreement and (ii) any untrue statement of a material fact contained in the registration statement to the extent such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Investor specifically for use in preparation of the registration statement, subject to certain exceptions.

The Company agreed pursuant to the June 2015 Purchase Agreement, that until 60 days following effectiveness of the registration statement filed, to register the shares of common stock underlying the Series B Preferred Stock and June 2015 Warrants (the “June 2015 Lock-Up Period”), to not offer or sell any common stock or securities convertible or exercisable into common stock, except pursuant to certain exceptions described in the June 2015 Purchase Agreement, and each of the Company’s officers and directors agreed to not sell or offer for sale any shares of common stock until the end of the June 2015 Lock-Up Period, subject to certain exceptions.

The Warrants issued in connection with the Series B Preferred Stock (Series B Warrants) were initially valued using the dynamic Black Scholes Merton formula pricing model that computes the impact of share dilution upon the exercise of the warrant shares at approximately $7,028,067. In accordance with ASC 815-40-25 and ASC 815-10-15 Derivatives and Hedging and ASC 480-10-25 Liabilities-Distinguishing Liabilities from Equity, the convertible preferred shares are accounted for net outside of stockholders’ equity with the Warrants accounted for as liabilities at their fair value. The initial value assigned to the derivative warrant liability was recognized through a corresponding discount to the Series B Preferred Stock. The value of the derivative warrant liability will be re-measured at each reporting period with changes in fair value recorded in earnings. The initial valuation of the warrants resulted in a beneficial conversion feature on the convertible preferred stock of $5,737,796. The amounts related to the warrant discount and beneficial conversion feature will be accreted over the term as a deemed dividend.

The following table represents the activity related to the Series B Preferred Stock, classified as Temporary Equity on the accompanying Consolidated Balance Sheet, during the years ended December 31, 2020 and December 31, 2019:

	2020	2019
Balance at beginning of period	$11,006,406	$8,900,208
Less: conversions of shares to common	—	—
Plus: discount accretion	854,364	1,420,391
Plus: dividends in kind	857,569	685,807
Balance at end of period	$12,718,339	$11,006,406

The Series B Warrants and Series B1 Warrants were revalued at December 31, 2020 and December 31, 2019 using the Dynamic Black Scholes model that computes the impact of a possible change in control transaction upon the exercise of the warrant shares at $330,412 and $1,969,216, respectively. At December 31, 2020, the Series B Warrants and Series B1 Warrants were valued at approximately $0 and $330,412, respectively. The dynamic Black-Scholes inputs used were: expected dividend rate of 0%, expected volatility of 65%-100%, risk free interest rate of 0.10%, and expected term of 1 year. The Series B Warrants expired pursuant to their terms on December 24, 2020.

As of December 31, 2020 and December 31, 2019, respectively, a total of $317,970 and $177,921 of dividends were accrued on our outstanding Series B Preferred Stock.

The Certificate of Designation contains customary anti-dilution protection for proportional adjustments (e.g., stock splits). The beneficial conversion feature (BCF) relates to potential differences between the effective conversion price (measured based on proceeds allocated to the Series B Preferred Stock) and the fair value of the stock into which Preferred B Shares are currently convertible (common stock). If a conversion option embedded in a debt host instrument does not require separate accounting as a derivative instrument under ASC 815, the convertible hybrid instrument must be evaluated under ASC 470-20 for the identification of a possible BCF. The BCF will be initially recognized as an offsetting reduction to Series B Preferred Stock (debit) - Temporary Equity, with the credit being recognized in equity (additional paid-in capital). The resulting debt issuance costs, debt discount, value allocated to warrants, and BCF should be accreted to the Series B Preferred Stock to ensure that the Series B Preferred Stock balance is equal to its face value as of the redemption or conversion date, if conversion is expected earlier.

The initial BCF of the Series B Preferred Stock was determined by calculating the intrinsic value of the conversion feature as follows:

Face amount of Series B Preferred Stock	$25,000,000
Less: allocated value of Warrants	7,028,067
Allocated value of Series B Preferred Stock	$17,971,933
Shares of Common stock to be converted	8,064,534
Effective conversion price	$2.23
Market price	$2.94
Intrinsic value per share	$0.7115
Intrinsic value of beneficial conversion feature	$5,737,796

Series B1 Preferred Stock and Temporary Equity

Dividends on our Series B1 Preferred Stock accrue at an annual rate of 6% of the original issue price of the preferred stock ($1.56 per share), subject to increases under certain circumstances, and are payable on a quarterly basis. The dividends are payable by the Company, at the Company’s election, in registered common stock of the Company (if available) or cash. In the event dividends are paid in registered common stock of the Company, the number of shares payable will be calculated by dividing (a) the accrued dividend by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination (the “May 2016 Dividend Stock Payment Price”). Notwithstanding the foregoing, in no event may the Company pay dividends in common stock unless the applicable May 2016 Dividend Stock Payment Price is above $1.52. If the Company is prohibited from paying, or chooses not to pay, the dividend in cash (due to contractual senior credit agreements or other restrictions) or is unable to pay the dividend in registered common stock, the dividend can be paid in kind in Series B1 Preferred Stock shares at $1.56 per share.

The Series B1 Preferred Stock include a liquidation preference (in the amount of $1.56 per share) which is junior to the Company’s previously outstanding shares of preferred stock, except the Series B Preferred Stock, which it is pari passu with, senior credit facilities and other debt holders as provided in further detail in the designation and senior to the Series C Preferred Stock.

The Series B1 Preferred Stock (including accrued and unpaid dividends) is convertible into shares of the Company’s common stock at the holder’s option at $1.56 per share (initially a one-for-one basis). If the Company’s common stock trades at or above $3.90 per share for a period of 20 consecutive trading days, after certain triggering events occur, the Company may at such time force conversion of the Series B1 Preferred Stock (including accrued and unpaid dividends) into common stock of the Company.

The Series B1 Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Series B1 Beneficial Ownership Limitation described below.

The Company has the option to redeem the outstanding shares of Series B1 Preferred Stock at $1.72 per share, plus any accrued and unpaid dividends on such Series B1 Preferred Stock redeemed, at any time beginning on June 24, 2017, and the Company is required to redeem the Series B Preferred Stock at $1.56 per share, plus any accrued and unpaid dividends, on June 24, 2020. Notwithstanding either of the foregoing, the Series B1 Preferred Stock may not be redeemed unless and until amounts outstanding under the Company’s senior credit facility have been paid in full and such redemption is legal under Nevada law.

The Series B1 Preferred Stock and May 2016 Warrants (defined below) contain provisions prohibiting the conversion of such Series B1 Preferred Stock into common stock of the Company, if upon such conversion, the holder thereof would beneficially own more than 9.999% (4.999% for certain holders) of the Company’s then outstanding common stock (the “Series B1 Beneficial Ownership Limitation”). The Series B1 Beneficial Ownership Limitation does not apply to forced conversions undertaken by the Company pursuant to the terms of the Designation (summarized above).

On May 10, 2016, we entered into a Unit Purchase Agreement (the “May 2016 Purchase Agreement”) with certain institutional investors (the “May 2016 Investors”), pursuant to which, on May 13, 2016, the Company sold the May 2016 Investors an aggregate of 12,403,683 units (the “May 2016 Units”), each consisting of (i) one share of Series B1 Preferred Stock and (ii) one warrant to purchase one-quarter of a share of common stock of the Company (each a “May 2016 Warrant” and collectively, the “May 2016 Warrants”). The Units were sold at a price of $1.56 per Unit (the “May 2016 Unit Price”) (a 2.6% premium to the closing bid price of the Company’s common stock on The NASDAQ Capital Market on the date the May 2016 Purchase Agreement was entered into which was $1.52 per share (the “May 2016 Closing Bid Price”)). The May 2016 Warrants have an exercise price of $1.53 per share ($0.01 above the May 2016 Closing Bid Price). Total gross proceeds from the offering of the Units (the “May 2016 Offering”) were $19.4 million.

A total of $18,649,738 of the securities sold in the May 2016 Offering were purchased by investors who participated in the Company’s prior June 2015 offering of Series B Preferred Stock and warrants to purchase shares of common stock. A total of 60% of the funds received from such investors were used to immediately repurchase such investors’ Series B Preferred Stock. As a result, a total of $11,189,838 of the proceeds raised in the May 2016 Offering were used to immediately repurchase and retire 3,575,070 shares of Series B Preferred Stock (the “Repurchases”). Leaving net proceeds of approximately $8.2 million, before deducting placement agents’ fees and estimated offering expenses.

The Placement Agent in the offering received a commission equal to 6.5% of the net proceeds from the May 2016 Offering, after affecting the Repurchases described above, for an aggregate commission of $0.61 million which was netted against the proceeds raised.

In addition, under the May 2016 Purchase Agreement, the Company agreed to register the shares of common stock issuable upon conversion of the Series B1 Preferred Stock and upon exercise of the May 2016 Warrants under the Securities Act of 1933, as amended, for resale by the May 2016 Investors. The Company committed to file a registration statement on Form S-1 by the 30th day following the closing of the May 2016 Offering (which filing date was met) and to cause the registration statement to become effective by the 90th day following the closing (or, in the event of a “full review” by the Securities and Exchange Commission, the 120th day following the closing), which registration statement was declared effective by the SEC on August 10, 2016. The May 2016 Purchase Agreement provides for liquidated damages upon the occurrence of certain events, including, but not limited to, the failure by the Company to cause the registration statement to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by a May 2016 Investor for the May 2016 Units affected by the event that are still held by the May 2016 Investor upon the occurrence of the event, due on the date immediately following the event that caused such failure (or the 30th day following such event if the event relates to the suspension of the registration statement as described in the May 2016 Purchase Agreement), and each 30 days thereafter, with such payments to be prorated on a daily basis during each 30 day period, subject to a maximum of an aggregate of 6% per annum.

Under the May 2016 Purchase Agreement, the Company agreed to indemnify the May 2016 Investors for liabilities arising out of or relating to (i) any untrue statement of a material fact contained in the registration statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the May 2016 Purchase Agreement or the failure of the Company to perform its obligations under the May 2016 Purchase Agreement and (iii) any failure by the Company to fulfill any undertaking included in the registration statement, subject to certain exceptions. The Investors, severally, and not jointly agreed to indemnify the Company against (i) any failure by such Investor to comply with the covenants and agreements contained in the May 2016 Purchase Agreement and (ii) any untrue statement of a material fact contained in the registration statement to the extent such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Investor specifically for use in preparation of the registration statement, subject to certain exceptions.

The Company agreed pursuant to the May 2016 Purchase Agreement, that until 60 days following effectiveness of the registration statement filed, to register the shares of common stock underlying the Series B1 Preferred Stock and May 2016 Warrants (the “May 2016 Lock-Up Period”), to not offer or sell any common stock or securities convertible or exercisable into common stock, except pursuant to certain exceptions described in the May 2016 Purchase Agreement, and each of the Company’s officers and directors agreed to not sell or offer for sale any shares of common stock until the end of the May 2016 Lock-Up Period, subject to certain exceptions.

The Warrants issued in connection with the Series B1 Preferred Stock offering (Series B1 Warrants) were initially valued using the Dynamic Black Scholes Merton formula pricing model that computes the impact of share dilution upon the exercise of the May 2016 Warrant shares at approximately $2,867,264. In accordance with ASC 815-40-25 and ASC 815-10-15 Derivatives and Hedging and ASC 480-10-25 Liabilities-Distinguishing Liabilities from Equity, the convertible Series B1 Preferred Stock shares are accounted for net outside of stockholders’ equity at $11,036,173 with the May 2016 Warrants accounted for as liabilities at their fair value. The initial value assigned to the derivative warrant liability was recognized through a corresponding discount to the Series B1 Preferred Stock. The value of the derivative warrant liability will be re-measured at each reporting period with changes in fair value recorded in earnings. This initial valuation of the warrants resulted in a beneficial conversion feature on the convertible preferred stock of approximately $2,371,106. The amounts related to the warrant discount and beneficial conversion feature will be accreted over the term as a deemed dividend.

The following table represents the activity related to the Series B1 Preferred Stock, classified as Temporary Equity on the accompanying Consolidated Balance Sheet, for the year ended December 31, 2020 and December 31, 2019:

	2020	2019
Balance at beginning of period	$12,743,047	$13,279,755
Less: conversions of shares to common	(3,368,474)	(2,562,015)
Plus: discount accretion	833,486	1,069,331
Plus: dividends in kind	828,114	955,976
Balance at end of period	$11,036,173	$12,743,047

For the years ending December 31, 2020 and December 31, 2019, respectively, a total of $288,580 and $211,256 of dividends were accrued on our outstanding Series B1 Preferred Stock.

The Certificate of Designation of the Series B1 Preferred Stock contains customary anti-dilution protection for proportional adjustments (e.g., stock splits). The May 2016 beneficial conversion feature (BCF) relates to the potential difference between the effective conversion price (measured based on proceeds allocated to the Series B1 Preferred Stock) and the fair value of the stock into which Series B1 Preferred Stock shares are currently convertible (common stock). If a conversion option embedded in a debt host instrument does not require separate accounting as a derivative instrument under ASC 815, the convertible hybrid instrument must be evaluated under ASC 470-20 for the identification of a possible BCF. The May 2016 BCF will be initially recognized as an offsetting reduction to Series B1 Preferred Stock (debit) - Temporary Equity, with the credit being recognized in equity (additional paid-in capital). The resulting May 2016 debt issuance costs, debt discount, value allocated to warrants, and BCF should be accreted to the Series B1 Preferred Stock to ensure that the Series B1 Preferred Stock balance is equal to its face value as of the redemption or conversion date, if conversion is expected earlier.

The May 2016 BCF was determined by calculating the intrinsic value of the conversion feature as follows:

May 13, 2016
Face amount of Series B1 Preferred Stock	$19,349,745
Less: allocated value of May 2016 Warrants	2,867,264
Allocated value of Series B1 Preferred Stock	$16,482,481
Shares of Common stock to be converted	12,403,683
Effective conversion price	$1.33
Market price	$1.52
Intrinsic value per share	$0.19
Intrinsic value of May 2016 beneficial conversion feature	$2,371,106

The following is an analysis of changes in the derivative liability:

Level Three Roll-Forward	Year Ended December 31,
	2020	2019
Balance at beginning of period	$1,969,216	$1,481,692
Change in fair value of warrants	(1,638,804)	487,524
Balance at end of period	$330,412	$1,969,216

NOTE 15.  COMMODITY DERIVATIVE INSTRUMENTS

The Company utilizes derivative instruments to manage its exposure to fluctuations in the underlying commodity prices of its inventory. The Company’s management sets and implements hedging policies, including volumes, types of instruments and counterparties, to support oil prices at targeted levels and manage its exposure to fluctuating prices.

The Company’s derivative instruments consist of swap and futures arrangements for oil. In a commodity swap agreement, if the agreed-upon published third-party index price (“index price”) is lower than the swap fixed price, the Company receives the difference between the index price and the swap fixed price. If the index price is higher than the swap fixed price, the Company pays the difference. For futures arrangements, the Company receives the difference positive or negative between an agreed-upon strike price and the market price.

The mark-to-market effects of these contracts as of December 31, 2020 and December 31, 2019 , are summarized in the following table. The notional amount is equal to the total net volumetric derivative position during the period indicated. The fair value of the crude oil swap agreements is based on the difference between the strike price and the New York Mercantile Exchange futures price for the applicable trading months.

		December 31, 2020
Contract Type	Contract Period	Weighted Average Trade Price (Barrels)	Remaining Volume (Barrels)	Fair Value
Futures	Dec. 2020- Mar. 2021	$62.33	55,000	$(94,214)

		December 31, 2019
Contract Type	Contract Period	Weighted Average Trade Price (Barrels)	Remaining Volume (Barrels)	Fair Value

Swap	Dec. 2019- Mar. 2020	$40.88	130,000	$539,800
Swap	Dec. 2019- Mar. 2020	$81.19	130,000	$(673,428)
Futures	Dec. 2019- Mar. 2020	$84.83	105,000	$(242,222)

The carrying values of the Company’s derivatives positions and their locations on the consolidated balance sheets as of December 31, 2020 and 2019 are presented in the table below.

Balance Sheet Classification	Contract Type	2020	2019

	Crude oil swaps	$—	$(133,628)
	Crude oil futures	(94,214)	(242,222)

Derivative commodity asset (liability)		$(94,214)	$(375,850)

For the years ended December 31, 2020 and 2019, we recognized a $3,456,487 gain and $2,458,359 loss, respectively, on commodity derivative contracts on the consolidated statements of operations as part of our costs of revenues.

NOTE 16.  JOINT VENTURE

On May 25, 2016, Vertex Recovery Management, LLC, our wholly-owned subsidiary (“VRM”) and Industrial Pipe, Inc. (“Industrial Pipe”), formed a joint venture Louisiana limited liability company, Vertex Recovery Management LA, LLC (“VRMLA”). VRM owns 51% and Industrial Pipe owns 49% of VRMLA. VRMLA is currently buying and preparing ferrous and non-ferrous scrap intended for large haul barge sales. We consolidated 100% of VRMLA’s net income of $1,103,071 and $765,931, respectively for the years ended December 31, 2020 and December 31, 2019, respectively, and then added and deducted the 49% or $540,505 and $375,306, respectively, of income attributable to the non-controlling interest back to the Company’s “Net income attributable to Vertex Energy, Inc.” in the Consolidated Statement of Operations.

NOTE 17.  SEGMENT REPORTING

The Company’s reportable segments include the (1) Black Oil, (2) Refining and Marketing, and (3) Recovery segments.

(1) The Black Oil segment consists primary of the sale of (a) petroleum products which include base oil and industrial fuels—which consist of used motor oils, cutterstock and fuel oil generated by our facilities; (b) oil collection services—which consist of used oil sales, burner fuel sales, antifreeze sales and service charges; (c) the sale of other re-refinery products including asphalt, condensate, recovered products, and used motor oil; (d) transportation revenues; and (e) the sale of VGO (vacuum gas oil)/marine fuel.

(2) The Refining and Marketing segment consists primarily of the sale of pygas; industrial fuels, which are produced at a third-party facility; and distillates

(3) The Recovery segment consists primarily of revenues generated from the sale of ferrous and non-ferrous recyclable Metal(s) products that are recovered from manufacturing and consumption. It also includes revenues generated from trading/marketing of Group III Base Oils.

We also disaggregate our revenue by product category for each of our segments, as we believe such disaggregation helps depict how our revenue and cash flows are affected by economic factors.

Segment information for the years ended December 31, 2020 and 2019 are as follows:

YEAR ENDED DECEMBER 31, 2020
	Black Oil	Refining and Marketing	Recovery	Total
Revenues:
Base oil	$24,317,358	$—	$2,905,816	$27,223,174
Pygas	—	6,627,128	—	6,627,128
Industrial fuel	1,289,274	234,792	—	1,524,066
Distillates (1)	—	28,942,465	—	28,942,465
Oil collection services	7,780,115	—	—	7,780,115
Metals (2)	—	—	14,141,604	14,141,604
Other re-refinery products (3)	5,842,731	—	(51,684)	5,791,047
VGO/Marine fuel sales	42,998,889	—	—	42,998,889
Total revenues	82,228,367	35,804,385	16,995,736	135,028,488
Cost of revenues (exclusive of depreciation and amortization shown separately below)	62,557,304	35,207,188	16,001,517	113,766,009
Depreciation and amortization attributable to costs of revenues	4,033,274	470,158	586,920	5,090,352
Gross profit (loss)	15,637,789	127,039	407,299	16,172,127
Selling, general and administrative expenses	20,763,607	2,528,988	2,851,669	26,144,264
Depreciation and amortization attributable to operating expenses	1,426,825	386,963	81,800	1,895,588
Income (loss) from operations	$(6,552,643)	$(2,788,912)	$(2,526,170)	$(11,867,725)

Total assets	$112,875,115	$3,545,842	$5,679,001	$122,099,958

YEAR ENDED DECEMBER 31, 2019
	Black Oil	Refining and Marketing	Recovery	Total
Revenues:
Base oil	$31,987,834	$—	$2,590,723	$34,578,557
Pygas	—	10,873,699	—	10,873,699
Industrial fuel	6,841,302	2,029,371	—	8,870,673
Distillates (1)	—	54,697	—	54,697
Oil collection services	5,650,687	—	—	5,650,687
Metals (2)	—	—	8,472,556	8,472,556
Other re-refinery products (3)	13,022,622	—	75,355	13,097,977
VGO/Marine fuel sales	81,766,719	—	—	81,766,719
Total revenues	139,269,164	12,957,767	11,138,634	163,365,565
Cost of revenues (exclusive of depreciation and amortization shown separately below)	113,196,583	10,651,069	10,929,461	134,777,113
Depreciation and amortization attributable to costs of revenues	4,224,726	579,846	551,705	5,356,277
Gross profit (loss)	21,847,855	1,726,852	(342,532)	23,232,175
Selling, general and administrative expenses	20,073,534	1,901,747	2,207,126	24,182,407
Depreciation and amortization attributable to operating expenses	1,340,420	401,592	81,800	1,823,812
Income (loss) from operations	$433,901	$(576,487)	$(2,631,458)	$(2,774,044)

Total assets	$114,976,772	$1,101,470	$4,681,677	$120,759,919

(1) Distillates are finished fuel products such as gasoline and diesel fuels.

(2) Metals consist of recoverable ferrous and non-ferrous recyclable metals from manufacturing and consumption. Scrap metal can be recovered from pipes, barges, boats, building supplies, surplus equipment, tanks, and other items consisting of metal composition. These materials are segregated, processed, cut-up and sent back to a steel mill for re-purposing.

(3) Other re-refinery products include the sales of asphalt, condensate, recovered products, and other petroleum products.

NOTE 18. LEASES

Finance Leases

Finance leases are included in finance lease right-of-use lease assets and finance lease liability current and long-term liabilities on the audited consolidated balance sheets. The associated amortization expense for the years ended December 31, 2020 and 2019 were $332,497 and $166,946, respectively, and are included in depreciation and amortization on the audited consolidated statements of operations. The associated interest expense for the years ended December 31, 2020 and 2019, were $91,061 and $41,889, respectively, and are included in interest expense on the audited consolidated statements of operations for the year ended December 31, 2020. Please see “Note 9. Line of Credit and Long-Term Debt” for more details.

Operating Leases

Operating leases are included in operating lease right-of-use lease assets, and operating current and long-term lease liabilities on the consolidated balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable lease expense is recognized in the period in which the obligation for those payments is incurred. Lease expense for equipment is included in cost of revenues and other rents are included in selling, general and administrative expense on the consolidated statements of operations and are reported net of lease income. Lease income is not material to the results of operations for the years ended December 31, 2020 and 2019. Total operating lease costs, including some small leases with initial terms less than twelve months, for the years ended December 31, 2020 and 2019, was $6.0 million and $6.3 million, respectively.

Cash Flows

An initial right-of-use asset of $37.8 million was recognized as a non-cash asset addition with the adoption of the new lease accounting standard. During the years ended December 31, 2020 and 2019, cash paid for amounts included in operating lease liabilities, including some small leases with initial terms less than twelve months was $2.3 million and $2.3 million, respectively, and is included in operating cash flows. Cash paid for amounts included in finance lease was $402,560 and $165,598 during the year ended December 31, 2020 and 2019, respectively, and is included in financing cash flows.

Maturities of our lease liabilities for all operating leases are as follows as of December 31, 2020:

	Facilities	Equipment	Plant	Railcar	Total
Year 1	$635,773	$161,539	$4,060,417	$757,056	$5,614,785
Year 2	429,753	26,953	4,060,417	173,496	4,690,619
Year 3	321,458	—	4,060,417	32,578	4,414,453
Year 4	300,000	—	4,060,417	—	4,360,417
Year 5	300,000	—	4,060,417	—	4,360,417
Thereafter	2,075,000	—	29,464,490	—	31,539,490
Total lease payments	$4,061,984	$188,492	$49,766,575	$963,130	$54,980,181
Less: interest	(1,449,444)	(6,927)	(20,162,643)	(45,291)	(21,664,305)
Present value of lease liabilities	$2,612,540	$181,565	$29,603,932	$917,839	$33,315,876

The weighted average remaining lease terms and discount rates for all of our operating leases were as follows as of December 31, 2020:

Remaining lease term and discount rate:	December 31, 2020
Weighted average remaining lease terms (years)
Lease facilities	5.28
Lease equipment	1.17
Lease plant	12.26
Lease railcar	0.93
Weighted average discount rate
Lease facilities	9.24%
Lease equipment	8.00%
Lease plant	9.37%
Lease railcar	8.00%

Significant Judgments

Significant judgments include the discount rates applied, the expected lease terms, lease renewal options and residual value guarantees. There are several leases with renewal options or purchase options. Using the practical expedient, the Company utilized existing lease classifications as of December 31, 2020 and 2019.

The purchase options are not expected to have a material impact on the lease obligation. There are several facility and plant leases which have lease renewal options from one to twenty years.

The largest facility lease has an initial term through 2032. That lease does not have an extension option. For the two plant leases both have multiple 5-year extension options for a total of 20 years. Two extension options have been included in the lease right to use asset and lease obligation at January 1, 2019.

The Company will reassess the lease terms and purchase options when there is a significant change in circumstances or when the Company elects to exercise an option that had previously been determined that it was not reasonably certain to do so.

NOTE 19. SUBSEQUENT EVENTS

Issuance of Series B and B1 Preferred Stock Shares

We paid the accrued dividends on our Series B Preferred Stock and Series B1 Preferred Stock, which accrued as of December 31, 2020, in-kind by way of the issuance of 102,571 restricted shares of Series B Preferred Stock pro rata to each of the then holders of our Series B Preferred Stock in January 2021 and the issuance of 184,996 restricted shares of Series B1 Preferred Stock pro rata to each of the then holders of our Series B1 Preferred Stock in January 2021. If converted in full, the 102,571 shares of Series B Preferred Stock would convert into 102,571 shares of common stock and the 184,996 shares of Series B1 Preferred Stock would convert into 184,996 shares of common stock.

Conversions of Series B and B1 Preferred Stock and Warrants Exercises

On January 10, 2021, two holders of warrants to purchase shares of our common stock exercised warrants to purchase 40,065 shares of common stock for cash ($61,299 in aggregate or $1.53 per share), and were issued 40,065 shares of our common stock.

On January 26, 2021, two holders of our Series B1 Preferred Stock converted 1,884,925 shares of Series B1 Preferred Stock into 1,884,925 shares of common stock, pursuant to the terms of such Series B1 Preferred Stock (of which 1,103,297 shares of common stock are still in the process of being issued).

On January 26, 2021, a holder of our Series B Preferred Stock converted 420,224 shares of Series B Preferred Stock into 420,224 shares of common stock, pursuant to the terms of such Series B1 Preferred Stock; however, such issuance in connection therewith has not been completed to date.

On January 26, 2021, two holders of warrants to purchase shares of our common stock exercised warrants to purchase 857,082 shares of common stock for cash ($1,311,335 in aggregate or $1.53 per share), and were issued 857,082 shares of our common stock.

On January 28, 2021, a holder of warrants to purchase shares of our common stock exercised warrants to purchase 70,385 shares of common stock for cash ($107,689 in aggregate or $1.53 per share), and was issued 70,385 shares of our common stock.

On February 3, 2021, a holder of warrants to purchase shares of our common stock exercised warrants to purchase 98,537 shares of common stock for cash ($150,762 in aggregate or $1.53 per share), provided that such shares of common stock have not been issued to date.

On February 4, 2021, two holders of warrants to purchase shares of our common stock exercised warrants to purchase 40,065 shares of common stock for cash ($61,299 in aggregate or $1.53 per share), and were issued 40,065 shares of common stock.

On February 8, 2021, a holder of warrants to purchase shares of our common stock exercised warrants to purchase 13,684 shares of common stock for cash ($20,937 in aggregate or $1.53 per share), and was issued 13,684 shares of our common stock.

On February 8, 2021, a holder of our Series B1 Preferred Stock converted 72,992 shares of such preferred stock into the same number of shares of common stock, on a one-for-one basis, pursuant to the terms of such Series B1 Preferred Stock.

On February 11, 2021, two holders of our Series B1 Preferred Stock converted an aggregate of 129,278 shares of such preferred stock into the same number of shares of common stock, on a one-for-one basis, pursuant to the terms of such Series B1 Preferred Stock.

Option Exercises

On February 18, 2021, the Company issued 9,498 shares of common stock in connection with the cashless exercise of options to purchase 18,750 shares of common stock and in March 2021, the Company issued 13,494 shares of common stock in connection with the cashless exercise of options to purchase 31,250 shares of common stock, each by the same holder, which shares were registered on a Form S-8 Registration Statement.

Series B Exchange Agreements

On February 23, 2021, the Company entered into a Series B Preferred Stock Exchange Agreement with Pennington Capital LLC, the holder of shares of Series B Preferred Stock, pursuant to which the holder exchanged 822,824 shares of the Series B Preferred Stock of the Company which it held, which had an aggregate liquidation preference of $2,550,754 ($3.10 per share), for 1,261,246 shares of the Company’s common stock (based on an exchange ratio equal to approximately the five-day volume-weighted average price per share of the Company’s common stock on the date the Exchange Agreement was entered into). The Series B Preferred Stock shares were subsequently returned to the Company and cancelled in consideration for the issuance of the 1,261,246 shares of common stock. The Exchange Agreement included customary representations and warranties of the parties. This could result in gain or loss recognition due to more shares being issued than were provided in the original agreement. As of the date of this filing, the Company continues to evaluate the impact on the financial statements.

On March 2, 2021, the Company entered into a Series B Preferred Stock Exchange Agreement with Carrhae & Co FBO Wasatch Micro Cap Value Fund, the holder of shares of Series B Preferred Stock, pursuant to which the holder exchanged 708,547 shares of the Series B Preferred Stock of the Company which it held, which had an aggregate liquidation preference of $2,196,496 ($3.10 per share), for 1,098,248 shares of the Company’s common stock (based on an exchange ratio equal to $2.00 per share of common stock). The Series B Preferred Stock are in the process of being returned to the Company and cancelled in consideration for the issuance of the 1,098,248 shares of common stock (which have not been issued to date). The Exchange Agreement included customary representations and warranties of the parties. This could result in gain or loss recognition due to more shares being issued than were provided in the original agreement. As of the date of this filing, the Company continues to evaluate the impact on the financial statements.

Marrero Refinery Fire

On October 7, 2020, we had a fire at our Marrero, Louisiana refinery which took the facility offline for repairs for about two weeks. The refinery suffered some minor structural damage along with piping, valves and instrumentation in the immediate area of the fire. The largest impact was the damage to the electrical conduit that feeds the power to the refinery equipment. As of

October 26, 2020, the facility was back up and running and filed a claim with our insurance company. On January 22, 2021, the Company received the initial insurance proceeds amount of $1,148,750 and on February 4, 2021 the final proceeds amount of $297,890. The Company recorded $1,446,640 as a receivable at year end.

Penthol Agreement Termination

On June 5, 2016, the Company and Penthol LLC reached an agreement for the Company to act as Penthol’s exclusive agent to market and promote Group III base oil from the United Arab Emirates to the United States. The Company also agreed to provide logistical support. The start-up date was July 25, 2016, with a 5-year term through 2021. Over the Company’s objection, Penthol terminated the Agreement effective January 19, 2021. The Company and Penthol are currently involved in litigation involving such termination and related matters as described in greater detail in “Part II” - “Item 8. Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in “Note 4. Concentrations, Significant Customers, Commitments and Contingencies”, under the heading “Litigation”.

Annex A

ASSET PURCHASE AGREEMENT

among

Vertex Energy, Inc.,

Vertex Energy Operating, LLC,

Vertex Refining LA, LLC,

Vertex Refining OH, LLC,

Cedar Marine Terminals, L.P.,

H & H Oil, L.P.,

Vertex Recovery, L.P.,

and

Safety-Kleen Systems, Inc.

dated as of

June 29, 2021

Section 10.11 Specific Performance	58

Section 10.12 Counterparts	59

Exhibit A – Form of Bill of Sale

Exhibit B – Form of Assignment and Assumption Agreement Exhibit C – Accounting Principles

Exhibit D – Form of Escrow Agreement

Exhibit E – Form of Confirmation of Accredited Investor Status and Investor Representations Agreement

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of June 29, 2021 (the “Effective Date”), is entered into by and among Safety-Kleen Systems, Inc., a Wisconsin corporation (“Buyer”), Vertex Energy, Inc., a Nevada corporation (“Vertex Energy”), Vertex Energy Operating, LLC, a Texas limited liability company (“Parent”), Vertex Refining LA, LLC, a Louisiana limited liability company (“VRLA”), Vertex Refining OH, LLC, an Ohio limited liability company (“VROH”), Cedar Marine Terminals, L.P., a Texas limited partnership (“CMT”), H & H Oil, L.P., a Texas limited partnership (“H&H”), Vertex Recovery, L.P., a Texas limited partnership (“VRLP”), and, together with Vertex Energy, Parent, VRLA, VROH, CMT and H&H, each a “Seller Party” and, collectively, the “Seller Parties”). Buyer and the Seller Parties are referred to each as a “Party” and collectively as the “Parties”. Certain other capitalized terms used but not defined in the section where they first appear have the meanings ascribed to them elsewhere in this Agreement.

RECITALS

WHEREAS, the Seller Parties own all of the Purchased Assets; and

WHEREAS, the Seller Parties wish to sell and assign to Buyer, and Buyer wishes to purchase from the Seller Parties the Purchased Assets, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Accounting Principles” means the accounting methods, policies, principles, practices and procedures, with consistent classifications, judgments and estimation methodologies, in each case as further described in Exhibit C to this Agreement

“Acquisition Proposal” has the meaning set forth in Section 6.03(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1

“Aggregate Share Value” has the meaning set forth in Section 6.16.

“Agreement” has the meaning set forth in the preamble.

“Annual Financial Statements” has the meaning set forth in Section 4.04.

“Assigned Contracts” has the meaning set forth in Section 2.01(d).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(vi).

“Assumed Liabilities” has the meaning set forth in Section 2.02.

“Basket” has the meaning set forth in Section 8.04(a).

“Baytown Remediation Amount” means all actual amounts incurred (to the extent not completed as of the Closing), plus ten percent (10%), in connection with cleaning and repairing tank #1623 located at the Baytown, TX facility, including removal and disposal of all polymerized materials, testing and all such remediation as required for such tank to pass all applicable inspections, as estimated by Buyer and Seller as of the Closing.

“Bill of Sale” has the meaning set forth in Section 3.02(a)(v). “Break-Fee” has the meaning set forth in Section 10.11.

“Bunker One” means Bunker One (USA), Inc., a Delaware corporation which is a wholly owned subsidiary of Bunker Holding, a Danish holding company.

“Bunker One Agreement” means that certain Joint Supply and Marketing Agreement dated January 10, 2020, and effective as of May 1, 2020, between Bunker One and Parent.

“Business” means the operations conducted at the Properties which primarily consist of  (1) operating two used oil re-refineries and a barge terminal and, in connection therewith, acquiring used lubricating oils from commercial and retail establishments and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers,  (2)collecting and processing used motor oil, oil filters, and related automotive waste streams and (3)the provision of related products and support services.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Boston, Massachusetts are authorized or required by Law to be closed for business.

2

“Buyer” has the meaning set forth in the preamble.

“Buyer Closing Certificate” has the meaning set forth in Section 7.03(f).

“Buyer Indemnitees” has the meaning set forth in Section 8.02.

“Cap” has the meaning set forth in Section 8.04(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Clean Team Agreement” means the Clean Team Nondisclosure Agreement, as of the date hereof, among Buyer, Vertex Energy, Parent and the Clean Team Participants (as defined in such agreement).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Closing Working Capital” means an amount equal to the sum of (i) (A) inventory included in the Purchased Assets, and (B) any prepaid expenses of which Buyer will receive the benefit, less (ii) (A) any Waste Disposal Liabilities included in the Assumed Liabilities, (B) any pre-Closing Liabilities incurred by Seller and paid for by Buyer (such as utilities and property taxes), and (C) the Baytown Remediation Amount, each as of the Closing, and in each case determined in accordance with the Accounting Principles. For purposes of this Agreement, if the amount of the real estate Taxes assessed against the Properties is not known as of the time of delivery of the Post-Closing Statement, or if the Properties are assessed together as part of a larger parcel, Taxes shall be apportioned on the basis of the Taxes assessed for the preceding year (with all land, in the case of the Properties assessed as part of a larger parcel, being valued equally), with a reapportionment as soon as the new Tax rate and valuation can be ascertained; and, if the Taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between Buyer and the Seller Parties, provided that no Party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed. Any of the foregoing payments not accounted for in the final determination of Closing Working Capital shall be paid within ten (10) Business Days following a written request.

“CMT” has the meaning set forth in the preamble.

“Confirmation of Accredited Investor Status and Investor Representations” means a Confirmation of Accredited Investor Status and Investor Representations agreement executed by Buyer confirming Buyer’s status as an “accredited investor” within the meaning of Rule 501 of the Securities Act of 1933, as amended, and including other customary and standard confirmations regarding the Share Escrow Amount as Vertex Energy may reasonably request or require in order for Vertex Energy to confirm that an exemption from registration exists for the issuance of the Share Escrow Amount and/or the release of the Vertex Common Stock therefrom.

3

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements or rights, whether written or oral.

“Deed” has the meaning set forth in Section 3.02(a)(i)(A).

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Seller Parties to Buyer concurrently with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning set forth in Section 2.05(c).

“Dollars or $” means the lawful currency of the United States.

“Effective Date” means the date of this Agreement, as set forth in the introductory paragraph hereto.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind on the use of a property or an asset, including any restriction on voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Attributes” means any emissions and renewable energy credits, energy conservation credits, benefits, offsets and allowances, emission reduction credits or words of similar import or regulatory effect (including emissions reduction credits or allowances under all applicable emission trading, compliance or budget programs, or any other federal, state or regional emission, renewable energy or energy conservation trading or budget program) that have been held, allocated to or acquired for (in each case by a Seller Party) the development, construction, ownership, lease, operation, use or maintenance of the Business or the Purchased Assets and that exist or are available: (a) as of the date of this Agreement; and (b) in future years for which allocations have been established and are in effect as of the date of this Agreement.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person (including relating to liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials (other than in compliance with applicable Environmental Law) on or from the Properties; or (b) any non-compliance by a Seller Party (with respect to the Business, the Purchased Assets or the Assumed Liabilities) with any Environmental Law or with any term or condition of any Environmental Permit.

4

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance of the Business or any Seller Party with respect to the Business with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law which is necessary or required to operate the Business at the Properties.

“Equipment Leases” has the meaning set forth in Section 2.01(b).

“Escrow Agent” means US Bank National Association.

“Escrow Agreement” means the Escrow Agreement among Buyer, Parent and the Escrow Agent, to be executed and delivered at the Closing in substantially in the form attached hereto as Exhibit D.

5

“Escrow Amount” means the Share Escrow Amount to be deposited with the Escrow Agent and held in escrow, to cover any potential Seller Party obligations under Section 2.05 and Section 8.02, in accordance with the Escrow Agreement.

“Escrow Period” shall mean the period commencing on the Closing Date and ending at 5:00 pm (ET) eighteen months thereafter (or, if such date is not a Business Day, the next succeeding Business Day) unless earlier terminated pursuant to the Escrow Agreement.

“Escrow Reference Price” means the ten-day volume weighted average of the regular session closing prices per share of the Vertex Common Stock on the NASDAQ Capital Market ending on and including the trading day immediately preceding the date of the actual release of any applicable shares of Vertex Common Stock under, and pursuant to the terms of, the Escrow Agreement following any notice of a Direct Claim or Third Party Claim provided by a Buyer Indemnitee to the Seller Parties hereunder and under the Escrow Agreement.

“Escrow Stock” means such number of shares of Vertex Stock as deposited with the Escrow Agent on the Closing Date and from time to time thereafter.

“Estimated Closing Working Capital” has the meaning set forth in Section 2.05(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.01.

“Excluded Liabilities” has the meaning set forth in Section 2.03.

“Financial Statements” has the meaning set forth in Section 4.04.

“Fraud” means, with respect to a Party hereto, an actual and intentional fraud with respect to the making of the representations and warranties contained in this Agreement, provided, that such actual and intentional fraud shall only exist with respect to a Seller Party if a person included within the definition of “Knowledge of Seller” had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made by the Seller Parties pursuant to this Agreement were actually breached when made.

“Funds Flow Memorandum” means a fund flow memorandum, executed by Parent and provided to Buyer not less than three (3) Business Days prior to the Closing, indicating the exact amount payable to, and full and complete wire instructions for, each Person to whom any portion of the Purchase Price is to be paid pursuant to Section 2.04.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

6

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“H&H” has the meaning set forth in the preamble.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Insurance Policies” has the meaning set forth in Section 4.11.

“Interim Balance Sheet” has the meaning set forth in Section 4.04.

“Interim Balance Sheet Date” has the meaning set forth in Section 4.04.

“Interim Financial Statements” has the meaning set forth in Section 4.04.

“Joint Written Direction” shall mean a written direction executed by the representative of Parent and the Representative of Buyer and directing the Escrow Agent to disburse all or a portion of the Escrow Stock or to take or refrain from taking any other action pursuant to the Escrow Agreement.

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of a particular fact or other matter by each of the following persons, in each case after conducting a reasonably appropriate review (and subsequent factual investigation) of the representations and warranties set forth in this Agreement and the Disclosure Schedules, as applicable: Benjamin P. Cowart, Alvaro Ruiz, Chris Carlson, Dave Peel, John Strickland, Michael Steib, Paul Duff, Frank Lapin, Mike Stieneker, and Lance Butler (without, except in the event of Fraud, imputing personal liability on the account of such persons).

7

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lease Assignment” has the meaning set forth in Section 3.02(a)(i)(B).

“Leased Properties” means all leased real properties described in Section 4.09(b).

“Leases” has the meaning set forth in Section 4.09(b).

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (x) punitive damages, except, with respect to the Seller Parties, in the case of Fraud or to the extent actually awarded to a Governmental Authority or other third party or (y) any amounts in respect to consequential, incidental or indirect damages, except to the extent that (A) any such Losses are paid to a third party or (B) the applicable Indemnified Party would be able to recover such Losses under applicable general principles of contract law under the circumstances (e.g., reasonably foreseeable damages).

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or is reasonably likely to be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of any Seller Party to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic, political, legal or regulatory conditions; (ii) any changes in financial or securities markets in general or any acts of God or any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities; (iii) any action required or permitted by this Agreement, except pursuant to Section 4.03 and Section 6.07, or any actions taken or not taken at the request of Buyer or its Affiliates; or (iv) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) or (ii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industries in which the Business operates.

8

“Material Contracts” has the meaning set forth in Section 4.06(a).

“Material Customers” has the meaning set forth in Section 4.10(a).

“Material Suppliers” has the meaning set forth in Section 4.10(b).

“Order” means any judgment, order, decision, writ, injunction, decree, legal or arbitration award, ruling, SEC requirement or settlement or consent agreement, in each case, with a Governmental Authority of competent jurisdiction.

“Ordinary Course of Business” means, with respect to a subject Party’s activities at a specified time, only those activities (a) in the normal and routine course of the subject Party’s day-to-day business in all material respects consistent with the subject Party’s custom and practice at such time (including with respect to nature, scope, quantity and frequency); (b) that do not require authorization by the board of directors or shareholders of such Party (or by any Person or group of Persons exercising similar authority) and do not require any other separate or special authorization of any nature; and (c) are similar in nature, scope, quantity and frequency to activities customarily taken, without any separate or special authorization in the normal and routine course of the day-to-day operations of other Persons that are in the same line of business as such Party, provided that, for purposes of this Agreement, “Ordinary Course of Business” includes all reasonably necessary actions taken in contemplation of, or in preparation for the sale of, the Purchased Assets and the Closing.

“Outside Date” has the meaning set forth in Section 9.01(b)(ii).

“Owned Real Properties” means the owned real properties more particularly described in Section 4.09(a).

“Parent” has the meaning set forth in the preamble. “Party” has the meaning set forth in the preamble.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 4.07

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Statement” has the meaning set forth in Section 2.05(c).

9

“Pre-Closing Tax Period” means any taxable period ending before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the day before the Closing Date.

“Properties” means, collectively, the Owned Real Properties and the Leased Properties.

“Purchase Price” has the meaning set forth in Section 2.04.

“Purchased Assets ” has the meaning set forth in Section 2.01.

“Remaining Share Value” has the meaning set forth in Section 6.16.

“Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Period” has the meaning set forth in Section 6.06(a).

“SEC” means the United States Securities and Exchange Commission.

“Seller Parties” has the meaning set forth in the preamble.

“Seller Closing Certificate” has the meaning set forth in Section 7.02(h).

“Seller’s Pre-Closing Certificate” has the meaning set forth in Section 2.05(b).

“Seller Indemnitees” has the meaning set forth in Section 8.03.

“Share Cap” has the meaning set forth in Section 6.16.

“Share Escrow Amount” means that number of shares of Vertex Common Stock equal to Seven Million and 00/100 Dollars ($7,000,000) divided by the Share Reference Price, rounded to the nearest whole share of Vertex Common Stock, to be deposited with the Escrow Agent and held in escrow, to cover any potential Seller Party obligations under Section 2.05 and Section 8.02, pursuant to the Escrow Agreement. The shares of Vertex Common Stock deposited into the escrow account with the Escrow Agent shall be registered in the name of Buyer and held in escrow pursuant to the terms of the Escrow Agreement.

“Share Reference Price” means the volume weighted average of the regular session closing prices per share of the Vertex Common Stock on the NASDAQ Capital Market for the ten (10) consecutive trading days ending on and including the day immediately preceding the Closing Date.

10

“Target Working Capital” means $8,000,000.

“Tax Clearance Certificate” has the meaning set forth in Section 6.15.

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be filed or actually filed with a Governmental Authority responsible for the administration of Taxes, including any schedule or attachment thereto, and including any amendments thereto.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Territory” has the meaning set forth in Section 6.06(a).

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Transaction Documents” means this Agreement, the Clean Team Agreement, the Escrow Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Deeds, the Lease Assignments, and the other agreements, instruments and documents required to be delivered hereunder at the Closing.

“Transferred Employee” has the meaning set forth in Section 6.18(a).

“Vehicle Lease Buy-Out Amount” means the amount, as of the Closing, required to purchase all vehicles leased, and satisfy all related obligations, under all Equipment Leases.

“Vertex Common Stock” means the common stock of Vertex Energy, par value $0.001 per share.

“Vertex Energy” has the meaning set forth in the preamble.

“Vertex Energy Proxy Statement” has the meaning set forth in Section 6.07(a).

“Vertex Energy Stockholder Approval” has the meaning set forth in Section 7.02(i).

“Vertex Energy Stockholders” means the holders of all classes of common and preferred stock of Vertex Energy.

11

“VRLA” has the meaning set forth in the preamble.

“VRLP” has the meaning set forth in the preamble.

“VROH” has the meaning set forth in the preamble.

“Waste Disposal Liabilities” means the costs incurred to dispose of waste material offsite (consisting primarily of wastewater).

ARTICLE II

PURCHASE AND SALE

Section 2.01   Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing the Seller Parties shall sell, assign, transfer, convey and deliver to Buyer, free and clear of any Encumbrances other than Permitted Encumbrances, (i) the Owned Real Properties, by good and sufficient special warranty deed, (ii) the Seller Parties’ leasehold interests in the Leased Properties, by assignments complying with the terms of the Leases, with the principal Owned Real Properties and Leased Properties being as described in Section 4.09(a)(i) of the Disclosure Schedules and Section 4.09(b) of the Disclosure Schedules, and (iii) all of the Seller Parties’ right, title and interest in and to all of the non- real property assets, and rights of every kind and nature, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which are owned or leased by the Seller Parties and that relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including, without limitation, the following:

(a)        all personal property at the Properties claimed to be owned by the Seller Parties, all of which is listed in Section 2.01(a) of the Disclosure Schedules, and including by way of example and not limitation all equipment relating in any way to the oil re-refining and other operations conducted on the Properties, all heating equipment, hot water heaters, plumbing and bathroom fixtures, electric and other lighting fixtures, fences, gates, trees, shrubs, plants, and air conditioning equipment and all site plans, surveys, plans and specifications, and floor plans, in any Seller Party’s possession, which relate to the Properties, improvements and fixtures;

(b)        all personal property leased by the Seller Parties including, without limitation, all leased vehicles and other equipment subject to leases (the “Equipment Leases”), all of which is listed in Section 2.01(b) of the Disclosure Schedules;

(c)        all parts and inventory having a value in excess of Five Thousand and 00/100 Dollars ($5,000) used in connection with the Business, all of which are listed in Section 2.01(c) of the Disclosure Schedules;

(d)        all such Contracts listed in Section 2.01(d) of the Disclosure Schedules as Buyer shall have elected to assume pursuant to Section 3.02(b)(ix) (such Contrasts as so elected by Buyer the “Assigned Contracts”);

12

(e)        if, and to the extent, transferable, all Permits, including Environmental Permits, which are held by the Seller Parties and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, including, without limitation, those listed on Section 4.13(a) and Section 4.14(b) of the Disclosure Schedules;

(f)        all rights to any Actions of any nature available to or being pursued by the Seller Parties to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(g)        all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, deposits, charges, sums and fees, rights of set-off and rights of recoupment;

(h)        all of Seller Parties’ rights under warranties, indemnities and all similar rights against third parties to the extent arising in connection with the ownership and/or use of the Purchased Assets by the Seller Parties;

(i)        all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities;

(j)        originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and intellectual property files, save and except to the extent the Seller Parties are required by Law to maintain the originals, or are otherwise estopped from provided access thereto;

(k)        all rights, of any nature, including any registered or unregistered word, phrase or design (or combination thereof), including all trademarks and trade names, in or to the names “Heartland,” “Heartland Petroleum,” “H&H,” and any permutation or derivation of any thereof, used in connection with the conduct of the Business; and

 (l)        all goodwill and the going concern value of the Business.

However, none of the following shall be transferred to Buyer, and all shall be retained by the applicable Seller Party (the “Excluded Assets”): (1) all cash and cash equivalents on hand at the time of the Closing; (2) all member advances or notes receivable from any Seller Party (or an Affiliate thereof) to another Seller Party; (3) the equity or capital accounts of the Seller Parties; (4) the Seller Parties’ charter or organizational documents, minute books, equity ledger or record books; (5) all company seals and tax records; (6) all claims and rights to receive Tax refunds, credits and benefits relating to the operation or ownership of the Business or the Purchased Assets for any Tax period ending on or prior to the Closing Date together with any net deferred Tax assets; (7) any Seller Parties’ rights under this Agreement and the other Transaction Documents; (8)all employee benefit plans, programs, arrangements and other commitments of the Seller Parties relating to employees of the Business, together with the associated books and records, whether written or oral, express or implied and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations under any such employee benefit plans; (9) all Insurance Policies (except to the extent the rights and benefits thereunder (including any rights to proceeds thereof) are included within the Purchased Assets as described in clause (i) above), regardless of whether a Seller Party is the owner or a beneficiary thereof, arising with respect to the operation of the Business prior to the Closing; and (10) all Contracts listed in Section 2.01(d) of the Disclosure Schedules other than those which Buyer shall have elected to assume pursuant to Section 3.02(b)(ix).

13

Section 2.02   Assumed Liabilities. Buyer shall assume: (i) all Liabilities in respect of the Assigned Contracts, but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the Ordinary Course of Business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by any Seller Party on or prior to the Closing; and (ii) Waste Disposal Liabilities (collectively, the “Assumed Liabilities”).

Section 2.03   Excluded Liabilities. Subject to the provisions of Section 2.02 but notwithstanding any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of any Seller Party or any of their respective Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Each Seller Party shall, and shall cause each of its respective Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a)    any Liabilities of any Seller Party arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

(b)    any Liability for (i) Taxes of any Seller Party (or any stockholder or Affiliate of any Seller Party) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of the Seller Parties pursuant to Section 6.14; or (iii) other Taxes of any Seller Party (or any stockholder or Affiliate of any Seller Party) of any kind or description (including any Liability for Taxes of any Seller Party (or any stockholder or Affiliate of any Seller Party);

(c)    any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

14

(d)   any Liabilities of any Seller Party owed to or for any present or former employees, officers, directors, retirees, independent contractors or consultants of any Seller Party, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;

(e)    any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of any Seller Party;

(f)    any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of any Seller Party (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 8.03 as Seller Indemnitees;

(g)   any Liabilities under any Contracts (including, without limitation, any Liabilities under, or relating to, the Bunker One Agreement, or any other agreement of any nature between Bunker One and any of its Affiliates, on the one hand, and any Seller Party or any of their Affiliates, on the other hand), except to the extent explicitly assumed pursuant to Section 2.02;

(h)   any Liabilities associated with debt, loans or credit facilities of any Seller Party and / or the Business owing to financial institutions;

(i)    any Liabilities arising out of, in respect of or in connection with the failure by any Seller Party or any of their respective Affiliates to comply with any Law or Governmental Order; and

(j)    any Liabilities that would otherwise become a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law.

Section 2.04   Purchase Price. The aggregate purchase price for the Purchased Assets shall be One Hundred Forty Million Dollars ($140,000,000), plus the amount, if any, by which the Closing Working Capital exceeds the Target Working Capital, less the Vehicle Lease Buy- Out Amount, less the amount, if any, by which the Closing Working Capital is less than the Target Working Capital, and subject to adjustment pursuant to Section 2.05 hereof (the “Purchase Price”), plus the assumption of the Assumed Liabilities. At the Closing, Buyer shall pay the Purchase Price, adjusted in accordance with Section 2.05 to the extent then applicable, in the amounts and via the wire instructions indicated in the Funds Flow Memorandum, to the following Persons:

(a)        To the Escrow Agent, the Escrow Amount, to be distributed subject to the terms of the Escrow Agreement;

(b)        To the parties indicated in the Funds Flow Memorandum, the amount, indicated in the Funds Flow Memorandum, necessary to permit the Seller Parties to purchase, to the extent specified by Buyer prior to the Closing, the equipment leased by the Seller Parties under the Equipment Leases, but only to the extent that there has not been a corresponding adjustment to the Purchase Price relating to the Vehicle Lease Buy-Out Amount;

15

(c)        To Houlihan Lokey and such other Representatives of the Seller Parties, the amounts indicated in the Funds Flow Memorandum;

(d)        To the holders of any other Encumbrances (other than holders of any Permitted Encumbrances) existing as of the Closing Date, such amounts and to such Persons as necessary to remove all such Encumbrances (other than any Permitted Encumbrances);

(e)        To the Governmental Authorities the withholding Taxes determined by Buyer pursuant to Section 2.06 below; and

(f)        To the Seller Party designee indicated in the Funds Flow Memorandum, the Purchase Price, less all amounts paid pursuant to Section 2.04(a) through Section 2.04(e).

Section 2.05   Purchase Price Adjustments.

 (a)        [Reserved].

(b)        No less than two (2) Business Days prior to the Closing, Parent shall deliver to Buyer a certificate (the “Seller’s Pre-Closing Certificate”) setting forth Parent’s best estimate of Closing Working Capital (the “Estimated Closing Working Capital”). Buyer shall review such figures with Parent prior to the Closing and Parent shall in good faith consider and make any appropriate changes that may be requested by Buyer through and including the day before the Closing Date. The amount of the Purchase Price paid at the Closing shall be adjusted based on such figures agreed to by Parent and Buyer.

16

(c)        No later than seventy-five (75) days following the Closing, Buyer shall cause to be prepared and delivered to Parent a statement (the “Post-Closing Statement”) setting forth Buyer’s good faith calculation of the Closing Working Capital. If Parent accepts the Post- Closing Statement in writing, or if Parent fails to notify Buyer of any dispute with respect thereto within 30 days following receipt thereof, then the calculation of the Closing Working Capital and the components thereof as set forth in the Post-Closing Statement shall be deemed final and conclusive and binding upon all Parties. If Parent disputes the accuracy of the calculation of the Closing Working Capital or any component thereof set forth in the Post-Closing Statement, Parent shall provide written notice to Buyer no later than 30 days following receipt of the Post- Closing Statement (the “Dispute Notice”), setting forth in reasonable detail those items that Parent disputes, the amounts of any adjustments that are necessary in Parent’s judgment for the computation of the Closing Working Capital or the components thereof to conform to the requirements of this Agreement, and the basis for its suggested adjustments. During the 30-day period following delivery of a Dispute Notice, Buyer and Parent will negotiate in good faith with a view to resolving their disagreements over the disputed items. From and after the delivery of the Post-Closing Statement to Parent and until the final determination of the Closing Working Capital in accordance with this Section 2.05(c), Parent and its agents will be provided with such access to the financial books and records of Buyer and access to the agents and employees of Buyer (including independent accountants and their work papers) as Parent may reasonably request to enable it to respond to the Post-Closing Statement. If the Parties resolve their differences over the disputed items in accordance with the foregoing procedure, the Closing Working Capital shall be the amount agreed upon by them. If the Parties fail to resolve their differences over the disputed items within such 30 day period, then Buyer and Parent shall forthwith jointly engage the Accounting Arbitrator to make a binding determination as to the disputed items in accordance with this Agreement. The “Accounting Arbitrator” shall mean such national firm of independent accountants as may be agreed upon by Buyer and Parent. The Accounting Arbitrator will under the terms of its engagement have no more than 45 days from the date of referral and no more than 30 days from the final submission of information and testimony by Buyer and Parent within which to render its written decision (including a statement of the reasons therefor) with respect to the disputed items (and only with respect to any unresolved disputed items set forth in the Dispute Notice), which decision shall be final and binding upon the Parties and enforceable by any court of competent jurisdiction. The Accounting Arbitrator shall review such submissions and base its determination solely on such submissions (and not on the basis of an independent review) and in accordance with GAAP and the Accounting Principles. In resolving any disputed item, the Accounting Arbitrator may not assign a value to any item greater than the greatest value for such item claimed by either Buyer or Parent or less than the smallest value for such item claimed by either such Party. The fees and expenses of the Accounting Arbitrator shall be allocated to be paid by Buyer, on the one hand, and Parent, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each such Party bears to the amount actually contested by such Party, as determined by the Accounting Arbitrator. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the specific Closing Working Capital dispute presented to it, shall be limited to the procedures set forth in this Section 2.05(c), shall not have the powers of an arbitrator, shall not consider any other disputes or matters, and may not award damages, interest, costs, attorney’s fees, expenses or penalties to any Party.

(d)        If the Closing Working Capital, as finally determined pursuant to Section 2.05(c), is less than the Estimated Closing Working Capital, Parent will, within five (5) Business Days after the determination thereof, pay to Buyer an amount equal to such shortfall, by wire transfer of immediately available funds. If the Closing Working Capital, as finally determined pursuant to Section 2.05(c), is greater than the Estimated Closing Working Capital, Buyer will, within five (5) Business Days after the determination thereof, pay to Parent an amount equal to such excess, by wire transfer of immediately available funds.

(e)        Payment of any amount owed pursuant to this Section 2.05 shall be treated as an adjustment to the Purchase Price. For the avoidance of doubt, the Parties hereto acknowledge and agree that, from and after the Closing, the provisions of this Section 2.05 and the arbitration provisions contemplated hereby shall be the exclusive remedy and exclusive forum of the Parties with respect to the matters that are or that may be addressed through the Purchase Price adjustments contemplated hereby.

17

Section 2.06  Withholding Tax; Allocation.

(a)        Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to the Seller Parties hereunder.

(b)         The Parties shall allocate the consideration paid hereunder (including the Assumed Liabilities to the extent required by applicable Law) separately among the Purchased Assets in accordance with the fair market value of the underlying assets, which shall be determined consistent with all applicable financial reporting requirements and based on the results of an independent valuation. Unless otherwise required by applicable Law, Buyer and the Seller Parties agree to utilize such values for all Tax purposes, including for purposes of filing IRS Form 8594 and all other Tax Returns filed by each of them. None of the Parties will voluntarily take any position inconsistent therewith upon examination of any such Tax Return, in any Action or otherwise with respect to such Tax Returns. The Parties each agree to provide the others promptly with any other information required to complete Form 8594.

Section 2.07   Third Party Consents. To the extent that any Seller Party’s rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and each Seller Party, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, each Seller Party, to the maximum extent permitted by Law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.07 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(h) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

ARTICLE III

Closing

Section 3.01   Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Davis, Malm & D’Agostine, P.C., One Boston Place, 37th Floor, Boston, MA 02108, or by remote exchange of executed documents with originals to follow by overnight courier, at 10:00AM Eastern time, on the first Friday following the later of (a) the second Business Day after all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), and (b) the forty fifth (45th) day following the date of this Agreement. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

18

Section 3.02   Closing Deliverables.

(a)	At the Closing, the Seller Parties shall deliver to Buyer the following:

(i)        (A) special warranty deeds with respect to the Owned Real Properties, in form and substance reasonably satisfactory to Buyer (each, a “Deed”) and duly executed and notarized by the applicable Seller Party as the case may be, and (B) assignments with respect to the Leases for the Leased Properties, in form and substance reasonably satisfactory to Buyer (each, a “Lease Assignment”) and duly executed by the applicable Seller Party, as assignor, and the owner of the Leased Property evidencing such owner’s consent to the assignment;

(ii)        an owner’s title insurance policy (at the Seller Parties’ expense) with respect to each Owned Real Property, issued by a nationally recognized title insurance company reasonably acceptable to Buyer, written as of the Closing Date, insuring Buyer in such amounts and together with such endorsements, and otherwise in such form, as Buyer shall, in its sole discretion, require. Such title insurance policy shall insure fee simple title to each Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances and those listed on Section 4.09(a)(i) of the Disclosure Schedules;

(iii)       an appropriately certified ALTA/ACSM Land Title Survey (at the Seller Parties’ expense) with respect to each Owned Real Property showing no Encumbrances other than the Permitted Encumbrances and those listed on Section 4.09(a)(i) of the Disclosure Schedules, and otherwise in form and substance reasonably satisfactory to Buyer, for each Owned Real Property;

(iv)       the Escrow Agreement duly executed by Parent;

(v)        a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) and duly executed by each applicable Seller Party, transferring the tangible personal property included in the Purchased Assets to Buyer;

(vi)       an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) duly executed by each applicable Seller Party effecting the assignment to and assumption by Buyer of the Assigned Contracts;

(vii)      a legal opinion reasonably satisfactory to Buyer from the Seller Parties’ counsel regarding authority of the Seller Parties and enforceability of the Transaction Documents;

(viii)     the Seller Closing Certificate;

(ix)       the certificates of the Secretary or Assistant Secretary (or other appropriate officer) of each Seller Party required by Section 7.02(i) and Section 7.02(j);

19

(x)        Tax Clearance Certificates, as specified in Section 6.15 for each Seller Party, from the States of Texas, Louisiana, Ohio, Kentucky, Nevada, West Virginia and Delaware; and, no later than five (5) Business Days following the date of this Agreement, evidence that the Seller Parties have submitted requests for all such Tax Clearance Certificates to each applicable issuing agency;

(xi)        the Funds Flow Memorandum, duly executed by the Seller Parties; and

(xii)       such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

  (b)        At the Closing, Buyer shall deliver to Parent (or such other Persons as are designated by Parent) the following:

 (i)         the Purchase Price less the Escrow Amount;

 (ii)        the Escrow Agreement duly executed by Buyer;

 (iii)       the Lease Assignments duly executed by Buyer, as assignee;

 (iv)       the Assignment and Assumption Agreement duly executed by Buyer;

 (v)        the Buyer Closing Certificate;

 (vi)       the certificate of the Secretary or Assistant Secretary (or other appropriate officer) of Buyer required by Section 7.03(g);

 (vii)      two original medallion guaranteed stock powers relating to the shares of Vertex Common Stock deposited into the Escrow Account;

 (viii)     the Confirmation of Accredited Investor Status and Investor Representations executed by Buyer; and

 (ix)       written notice of which Contracts listed in Section 2.01(d) of the Disclosure Schedule Buyer has elected to assume as “Assigned Contracts.”

   (c)        At the Closing, Seller shall deliver the Escrow Amount to the Escrow Agent pursuant to the Escrow Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, each Seller Party, jointly and severally, represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01   Organization and Qualification of Seller Parties. Each Seller Party is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has full corporate or other power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as conducted by it as of immediately prior to the Closing Date. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which each Seller Party is licensed or qualified to do business, and each Seller Party is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets owned by it or the operation of the Business as currently conducted by it makes such licensing or qualification necessary.

20

Section 4.02   Authority of Seller Parties. Each Seller Party has full corporate or other power and authority to enter into this Agreement and the other Transaction Documents to which such Seller Party is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby subject to the Vertex Energy Stockholder Approval. The execution and delivery by each Seller Party of this Agreement and any other Transaction Document to which such Seller Party is a party, the performance by each Seller Party of its obligations hereunder and thereunder and the consummation by each Seller Party of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action on the part of such Seller Party, except for the Vertex Energy Stockholder Approval. This Agreement has been duly executed and delivered by each Seller Party, and (assuming due authorization, execution and delivery by Buyer) and receipt of the Vertex Energy Stockholder Approval, this Agreement constitutes a legal, valid and binding obligation of each Seller Party enforceable against such Seller Party in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (including the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing). When each other Transaction Document to which any Seller Party is or will be a party has been duly executed and delivered by such Seller Party (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Seller Party enforceable against it in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity (including the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing).

Section 4.03   No Conflicts; Consents. Except as set forth in Section 4.03 of the Disclosure Schedules, and subject to the Vertex Energy Stockholder Approval, the execution, delivery and performance by each Seller Party of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of any Seller Party; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to any Seller Party, the Business or the Purchased Assets; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or Permit to which any Seller Party is a party or by which any Seller Party or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets. Except for such filings as may be required under the HSR Act and as set forth in Section 4.03 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Seller Party in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

21

Section 4.04   Financial Statements. Complete copies of the unaudited financial statements consisting of the balance sheets of the Business as of December 31 in each of the years 2020, 2019 and 2018 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Business as of March 31, 2021 (the “Interim Balance Sheet,” and the date of the Interim Balance Sheet, the “Interim Balance Sheet Date”) and the related statements of income and cash flow for the three month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) are included in Section 4.04 of the Disclosure Schedules. The Annual Financial Statements have been prepared in accordance with GAAP, and both the Annual Financial Statements and the Interim Financial Statements have been prepared in accordance with sound accounting principles applied on a consistent basis throughout the periods involved taking into account the exclusion of retained earnings and stockholders equity, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Annual Financial Statements). The Financial Statements are based on the books and records of the Business, and fairly present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The Seller Parties maintain a standard system of accounting for the Business established and administered in accordance with GAAP.

Section 4.05   Undisclosed Liabilities. The Seller Parties have no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Interim Balance Sheet as of the Interim Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

22

Section 4.06   Material Contracts.

(a)        Section 4.06(a) of the Disclosure Schedules lists each material Contract having a dollar value in excess of $500,000 in goods and/or services: (i) by which any of the Purchased Assets are bound or affected or (ii) to which any Seller Party is a party or by which it is bound in connection with the Business or the Purchased Assets (such Contracts, the “Material Contracts”).

(b)        Each Material Contract and each Assigned Contract is valid and binding on the Seller Parties in accordance with its terms and is in full force and effect. None of the Seller Parties or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract or Assigned Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract and Assigned Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or threatened under any Material Contract or Assigned Contract included in the Purchased Assets.

(c)        Other than as set forth in Section 4.06(c) of the Disclosure Schedules, no Assigned Contract:

(i)        requires Seller to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions;

(ii)        provides for the indemnification of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iii)       is with any Governmental Authority;

(iv)       limits or purports to limit the ability of any Seller Party to compete in any line of business or with any Person or in any geographic area or during any period of time;

(v)        relates to the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;

(vi)       contains any power of attorney with respect to the Business or any Purchased Asset; or

(vii)      is a collective bargaining agreement or Contract with any labor organization, union or association.

23

Section 4.07 Title to Purchased Assets. As of immediately prior to the Closing but after taking into account the payments contemplated by the Funds Flow Memorandum, the Seller Parties will have good and valid title to all of the Purchased Assets, free and clear of Encumbrances except for the following (items (b) through (e) below, along with the items set forth in Section 4.07(a) of the Disclosure Schedules are referred to collectively as “Permitted Encumbrances”):

(a)	those items set forth in Section 4.07(a)(i) of the Disclosure Schedules;

(b)	Encumbrances resulting from the actions of Buyer and its Affiliates;

(c)	liens for Taxes not yet due and payable;

(d)           mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course of Business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Purchased Assets; or

(e)           easements, rights of way, zoning ordinances, entitlements, land use regulations and other similar encumbrances affecting the Properties which are not violated by the use of the Properties as of immediately prior to the Closing Date and such other imperfections in title, charges, easements, restrictions, encumbrances and matters which are not, individually or in the aggregate, material to the Business or the Purchased Assets, and which do not prohibit or interfere with the operation of the Business as of immediately prior to the Closing Date or which do not render title to the Owned Real Properties unmarketable.

Section 4.08 Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the Purchased Assets are in good operating condition and repair, normal wear and tear excepted and are, taken as a whole, adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Purchased Assets are sufficient in all material respects for the continued conduct of the Business after the Closing in substantially the same manner as conducted as of immediately prior to the Closing Date and (assuming, solely for the purposes of this Section 4.08, that all of the Contracts listed in Section 2.01(d) of the Disclosure Schedules were transferred to Buyer and all Permits listed in Section 7.02(l) of the Disclosure Schedules were received by Buyer) constitute all of the fixtures, equipment and personal property that was necessary to conduct the Business as of such date.

Section 4.09 The Properties.

(a)           Section 4.09(a)(i) of the Disclosure Schedules sets forth each parcel of real property owned by the Seller Parties together with the easements and rights of way if any appurtenant thereto, and that are used in or necessary for the conduct of the Business as currently conducted (together with all right, title and interest of the Seller Parties in and to the improvements relating thereto, including, but not limited to, all buildings, structures, and improvements now thereon, and the fixtures used in connection therewith, (collectively, the “Owned Real Properties”). Other than the Owned Real Properties, no real properties are owned in connection with the Business. The Seller Parties have delivered to Buyer copies of the deeds and other instruments (as recorded) in their possession by which the Seller Parties acquired the Owned Real Properties, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of any Seller Party with respect to such parcel. With respect to each of the Owned Real Properties:

24

(i)          with the exception of easements and rights of way, the Seller Parties have good and marketable fee simple title, free and clear of all Encumbrances, except (A) Permitted Encumbrances, and (B) those Encumbrances set forth on Section 4.09(a)(i) of the Disclosure Schedules;

(ii)         except as set forth on Section 4.09(a)(ii) of the Disclosure Schedules, no Seller Party has leased or otherwise granted to any Person the right to use or occupy the Owned Real Properties or any portion thereof;

(iii)        there are no unrecorded outstanding options, rights of first offer or rights of first refusal to purchase the Owned Real Properties or any portion thereof or interest therein; and

(iv)       with respect to the easements and rights of way the Seller Parties have full right, power and authority to transfer, sell and assign them to Buyer except for (A) Permitted Encumbrances, and (B) those Encumbrances set forth on Section 4.09(a)(i) of the Disclosure Schedules.

(b)           Section 4.09(b) of the Disclosure Schedules sets forth each parcel of real property leased by the Seller Parties and used in or necessary for the conduct of the Business as currently conducted (together with all rights, title and interest of Seller Parties in and to leasehold improvements relating thereto, including, but not limited to, security deposits, reserves or prepaid rents paid in connection therewith, collectively, the “Leased Properties”), and a true and complete list of all leases, subleases, licenses, concessions and other agreements (whether written or oral), including all amendments, extensions renewals, guaranties and other agreements with respect thereto, pursuant to which any Seller Party holds a leasehold interest as tenant in any Leased Property (collectively, the “Leases”). The Seller Parties have delivered to Buyer a true and complete copy of each Lease. With respect to each Lease:

(i)          such Lease is valid, binding, enforceable and in full force and effect, and Seller Parties enjoy peaceful and undisturbed possession of the Leased Property;

(ii)         no Seller Party is in breach or default under such Lease, and, to the Knowledge of Seller Parties, no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, and Seller Parties have paid all rent due and payable under such Lease ;

25

(iii)        the Seller Parties have not received nor given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by any Seller Party under any of the Leases and, to the Knowledge of Seller, no other party is in default thereof, and no party to any Lease has exercised any termination rights with respect thereto;

(iv)        except as set forth in Section 4.09(b)(iv), no Seller Party has subleased, assigned or otherwise granted to any Person the right to use or occupy such Leased Property or any portion thereof; and

(v)         no Seller Party has pledged, mortgaged or otherwise granted an Encumbrance on its leasehold interest in any Leased Property except for those to be released at or before Closing.

(c)           Except as set forth on Section 4.09(c) of the Disclosure Schedules, no Seller Party has received any written notice of (i) violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Properties, (ii) existing, pending or, to the Knowledge of Seller, threatened condemnation proceedings affecting the Properties, or (iii) existing, pending or, to the Knowledge of Seller, threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to materially adversely affect Buyer’s ability to operate the Properties as operated as of immediately prior to the Closing Date.

Section 4.10 Customers and Suppliers.

(a)           Section 4.10(a) of the Disclosure Schedules sets forth with respect to the Business (i) each customer who has either paid aggregate consideration to the Seller Parties for goods or services rendered in an amount greater than or equal to $150,000 or who has transacted with respect to in excess of 50,000 gallons of used motor oil, in each case for each of the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid, and number of gallons of used motor oil transacted, by each Material Customer during such periods. No Seller Party has received any actual written notice that any of the Material Customers has ceased, or intends to cease after the Closing, to use the goods or services of the Business or to otherwise terminate or materially reduce its relationship with the Business.

(b)           Section 4.10(b) of the Disclosure Schedules sets forth with respect to the Business (i) each supplier to whom any Seller Party has paid consideration for goods or services rendered in an amount greater than or equal to $150,000 for each of the two most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. No Seller Party has received any actual written notice that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.

26

Section 4.11 Insurance. Section 4.11 of the Disclosure Schedules sets forth (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by any Seller Party or their respective Affiliates and relating to the Business, the Purchased Assets or the Assumed Liabilities (collectively, the “Insurance Policies”); and (b) with respect to the Business, the Purchased Assets or the Assumed Liabilities, a list of all pending claims and the claims history for each Seller Party since January 1, 2019. Except as set forth on Section 4.11 of the Disclosure Schedules, there are no claims related to the Business, the Purchased Assets or the Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither any Seller Party nor any of their respective Affiliates has received any actual written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such currently outstanding Insurance Policies. All premiums due on such currently outstanding Insurance Policies have either been paid or, if not yet due, accrued. All such currently outstanding Insurance Policies (a) are in full force and effect and enforceable in accordance with their terms (except that such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity, including the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealings); and (b) have not been subject to any lapse in coverage. Neither any Seller Party nor any of their respective Affiliates is in default in any material respect, of any provision contained in any such currently effective Insurance Policy. True and complete copies of such currently outstanding Insurance Policies have been made available to Buyer.

Section 4.12 Legal Proceedings; Governmental Orders.

(a)           Except as set forth in Section 4.12(a) of the Disclosure Schedules, there are no Actions pending or, to Seller’s Knowledge, threatened against or by any Seller Party (a) relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(b)           Except as set forth in Section 4.12(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business.

Section 4.13 Compliance With Laws; Permits.

(a)           Section 4.13(a) of the Disclosure Schedules lists all Permits applicable to the conduct of the Business as conducted as of immediately prior to the Closing Date or the ownership and use of the Purchased Assets. Except as set forth in Section 4.13(a) of the Disclosure Schedules each Seller Party has complied, and is now complying, with all such Permits and all Laws and codes applicable to the conduct of the Business or the ownership and use of the Purchased Assets as of immediately prior to the Closing Date.

27

(b)           All Permits required for the Seller Parties to conduct the Business or for the ownership and use of the Purchased Assets as of immediately prior to the Closing Date have been obtained by the Seller Parties and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.13(b) of the Disclosure Schedules lists all current Permits issued to a Seller Party which are related to the conduct of the Business or the ownership and use of the Purchased Assets as of immediately prior to the Closing Date, including the names of the Permits and their respective dates of issuance and expiration. Except as set forth on Section 4.13(b) of the Disclosure Schedules, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.13(b) of the Disclosure Schedules.

Section 4.14 Environmental Matters.

(a)           Except as set forth in Section 4.14(a) of the Disclosure Schedules, (i) the operations of the Business and the Purchased Assets are currently and have been, for the five (5) year period ending with the Closing Date, in compliance with all Environmental Laws, and (ii) no Seller Party has received from any Person, with respect to the Business or the Purchased Assets, any: (A) Environmental Notice or Environmental Claim; or (B) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)           Except as set forth in Section 4.14(b) of the Disclosure Schedules, the Seller Parties have obtained and are in material compliance with all Environmental Permits (each of which is disclosed in Section 4.14(b) of the Disclosure Schedules) necessary for the conduct of the Business or the ownership, lease, operation or use of the Purchased Assets as of immediately prior to the Closing Date, and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by the Seller Parties through the Closing Date in accordance with Environmental Law, and no Seller Party has Knowledge of any condition, event or circumstance that might prevent or impede in any material respect, after the Closing Date, the conduct of the Business or the ownership, lease, operation or use of the Purchased Assets as of immediately prior to the Closing Date. With respect to any such Environmental Permits, except for the required actions set forth on Section 4.03 of the Disclosure Schedules, no Seller Party has Knowledge of any condition, event or circumstance that might prevent or impede in any material respect the transferability of the same, and no Seller Party has received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

(c)           None of the Business or the Purchased Assets is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

28

(d)           There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business or the Purchased Assets which has not been remedied prior to the date hereof, and no Seller Party has received an Environmental Notice that any of the Business or the Purchased Assets (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Material which is reasonably likely to be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, any Seller Party.

(e)           Section 4.14(e) of the Disclosure Schedules contains a complete and accurate list of all active or, to Seller Parties’ Knowledge abandoned aboveground or underground storage tanks located at the Properties.

(f)            Section 4.14(f) of the Disclosure Schedules contain a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Seller Parties in connection with the Business or the Purchased Assets as to which such Seller Parties may retain liability, and none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and no Seller Party has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by it.

(g)           The Seller Parties have provided or otherwise made available to Buyer and listed in Section 4.14(g) of the Disclosure Schedules: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the Business or the Purchased Assets prepared within the five year period preceding the date of this Agreement and which are in the possession or control of any Seller Party related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents generated within the five year period preceding the date of this Agreement concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

(h)           To Seller’s Knowledge, no Seller Party has or reasonably anticipates, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that is reasonably likely to, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the Business or the Purchased Assets as carried out as of immediately prior to the Closing Date.

(i)            No Seller Party owns or controls any Environmental Attributes related to the Business or the Properties.

29

Section 4.15 Taxes.

(a)           All Tax Returns required to be filed by any Seller Party for any Pre-Closing Tax Period have been, or will be, timely filed, determined with regard to any timely extensions. Such Tax Returns are, or will be, true, complete and correct in all respects when filed. All Taxes due and owing by any Seller Party (whether or not shown on any Tax Return) have been, or will be, timely paid, determined with regard to any timely extensions.

(b)           All deficiencies asserted, or assessments made, against any Seller Party prior to the date hereof as a result of any examinations by any taxing authority have been fully paid.

(c)           No Seller Party is a party to any Action by any taxing authority. There are no pending or, to the Knowledge of Seller, threatened Actions by any taxing authority.

(d)           There are no Encumbrances (other than Permitted Encumbrances) for Taxes upon any of the Purchased Assets nor, to the Knowledge of Seller, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

(e)           No Seller Party is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 4.16 Brokers. Except for Houlihan Lokey, whose fees are the sole responsibility of the Seller Parties, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of any Seller Party.

Section 4.17 Opinion of Financial Advisor. The board of directors of Vertex Energy has received the oral or written opinion of H.C. Wainwright to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the Purchase Price to be received by the Seller Parties pursuant to this Agreement is fair to the Vertex Energy Stockholders from a financial point of view

Section 4.18 Full Disclosure. No representation or warranty by any Seller Party in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 4.19 Disclosure. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES EXPRESSLY SET FORTH IN ARTICLE IV HEREOF, AS QUALIFIED BY THE DISCLOSURE SCHEDULES CORRESPONDING THERETO, NO SELLER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY SELLER PARTY, THE BUSINESS, THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR ANY OF THEIR ASSETS, LIABILITIES OR OPERATIONS.

30

ARTICLE V

Representations and warranties of buyer

Buyer represents and warrants to each Seller Party that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.01 Organization and Qualification of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Wisconsin and is qualified and in good standing in every other jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a materially adverse effect on Buyer or its business.

Section 5.02 Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each Seller Party) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (including the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (including the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing).

Section 5.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. Except for (i) such Permits, Governmental Orders, declarations, filings or notices which are required for Buyer to own and operate on and after the Closing the Business and the Purchased Assets and (ii) such filings as may be required under the HSR Act and any related filings or other actions, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

31

Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 5.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price, perform its obligations hereunder and otherwise consummate the transactions contemplated by this Agreement.

Section 5.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE VI

Covenants

Section 6.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), each Seller Party shall, to the extent within its control, (x) maintain the Properties and the other Purchased Assets consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current Business organization, operations and goodwill. Without limiting the foregoing, from the date hereof until the Closing Date, each Seller Party shall, to the extent within its control:

(a)           preserve and maintain all Permits required for the conduct of the Business or the ownership and use of the Purchased Assets as of immediately prior to the Closing Date;

32

(b)           pay the debts, Taxes and other obligations of such Seller Party with respect to the Business when due;

(c)           maintain the properties and assets included in the Purchased Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)           continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e)           perform in all material respects all of its obligations under all Assigned Contracts; and

(f)            comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets.

Section 6.02 Access to Information. From the date hereof until the Closing, each Seller Party shall, to the extent within its control and, to the extent reasonably practicable (a) afford Buyer and its Representatives full access, at reasonable times and upon reasonable notice, to and the right to inspect all of the Properties, assets, premises, books and records, Contracts and other documents and data related to the Business; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of the Seller Parties to cooperate in all reasonable respects with Buyer in its investigation of the Business.

Without limiting the foregoing, the Seller Parties shall, to the extent within their control and, to the extent reasonably practicable, permit Buyer and its Representatives to conduct environmental due diligence of the Properties, including the collecting and analysis of samples of indoor or outdoor air, surface water, groundwater or surface or subsurface land on, at, in, under or from the Properties. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the Business or any other businesses of the Seller Parties. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller Party in this Agreement. Notwithstanding the foregoing, no Seller Party shall be required to disclose any information to Buyer if such disclosure would, in such Seller Party’s reasonable determination, (i) jeopardize any attorney-client or other similar privilege or (ii) contravene any applicable Law or fiduciary duty entered into prior to the date hereof.

Section 6.03 No Solicitation of Other Bids.

(a)            No Seller Party shall, or shall authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, or initiate any inquiries regarding an Acquisition Proposal; or (ii) except to the extent required to comply with fiduciary duties of Vertex Energy’s board of directors, as evidenced by a written legal opinion issued by Vertex Energy’s legal counsel, respond to, facilitate or provide any information to, any Person concerning an unsolicited Acquisition Proposal or enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Except to the extent required to comply with fiduciary duties of Vertex Energy’s board of directors, as evidenced by a written legal opinion issued by Vertex Energy’s legal counsel, each Seller Party shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Business or the Purchased Assets outside of the Ordinary Course of Business.

33

(b)           In addition to the other obligations under this Section 6.03, each Seller Party shall promptly (and in any event within three Business Days after receipt thereof by such Seller Party or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal and, prior to accepting any such Acquisition Proposal, offer Buyer the opportunity, in Buyer’s sole discretion, to match such Acquisition Proposal.

Section 6.04 Notice of Certain Events.

(a)           From the date hereof until the Closing, the Seller Parties shall promptly notify Buyer in writing of:

(i)          any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or is reasonably likely to be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or is reasonably likely to be expected to result in, any representation or warranty made by any Seller Party hereunder not being true and correct or (C) has resulted in, or is reasonably likely to be expected to result in, the failure of any of the conditions set forth in Section 7.01 or Section 7.02 to be satisfied;

(ii)         any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)        any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)        any Actions commenced or, to Seller’s Knowledge, threatened against, relating to or involving or otherwise affecting the Business, the Purchased Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)           Buyer’s receipt of information pursuant to this Section 6.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller Party in this Agreement (including Section 8.02 and Section 9.01(b)) and shall not be deemed to amend or supplement the Disclosure Schedules.

34

Section 6.05 Confidentiality. From and after the Closing, each Seller Party shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that such Seller Party can show that such information (a) is generally available to and known by the public through no fault of any Seller Party, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by a Seller Party, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If any Seller Party or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller Party shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Seller Party is advised by its counsel in writing is legally required to be disclosed, provided that such Seller Party shall use at Buyer’s expense reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. The Parties hereto agree that the Clean Team Agreement and the Confidentiality Agreement entered into by Clean Harbors, Inc. (Buyer’s Affiliate) and Parent as of February 18, 2021 are and shall remain in full force and effect if this Agreement is terminated prior to a Closing.

Section 6.06 Non-Competition; Non-Solicitation

(a)           Except as provided in Schedule 6.06(a), for a period of five (5) years commencing on the Closing Date (the “Restricted Period”), no Seller Party shall, or shall permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Business anywhere in the United States of America (the “Territory”); (ii) have an interest in any Person that engages directly or indirectly in the Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of any Seller Party and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, the Seller Parties may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange provided such Seller Party is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

35

               (b)            During the Restricted Period, no Seller Party shall, or shall permit any of its Affiliates to, directly or indirectly, hire or solicit any person who is or was employed in the Business during the Restricted Period and is listed in Schedule 6.18, or encourage any Transferred Employee to leave such employment or hire any Transferred Employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.06(b) shall prevent a Seller Party or any of its Affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee. Notwithstanding the foregoing, the provisions of this Section 6.06(b) shall not apply with respect to any of those persons listed on Schedule 6.18, whose name includes an asterisk.

(c)           Each Seller Party acknowledges that a breach or threatened breach of this Section 6.06 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by any Seller Party of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d)           Each Seller Party acknowledges that the restrictions contained in this Section 6.06 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.06 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.06 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.07 Governmental Approvals and Other Consents.

(a)            Within 45 Business Days following the Effective Date, Vertex Energy shall prepare and file with the SEC a proxy statement (the “Vertex Energy Proxy Statement”) complying with the applicable provisions of the Exchange Act pursuant to which Vertex Energy shall solicit the Vertex Energy Stockholder Approval. Vertex Energy shall use its reasonable best efforts to resolve as promptly as practical any such comments as the SEC staff shall issue in response to the Vertex Energy Proxy Statement. Vertex Energy shall provide Buyer with a reasonable opportunity to review and comment on the Vertex Energy Proxy Statement and any amendment or supplement thereto prior to Vertex Energy’s filing of such documents with the SEC, and Vertex Energy will promptly provide Buyer with a copy of all such documents when so filed. The Vertex Energy Proxy Statement shall upon its initial filing, and as amended and supplemented thereafter, be true and complete in all material respects and provide the Vertex Energy Stockholders all such information as shall be reasonably required by the Exchange Act and otherwise in order that the Vertex Energy Stockholders shall be able to make an informed decision as to whether or not to provide the Vertex Energy Stockholder Approval. Following clearance of the Vertex Energy Proxy Statement by the SEC, Vertex Energy shall take all lawful action to call, give notice of, convene and hold as promptly as practical a meeting of the Vertex Energy Stockholders at which the Vertex Energy Stockholder Approval will be sought.

36

(b)           Buyer shall reasonably cooperate with Vertex Energy and promptly provide, and cause its Representatives to promptly provide, Vertex Energy and its Representatives with all such information regarding Buyer as is required by Law to be included in the Vertex Energy Proxy Statement or reasonably requested from Vertex Energy to be included in the Vertex Energy Proxy Statement.

(c)           None of the written information supplied or to be supplied by Buyer or any of its Representatives expressly for inclusion or incorporation by reference in the Vertex Energy Proxy Statement shall contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Each Party, to the extent within its control, shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such Party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all clearances, consents, authorizations, licenses, permits, waivers, approvals, actions, non-actions or Orders from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each Party shall cooperate fully with the other Parties and their Affiliates in connection therewith. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any of the foregoing.

37

(e)           Without limitation of their general obligations set forth in Section 6.07(d), but subject to Section 6.07(g), Buyer and the Seller Parties shall use their respective reasonable best efforts to (i) prepare, facilitate and share any such information as necessary in connection with analysis by their respective HSR Act counsel, (ii) as promptly as practicable after the execution of this Agreement, make or cause to be made all necessary applications and filings (and in any event file, within 10 Business Days after the date hereof, the HSR Act notifications), and thereafter make any other required submissions with respect to this Agreement and consummation of the transactions contemplated by this Agreement, (iii) request early termination of the waiting period under the HSR Act in making such filings, (iv) defend and seek to prevent the initiation of any Actions challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement, (v) pay any fees due in connection with this Agreement and the transactions contemplated hereby required under any Law, (vi) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any other Transaction Document, (vii) avoid the imposition of any Order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any other Transaction Document; and (viii) in the event any Governmental Order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement or any other Transaction Document has been issued, to have such Governmental Order vacated or lifted. In connection therewith, each Party shall (i) give the other Parties prompt notice of the making or commencement of any material request, inquiry, investigation or Action by or before any Governmental Authority with respect to this Agreement or any of the transactions contemplated by this Agreement, (ii) keep the other Parties notified as to the status of any such request, inquiry, investigation, or Action, (iii) promptly notify the other Parties of any material oral or written communication to or from any Governmental Authority regarding this Agreement or any of the transactions contemplated by this Agreement and (iv) subject to the limitations set forth in Section 6.07(f), promptly provide to the other Parties copies of any written communications received or provided by such Party, or any of its Affiliates, from or to any Governmental Authority with respect to the transactions contemplated by this Agreement.

(f)            All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of any Party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between any Seller Party or Buyer with Governmental Authorities in the Ordinary Course of Business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to such other respective Party in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals, provided that Buyer and the Seller Parties may, as each reasonably and in good faith deems advisable and necessary, designate any competitively sensitive material provided to the other under this Section 6.07(f) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Buyer or the Seller Parties, as the case may be) or their respective legal counsel. Further, Buyer and the Seller Parties may redact from the copies of such proposed communications provided to the other (i) any competitively sensitive proprietary information of the Party, (ii) references concerning valuation, (iii) material that is subject of good faith legal privilege or confidentiality concerns, and (iv) any material necessary to comply with applicable Law. Each Party shall give notice to such other respective Party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other Parties with the opportunity to attend and participate in such meeting, discussion, appearance or contact. However, subject to the prior provisions of this Section 6.07, Buyer shall have the right to direct, control and lead all communications, discussions, negotiations, strategy and litigation involving a Governmental Authority in connection with antitrust Laws and this Agreement and any transactions contemplated by this Agreement.

38

(g)           Notwithstanding anything to the contrary set forth in this Section 6.07 or elsewhere in this Agreement, none of Buyer or any of its Affiliates shall be required to, and the Seller Parties may not without the prior written consent of Buyer, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of the Business or Buyer or any of its Affiliates; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of the Business or Buyer or any of its Affiliates in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the Business or Buyer or any of its Affiliates.

(h)           The Seller Parties, to the extent within their control, shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 of the Disclosure Schedules.

(i)            The Seller Parties shall take all such commercially reasonable actions as are requested by Buyer after the date hereof (including before and after the Closing) in connection with the transfer, assignment and/or reissuance of any Permits that are necessary for Buyer to conduct the Business as conducted by the Seller Parties as of immediately prior to the Closing Date, including filing any applications, documents or instruments reasonably required by Buyer prior to the Closing in connection therewith.

Section 6.08 Books and Records.

(a)           In order to facilitate the resolution of any claims made against or incurred by any Seller Party prior to the Closing, or for any other reasonable purpose, for a period of five (5) years after the Closing, Buyer shall:

(i)          retain any books and records which relate to the Business and its operations in Buyer’s possession relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Buyer; and

(ii)         upon reasonable notice, to the extent not a violation of applicable Law, afford the Seller Parties’ Representatives reasonable access (including the right to make, at the Seller Parties’ expense, photocopies), during normal business hours, to such books and records.

39

(b)        In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of five (5) years following the Closing, each Seller Party shall:

(i)          retain the books and records of such Seller Party which relate to the Business and its operations for periods prior to the Closing; and

(ii)         upon reasonable notice, to the extent not a violation of applicable Law, afford the Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records.

(c)           Neither Buyer nor any Seller Party shall be obligated to provide the other Party with access to any books or records pursuant to this Section 6.08 where such access would (i) jeopardize any attorney-client or other similar privilege or (ii) contravene any applicable Law or fiduciary duty entered into prior to the date hereof.

Section 6.09 Trade Payables. From the date hereof until the Closing, all Seller Parties shall, in the Ordinary Course of Business, pay all trade payables of a Seller Party that relate in any way to the Business.

Section 6.10 Closing Conditions. From the date hereof until the Closing, each Party shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 6.11 Post-Closing Operational Assistance; Use of Names. To the extent that, following the Closing, Buyer requires operational assistance from any Seller Party or any employees of any Seller Party that previously provided services with respect to the Business, Buyer and the applicable Seller Party shall negotiate in good faith to agree upon terms (including fees) under which such Seller Party will provide such assistance to Buyer. No Seller Party shall, at any time following the Closing, continue to use any word, phrase or design (or combination thereof), that includes the name “Heartland,” “Heartland Petroleum,” “H&H,” or any permutation or derivation of any thereof.

Section 6.12 Public Announcements. Unless otherwise required by applicable Law (including the rules and regulations of the SEC) or stock exchange requirements (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.13 Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of any Seller Party to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction shall be treated as Excluded Liabilities.

40

Section 6.14 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by the Seller Parties when due. Each Seller Party shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and the other Parties hereto shall cooperate with respect thereto as necessary).

Section 6.15 Tax Clearance Certificates. Each applicable Seller Party shall notify all of the taxing authorities in the jurisdictions that impose Taxes on such Seller Party or where such Seller Party has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) could subject the Buyer to any Taxes of any Seller Party. If any taxing authority asserts that any Seller Party is liable for any Tax, such Seller Party shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied.

Section 6.16 Share Escrow. On the last day of each fiscal quarter during which any Vertex Common Stock is held by the Escrow Agent pursuant to the Escrow Agreement and this Agreement, Parent shall deliver to Buyer a statement indicating the value of all such stock so held by the Escrow Agent, calculated by multiplying the number of shares of such stock by the ten-day volume weighted average of the regular session closing prices per share of Vertex Common Stock on the NASDAQ Capital Market ending on such date (the “Aggregate Share Value”). If, on any such calculation date, the Aggregate Share Value is less than the difference between Seven Million and 00/ 100 Dollars ($7,000,000) and the value of any Vertex Common Stock distributed to Buyer by the Escrow Agent (valued as of the date of distribution) (the “Remaining Share Value”), Parent shall deposit with the Escrow Agent additional shares of Vertex Common Stock sufficient (as valued as of the date of such deposit) to restore the Aggregate Share Value to the Remaining Share Value. Upon the expiration of the Escrow Period, Vertex Energy and Buyer shall issue a Joint Written Direction to the Escrow Agent directing the Escrow Agent to distribute to Vertex Energy, as promptly as practicable, and in no event greater than three (3) Business Days following the expiration of the Escrow Period, a number of shares of Escrow Stock as indicated in writing in the Joint Written Direction equal to (A) the number of shares of Vertex Stock deposited with the Escrow Agent on the date hereof or at any time hereafter minus (B) a number of shares of Vertex Stock valued at the amounts of all claims identified in a valid claim notice under Section 6 of the Escrow Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the maximum number of shares of Vertex Common Stock to be issued into the Share Escrow Account at Closing pursuant to Section 6.16 and otherwise pursuant to the terms of this Agreement shall, in aggregate, not (i) exceed 19.9% of the outstanding shares of Vertex Common Stock immediately prior to the date this Agreement is entered into among the Parties, and (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of Vertex immediately prior to the date this Agreement is entered into among the Parties, in each of subsections (i) and (ii) before the issuance of the Vertex Common Stock hereunder (the “Share Cap”). In the event the number of shares of Vertex Common Stock to be issued into the Share Escrow Account hereunder exceeds the Share Cap, then Vertex Energy shall instead pay any such additional consideration into escrow in cash.

41

Section 6.17 Further Assurances. From and after the date hereof, and following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required, including the allocation of necessary personnel and support services, to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.18 Employment Matters.

(a)           Effective as of the Closing, Buyer agrees to make offers of employment to all persons who are employees of the Seller Parties with respect to the Business and who are identified on Section 6.18 of the Disclosure Schedules (each such employee who accepts such Buyer’s offer shall be known as a “Transferred Employee”), it being understood that Buyer’s offer of employment shall not (except if listed on such section of the Disclosure Schedule) include any person who is not a dedicated employee of the Business. Buyer’s offer of employment shall be at-will and on such continued terms of employment as are similar in all material respects to similarly situated employees of Buyer.

(b)           The Seller Parties (i) shall pay all wages of all of the employees of the Business earned or accrued through and including the Closing Date, including any bonuses and commissions earned (or earned subject only to the passage of time) and (ii) shall be responsible for, in accordance with the terms and conditions of such benefits, all employee benefits of all of its employees earned or accrued through the Closing Date, including accrued sick time, personal time, vacation, sabbaticals or disability pay.

(c)           Buyer shall use commercially reasonable efforts to (i) have any applicable eligibility period and any preexisting conditions limitations waived with respect to any health and welfare benefit plans offered to Transferred Employees, other than limitations or waiting periods that are already in effect with respect to such Transferred Employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Transferred Employees immediately prior to the Closing Date and (ii) provide each Transferred Employee full credit for his or her prior service with the applicable Seller Party for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or nonqualified retirement or profit sharing plans created or maintained by Buyer in which the Transferred  Employee may be eligible to participate and “cafeteria plans” (as defined in IRC section 125), vacation plans and similar arrangements created or maintained by Buyer in which such Transferred Employees may be eligible to participate (but no benefits shall accrue for Transferred Employees for such prior service time). Notwithstanding the foregoing, except to the extent otherwise specifically provided by applicable Law, (x) the Transferred Employees must meet the service requirements (recognizing past service credit given herein) and other eligibility criteria under Buyer’s plans and complete any enrollment documents and (y) nothing in this Agreement affects Buyer’s ability to amend or terminate Buyer’s employee benefits at any time, in its sole discretion.

42

(d)           No employee of the Business (including any Transferred Employee) shall be entitled to any rights of enforcement or otherwise under this Section 6.18.

ARTICLE VII

Conditions to closing

Section 7.01 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)           The filings of Buyer and Seller Parties pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(b)           No Governmental Authority shall have, under the HSR Act or otherwise, enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)           Other than the representations and warranties of the Seller Parties contained in Section 4.01 and Section 4.16, the representations and warranties of the Seller Parties contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Seller Parties contained in Section 4.01 and  Section 4.16 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

43

(b)           Each Seller Party shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)           No Action shall have been commenced against Buyer or any Seller Party, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d)           All approvals, consents and waivers that are listed on Section 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(e)           From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, is or are reasonably likely to be expected to result in a Material Adverse Effect.

(f)            Each applicable Seller Party shall have delivered to Buyer duly executed counterparts of the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(a).

(g)           All Encumbrances relating to the Purchased Assets shall have been released in full, other than Permitted Encumbrances, and the Seller Parties shall have delivered to Buyer written evidence, in form reasonably satisfactory to Buyer, of the release of such Encumbrances.

(h)           Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of each Seller Party, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”).

(i)            Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller Party certifying that attached thereto are true and complete copies of all resolutions authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby adopted by (i) the members, managers, board of directors and general partners, as applicable, of each Seller Party, and (ii) the Vertex Energy Stockholders holding not less than a majority of the voting power in Vertex Energy (the “Vertex Energy Stockholder Approval”), and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(j)            Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller Party certifying the names and signatures of the officers of each Seller Party authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

44

(k)           Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (the “FIRPTA Certificate”) that no Seller Party is a foreign person within the meaning of Section 1445 of the Code duly executed by each Seller Party.

(l)            Buyer shall have received the Permits and Governmental Approvals that are listed on Section 7.02(l) of the Disclosure Schedules that are required for Buyer to own the Purchased Assets and operate the Business on and after the Closing in substantially the same manner as the Seller Parties prior to the Closing.

(m)          Buyer shall have entered into a new agreement with Bunker One on terms mutually acceptable in the reasonable judgment of each of Bunker One and Buyer.

(n)           Buyer shall have received no less than three (3) Business Days prior to the Closing: (i) original titles for each vehicle and registered piece of equipment included in the Purchased Assets, to be held in escrow by Buyer’s counsel until, and subject to the occurrence of, the Closing; and (ii) copies of titles for all vehicles subject to Equipment Leases included in the Assigned Contracts.

(o)           Each Seller Party shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.03 Conditions to Obligations of Seller Parties. The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Parent’s waiver, at or prior to the Closing, of each of the following conditions:

(a)           Other than the representations and warranties of Buyer contained in Section 5.01, Section 5.02 and Section 5.04, the representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 5.01, Section 5.02 and Section 5.04 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)           Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

45

(c)           No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)           Buyer shall have delivered to the Seller Parties duly executed counterparts of the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).

(e)	Buyer shall have delivered the Purchase Price to the Persons specified in Section 2.04 in the amounts specified in such section.

(f)            The Seller Parties shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).

(g)           The Seller Parties shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(h)           Buyer shall have delivered to the Seller Parties such other documents or instruments as Parent reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(i)	The Vertex Energy Stockholder Approval shall have been obtained.

ARTICLE VIII

Indemnification

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in (i) Section 4.01, Section 4.02, Section 4.06(c)(i), Section 4.16, Section 5.01, Section 5.02 and Section 5.04 shall survive indefinitely, and (ii) and Section 4.15 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days. All covenants and agreements of the Parties contained herein shall survive the Closing for the full period of all applicable statutes of limitation (giving effect to any waiver, mitigation or extension thereof) plus 90 days or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

46

Section 8.02 Indemnification By Seller Parties. Subject to the other terms and conditions of this Article VIII, each Seller Party shall jointly and severally indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)           any inaccuracy in or breach of any of the representations or warranties of any Seller Party contained in this Agreement (subject to clause (e) below, as qualified by the corresponding section of the Disclosure Schedules), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Seller Party pursuant to this Agreement;

(c)           any Excluded Liability, including any Liability of any nature, other than any Assumed Liability, relating to any Purchased Asset to the extent existing as of the Closing Date or to the extent relating to any fact or circumstance in existence as of the Closing Date;

(d)           any Liability relating to the removal of any Encumbrance (other than Permitted Encumbrances) existing on any Purchased Asset, to the extent not terminated as of the Closing Date pursuant to Section 2.04;

(e)           any inaccuracy in or breach of any of the representations or warranties of any Seller Party contained in this Agreement relating in any way to operations conducted at the Marrero, LA facility (solely for the purpose of this clause (e), not qualified by any disclosure made in any section of the Disclosure Schedules);

(f)            the Baytown Remediation Amount, to the extent that the actual such amount exceeds the amount of the estimate thereof used for the purposes of determining Closing Working Capital; or

(g)           any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of any Seller Party or any of their respective Affiliates (other than the Purchased Assets or Assumed Liabilities) to the extent conducted, existing or arising on or prior to the Closing Date.

Section 8.03 Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend each Seller Party and its respective Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, such Seller Indemnitees based upon, arising out of, with respect to or by reason of:

47

(a)           any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(c)	any Assumed Liability.

Section 8.04 Certain Limitations. The indemnification obligations provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)           The Seller Parties shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds Five Hundred Thousand and 00/100 dollars ($500,000) (the “Basket”), in which event the Seller Parties shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which the Seller Parties shall be liable pursuant to Section 8.02(a) shall not exceed 15% of the Purchase Price (the “Cap”); provided, however, except in the event of Fraud, in no event shall the aggregate liability of the Seller Parties for all indemnification obligations hereunder exceed the amount of the Purchase Price.

(b)           Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03(a) shall not exceed the Cap.

(c)           Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 4.01, Section 4.02, Section 4.06(c)(i), Section 4.15, Section 4.16, Section 5.01, Section 5.02, Section 5.04 and Section 5.05.

(d)           Solely for purposes of calculating the amount of Losses under this Article VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

48

(e)           The amount of any indemnity obligation of any Indemnifying Party to the Indemnified Parties provided in this Agreement shall be computed net of any insurance proceeds actually received by an Indemnified Party (net of any deductible amounts, increases in premiums and costs and expenses incurred with respect to such insurance claims) in connection with or as a result of any claim giving rise to an indemnification claim hereunder. If the indemnity amount is paid to the Indemnified Parties by any Indemnifying Party prior to the Indemnified Party’s actual receipt of insurance proceeds related thereto, the Indemnified Party shall, if permissible by the terms of the applicable policy, assign its right to such insurance and allow the Indemnifying Party to pursue collection of such insurance proceeds or, if such payment has been made by any of the Indemnifying Parties, and an Indemnified Party subsequently receives such insurance proceeds, then the Indemnified Party shall promptly pay to the Indemnifying Party (or its designee) the amount of such insurance proceeds subsequently received (net of all related costs, expenses and other Losses), but not more, in the aggregate, than the indemnity amount paid by the Indemnifying Party. Notwithstanding the foregoing, no Indemnified Party shall be required to (i) pursue such insurance prior to seeking indemnification under this Article VIII or (ii) commence litigation to recover proceeds under such insurance policies if it is unreasonable to do so.

(f)            The amount of any indemnity provided in this Agreement shall be reduced (but not below zero) by the amount of any reduction in Taxes actually paid or payable by any Indemnified Party during the Tax year of the applicable Loss (with respect to such Loss) as a result of the matter giving rise to such indemnity claim.

Section 8.05 Indemnification Procedures. The Party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the Party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

49

(a)           Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Seller Party, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification (to the extent such Third Party claim involves a matter for which indemnification is available hereunder) for any and all Losses based upon, arising from or relating to such Third Party Claim. The Seller Parties and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.05) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)           Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

50

(c)           Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.06 Payments. Once a Loss is agreed to by the Indemnifying Party or is finally adjudicated to be payable pursuant to this Article VIII (but subject to the limitations contained in Article VIII), the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication (i) through release of a portion of the Share Escrow Amount, and (ii) second, if the Escrow Amount has been previously distributed or is not otherwise sufficient, by wire transfer of immediately available funds from the applicable Indemnifying Party. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to six percent (6%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. For all purposes of this Section 8.06 (including in connection with the payment or satisfaction of any indemnification of the Buyer Indemnitees for such Losses set forth in Section 8.02 of this Agreement), to the extent such shares of Vertex Common Stock and not cash are used by the Seller Parties to satisfy any indemnity claims for Losses under Section 8.02 of this Agreement of the Buyer Indemnitees hereunder, the per share value of the Vertex Common Stock deposited as part of the Escrow Amount shall be equal to the Escrow Reference Price so that each share of Vertex Common Stock used to satisfy any indemnity claims of the Buyer Indemnitees shall represent a dollar value equal to the Escrow Reference Price.

51

Section 8.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be.

Section 8.09 Exclusive Remedies. Subject to Section 6.06 and Section 10.11, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Party’s fraudulent, criminal or intentional misconduct.

ARTICLE IX

Termination

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	by the mutual written consent of Parent and Buyer;

52

(b)	by Buyer by written notice to Parent if:

(i)                   Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller Party pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by the applicable Seller Party within ten (10) days of Parent’s receipt of written notice of such breach from Buyer; or

(ii)                 any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2021 (the “Outside Date”) unless such failure shall be principally due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; provided, however, that if, on the Outside Date, all of the conditions set forth in Article VII other than the conditions set forth in Section 7.01(a), Section 7.01(b), or Section 7.03(i) shall have been satisfied or waived, then either Buyer or the Seller Parties shall have the right to extend the Outside Date by up to an additional ninety (90) calendar days;

(c)	by Parent by written notice to Buyer if:

(i)                   no Seller Party is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer’s receipt of written notice of such breach from Parent;

(ii)                 any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Date unless such failure shall be principally due to the failure of any Seller Party to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)           by Buyer or Parent in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(a)           as set forth in this Article IX, Section 6.05 and Article X (including, without limitation, Section 10.11) hereof; and

53

(b)           in the event that this Agreement is terminated as a result of a failure to satisfy the conditions set forth in Section 7.02(i) and Section 7.03(i) because the Vertex Stockholders shall not have provided the Vertex Energy Stockholder Approval, the Seller Parties shall pay Buyer an amount equal to all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants) incurred by Buyer in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein.

(c)           that nothing herein shall relieve any Party hereto from liability for any willful or intentional breach of or non-compliance with any provision hereof.

ARTICLE X

Miscellaneous

Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that: (i) the Seller Parties shall pay all amounts payable to Houlihan Lokey; and (ii) Parent and Buyer shall split equally all filing fees payable in connection with all required HSR Act submissions.

Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02):

If to any Seller Party:	Vertex Energy Operating, LLC 1331 Gemini Street, Suite 250

Houston, TX 77058

Facsimile: (281) 486-0217

E-mail: benc@vertexenergy.com
Attention: Benjamin P. Cowart, Chief
Executive Officer

54

with a copy to:	Ruddy Gregory PLLC

44 Cook Street, Suite 640

Denver, CO 80206

Facsimile: 303-265-9046

E-mail: jgregory@ruddylaw.com
Attention: James P. Gregory, Esq.

If to Buyer:	42 Longwater Drive P.O. Box 9149 Norwell, MA 02061-9149

Facsimile: (781) 792-5900

E-mail: weberb@cleanharbors.com and
mcdonaldm@cleanharbors.com
Attention: Brian Weber and Michael
McDonald, Esq.

with a copy to:	Davis, Malm & D’Agostine, P.C. One Boston Place, 37th Floor Boston, MA 02108

Facsimile: (617) 305-3103

E-mail: cmalm@davismalm.com and djanis@davismalm.com

Attention: C. Michael Malm, Esq. and Daniel

T. Janis, Esq.

Section 10.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (d) the singular shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Any matter or item disclosed on one section of the Disclosure Schedules shall be deemed to have been disclosed on each other section of the Disclosure Schedules to the extent it is reasonably clear on the face of such disclosure that such disclosed information is applicable thereto. The Seller Parties may include in the Disclosure Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. No disclosure on the Disclosure Schedules relating to a possible breach or violation of any Contract or Law shall be construed as an admission or indication that a breach or violation exists or has actually occurred. Any capitalized terms used in any Disclosure Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. The Seller Parties may make the following updates to the Disclosure Schedules prior to the Closing: (i) updates to inventory and equipment schedules reflecting changes to such items occurring in the ordinary course between the date of this Agreement and the Closing, to the extent not resulting in any material change, in the aggregate, to the Purchased Assets; and (ii) any other updates consented to in writing by Buyer, in Buyer’s sole and absolute discretion, it being acknowledged and agreed that, in the event that Buyer does not so consent to any such update proposed by the Seller Parties, the Disclosure Schedules shall not be updated to reflect such proposed update and shall remain in full force and effect in the form existing as of the date of this Agreement.

55

Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.06(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06 Entire Agreement. This Agreement and the other Transaction Documents (along with the Confidentiality Agreement entered into by Clean Harbors, Inc. (Buyer’s Affiliate) and Parent as of February 19, 2021) constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

56

Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of any Seller Party, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No such assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 10.08 No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE OR THE COURTS OF THE STATE OF DELAWARE LOCATED IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND AGREES TO ACCEPT SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN WHICH SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

57

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity, provided, however, that in the event that: (i) Buyer terminates this Agreement pursuant to Section 9.01(b)(ii) as a result of a breach by the Seller Parties of Section 6.03, whether such breach results from a determination by Vertex Energy’s board of directors that, in order to fulfill its fiduciary obligations, an Acquisition Proposal must be considered, or otherwise; (ii) Buyer terminates this Agreement pursuant to Section 9.01(b)(ii) as a result of the consideration of an Acquisition Proposal in compliance with Section 6.03 and the Seller Parties subsequently fail to satisfy the condition set forth in Section 7.02(i); or (iii) the Seller Parties refuse to consummate the transactions contemplated herein as a result of the determination by Vertex Energy’s board of directors described in the foregoing clause (i), then, in each such case, the Seller Parties shall pay Buyer a fee in the amount of $3,000,000 (the “Break-Fee”) less any amounts paid with respect to Section 9.02(b), which Break-Fee shall be the sole and exclusive remedy of Buyer against the Seller Parties for any loss suffered as a result of such breach or failure to consummate, and upon payment of such amount, no Seller Party shall have any further liability or obligation relating to or arising out of such breach.

58

Section 10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

59

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER PARTIES:

VERTEX ENERGY, INC.

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

VERTEX ENERGY OPERATING, LLC

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

VERTEX REFINING LA, LLC

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

VERTEX REFINING OH, LLC

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

CEDAR MARINE TERMINALS, L.P.
By:	Vertex II GP, LLC
Its: General Partner

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

H & H OIL, L.P.
By: Recovery LP, its general partner
By: Vertex II GP, LLC, its general partner
By: Vertex Energy Operating LLC, its Managing Member

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

VERTEX RECOVERY, L.P.
By: Vertex II GP, LLC, its general partner
By: Vertex Energy Operating LLC, its Managing Member

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

BUYER:

/s/ Eric W. Gerstenberg
Name: Eric W. Gerstenberg
Title: President

Annex B

PERSONAL AND CONFIDENTIAL

June 24, 2021

Board of Directors of Vertex Energy, Inc.
1331 Gemini Street, Suite 250

Houston, TX 77058

Ladies and Gentlemen:

We understand that Vertex Energy, Inc. (the “Company”), Vertex Energy Operating, LLC (“Parent”), Vertex Refining LA, LLC, (“VRLA”), Vertex Refining OH, LLC (“VROH”), Cedar Marine Terminals, L.P. (“CMT”) and H & H Oil, L.P. (“H&H” and, together with the Company, Parent, VRLA, VROH and CMT, each a “Seller Party” and, collectively, the “Seller Parties”) propose to enter into an Asset Purchase Agreement (the “Agreement”) with Safety-Kleen Systems, Inc. (the “Buyer”), a subsidiary of Clean Harbors, Inc. Pursuant to the Agreement, among other things, the Buyer would purchase from the Seller Parties certain assets relating to the Business (as defined in the Agreement) as described in the Agreement (the “Purchased Assets”), subject to certain liabilities of the Seller Parties as described in the Agreement to be assumed by the Buyer in the Transaction (the “Assumed Liabilities”), in exchange for $140,000,000, in cash (the “Consideration”), at the times and subject to the adjustments provided in the Agreement (the “Transaction”). You have requested our opinion as to whether the Consideration to be received by the Company in exchange for the Purchased Assets, subject to the Assumed Liabilities, pursuant to the Agreement is fair, from a financial point of view, to the Company. For purposes of our analyses and the opinion expressed herein, with your permission, we have evaluated the fairness to the Company of the Consideration being received by Parent and the other Seller Parties pursuant to the Agreement as though all of the Purchased Assets and Assumed Liabilities were being transferred, and all of the Consideration was being received, by the Company.

H.C. Wainwright & Co., LLC and its affiliates (collectively, "Wainwright") are engaged in strategic advisory, underwriting and agency financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Wainwright and its employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may (for their own accounts and/or the accounts of customers) at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other Seller Party, the Buyer, any of their respective affiliates, third parties, and, as applicable, portfolio companies. In the ordinary course of its business, Wainwright may also publish research reports regarding the securities of the Company or the Buyer. Wainwright may in the future provide investment banking or financial services to the Buyer or its affiliates on matters that are unrelated to the Transaction for which Wainwright would expect to receive compensation.

We have been engaged by the board of directors of the Company to evaluate the fairness to the Company, from a financial point of view, of the Consideration to be received by the Company in exchange for the Purchased Assets, subject to the Assumed Liabilities, pursuant to the Agreement, and we expect to receive fees from the Company for our services upon the delivery of this opinion, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Such fees are not contingent upon delivery of this opinion or the consummation of the Transaction. Wainwright may in the future provide financial advisory and/or underwriting services to the Seller Parties and their respective affiliates and, as applicable, portfolio companies, for which Wainwright may receive compensation. We have not received compensation from the any Seller Party or the Buyer for, or provided to any Seller Party or the Buyer, any investment banking or financial advisory services within the last two years.

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com Member: FINRA/SIPC	1

In connection with this opinion, we have reviewed, among other things: a draft of the Agreement, in the form provided to us by the Company’s management on June 21, 2021, which, for purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed by the parties thereto with respect to the Transaction; certain information, including financial forecasts for the years 2021 through 2025 furnished to us, and prepared by, the Company’s management (the “Forecasts”), relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were furnished to us by management of the Company; certain publicly available information, including, but not limited to, the Company’s recent filings with the Securities and Exchange Commission and the financial statements set forth therein; and the financial terms, to the extent publicly available, of certain acquisition and financing transactions that we deemed relevant. We have also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Company’s common stock; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate, including comparisons of the financial and operating performance of the Business with that of companies with publicly traded equity securities that we deemed relevant.

In addition, for purposes of our analyses and this opinion, we have with your permission, assumed that (i) the Purchased Assets include all of the assets or rights necessary and sufficient to achieve the Forecasts, subject to the Assumed Liabilities, in the amounts and at the times contemplated thereby and do not include any assets or rights that the Seller Parties or any of their affiliates require to own or operate any of the businesses or operations of the Seller Parties or such affiliates other than the Business (the “Retained Businesses”), as currently conducted or as contemplated by the Seller Parties and their affiliates will be conducted by the Seller Parties and their respective affiliates in the future, (ii) upon the consummation of the Transaction, neither the Seller Parties nor any of their respective affiliates will retain or otherwise be responsible for the Assumed Liabilities and (iii) the Transaction will not otherwise impair the ability of the Seller Parties and their respective affiliates to own and operate the Retained Businesses as currently conducted or as contemplated by management of the Seller Parties and their respective affiliates will be conducted in the future. For the avoidance of doubt, we express no opinion as to the Company’s proposed acquisition of a Mobile, Alabama refinery, certain real property associated therewith, and related assets, announced on May 26, 2021.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts were prepared in good faith and are reasonable and consistent with the best currently available estimates and judgments of the management of the Seller Parties. At your direction, we have assumed that the Forecasts provide a reasonable basis on which to evaluate the Business and the Transaction. Further, we were instructed by management of the Company to rely on the Forecasts and, at your direction, we used and relied upon the Forecasts for purposes of our analyses and this opinion. We express no view or opinion with respect to the Forecasts or the assumptions or estimates upon which they are based.

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com Member: FINRA/SIPC	2

We were not requested to make, and have not made, an independent evaluation, appraisal or geological or technical assessment, or any physical inspection (as applicable), of the assets and liabilities (including any contingent, derivative or other off balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation, appraisal or assessment. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business and have not confirmed whether any Seller Party has good title to its assets. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction, if any, will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis. We have also assumed, at your direction, that any adjustments to the Consideration pursuant to the Agreement or otherwise will not be material to our analyses or this opinion. Our opinion does not address the underlying decision of the Company or any other Seller Party to engage in, or of the board of directors of the Company to authorize, the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company, any Seller Party or any of their respective affiliates; nor does it address any legal, regulatory, tax or accounting matters or constitute legal, regulatory, tax or accounting advice.

This opinion addresses only the fairness, from a financial point of view, to the Company, as of the date hereof, of the Consideration to be received by the Seller Parties in exchange for the Purchased Assets, subject to the Assumed Liabilities, pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term, portion or aspect of the Agreement or Transaction, including (i) the form, structure or any other portion, term or aspect of the Transaction, (ii) any term or aspect of any other agreement, understanding, document or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction or (iii) any determination of the board of directors of the Company as to the use or distribution of the Consideration following the consummation of the Transaction. We are not expressing any opinion as to the prices at which the Company’s common stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, the other Seller Parties, or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Retained Businesses, the Company or the other Seller Parties or the ability of the Company or the Seller Parties to pay their respective obligations when they come due. Nor do we express any opinion as to the appropriate capital structure for the Company or any other Seller Parties. Our opinion does not address any actual or potential “interested party” aspects of the Transaction or any actual or potential conflicts of interest arising from the ownership by any affiliate of a Seller Party of any equity securities of the Buyer or any actions taken or to be taken by the Company, any Seller Party or the Buyer relating to any such ownership. We express no opinion and make no recommendation as to how any member of the board of directors of the Company, any stockholder of the Company or any other person should vote or act with respect to any matter relating to the Transaction or otherwise.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof or otherwise considering or commenting on circumstances, developments or events occurring or coming to our attention after the date hereof. Our services and the opinion expressed herein are provided solely for the information and assistance of the board of directors of the Company in connection with its consideration of the Transaction. This opinion has been approved by a fairness committee of Wainwright.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Seller Parties in exchange for the Purchased Assets, subject to the Assumed Liabilities, pursuant to the Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ H.C. Wainwright & Co., LLC

H.C. Wainwright & Co., LLC

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com Member: FINRA/SIPC	3

FORM OF PROXY

(SEE ATTACHED)

VERTEX ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – SEPTEMBER 28, 2021 AT 10:00 AM HOUSTON TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Vertex Energy, Inc., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of the Company, each dated on or around September 7, 2021, and hereby appoints Benjamin P. Cowart and Chris Carlson (the “Proxies”) or any one of them, with full power of substitution and authority to act in the absence of the other, each as proxies and attorneys-in-fact, to cast all votes that the undersigned is entitled to cast at, and with all powers that the undersigned would possess if personally present at, the Special Meeting of Stockholders of the Company, to be held on September 28, 2021, at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. I/we hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/VTNR
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF VERTEX ENERGY, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 3, BELOW

Proposal 1		FOR	AGAINST	ABSTAIN
	To approve the sale to Safety-Kleen Systems, Inc. (“Safety-Kleen”), pursuant to the Asset Purchase Agreement, dated as of June 29, 2021, by and between Vertex Energy, Inc., Vertex Energy Operating, LLC, Vertex Refining LA, LLC, Vertex Refining OH, LLC, Cedar Marine Terminals, L.P., and H & H Oil, L.P. (collectively, the “Seller Parties”) and Safety-Kleen (as it may be amended from time to time and including all exhibits and schedules thereto, the “Sale Agreement”), of a significant portion of the assets of the Seller Parties, on the terms, and subject to the conditions set forth in the Sale Agreement (the “Sale”), and the terms of the Sale Agreement, each as described in further detail in the Proxy Statement.	☐	☐	☐	CONTROL ID:
REQUEST ID:

Proposal 2		FOR	AGAINST	ABSTAIN
	To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of Vertex Energy, Inc.’s named executive officers prior to, or after, the consummation of the transactions contemplated by the Asset Purchase Agreement.	☐	☐	☐
Proposal 3		FOR	AGAINST	ABSTAIN
	To approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Sale.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted for Proposals 1 through 3.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)